    As filed with the Securities and Exchange Commission on January 10, 1995

                                                  Registration No.  033-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        --------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                        --------------------------------

                              NORWEST CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                           6711                  41-0449260
 (State or other jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)     Classification Code Number)   Identification No.)

                                 Norwest Center
                              Sixth and Marquette
                       Minneapolis, Minnesota  55479-1000
                                  612-667-1234
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                        --------------------------------

            Stanley S. Stroup
Executive Vice President and General Counsel               Copy to:
           Norwest Corporation                         David B. Miller
             Norwest Center                            Faegre & Benson
          Sixth and Marquette                        2200 Norwest Center
    Minneapolis, Minnesota  55479-1026             90 South Seventh Street
             612-667-8858                     Minneapolis, Minnesota  55402-3901
               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        --------------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
       Title of Securities           Amount     Proposed Maximum   Proposed Maximum     Amount of
              to Be                   to Be       Offering Price        Aggregate       Registration
            Registered              Registered      Per Share        Offering Price         Fee
-----------------------------------------------------------------------------------------------------
         Common Stock               10,545,794
(par value $1 2/3 per share) (1)      Shares           N/A            $21,971,361 (2)      $7,577
=====================================================================================================

(1) Each share of the registrant's common stock includes one preferred stock purchase right.
(2) Estimated solely for purpose of computing the registration fee, in accordance with Rule 457(f), based upon the book value, as of September 30, 1994, of all shares of common stock to be acquired by the registrant in the transaction described herein.

                        --------------------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                              NORWEST CORPORATION

                             Cross Reference Sheet
                    Pursuant to Regulation S-K, Item 501(b)


       Form S-4 Item                             Prospectus Heading
       -------------                             ------------------
1.     Forepart of Registration Statement        Outside Front Cover Page
       and Outside Front Cover Page of
       Prospectus

2.     Inside Front and Outside Back Cover       Available Information;
       Pages of Prospectus                       Incorporation of Certain
                                                 Documents by Reference;
                                                 Table of Contents

3.     Risk Factors, Ratio of Earnings to Fixed  Summary
       Charges, and Other Information

4.     Terms of the Transaction                  Summary; The Mergers

5.     Pro Forma Financial Information           *

6.     Material Contracts with the Company       The Mergers
       Being Acquired

7.     Additional Information Required for       *
       Reoffering by Persons and Parties
       Deemed to be Underwriters

8.     Interests of Named Experts and Counsel    Experts; Legal Opinion

9.     Disclosure of Commission Position on      *
       Indemnification for Securities Act
       Liabilities

10.    Information with Respect to S-3           Summary; Certain Regulatory
       Registrants                               Considerations

11.    Incorporation of Certain Information      Incorporation of Certain
       by Reference                              Documents by Reference;
                                                 Management and Additional
                                                 Information of Norwest

12.    Information with Respect to S-2 or        *
       S-3 Registrants

                              NORWEST CORPORATION

                             Cross Reference Sheet
                    Pursuant to Regulation S-K, Item 501(b)

       Form S-4 Item                             Prospectus Heading
       -------------                             ------------------
13.    Incorporation of Certain Information      *
       by Reference

14.    Information with Respect to               *
       Registrants Other Than S-2 or S-3
       Registrants

15.    Information with Respect to S-3           *
       Companies

16.    Information with Respect to               *
       S-2 or S-3 Companies

17.    Information with Respect to Companies     Summary Information--Selected
       Other Than S-2 or S-3 Companies           Financial Data; Summary
                                                 Information--Comparative
                                                 Unaudited Per Share Data;
                                                 Information About Directors
                                                 Mortgage; Information About
                                                 Directors Insurance;
                                                 Information About Stan-Shaw

18.    Information If Proxies, Consents,         Meeting Information; The
       or Authorizations Are to Be Solicited     Mergers--Rights of
                                                 Dissenting Companies
                                                 Shareholders and --Interests
                                                 of Certain Persons in the
                                                 Mergers

19.    Information If Proxies, Consents, or      *
       Authorizations Are Not to Be Solicited
       in an Exchange Offer
---------------------------
*Item is omitted because answer is negative or item is inapplicable.

                      DIRECTORS MORTGAGE LOAN CORPORATION
                               1595 Spruce Street
                          Riverside, California  92507

                          _____________________, 1995


Dear Shareholder:

          You are cordially invited to attend a Special Meeting of Shareholders of Directors Mortgage Loan Corporation ("Directors Mortgage") to be held at 1595 Spruce Street, Riverside, California 92507, on ________________, _________________, 1995 at ___:00 a.m., local time. At the Special Meeting you will be asked to consider and vote upon the Agreement and Plan of Reorganization, dated as of December 7, 1994 (the "Reorganization Agreement"), among Directors Mortgage, Directors Insurance Service, Stan-Shaw Corporation and Norwest Corporation ("Norwest"), and the related Agreement of Merger, providing for, among other things, the merger of a wholly owned subsidiary of Norwest into Directors Mortgage (the "Directors Mortgage Merger").

          Under the terms of the Reorganization Agreement, the Directors Mortgage Merger will result in the conversion of each share of Directors Mortgage Common Stock outstanding immediately prior to the time the Directors Mortgage Merger becomes effective into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Reorganization Agreement, which are described in the accompanying Proxy Statement-Prospectus for the Special Meeting.

          The enclosed Proxy Statement-Prospectus contains a more complete description of the terms of the transaction. You are urged to read the Proxy Statement-Prospectus carefully.

          The Board of Directors has approved the Reorganization Agreement as being in the best interest of the shareholders of Directors Mortgage and recommends that you vote in favor of the Reorganization Agreement and Directors Mortgage Merger. In making this recommendation, the Board of Directors has considered numerous factors including the consideration offered by Norwest and the structure of the proposed Directors Mortgage Merger, which is designed to enhance the value of the investment of the shareholders of Directors Mortgage and to be tax-free for federal income tax purposes to shareholders of Directors Mortgage receiving Norwest Common Stock.

          In order to ensure that your vote is represented at the Special Meeting, PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy.



                                 Raymond L. Crebs
                                 Chairman, President and Chief Executive Officer

                          DIRECTORS INSURANCE SERVICE
                              1595 Spruce Street
                         Riverside, California  92507

                         _______________________, 1995


Dear Shareholder:

          You are cordially invited to attend a Special Meeting of Shareholders of Directors Insurance Service ("Directors Insurance") to be held at 1595 Spruce Street, Riverside, California 92507, on __________________, ________________________, 1995, at __:00 a.m., local time. At the Special
Meeting you will be asked to consider and vote upon the Agreement and Plan of Reorganization, dated as of December 7, 1994 (the "Reorganization Agreement"), among Directors Mortgage Loan Corporation, Directors Insurance, Stan-Shaw Corporation and Norwest Corporation ("Norwest"), and the related Agreement of Merger, providing for, among other things, the merger of a wholly owned subsidiary of Norwest into Directors Insurance (the "Directors Insurance Merger").

          Under the terms of the Reorganization Agreement, the Directors Insurance Merger will result in the conversion of each share of Directors Insurance Common Stock outstanding immediately prior to the time the Directors Insurance Merger becomes effective into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Reorganization Agreement, which are described in the accompanying Proxy Statement-Prospectus for the Special Meeting.

          The enclosed Proxy Statement-Prospectus contains a more complete description of the terms of the transaction. You are urged to read the Proxy Statement-Prospectus carefully.

          The Board of Directors has approved the Reorganization Agreement as being in the best interest of the shareholders of Directors Insurance and recommends that you vote in favor of the Reorganization Agreement and Directors Insurance Merger. In making this recommendation, the Board of Directors has considered numerous factors including the consideration offered by Norwest and the structure of the proposed Directors Insurance Merger, which is designed to enhance the value of the investment of the shareholders of Directors Insurance and to be tax-free for federal income tax purposes to shareholders of Directors Insurance receiving Norwest Common Stock.

          In order to ensure that your vote is represented at the Special Meeting, PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy.



                                 Raymond L. Crebs
                                 Chairman, President and Chief Executive Officer

                             STAN-SHAW CORPORATION
                      140 East Chaparral Court, Suite 130
                           Anaheim Hills, California

                         _______________________, 1995


Dear Shareholder:

          You are cordially invited to attend a Special Meeting of Shareholders of Stan-Shaw Corporation ("Stan-Shaw") to be held at 1595 Spruce Street, Riverside, California 92507, on __________________, ________________________,
1995, at __:00 a.m., local time. At the Special Meeting you will be asked to consider and vote upon the Agreement and Plan of Reorganization, dated as of December 7, 1994 (the "Reorganization Agreement"), among Directors Mortgage Loan Corporation, Directors Insurance Service, Stan-Shaw and Norwest Corporation ("Norwest"), and the related Agreement of Merger, providing for, among other things, the merger of a wholly owned subsidiary of Norwest into Stan-Shaw (the "Stan-Shaw Merger").

          Under the terms of the Reorganization Agreement, the Stan-Shaw Merger will result in the conversion of each share of Stan-Shaw Common Stock outstanding immediately prior to the time the Stan-Shaw Merger becomes effective into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Reorganization Agreement, which are described in the accompanying Proxy Statement-Prospectus for the Special Meeting.

          The enclosed Proxy Statement-Prospectus contains a more complete description of the terms of the transaction. You are urged to read the Proxy Statement-Prospectus carefully.

          The Board of Directors has approved the Reorganization Agreement as being in the best interest of the shareholders of Stan-Shaw and recommends that you vote in favor of the Reorganization Agreement and Stan-Shaw Merger. In making this recommendation, the Board of Directors has considered numerous factors including the consideration offered by Norwest and the structure of the proposed Stan-Shaw Merger, which is designed to enhance the value of the investment of the shareholders of Stan-Shaw and to be tax-free for federal income tax purposes to shareholders of Stan-Shaw receiving Norwest Common Stock.

          In order to ensure that your vote is represented at the Special Meeting, PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy.


                                 Raymond L. Crebs
                                 Chairman, President and Chief Executive Officer

                      DIRECTORS MORTGAGE LOAN CORPORATION
                              1595 SPRUCE STREET
                         RIVERSIDE, CALIFORNIA  92507


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON ______________, 1995

TO THE SHAREHOLDERS OF DIRECTORS MORTGAGE LOAN CORPORATION

  NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the
"Special Meeting") of Directors Mortgage Loan Corporation, a California corporation ("Directors Mortgage"), will be held at 1595 Spruce Street, Riverside, California, on ________________, ____________________, 1995, at __:00
a.m., local time, for the following purposes:

       1. To consider and vote upon the Agreement and Plan of Reorganization, dated as of December 7, 1994 among Directors Mortgage, Directors Insurance Service, Stan-Shaw Corporation and Norwest Corporation, a Delaware corporation ("Norwest"), including the applicable Agreement of Merger attached thereto, a copy of which is included in the accompanying Proxy Statement-Prospectus as Appendix A, under the terms of which, among other things, a wholly owned subsidiary of Norwest would be merged with Directors Mortgage (the "Directors Mortgage Merger"), with Directors Mortgage as the surviving corporation, and each outstanding share of Series A Voting common stock, no par value, of Directors Mortgage and each outstanding share of Series B Nonvoting common stock, no par value, of Directors Mortgage (collectively, the "Directors Mortgage Common Stock") would be converted into a number of shares of common stock, par value $1 2/3 per share, of Norwest determined in accordance with the provisions of the Agreement and Plan of Reorganization; and to authorize such further action by the Board of Directors and officers of Directors Mortgage as may be necessary or appropriate to carry out the intent and purposes of the Directors Mortgage Merger.

       2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

  Only shareholders of record on the books of Directors Mortgage at the close of business on ___________________, 1995, will be entitled to vote at the Special Meeting or any adjournments thereof.

  If the Directors Mortgage Merger is consummated, holders of Directors Mortgage Common Stock who comply with the requirements of Chapter 13 of the California General Corporation Law ("Chapter 13") may have the right to receive from Directors Mortgage a cash payment of the fair market value of their shares determined in accordance with Chapter 13. See "THE MERGERS--Rights of Dissenting Companies Shareholders" in the attached Proxy Statement-Prospectus for a discussion of the availability of dissenters' rights and a description of the procedures which must be followed to perfect such rights under Chapter 13, a copy of which is included as Appendix B hereto and incorporated herein by this reference.

  Your attention is directed to the Proxy Statement-Prospectus accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                                           By Order of the Board of Directors



                                           Gerald E. Horton
                                           Secretary

______________________, 1995

HOLDERS OF DIRECTORS MORTGAGE COMMON STOCK ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE PROXY STATEMENT-PROSPECTUS.

                          DIRECTORS INSURANCE SERVICE
                              1595 SPRUCE STREET
                         RIVERSIDE, CALIFORNIA  92507


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON ______________, 1995

TO THE SHAREHOLDERS OF DIRECTORS INSURANCE SERVICE

          NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of Directors Insurance Service, a California corporation ("Directors Insurance"), will be held at 1595 Spruce Street, Riverside, California, on ________________, ____________________, 1995, at __:00 a.m.,
local time, for the following purposes:

          1. TO CONSIDER AND VOTE UPON THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF DECEMBER 7, 1994 AMONG DIRECTORS MORTGAGE LOAN CORPORATION, DIRECTORS INSURANCE, STAN-SHAW CORPORATION AND NORWEST CORPORATION, A DELAWARE CORPORATION ("NORWEST"), INCLUDING THE APPLICABLE AGREEMENT OF MERGER ATTACHED THERETO, A COPY OF WHICH IS INCLUDED IN THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS AS APPENDIX A, UNDER THE TERMS OF WHICH, AMONG OTHER THINGS, A WHOLLY OWNED SUBSIDIARY OF NORWEST WOULD BE MERGED WITH DIRECTORS INSURANCE (THE "DIRECTORS INSURANCE MERGER"), WITH DIRECTORS INSURANCE AS THE SURVIVING CORPORATION, AND EACH OUTSTANDING SHARE OF COMMON STOCK, NO PAR VALUE, OF DIRECTORS INSURANCE (THE "DIRECTORS INSURANCE COMMON STOCK") WOULD BE CONVERTED INTO A NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $1 2/3 PER SHARE, OF NORWEST DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT AND PLAN OF REORGANIZATION; AND TO AUTHORIZE SUCH FURTHER ACTION BY THE BOARD OF DIRECTORS AND OFFICERS OF DIRECTORS INSURANCE AS MAY BE NECESSARY OR APPROPRIATE TO CARRY OUT THE INTENT AND PURPOSES OF THE DIRECTORS INSURANCE MERGER.

          2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

          Only shareholders of record on the books of Directors Insurance at the close of business on ___________________, 1995, will be entitled to vote at the Special Meeting or any adjournments thereof.

          If the Directors Insurance Merger is consummated, holders of Directors Insurance Common Stock who comply with the requirements of Chapter 13 of the California General Corporation Law ("Chapter 13") may have the right to receive from Directors Insurance a cash payment of the fair market value of their shares determined in accordance with Chapter 13. See "THE MERGERS--Rights of Dissenting Companies Shareholders" in the attached Proxy Statement-Prospectus for a discussion of the availability of dissenters' rights and a description of the procedures which must be followed to perfect such rights under Chapter 13, a copy of which is included as Appendix B hereto and incorporated herein by this reference.

          Your attention is directed to the Proxy Statement-Prospectus accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                          By Order of the Board of Directors


                          Gerald E. Horton
                          Secretary

______________________, 1995

HOLDERS OF DIRECTORS INSURANCE COMMON STOCK ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE PROXY STATEMENT-PROSPECTUS.

                             STAN-SHAW CORPORATION
                      140 EAST CHAPARRAL COURT, SUITE 130
                           ANAHEIM HILLS, CALIFORNIA


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON ______________, 1995

TO THE SHAREHOLDERS OF STAN-SHAW CORPORATION

          NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of Stan-Shaw Corporation, a California corporation ("Stan-Shaw"), will be held at 1595 Spruce Street, Riverside, California, on ___________________________________, ____________________, 1995, at __:00 a.m.,
local time, for the following purposes:

          1. TO CONSIDER AND VOTE UPON THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF DECEMBER 7, 1994 AMONG DIRECTORS MORTGAGE LOAN CORPORATION, DIRECTORS INSURANCE SERVICE, STAN-SHAW AND NORWEST CORPORATION, A DELAWARE CORPORATION ("NORWEST"), INCLUDING THE APPLICABLE AGREEMENT OF MERGER ATTACHED THERETO, A COPY OF WHICH IS INCLUDED IN THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS AS APPENDIX A, UNDER THE TERMS OF WHICH, AMONG OTHER THINGS, A WHOLLY OWNED SUBSIDIARY OF NORWEST WOULD BE MERGED WITH STAN-SHAW (THE "STAN-SHAW MERGER"), WITH STAN-SHAW AS THE SURVIVING CORPORATION, AND EACH OUTSTANDING SHARE OF COMMON STOCK, $10.00 PAR VALUE, OF STAN-SHAW ("STAN-SHAW COMMON STOCK") WOULD BE CONVERTED INTO A NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $1 2/3 PER SHARE, OF NORWEST DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT AND PLAN OF REORGANIZATION; AND TO AUTHORIZE SUCH FURTHER ACTION BY THE BOARD OF DIRECTORS AND OFFICERS OF STAN-SHAW AS MAY BE NECESSARY OR APPROPRIATE TO CARRY OUT THE INTENT AND PURPOSES OF THE STAN-SHAW MERGER.

          2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

          Only shareholders of record on the books of Stan-Shaw at the close of business on ___________________, 1995, will be entitled to vote at the Special Meeting or any adjournments thereof.

          If the Stan-Shaw Merger is consummated, holders of Stan-Shaw Common Stock who comply with the requirements of Chapter 13 of the California General Corporation Law ("Chapter 13") may have the right to receive from Stan-Shaw a cash payment of the fair market value of their shares determined in accordance with Chapter 13. See "THE MERGERS--Rights of Dissenting Companies Shareholders" in the attached Proxy Statement-Prospectus for a discussion of the availability of dissenters' rights and a description of the procedures which must be followed to perfect such rights under Chapter 13, a copy of which is included as Appendix B hereto and incorporated herein by this reference.

          Your attention is directed to the Proxy Statement-Prospectus accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                           By Order of the Board of Directors


                           Gerald E. Horton
                           Secretary

______________________, 1995

HOLDERS OF STAN-SHAW COMMON STOCK ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE PROXY STATEMENT-PROSPECTUS.

                                PROXY STATEMENT
                                       OF
                      DIRECTORS MORTGAGE LOAN CORPORATION
                          DIRECTORS INSURANCE SERVICE
                             STAN-SHAW CORPORATION
                      FOR SPECIAL MEETINGS OF SHAREHOLDERS
                      TO BE HELD ON _______________, 1995
                                  -----------

                                   PROSPECTUS
                                       OF
                              NORWEST CORPORATION

                                  COMMON STOCK


    This Prospectus of Norwest Corporation ("Norwest") relates to up to 10,545,794 shares of the common stock, par value $1 2/3 per share, of Norwest ("Norwest Common Stock") issuable to the shareholders of Directors Mortgage Loan Corporation ("Directors Mortgage"), Directors Insurance Service ("Directors Insurance") and Stan-Shaw Corporation ("Stan-Shaw", and together with Directors Mortgage and Directors Insurance, sometimes hereinafter referred to collectively as the "Companies") upon consummation of the mergers of wholly owned subsidiaries of Norwest with each of the Companies (collectively, the "Mergers" and individually, a "Merger"), pursuant to the Agreement and Plan of Reorganization among the Companies and Norwest, dated as of December 7, 1994 (the "Reorganization Agreement") and the Agreements of Merger attached thereto (collectively, the "Merger Agreements" and individually, a "Merger Agreement"). The Reorganization Agreement, together with the Merger Agreements, is set forth in Appendix A to this Proxy Statement-Prospectus and is incorporated by reference herein.

    This Prospectus also serves as the Proxy Statement of each of the Companies for a special meeting of shareholders of each of the Companies to be held on ____________, 1995 (the "Special Meetings").

    Upon consummation of the Mergers, each outstanding share of common stock of each of the Companies ("Companies Common Stock"), except shares with respect to which statutory dissenters' rights have been exercised and not forfeited, will be converted into a number of shares of Norwest Common Stock determined in accordance with the terms of the Reorganization Agreement. For a more complete description of the Reorganization Agreement and the terms of the Mergers, see "THE MERGERS."

    This Proxy Statement-Prospectus and the applicable form of proxy are first being mailed to shareholders of each of the Companies on or about
_______________, 1995.
                                   ---------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROXY STATEMENT-PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------

       The date of this Proxy Statement-Prospectus is ___________, 1995.

                             AVAILABLE INFORMATION

    Norwest is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, Norwest files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission").

    Reports, proxy statements, and other information concerning Norwest can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements, and other information filed by Norwest with the New York Stock Exchange and the Chicago Stock Exchange may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005 and at the offices of the Chicago Stock Exchange at One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

    This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and exhibits thereto (the "Registration Statement") covering the securities offered hereby that Norwest has filed with the Commission. Certain portions of the Registration Statement have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to such omitted portions for further information with respect to Norwest and the securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    THIS PROXY STATEMENT-PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO NORWEST, EXCLUDING EXHIBITS, UNLESS SPECIFICALLY INCORPORATED THEREIN, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO LAUREL A. HOLSCHUH, SECRETARY, NORWEST CORPORATION, NORWEST CENTER, SIXTH AND MARQUETTE, MINNEAPOLIS, MINNESOTA 55479-1026, TELEPHONE (612) 667-8655. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _______________, 1995.

    The following documents filed by Norwest with the Commission are incorporated by reference in, and made a part of, this Proxy Statement-
Prospectus: (i) Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A dated May 13, 1994; (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994; and (iii) Current Reports on Form 8-K dated February 15, 1994, July 21, 1994, November 1, 1994, November 15, 1994 and January 9, 1995.

    All documents filed by Norwest with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meetings shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

                               TABLE OF CONTENTS



AVAILABLE INFORMATION...............................................  1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................  2

SUMMARY.............................................................  6

 The Companies......................................................  6
 Terms of the Mergers...............................................  7
 The Special Meetings and Vote Required.............................  8
 Reasons for the Mergers............................................  9
 Recommendation of the Boards of Directors of the Companies.........  10
 Effective Date and Time of the Mergers.............................  10
 Conditions and Termination.........................................  10
 Accounting Treatment...............................................  10
 Regulatory Approvals...............................................  10
 Management and Operations after the Mergers........................  11
 Interests of Certain Persons in the Mergers........................  11
 Dissenters' Rights.................................................  11
 Certain Federal Income Tax Consequences............................  11
 Markets and Market Prices..........................................  11
 Certain Differences in Rights of Shareholders......................  12
 Comparative Unaudited Per Share Data...............................  12
 Selected Financial Data............................................  15

MEETING INFORMATION.................................................  21

 General............................................................  21
 Date, Place and Time...............................................  21
 Record Date; Vote Required.........................................  21
 Principal Shareholders and Security Ownership of Management of the
  Companies.........................................................  23
 Voting and Revocation of Proxies...................................  25
 Solicitation of Proxies............................................  26

THE MERGERS.........................................................  27

 Background of and Reasons for the Mergers..........................  27
 Terms of the Mergers...............................................  28
 Effective Date and Time of the Mergers.............................  29
 Surrender of Certificates..........................................  29
 Conditions to the Mergers..........................................  30
 Regulatory Approvals...............................................  31
 Business Pending the Mergers.......................................  32
 Waiver, Amendment, and Termination.................................  33
 Management and Operations after the Mergers........................  33
 Interests of Certain Persons in the Mergers........................  33

 Certain Differences in Rights of Shareholders......................  34
 Rights of Dissenting Companies Shareholders........................  43
 Certain Federal Income Tax Consequences............................  45
 Resale of Norwest Common Stock.....................................  46
 Dividend Reinvestment and Optional Cash Payment Plan...............  47
 Accounting Treatment...............................................  47
 Expenses...........................................................  47

INFORMATION ABOUT DIRECTORS MORTGAGE................................  48

 General............................................................  48
 Mortgage Banking Operations........................................  48
 Competition........................................................  50
 Environmental Matters..............................................  51
 Employees..........................................................  51
 Market Prices and Dividends........................................  51
 Management's Discussion and Analysis of Financial Condition and
  Results of Operations.............................................  51

INFORMATION ABOUT DIRECTORS INSURANCE...............................  62

 Business and Property..............................................  62
 Market Prices and Dividends........................................  62
 Management's Discussion and Analysis of Financial Condition and
  Results of Operations.............................................  62

INFORMATION ABOUT STAN-SHAW.........................................  64

 Business and Property..............................................  64
 Market Prices and Dividends........................................  65
 Management's Discussion and Analysis of Financial Condition and
  Results of Operations.............................................  65

CERTAIN REGULATORY CONSIDERATIONS...................................  68

 General............................................................  68
 Dividend Restrictions..............................................  68
 Holding Company Structure..........................................  68
 Capital Requirements...............................................  69
 Federal Deposit Insurance Corporation Improvement Act of 1991......  70
 FDIC Insurance.....................................................  71

EXPERTS.............................................................  72

LEGAL OPINION.......................................................  72

MANAGEMENT AND ADDITIONAL INFORMATION...............................  72

INDEX TO FINANCIAL STATEMENTS OF THE COMPANIES......................  F-1

APPENDIX A  AGREEMENT AND PLAN OF REORGANIZATION, AND AGREEMENTS OF MERGER

APPENDIX B  CALIFORNIA GENERAL CORPORATION LAW, CHAPTER 13

                                  -----------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE NORWEST COMMON STOCK OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORWEST OR ANY OF THE COMPANIES SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

                                    SUMMARY

    The following summary is not intended to be complete and is qualified in all respects by the more detailed information included in this Proxy Statement-Prospectus, the Appendices hereto, and the documents incorporated by reference herein. As used in this Proxy Statement-Prospectus, the terms "Norwest", "Directors Mortgage", "Directors Insurance", "Stan-Shaw" and the "Companies" refer to such entities, respectively, and where the context requires, such entities and their respective subsidiaries. All information concerning Norwest included in this Proxy Statement-Prospectus has been furnished by Norwest, and all information concerning Directors Mortgage, Directors Insurance and Stan-Shaw included in this Proxy Statement-Prospectus has been furnished by Directors Mortgage, Directors Insurance and Stan-Shaw, respectively, to Norwest for incorporation herein.

THE COMPANIES

    NORWEST CORPORATION

    Norwest Corporation is a regional bank holding company which was organized under the laws of Delaware in 1929 and is registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). As a diversified financial services organization, Norwest operates through subsidiaries engaged in banking and in related businesses. Norwest provides retail, commercial, and corporate banking services to its customers through banks located in Arizona, Colorado, Illinois, Indiana, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Ohio, South Dakota, Texas, Wisconsin, and Wyoming. Norwest provides additional financial services to its customers through subsidiaries engaged in various businesses, principally mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance, computer and data processing services, trust services, and venture capital investments.

    At September 30, 1994, Norwest had consolidated total assets of $56.6 billion, total deposits of $34.7 billion, and total stockholders' equity of $3.8 billion. Based on total assets at September 30, 1994, Norwest was the 13th largest commercial banking organization in the United States.

    Norwest regularly explores opportunities for acquisitions of financial institutions and related businesses. In connection with many of its completed acquisitions, Norwest has issued its Common Stock to the shareholders of the acquired entity and can be expected to continue to do so in the future. Generally, management of Norwest does not make any public announcement about a potential acquisition until a definitive agreement has been signed. Norwest has entered into definitive agreements for the acquisition of various entities, including the Companies, having aggregate total assets at September 30, 1994, of approximately $5.1 billion. Certain of these acquisitions were completed subsequent to September 30, 1994, and the others remain subject to regulatory approval and are expected to be completed before the end of the second quarter of 1995. None of these acquisitions is significant to the financial statements of Norwest, either individually or in the aggregate.

    Norwest's principal executive offices are located at Norwest Center, Sixth and Marquette, in Minneapolis, Minnesota, and its telephone number is 612-667-1234.

    Additional information concerning Norwest is included in the Norwest documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    DIRECTORS MORTGAGE LOAN CORPORATION

    Directors Mortgage is a California corporation which was organized in 1964. Directors Mortgage conducts mortgage banking operations consisting primarily of the origination, sale and servicing of residential single-family, first mortgage loans and the retention, purchase and sale of servicing rights associated with such mortgage loans. In 1993, Directors Mortgage was, based on dollar amount of originations, the fifteenth largest residential mortgage lender in the United States and the fifth largest originator of residential single-family, first mortgage loans in California. Directors Mortgage originated $4.7 billion of mortgage loans during the nine months ended September 30, 1994, $10.5 billion of mortgage loans in 1993 and $7.7 billion of mortgage loans in 1992. As of September 30, 1994, Directors Mortgage operated 121 branch offices and 29 satellite offices in 25 states. See "INFORMATION ABOUT DIRECTORS MORTGAGE -- Mortgage Banking Operations."

    DIRECTORS INSURANCE SERVICE

    Directors Insurance is a California corporation which was organized in 1985 to provide a full line of home mortgage insurance products, including mortgage, life, flood and earthquake insurance, primarily to customers of Directors Mortgage and, to a lesser extent, non-affiliated persons. During the nine months ended September 30, 1994, and the year ended December 31, 1993, approximately 97% and 95%, respectively, of Directors Insurance's total revenues were derived from sales of insurance products to persons obtaining mortgage loans from Directors Mortgage. At September 30, 1994, Directors Insurance had total assets of $1,217,000 and stockholders' equity of $953,000. The principal executive offices of Directors Insurance are located at 1595 Spruce Street, Riverside, California. See "INFORMATION ABOUT DIRECTORS INSURANCE -- Business and Property".

    STAN-SHAW CORPORATION

    Stan-Shaw is a California corporation which was incorporated in 1958. Stan-Shaw acts as a trustee under deeds of trust, preparing and filing notices of default, reconveyances and related documents, primarily for Directors Mortgage and, to a lesser extent, non-affiliated persons. At September 30, 1994, Stan-Shaw had total assets of $609,000 and stockholders' equity of $434,000. The principal executive offices of Stan-Shaw are located at 140 East Chaparral Court, Suite 130, Anaheim Hills, California. See "INFORMATION ABOUT STAN-SHAW -- Business and Property."

TERMS OF THE MERGERS

    The Reorganization Agreement provides for the merger of a wholly owned subsidiary of Norwest with Directors Mortgage (the "Directors Mortgage Merger"), the merger of a wholly owned subsidiary of Norwest with Directors Insurance (the "Directors Insurance Merger") and the merger of a wholly owned subsidiary of Norwest with Stan-Shaw (the "Stan-Shaw Merger", and together with the Directors Mortgage Merger and the Directors Insurance Merger, sometimes hereinafter collectively referred to as the "Mergers" and individually as a "Merger"). Upon consummation of the Mergers, the outstanding shares of Companies Common Stock (other than shares as to which statutory dissenters' rights have been exercised and not forfeited) will be converted into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Reorganization Agreement.
As provided in the Reorganization Agreement, the exact number of shares of Norwest Common Stock into which each share of Common Stock of Directors Mortgage ("Directors Mortgage Common Stock") will be converted will be determined by dividing 10,355,386 by the number of shares of Directors Mortgage Common Stock outstanding immediately prior to the Directors Mortgage Merger, the exact number of shares of Norwest Common Stock into which each share of Common Stock of Directors Insurance ("Directors Insurance Common Stock") will be converted will be determined by dividing 116,636 by the number of shares of Directors Insurance Common Stock outstanding immediately prior to the Directors Insurance Merger, and the exact number of shares of Norwest

Common Stock into which each share of Common Stock of Stan-Shaw ("Stan-Shaw Common Stock") will be converted will be determined by dividing 73,772 by the number of shares of Stan-Shaw Common Stock outstanding immediately prior to the Stan-Shaw Merger. See "THE MERGERS--Terms of the Mergers."

THE SPECIAL MEETINGS AND VOTE REQUIRED

    THE SPECIAL MEETINGS

    The Board of Directors of Directors Mortgage, Directors Insurance and Stan-Shaw have furnished this Proxy Statement-Prospectus in connection with the solicitation of proxies by the Board of Directors of Directors Mortgage, Directors Insurance and Stan-Shaw for use at the Special Meetings to be held on ______________________, 1995 and any adjournments thereof, to consider and take action upon proposals to approve the Reorganization Agreement and the Merger Agreements and any such other business as may properly come before the Special Meetings or any adjournments thereof.

    This Proxy Statement-Prospectus, the applicable Notice of Special Meeting, and the applicable form of proxy are being mailed to shareholders of Directors Mortgage, Directors Insurance and Stan-Shaw on or about ________________-, 1995. See "MEETING INFORMATION--General."

    VOTE REQUIRED

    The Board of Directors of Directors Mortgage has fixed the close of business on _________, 1995 as the record date for the determination of shareholders of Directors Mortgage entitled to receive notice of and to vote at the Directors Mortgage Special Meeting. On the record date, there were 1,083,795 shares of Directors Mortgage Common Stock outstanding. Each share of Directors Mortgage Common Stock outstanding on the record date is entitled to one vote. Approval of the Reorganization Agreement and the applicable Merger Agreement requires the affirmative vote of the holders of the majority of the outstanding shares of Directors Mortgage Common Stock. As of the record date, the Marital Trust of the A. Gary Anderson Living Trust dated October 7, 1987 (the "A. Gary Anderson Trust") owned of record 622,128 shares, or 57.4%, of the Directors Mortgage

Common Stock. The trustee of the A. Gary Anderson Trust has contractually agreed with Norwest to vote the shares of Directors Mortgage Common Stock owned by the A. Gary Anderson Trust in favor of the Directors Mortgage Merger.

    The Board of Directors of Directors Insurance has fixed the close of business on ___________, 1995 as the record date for the determination of shareholders of Directors Insurance entitled to receive notice of and to vote at the Directors Insurance Special Meeting. On the record date, there were 100 shares of Directors Insurance Common Stock outstanding. Each share of Directors Insurance Common Stock outstanding on the record date is entitled to one vote. Approval of the Reorganization Agreement and the applicable Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the Directors Insurance Common Stock. As of the record date, the Erik Kjell Anderson Qualified Subchapter S Trust dated July 22, 1994 (the "Erik Anderson Trust") and the Erin Jette Lastinger Qualified Subchapter S Trust dated July 22, 1994 (the "Erin Lastinger Trust") each owned of record 50 shares, or 50%, of the Directors Insurance Common Stock. The trustee of the Erik Anderson Trust and the trustee of the Erin Anderson Trust have each contractually agreed with Norwest to vote the shares of Directors Insurance Common Stock owned by the Erik Anderson Trust and the Erin Lastinger Trust in favor of the Directors Insurance Merger.

    The Board of Directors of Stan-Shaw has fixed the close of business on __________________, 1995 as the record date for the determination of shareholders of Stan-Shaw entitled to receive notice of and to vote at the Stan-Shaw Special Meeting. On the record date, there were 1,420 shares of Stan-Shaw Common Stock outstanding. Each share of Stan-Shaw Common Stock outstanding on the record date is entitled to one vote. Approval of the Reorganization Agreement and the applicable Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Stan-Shaw Common Stock. As of the record date, the Erik Anderson Trust and the Erin Lastinger Trust each owned of record 710 shares, or 50%, of the Stan-Shaw Common Stock. The trustee of the Erik Anderson Trust and the trustee of the Erin Lastinger Trust have each contractually agreed with Norwest to vote the shares of Stan-Shaw Common Stock owned by the Erik Anderson Trust and the Erin Lastinger Trust in favor of the Stan-Shaw Merger. See "MEETING INFORMATION--Record Date; Vote Required."

REASONS FOR THE MERGERS

    Management of the Companies believes that, as a result of the Mergers, shareholders of the Companies will achieve liquidity in their investment and that the ability of the Companies to vigorously compete in a consolidating market will be enhanced. Shareholders of the Companies will own stock which is actively traded on the New York Stock Exchange ("NYSE") and the Chicago Stock Exchange ("CHX") and will become shareholders of an entity which has overall more diverse operations than the Companies. Management of the Companies believes that the Companies and their customers will benefit from the strong capital base, financial strength and services which Norwest can bring to the Companies. See "THE MERGERS--Background of and Reasons for the Mergers."

RECOMMENDATION OF THE BOARDS OF DIRECTORS OF THE COMPANIES

    THE BOARD OF DIRECTORS OF EACH OF DIRECTORS MORTGAGE, DIRECTORS INSURANCE AND STAN-SHAW UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF DIRECTORS MORTGAGE, DIRECTORS INSURANCE AND STAN-SHAW VOTE FOR THE MERGERS. For information concerning the interests of certain members of the Companies' Board of Directors and management in the Mergers, see "THE MERGERS--Interests of Certain Persons in the Mergers."

EFFECTIVE DATE AND TIME OF THE MERGERS

    Subject to the terms and conditions of the Reorganization Agreement, each of the Mergers will be effective when all required documents are filed with the Secretary of State of the State of California in accordance with the California General Corporation Law (the "Effective Time of the Mergers"). See "THE MERGERS--Effective Date and Time of the Mergers" and "THE MERGERS--Conditions to the Mergers."

CONDITIONS AND TERMINATION

    The respective obligations of Norwest and each of the Companies to consummate the Mergers are subject to certain conditions, including the receipt of regulatory approvals, approval of the Reorganization Agreement and the applicable Merger Agreement by the shareholders of each of the Companies, receipt by the Companies of certain tax opinions, and certain other conditions customary in transactions of this nature. See "THE MERGERS--Conditions to the Mergers" and "THE MERGERS--Regulatory Approvals."

    The Reorganization Agreement may be terminated at any time prior to the Effective Time of the Mergers, whether prior to or after approval by the shareholders of the Companies, by either Norwest or Directors Mortgage under specified conditions, including if the Mergers shall not have been consummated by May 31, 1995, unless such failure of consummation shall be due to the failure of the party seeking termination to perform its respective covenants and agreements under the Reorganization Agreement. See "THE MERGERS--Waiver, Amendment, and Termination."

ACCOUNTING TREATMENT

    It is intended that the Mergers will be accounted for as a "pooling-of-interests" of Norwest and the Companies under generally accepted accounting principles. See "THE MERGERS--Accounting Treatment."

REGULATORY APPROVALS

    The Mergers are subject to the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Norwest intends to file the required notification with the Federal Reserve Board on January 13, 1995. See "THE MERGERS--Regulatory Approvals."

MANAGEMENT AND OPERATIONS AFTER THE MERGERS

    Following the Mergers, Norwest intends to continue to operate the current businesses of the Companies as wholly owned subsidiaries of Norwest. Norwest intends to operate in the Companies' present markets and to provide products and services substantially similar to those currently provided by the Companies.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    Certain officers and directors of the Companies have direct and indirect interests in the consummation of the Mergers separate from their interests as holders of Companies Common Stock. See "THE MERGERS--Interests of Certain Persons in the Mergers."

DISSENTERS' RIGHTS

    Pursuant to the California General Corporation Law, dissenting shareholders who comply with the requisite statutory procedures will be entitled to receive a cash payment of the fair market value of their shares. The value so determined could be more than, the same as, or less than the value of the consideration to be received by shareholders of the Companies, pursuant to the Reorganization Agreement, who do not dissent. See "THE MERGERS--Rights of Dissenting Companies Shareholders."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Mergers are designed so that no gain or loss (other than with respect to cash received in lieu of fractional shares or in satisfaction of dissenters' rights) will be recognized to shareholders of the Companies upon the exchange of their Companies Common Stock for Norwest Common Stock. The opinion of Manatt, Phelps & Phillips, counsel for the Companies, with respect to the Mergers qualifying as "tax-free" reorganizations for federal income tax purposes, will be provided to the Companies. See "THE MERGERS--Certain Federal Income Tax Considerations". HOWEVER, THE FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE MERGERS MAY BE DIFFERENT TO PARTICULAR TYPES OF SHAREHOLDERS, OR IN LIGHT OF THE SHAREHOLDERS' PERSONAL INVESTMENT CIRCUMSTANCES. ACCORDINGLY, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM IN CONNECTION WITH THE MERGERS UNDER FEDERAL, STATE, LOCAL, AND ANY OTHER APPLICABLE TAX LAWS.

MARKETS AND MARKET PRICES

  Norwest Common Stock is listed on the NYSE and the CHX. On December 7, 1994, the last trading day preceding public announcement of the proposed Mergers, the closing price per share of Norwest Common Stock was $22.50 and on _______________, 1994, the price was $____. There is no public market for Companies Common Stock. Shareholders of the Companies are advised to obtain current market quotations for Norwest Common Stock. The market price for Norwest Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Effective Time of the Mergers, which may be a substantial period. As a result, the market value of the Norwest Common Stock that shareholders of the Companies ultimately receive in the Mergers could be more or less than its market value on the date of this Proxy Statement-Prospectus. No assurance can be given concerning the market price of Norwest Common Stock before or after the Effective Time of the Mergers.

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

  Upon consummation of the Mergers, shareholders of the Companies will become stockholders of Norwest. As a result, such shareholders' rights will change significantly. See "THE MERGERS--Certain Differences in Rights of Shareholders."

COMPARATIVE UNAUDITED PER SHARE DATA

  The following table presents selected comparative unaudited per share data for Norwest Common Stock on a historical and pro forma combined basis and for Directors Mortgage Common Stock, Directors Insurance Common Stock and Stan-Shaw Common Stock on a historical and a pro forma equivalent basis giving effect to the Mergers using the pooling-of-interests method of accounting. For a description of the pooling-of-interests method of accounting with respect to the Mergers and the related effects on the historical financial statements of Norwest, see "THE MERGERS--Accounting Treatment." This information is derived from the consolidated historical financial statements of Norwest, including the related notes thereto, incorporated by reference into this Proxy Statement-Prospectus, and the historical financial statements of each of the Companies, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus. This information should be read in conjunction with such historical financial statements and the related notes thereto. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INDEX TO FINANCIAL STATEMENTS OF THE COMPANIES."

  This data is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Mergers been consummated prior to the periods indicated.

                      COMPARATIVE UNAUDITED PER SHARE DATA

                                      NORWEST           DIRECTORS MORTGAGE     DIRECTORS INSURANCE          STAN-SHAW
                                   COMMON STOCK            COMMON STOCK            COMMON STOCK            COMMON STOCK
                               ---------------------  ----------------------  ----------------------  ----------------------
                                           PRO FORMA               PRO FORMA               PRO FORMA               PRO FORMA
                               HISTORICAL   COMBINED  HISTORICAL  EQUIVALENT  HISTORICAL  EQUIVALENT  HISTORICAL  EQUIVALENT
                               ----------  ---------  ----------  ----------  ----------  ----------  ----------  ----------
BOOK VALUE(1):

  September 30, 1994 .....         $11.13     $10.83     $ 18.99     $103.52  $ 9,528.21  $12,636.81    $ 305.49     $562.87
  December 31, 1993 ......          11.00      10.76       60.60      172.13    5,795.70   12,553.67      149.67      559.17

DIVIDENDS DECLARED(2):

  Nine Months Ended
    September 30, 1994 ...          0.555      0.555          --       5.303   3,180.000     647.330     133.099      28.833

  Year Ended
    December 31, 1993 ....          0.640      0.640      34.829      10.235    8500.000     746.470     240.845      33.249
    December 31, 1992 ....          0.540      0.540      40.483       8.636    5300.000     629.834     148.592      28.054
    December 31, 1991 ....          0.470      0.470       9.931       7.517    2330.000     548.189       7.042      24.417

NET INCOME(3):

  Nine Months Ended
    September 30, 1994 ...           1.78       1.73        0.29       16.53     6912.51     2018.31      288.92       89.90

  Year Ended
    December 31, 1993 ....           1.86       1.91       55.69       30.53     9775.21     2226.83      293.42       99.19
    December 31, 1992 ....           1.19       1.25       49.51       19.93     5255.81     1453.83      199.91       64.76
    December 31, 1991 ....           1.32       1.32       18.91       21.08     3687.51     1537.63       18.77       68.49

(1) The pro forma combined book values per share of Norwest Common Stock are based upon the historical total common equity for Norwest, Directors Mortgage , Directors Insurance, and Stan-Shaw divided by total pro forma common shares of the combined entities assuming (i) conversion of the outstanding Directors Mortgage Common Stock at a merger conversion factor of 9.555 and 15.993 at September 30, 1994 and December 31, 1993, respectively, (ii) conversion of the outstanding Directors Insurance Common Stock at a merger conversion factor of 1,166.360, and (iii) conversion of the outstanding Stan-Shaw Common Stock at a merger conversion factor of 51.952. The pro forma equivalent book values per share of Directors Mortgage Common Stock, Directors Insurance Common Stock, and Stan-Shaw Common Stock represent the pro forma combined amounts multiplied by the respective assumed merger conversion factors. The assumed conversion factors used in this table, which are based on an assumed aggregate number of shares of Norwest Common Stock to be issued in the Mergers of 10,545,794, would result in the issuance of 10,355,386 shares of Norwest Common Stock upon conversion of all outstanding shares of Directors Mortgage Common Stock in connection with the Directors Mortgage Merger, of 116,636 shares upon conversion of all outstanding shares of Directors Insurance Common Stock in connection with the Directors Insurance Merger, and 73,772 shares upon conversion of all outstanding shares of Stan-Shaw Common Stock in connection with the Stan-Shaw Merger. See "THE
 MERGERS -- Terms of the Mergers."

(2) Assumes no changes in cash dividends per share. The pro forma equivalent dividends per share of Directors Mortgage Common Stock, per share of Directors Insurance Common Stock and per share of Stan-Shaw Common Stock represent cash dividends declared per share of Norwest Common Stock multiplied by 9.555 at September 30, 1994 and 15.993 at December 31, 1993, 1992, and 1991 for Directors Mortgage, 1,166.360 for Directors Insurance and 51.952 for Stan-Shaw.

(3) The pro forma combined net income per share (based on fully diluted net income and weighted average shares outstanding) is based upon the combined historical net income for Norwest and Directors Mortgage, Directors Insurance and Stan-Shaw divided by the average pro forma common shares of the combined entities. The pro forma equivalent net income per share of Directors Mortgage Common Stock, Directors Insurance Common Stock and Stan-Shaw Common Stock represents the pro forma combined net income per share multiplied by 9.555 at September 30, 1994 and 15.993 at December 31, 1993, 1992, and 1991 for Directors Mortgage, 1,166.360 for Directors Insurance and 51.952 for Stan-Shaw.

SELECTED FINANCIAL DATA

  The following table sets forth certain selected historical consolidated financial information for Norwest and Directors Mortgage, Directors Insurance and Stan-Shaw. The income statement and balance sheet data included in the selected financial data for the five years ended December 31, 1993 are derived from audited consolidated financial statements of Norwest and the audited financial statements of Directors Mortgage, Directors Insurance and Stan-Shaw for such five-year period. The selected financial data for the nine-month periods ended September 30, 1994 and 1993 are derived from the unaudited historical financial statements of Norwest, Directors Mortgage, Directors Insurance and Stan-Shaw. All financial information derived from unaudited financial statements reflects, in the respective opinions of management of Norwest, Directors Mortgage, Directors Insurance and Stan-Shaw, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine months ended September 30, 1994 are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole. This information should be read in conjunction with the consolidated financial statements of Norwest and the related notes thereto, included in documents incorporated herein by reference, and in conjunction with the financial statements of Directors Mortgage, Directors Insurance and Stan-Shaw, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INDEX TO FINANCIAL STATEMENTS OF THE COMPANIES."

                                    NORWEST
                            SELECTED FINANCIAL DATA

                                      NINE MONTHS ENDED
                                         SEPTEMBER 30                           YEAR ENDED DECEMBER 31
                                     --------------------  -----------------------------------------------------------------
                                       1994       1993       1993(1)       1992(2)       1991       1990(3)       1989(4)
                                     ---------  ---------  ------------  ------------  ---------  ------------  ------------
                                                            (IN MILLIONS EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT
 DATA:
  Interest income.................  $ 3,197.3  $ 2,924.3  $ 3,946.3     $ 3,806.4     $ 4,025.9  $ 3,885.7     $ 3,624.5
  Interest expense................    1,128.3    1,073.7    1,442.9       1,610.6       2,150.3    2,320.0       2,210.1
                                    ---------  ---------  ---------     ---------     ---------  ---------     ---------
  Net interest income.............    2,069.0    1,850.6    2,503.4       2,195.8       1,875.6    1,565.7       1,414.4
  Provision for credit losses.....      101.6      100.8      158.2         270.8         406.4      433.0         233.5
  Non-interest income.............    1,200.4    1,148.2    1,585.0       1,273.7       1,064.0      896.3         728.5
  Non-interest expense............    2,288.6    2,181.3    3,050.4       2,553.1       2,041.5    1,744.5       1,525.9
                                    ---------  ---------  ---------     ---------     ---------  ---------     ---------
  Income before income taxes......      879.2      716.7      879.8         645.6         491.7      284.5         383.5
  Income tax expense..............      283.7      214.7      266.7         175.6          73.4      115.1          99.0
                                    ---------  ---------  ---------     ---------     ---------  ---------     ---------
  Income before cumulative
   effect of a change in
   accounting method..............
  Cumulative effect on years            595.5      502.0      613.1         470.0         418.3      169.4         284.5
   prior to 1992 of change
   in accounting method...........         --         --         --         (76.0)           --         --            --
                                    ---------  ---------  ---------     ---------     ---------  ---------     ---------
  Net income......................  $   595.5  $   502.0  $   613.1     $   394.0     $   418.3  $   169.4     $   284.5
                                    =========  =========  =========     =========     =========  =========     =========
PER SHARE DATA:
  Net income per share:
    Primary:
      Before cumulative effect
       of a change in
       accounting method..........  $    1.82  $    1.56  $    1.89     $    1.44     $    1.33  $    0.59     $    1.00
      Cumulative effect on
       years prior to 1992 of
       change in accounting
       method.....................         --         --         --         (0.25)           --         --            --
                                    ---------  ---------  ---------     ---------     ---------  ---------     ---------
  Net income......................  $    1.82  $    1.56  $    1.89     $    1.19     $    1.33  $    0.59     $    1.00
                                    =========  =========  =========     =========     =========  =========     =========

    Fully diluted:
      Before cumulative effect
       of a change in accounting
       method.....................  $    1.78  $    1.52  $    1.86     $    1.42     $    1.32  $    0.59     $    1.00
      Cumulative effect on years
       prior to 1992 of change
       in accounting method.......         --         --         --         (0.23)           --         --            --
                                    ---------  ---------  ---------     ---------     ---------  ---------     ---------
  Net income......................  $    1.78  $    1.52  $    1.86     $    1.19     $    1.32  $    0.59     $    1.00
                                    =========  =========  =========     =========     =========  =========     =========

  Dividends declared per
   common share...................  $   0.555  $   0.475  $   0.640     $   0.540     $   0.470  $   0.423     $   0.380
BALANCE SHEET DATA:
 (at end of period)
  Total assets....................  $56,565.4  $53,855.5  $54,665.0     $50,037.0     $45,974.5  $43,523.0     $38,322.0
  Long-term debt..................    8,310.1    6,059.9    6,850.9       4,553.2       3,686.6    3,066.0       2,720.0
  Total stockholders' equity......    3,824.3    3,697.5    3,760.9       3,371.8       3,192.3    2,434.0       2,288.2

(1) On January 14, 1994, First United Bank Group, Inc. ("First United"), a $3.9 billion bank holding company headquartered in Albuquerque, New Mexico, was acquired in a pooling transaction. Norwest's historical results have been restated to include the historical results of First United. Appropriate Norwest items reflect an increase in First United's provision for credit losses of $16.5 million to conform with Norwest's credit loss reserve practices and methods and $83.2 million in accruals and reserves for merger-related expenses, including termination costs, systems and operations costs, and investment banking, legal, and accounting expenses.

(2) On February 9, 1993, Lincoln Financial Corporation ("Lincoln"), a $2.0 billion bank holding company headquartered in Fort Wayne, Indiana, was acquired in a pooling transaction. Norwest's historical results have been restated to include the historical results of Lincoln. Appropriate Norwest items reflect an increase in Lincoln's provision for credit losses of $60.0 million and $33.5 million in Lincoln's provisions and expenditures for costs related to restructuring activities.

(3) On April 19, 1991, United Banks of Colorado, Inc. ("United"), a $5. billion financial institution headquartered in Denver, Colorado, merged with Norwest in a pooling transaction. Norwest's historical results have been restated to include the historical results of United. Appropriate Norwest items reflect United's special provisions for credit losses and writedowns for other real estate owned, which together totaled $165 million, and $31 million of accruals for expected reorganization and restructuring costs for the year ended December 31, 1990. The special provisions were due to deterioration of several large commercial loan relationships, the anticipated results of the then recent examination by the Office of the Comptroller of the Currency, and the anticipated impact of the Resolution Trust Corporation's accelerated efforts to liquidate foreclosed properties at deep discounts.

(4) On May 1, 1990, First Interstate Corporation of Wisconsin ("FIWI"), a $2.0 billion financial institution headquartered in Sheboygan, Wisconsin, merged with Norwest in a pooling transaction. Norwest's historical results have been restated to include the historical results of FIWI. Appropriate Norwest items reflect $12.0 million in charges resulting from FIWI's decision to sell its portfolio of stripped mortgage-backed securities, an increase in FIWI's provision for credit losses of $16.2 million, and $24.5 million in FIWI's provisions and expenditures for costs related to restructuring activities.

                               DIRECTORS MORTGAGE
                            SELECTED FINANCIAL DATA

                                    NINE MONTHS ENDED
                                       SEPTEMBER 30                    YEAR ENDED DECEMBER 31
                                   --------------------  --------------------------------------------------
                                     1994       1993       1993      1992      1991      1990       1989
                                   ---------  ---------  --------  --------  --------  ---------  ---------
                                         (IN THOUSANDS EXCEPT OPERATING DATA AND PER SHARE AMOUNTS)
INCOME STATEMENT
  DATA:
Revenue:
  Loan origination and
    processing...................  $ 41,834    $ 52,870  $ 75,090  $ 60,959  $ 33,176  $ 21,321   $ 17,169
  Mortgage servicing.............    35,738      24,226    34,990    22,574    13,630     9,140      7,642
  Sales of servicing.............    40,648      14,256    22,339    26,686     6,207     8,073     14,139
  Gain (loss) on sale of loans
    (net)........................    (2,321)     61,948    83,425    31,516    21,457       367     (1,289)
  Interest income................    20,690      23,987    33,651    32,855    25,546    17,624     12,981
  Escrow fees....................       591         833     1,259     1,111       378       173          1
  Death benefits from
    insurance policy.............        --          --        --     2,330        --        --         --
  Other..........................     1,306       1,556     2,262     1,861       931       399        286
                                   --------    --------  --------  --------  --------  --------   --------
    Total revenue................   138,486     179,676   253,016   179,892   101,325    57,097     50,929
                                   --------    --------  --------  --------  --------  --------   --------
Expenses:
  Salaries and related expenses..    78,880     101,490   136,858    95,088    52,985    32,884     26,928
  Interest expense...............    14,009      14,940    21,487    19,732    17,887    12,874      9,194
  Other operating expenses.......    45,230      40,414    57,416    31,606    17,696    11,418      9,842
                                   --------    --------  --------  --------  --------  --------   --------
    Total expenses...............   138,119     156,844   215,761   146,426    88,568    57,176     45,964
                                   --------    --------  --------  --------  --------  --------   --------
Income (loss) before
  income taxes...................       367      22,832    37,255    33,466    12,757       (79)     4,965
Income taxes (1).................        50         895     1,197     1,409       511       360      1,188
                                   --------    --------  --------  --------  --------  --------   --------
Net income (loss)................  $    317    $ 21,937  $ 36,058  $ 32,057  $ 12,246  $   (439)  $  3,777
                                   ========    ========  ========  ========  ========  ========   ========
PER SHARE DATA:
Net income (loss)................  $   0.29    $  33.88  $  55.69  $  49.51  $  18.91  $  (0.68)  $   5.83
Sub "S" shareholder
  distributions (2)..............        --       23.62     34.83     40.48      9.93        --         --
Dividends........................        --          --        --        --        --        --       1.55
OPERATING DATA:
  (in millions)
Loan origination (volume)........  $  4,668    $  7,184  $ 10,460  $  7,663  $  3,890  $  1,744   $  1,299
Loan servicing portfolio
  (at end of period).............    12,789      11,781    13,127     8,405     5,269     2,660      1,785
BALANCE SHEET DATA:
  (AT END OF PERIOD)
Mortgage loans...................  $256,519    $663,507  $717,421  $538,945  $407,555  $214,138   $209,586
Total assets.....................   318,225     724,610   803,368   575,910   433,605   230,040    232,808
Short-term debt..................   242,998     629,470   695,604   515,593   391,361   202,307    207,827
Long-term debt...................    30,100      10,338    13,355     7,032     3,362     2,917      1,487
Total stockholders' equity.......    20,585      32,378    39,239    25,732    19,888    14,072     14,511
-----------------

(1) Effective May 1, 1990 Directors Mortgage converted to Subchapter "S" income tax reporting status and subsequent to that date only provided for state taxes at a reduced level.
(2) Subchapter "S" distributions are made to shareholders for related individual income taxes and general purposes.

                              DIRECTORS INSURANCE
                            SELECTED FINANCIAL DATA


                                    NINE MONTHS ENDED
                                       SEPTEMBER 30                      YEAR ENDED DECEMBER 31
                                   --------------------  -----------------------------------------------------
                                     1994       1993       1993       1992       1991       1990        1989
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           (IN THOUSANDS EXCEPT OPERATING DATA AND PER SHARE AMOUNTS)

INCOME STATEMENT
  DATA:
Revenue:
  Insurance commissions........... $   1,663  $   1,295  $   1,808  $   1,601  $   1,504  $   1,245  $   1,219
  Interest income.................        10          4          7          5          8         18          6
  Other...........................       294        427        609        206         33         14         --
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total revenue.................     1,967      1,726      2,424      1,812      1,545      1,277      1,225
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------

Expenses:
  Salaries and related expenses...       738        559        897        835        788        617        488
  Interest expense................        --         --         --         --          1          3          2
  Other operating expenses........       527        369        524        438        378        267        258
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total expenses................     1,265        928      1,421      1,273      1,167        887        748
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------

Income before income taxes........       702        798      1,003        539        378        390        477
Income taxes (1)..................        11         20         25         13          9         10        125
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net income.................... $     691  $     778  $     978  $     526  $     369  $     380  $     352
                                   =========  =========  =========  =========  =========  =========  =========

PER SHARE DATA:
Net income........................ $6,912.51  $7,776.56  $9,775.21  $5,255.81  $3,687.51  $3,802.78  $3,520.00
Sub "S" shareholder
  distributions (2)...............     3,180      7,580      8,500      5,300      2,330      5,850         --
Dividends.........................        --         --         --         --         --         --      4,000
OPERATING  DATA:
  (IN UNITS)
Policies issued...................     6,180      3,394      4,977      3,980      3,642      3,606      3,740
Policies in force.................    26,801     21,503     22,011     20,415     18,233     16,798         (3)

BALANCE SHEET DATA:
  (AT END OF PERIOD)
Total assets...................... $   1,217  $     850  $   1,055  $     568  $     615  $     345  $     564
Short-term debt...................        --         --         --         --          2          7          6
Long-term debt....................        --         --         --         --         --          2          6
Total stockholders' equity........       953        472        580        452        456        321        525

------------------

(1) Effective May 1, 1990 Directors Insurance converted to Subchapter "S" income tax reporting status and subsequent to that date only provided for state taxes at a reduced level.
(2) Subchapter "S" distributions are made to shareholders for related individual income taxes and general purposes.
(3)  Not available.

                             STAN-SHAW CORPORATION
                            SELECTED FINANCIAL DATA

                                   NINE MONTHS ENDED
                                      SEPTEMBER 30                YEAR ENDED DECEMBER 31
                                   ------------------  ---------------------------------------------
                                     1994      1993      1993      1992     1991     1990     1989
                                   --------  --------  --------  --------  -------  -------  -------
                                      (IN THOUSANDS EXCEPT OPERATING DATA AND PER SHARE AMOUNTS)

INCOME STATEMENT
  DATA:
Revenue:
  Trustee and reconveyance
    fees.........................   $   914   $   760   $ 1,042   $   851   $  490  $   365  $   355
  Interest income................         5         2         3         2       --        6        2
  Other..........................        --        24        25        20        2        1       --
                                    -------   -------   -------   -------   ------  -------  -------
    Total revenue................       919       786     1,070       873      492      372      357
                                    -------   -------   -------   -------   ------  -------  -------
Expenses:
  Salaries and related expenses..       374       342       476       384      284      197      156
  Other operating expenses.......       129       117       167       198      180       58       53
                                    -------   -------   -------   -------   ------  -------  -------
    Total expenses...............       503       459       643       582      464      255      209
                                    -------   -------   -------   -------   ------  -------  -------

Income before income
  taxes..........................       416       327       427       291       28      117      148
Income taxes (1).................         6         8        11         7        1        3       47
                                    -------   -------   -------   -------   ------  -------  -------
Net income.......................   $   410   $   319   $   416   $   284   $   27  $   114  $   101
                                    =======   =======   =======   =======   ======  =======  =======

PER SHARE DATA:
Net income.......................   $288.92   $224.65   $293.42   $199.91   $18.77   $80.28   $71.13
Sub "S" shareholder
  distributions (2)..............    133.10    209.15    240.85    148.59     7.04   105.83       --
Dividends........................        --        --        --        --       --       --   211.27
OPERATING  DATA:
  (in units)
Foreclosures.....................     1,187       910     1,345     1,047      780      423      446
Reconveyances....................       401       572       941       958      861    3,073    2,535

BALANCE SHEET DATA:
  (at end of period)
Total assets.....................   $   609   $   343   $   444   $   201   $  106  $    52  $   103
Total stockholders' equity.......       434       160       213       138       65       48       84

-------------------
(1) Effective May 1, 1990 Stan-Shaw converted to Subchapter "S" income tax reporting status and subsequent to that date only provided for state taxes at a reduced level.
(2) Subchapter "S" distributions are made to shareholders for related individual income taxes and general purposes.

                                 MEETING INFORMATION

GENERAL

          This Proxy Statement-Prospectus is being furnished to holders of Directors Mortgage Common Stock, Directors Insurance Common Stock and Stan-Shaw Common Stock in connection with the solicitation of proxies by the Board of Directors of Directors Mortgage, Directors Insurance and Stan-Shaw for use at the Special Meetings to be held on _________________, _______________, 1995, and any adjournments thereof, to consider and take action upon a proposal to approve the Reorganization Agreement and the respective Merger Agreements and such other business as may properly come before the Special Meetings or any adjournments thereof. Each copy of this Proxy Statement-Prospectus mailed to holders of Directors Mortgage Common Stock, Directors Insurance Common Stock and Stan-Shaw Common Stock is accompanied by a form of proxy for use at the applicable Special Meeting.

          This Proxy Statement-Prospectus is also being furnished by Norwest to the shareholders of Directors Mortgage, Directors Insurance and Stan-Shaw as a prospectus in connection with the issuance by Norwest of shares of Norwest Common Stock upon consummation of the Mergers.

          This Proxy Statement-Prospectus, the attached Notices of Special Meeting, and the forms of proxies for Directors Mortgage, Directors Insurance and Stan-Shaw shareholders enclosed herewith are first being mailed to shareholders of Directors Mortgage, Directors Insurance and Stan-Shaw on or about ____________________, 1995.

DATE, PLACE AND TIME

          The Directors Mortgage Special Meeting will be held at 1595 Spruce Street, Riverside, California on _________, _______________, 1995, at ______
a.m., local time. The Directors Insurance Special Meeting will be held at 1595 Spruce Street, Riverside, California on _________, _________________, 1995 at ______ a.m., local time. The Stan-Shaw Special Meeting will be held at 1595 Spruce Street, Riverside, California on __________, ________________, 1995 at ________ a.m., local time.

RECORD DATE; VOTE REQUIRED

          Directors Mortgage Special Meeting

          The Board of Directors of Directors Mortgage has fixed the close of business on ____________, 1995, as the record date for the determination of shareholders of Directors Mortgage entitled to receive notice of and to vote at the Directors Mortgage Special Meeting. On the record date there were 1,083,795 shares of Directors Mortgage Common Stock outstanding. Each share of Directors Mortgage Common Stock outstanding on the record date is entitled to one vote. Approval of the Reorganization Agreement and the applicable Merger Agreement providing for the merger of Directors Mortgage and a wholly owned subsidiary of Norwest (the "Directors Mortgage Merger Agreement") requires the affirmative vote of the holders of a majority of the outstanding shares of Directors Mortgage Common Stock. The Directors Mortgage Merger cannot be consummated without shareholder approval of the Reorganization Agreement and Directors Mortgage Merger Agreement.

          As of the record date for the Directors Mortgage Special Meeting, directors and officers of Directors Mortgage and their affiliates owned beneficially 938,564 shares, or 86.6%, of the shares of Directors Mortgage Common Stock outstanding on that date. Directors Mortgage directors and officers have informed Directors Mortgage that they intend to vote all of their shares in favor of the Reorganization Agreement and Directors Mortgage Merger Agreement. As of the record date for the Directors Mortgage Special Meeting, the A. Gary Anderson Trust owned of record 622,128 shares, or 57.4%, of the Directors Mortgage Common Stock. The trustee of the A. Gary Anderson Trust has contractually agreed with Norwest to vote the shares of Directors Mortgage Common Stock owned by the A. Gary Anderson Trust in favor of the Directors Mortgage Merger. Information regarding the shares of Directors Mortgage Common Stock beneficially owned, directly or indirectly, by certain shareholders, by each director and executive officer of Directors Mortgage, and by all directors and officers as a group is set forth in the table under the heading "Principal Shareholders and Security Ownership of Management of the Companies--Directors Mortgage," below.

          Directors Insurance Special Meeting

          The Board of Directors of Directors Insurance has fixed the close of business on _________________, 1995, as the record date for the determination of shareholders of Directors Insurance entitled to receive notice of and to vote at the Directors Insurance Special Meeting. On the record date there were 100 shares of Directors Insurance Common Stock outstanding. Each share of Directors Insurance Common Stock outstanding on the record date is entitled to one vote. Approval of the Reorganization Agreement and the applicable Merger Agreement providing for the merger of Directors Insurance and a wholly owned subsidiary of Norwest (the "Directors Insurance Merger Agreement") requires the affirmative vote of the holders of a majority of the outstanding shares of Directors Insurance Common Stock. The Directors Insurance Merger cannot be consummated without shareholder approval of the Reorganization Agreement and Directors Insurance Merger Agreement.

          As of the record date for the Directors Insurance Special Meeting, directors and officers of Directors Insurance and their affiliates did not own beneficially or control the voting of any shares of Directors Insurance Common Stock outstanding on that date. The Erik Anderson Trust and the Erin Lastinger Trust each owned of record as of the record date 50 shares, or 50%, of the Directors Insurance Common Stock. The trustee of the Erik Anderson Trust and the trustee of the Erin Lastinger Trust have each contractually agreed with Norwest to vote shares of Directors Insurance Common Stock owned by the Erik Anderson Trust and the Erin Lastinger Trust in favor of the Directors Insurance Merger. Information regarding the shares of Directors Insurance Common Stock beneficially owned, directly or indirectly, by certain shareholders, by each director and executive officer of Directors Insurance, and by all directors and officers as a group is set forth in the table under the heading "Principal Shareholders and Security Ownership of Management of the Companies--Directors Insurance," below.

          Stan-Shaw Special Meeting

          The Board of Directors of Stan-Shaw has fixed the close of business on ______________, 1995, as the record date for the determination of shareholders of Stan-Shaw entitled to receive notice of and to vote at the Stan-Shaw Special Meeting. On the record date there were 1,420 shares of Stan-Shaw Common Stock outstanding. Each share of Stan-Shaw Common Stock outstanding on the record date is entitled to one vote. Approval of the Reorganization Agreement and the applicable Merger Agreement providing for the merger of Stan-Shaw and a wholly owned subsidiary of Norwest (the "Stan-Shaw Merger Agreement") requires the affirmative vote of the holders of a majority of the outstanding shares of Stan-Shaw Common Stock. The Stan-Shaw Merger cannot be consummated without shareholder approval of the Reorganization Agreement and Stan-Shaw Merger Agreement.

          As of the record date for the Stan-Shaw Special Meeting, directors and officers of Stan-Shaw and their affiliates did not own beneficially or control the voting of any shares of Stan-Shaw Common Stock outstanding on that date.
The Erik Anderson Trust and the Erin Lastinger Trust each owned of record as of the record date 710 shares, or 50%, of the Stan-Shaw Common Stock. The trustee of the Erik Anderson Trust and the trustee of the Erin Lastinger Trust have each contractually agreed to vote shares of Stan-Shaw Common Stock held by the Erik Anderson Trust and the Erin Lastinger Trust in favor of the Stan-Shaw Merger. Information regarding the shares of Stan-Shaw Common Stock beneficially owned, directly or indirectly, by certain shareholders, by each director and executive officer of Stan-Shaw, and by all directors and officers as a group is set forth in the table under the heading "Principal Shareholders and Security Ownership of Management of the Companies--Stan-Shaw," below.

          At the record dates for the Special Meetings, directors and executive officers of Norwest did not own beneficially any shares of Directors Mortgage Common Stock, Directors Insurance Common Stock or Stan-Shaw Common Stock.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANIES

          Directors Mortgage

          Set forth below are the names, and, where appropriate, the addresses, of and the number of shares held as of the record date for the Directors Mortgage Special Meeting by (i) each person known to Directors Mortgage to beneficially own more than 5% of the outstanding shares of Directors Mortgage Common Stock; (ii) each director of Directors Mortgage; (iii) each executive officer of Directors Mortgage; and (iv) all directors and officers of Directors Mortgage as a group. Each shareholder named below has sole voting and investment power over the shares shown in the table, unless otherwise indicated.

                                           Number of Shares
           Name and Address               Beneficially Owned           Percent of Total Shares
           ----------------               ------------------           ------------------------
  Daniel S. Coehlo, Sr. (1)(2).........       638,802.00                         58.9%
  Erik K. Anderson (1) (3).............        72,615.50                          6.7
  Erin J. Lastinger (1) (4)............        72,615.50                          6.7
  Raymond L. Crebs (5).................        79,670.00                          7.4
  Gerald E. Horton.....................        33,348.00                          3.1
  Dan A. Hanson........................        19,453.00                          1.8
  Norman Anderson......................        19,453.00                          1.8
  Alicia Vandergeld....................         2,779.00                          0.3
  Directors and officers as a group
  (29 persons) (6).....................       938,564.00                         86.6

________________________
(1) The address of each of these persons is: c/o Resource Financial, 300 S. Harbor Boulevard, Suite 1000, Anaheim, California 92805.

(2) Consists of 622,128 shares held by Mr. Coehlo as Trustee of the A. Gary Anderson Trust and 16,674 shares held by Mr. Coehlo in his individual capacity.

(3) Consists of 44,825.50 shares held by Mr. Anderson as Trustee of the Erik Anderson Trust and 27,790 shares held by Mr. Anderson in his individual capacity.

(4) Consists of 44,825.50 shares held by Ms. Lastinger as Trustee of the Erin Lastinger Trust and 27,790 shares held by Ms. Lastinger in her individual capacity.

(5) The address of Mr. Crebs is: c/o Directors Mortgage, 1595 Spruce Street, Riverside, California 92507.

(6) Includes 622,128 shares held by Mr. Coehlo as Trustee of the A. Gary Anderson Trust as set forth in footnote 2 above.


     Directors Insurance

     Set forth below are the names, and, where appropriate, the addresses of and number of shares held as of the record date for the Directors Insurance Special Meeting by (i) each person known to Directors Insurance to beneficially own more than 5% of the outstanding shares of Directors Insurance Common Stock; (ii) each director of Directors Insurance; (iii) each executive officer of Directors Insurance; and (iv) all directors and officers of Directors Insurance as a group. Each shareholder named below has sole voting and investment power over the shares shown in the table, unless otherwise indicated.


                                                 Number of Shares
           Name and Address                     Beneficially Owned           Percent of Total Shares
           ----------------                     ------------------           ------------------------
  Erik K. Anderson, Trustee of the Erik
    Kjell Anderson Qualified Subchapter S
    Trust dated July 22, 1994 (1)..........             50                              50%
  Erin Jette Lastinger, Trustee of the Erin
    Jette Lastinger Qualified Subchapter S
    Trust, dated July 22, 1994 (1).........             50                              50
  Raymond L. Crebs.........................              0                              --
  Gerald E. Horton.........................              0                              --
  Directors and officers as a                            0                              --
    group (5 persons)......................

________________________
(1) The address of both shareholders is: c/o Resource Financial, 300 S. Harbor Boulevard, Suite 1000, Anaheim, California 92805.

     Stan-Shaw

     Set forth below are the names, and, where appropriate, the addresses, of and the number of shares held as of the record date for the Stan-Shaw Special Meeting by (i) each person known to Stan-Shaw to beneficially own more than 5% of the outstanding shares of Stan-Shaw Common Stock;

(ii) each director of Stan-Shaw; (iii) each executive officer of Stan-Shaw; and
(iv) all directors and officers of Stan-Shaw as a group. Each shareholder named below has sole voting and investment power over the shares shown in the table, unless otherwise indicated.


                                           Number of Shares
            Name and Address              Beneficially Owned          Percent of Total Shares
            ----------------              ------------------         ------------------------

   Erik K. Anderson, Trustee of the
    Erik Kjell Anderson Qualified
    Subchapter S Trust dated July 22,
    1994 (1)............................          710                            50%
   Erin J. Lastinger, Trustee of the
    Erin Jette Lastinger Qualified
    Subchapter S Trust, dated July 22,
    1994 (1)............................          710                            50
   Raymond L. Crebs.....................            0                           ---
   Daniel S. Coehlo, Sr.................            0                           ---
   Gerald E. Horton.....................            0                           ---
   Directors and officers as a
     group (4 persons)..................            0                           ---

________________________
(1) The address of both shareholders is: c/o Resource Financial, 300 S. Harbor Boulevard, Suite 1000, Anaheim, California 92805.


Voting and Revocation of Proxies

     Shares of Directors Mortgage Common Stock, Directors Insurance Common Stock and Stan-Shaw Common Stock represented by a proxy properly signed and received at, or prior to, the applicable Special Meeting, unless subsequently revoked, will be voted at the Special Meeting in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instructions, shares of Directors Mortgage Common Stock, Directors Insurance Common Stock or Stan-Shaw Common Stock represented by such proxy will be voted FOR approval of the Reorganization Agreement and the Directors Mortgage Merger Agreement, Directors Insurance Merger Agreement or Stan-Shaw Merger Agreement, as applicable. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by filing either an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of Directors Mortgage, Directors Insurance or Stan-Shaw, as the case may be, prior to or at the respective Special Meeting or by voting the shares subject to the proxy in person at the respective Special Meeting. Attendance at a Special Meeting will not in and of itself constitute a revocation of a proxy.

     A proxy may indicate that all or a portion of the shares represented thereby are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. The proposals to adopt the Reorganization Agreement and the Merger Agreements must be approved by the holders of a majority of the outstanding Directors Mortgage Common Stock, Directors Insurance Common Stock and Stan-Shaw Common Stock. Because these proposals require the affirmative vote of a specified percentage of outstanding shares, the nonvoting of shares or abstentions with regard to these proposals will have the same effect as votes against the proposals.


     The Board of Directors of each of Directors Mortgage, Directors Insurance and Stan-Shaw is not aware of any business to be acted upon at their respective Special Meetings other than the business described herein. If, however, other matters are properly brought before any of the Special Meetings or any adjournments thereof, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment.


Solicitation of Proxies

     In addition to solicitation by mail, directors, officers, and employees of Directors Mortgage, Directors Insurance and Stan-Shaw may solicit proxies from the shareholders of their respective Companies, either personally or by telephone, telegram, or other form of communication. None of the foregoing persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. Each of Directors Mortgage, Directors Insurance and Stan-Shaw will bear its own expenses in connection with any solicitation of proxies for the Special Meetings. See "THE MERGERS--Expenses."


HOLDERS OF DIRECTORS MORTGAGE COMMON STOCK, DIRECTORS INSURANCE COMMON STOCK AND STAN-SHAW COMMON STOCK ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING APPLICABLE PROXY AND RETURN IT PROMPTLY TO DIRECTORS MORTGAGE, DIRECTORS INSURANCE OR STAN-SHAW, AS APPLICABLE, IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                  THE MERGERS


       This section of the Proxy Statement-Prospectus describes certain aspects of the Mergers. The following description does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement and the Merger Agreements, which are attached as Appendix A to this Proxy Statement-Prospectus and are incorporated by reference herein. ALL SHAREHOLDERS OF THE COMPANIES ARE URGED TO READ THE REORGANIZATION AGREEMENT AND APPLICABLE MERGER AGREEMENT IN THEIR ENTIRETY.


Background of and Reasons for the Mergers


       Each of Directors Mortgage, Directors Insurance and Stan-Shaw was beneficially owned by A. Gary Anderson at the time of his death in August 1992. Subsequent to his death, the Companies were owned by the A. Gary Anderson Trust until July 1994, when ownership was restructured into its current form as set forth under "Principal Shareholders and Security Ownership of Management of the Companies". Administration of the Directors Mortgage Common Stock held by the
A. Gary Anderson Trust is handled by Daniel Coelho, Raymond Crebs, Gerald Horton, Erik Anderson and Frank O'Bryan (collectively, the "Special Trust Advisors") pursuant to the A. Gary Anderson Trust.


       The Special Trust Advisors and Daniel Coelho, the trustee of the A. Gary Anderson Trust (the "Trustee"), concluded in June and July of 1994 that the various trusts and their beneficiaries had liquidity and diversity needs sufficient that sale of the Companies should be considered. In addition, the Board of Directors of Directors Mortgage concluded that the nature of the mortgage business was changing and that the Companies had needs which could best be met by affiliation with another company. This conclusion was based upon a period of industry consolidation, the ending of the refinance boom and the expected decline in originations that would require cut-backs in staff and sales of servicing rights in order to meet the cash flow needs of the A. Gary Anderson Trust and Directors Mortgage. Furthermore, access to capital markets was necessary in order to make the technology investments necessary for Directors Mortgage to remain competitive. In addition, Directors Mortgage needed additional access to capital to expand product lines and to obtain lower cost of funds for warehousing of mortgages.


       As a result, Furash & Company was retained by the Companies on July 14, 1994 to find a buyer for the Companies or an entity suitable for affiliation with the Companies. Furash & Company prepared an offering memorandum in August 1994 and contacted a wide circle of potential acquirors. A number of these entities expressed sufficient interest to obtain the memorandum and a number conducted preliminary due diligence on the Companies.


       Serious price negotiations were commenced only with Norwest. This led to the execution of a letter of intent on October 17, 1994 (the "Letter of Intent") and subsequent significant due diligence by Norwest. Detailed negotiations on terms and conditions continued from November 10 to December 7, 1994 with representatives of Norwest and individual meetings of the Special Trust Advisors and Boards of Directors of the Companies were held on November 14, 1994 in Riverside, California; on November 17 and 18, 1994 in Dallas, Texas; and on November 28 and December 7, 1994 in Riverside, when agreement was reached as to the final terms of the transaction.


       Management of the Companies believes that, as a result of the Mergers, shareholders of the Companies will achieve liquidity in their investment and that the ability of the Companies to vigorously compete in a consolidating market will be enhanced. Shareholders of the Companies will own stock which is actively traded on the NYSE and CHX and will become shareholders of an entity which has overall more diverse operations than the Companies. Management of the Companies believes that the Companies and their customers will benefit from the strong capital base, financial strength and services which Norwest can bring to the Companies.

       THE BOARD OF DIRECTORS OF DIRECTORS MORTGAGE, DIRECTORS INSURANCE AND STAN-SHAW UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE COMPANIES VOTE FOR APPROVAL OF THE REORGANIZATION AGREEMENT AND THE MERGER AGREEMENTS.


TERMS OF THE MERGERS

    At the Effective Time of the Mergers, three wholly owned subsidiaries of Norwest, Merger Co. I, Merger Co. II and Merger Co. III, will be merged into Directors Mortgage, Directors Insurance and Stan-Shaw, respectively, which, as the surviving corporations, will become wholly owned subsidiaries of Norwest. The Articles of Incorporation and the By-Laws of the Companies in effect at the Effective Time of the Mergers will govern the surviving corporations until amended or repealed in accordance with applicable law. At the Effective Time of the Mergers, Norwest Common Stock will be exchanged for the stock of each of the Companies as follows: each outstanding share of Directors Mortgage Common Stock (other than shares as to which statutory dissenters' appraisal rights have been exercised and not forfeited) will be converted into and exchanged for the right to receive the number of fully paid and nonassessable shares of Norwest Common Stock determined (to the eighth decimal place) by dividing 10,355,386 by the number of shares of Directors Mortgage Common Stock then outstanding; each outstanding share of Directors Insurance Common Stock (other than shares as to which statutory dissenters' appraisal rights have been exercised and not forfeited) will be converted into and exchanged for the right to receive the number of shares of fully paid and nonassessable shares of Norwest Common Stock determined (to the eighth decimal place) by dividing 116,636 by the number of shares of Directors Insurance Common Stock then outstanding; and each outstanding share of Stan-Shaw Common Stock (other than shares as to which statutory dissenters' appraisal rights have been exercised and not forfeited) will be converted into and exchanged for the right to receive the number of shares of fully paid and nonassessable shares of Norwest Common Stock determined (to the eighth decimal place) by dividing 73,772 by the number of shares of Stan-Shaw Common Stock then outstanding.

    The market price for Norwest Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Effective Date of the Mergers, which may be a period of several weeks. As a result, the market value of the Norwest Common Stock that shareholders of the Companies ultimately receive in the Mergers could be more or less than its market value on the date of this Proxy Statement-Prospectus.

    The Reorganization Agreement provides that if, between the date of the Reorganization Agreement and the Effective Time of the Mergers, shares of Norwest Common Stock are changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, or readjustment, or if a stock dividend thereon is declared with a record date within the same period, the conversion ratios provided for in the Reorganization Agreement will be adjusted accordingly.

    No fractional shares of Norwest Common Stock will be issued in the Mergers. Instead, Norwest will pay to each holder of Companies Common Stock who would otherwise be entitled to a fractional share an amount of cash equal to the fraction of a share of Norwest Common Stock to which the Companies shareholder would otherwise be entitled multiplied by the closing price of a share of Norwest Common Stock on the NYSE at the end of the fifth trading day immediately preceding the Closing Date (as defined below).


    Shares of Norwest Common Stock issued and outstanding immediately prior to the Effective Date of the Mergers will remain issued and outstanding.


    Based upon the number of shares of Norwest Common Stock outstanding at September 30, 1994, approximately 323,551,369 shares of Norwest Common Stock would be outstanding immediately following the Effective Time of the Mergers, of which less than 3.5% would be held by the former stockholders of the Companies.


EFFECTIVE DATE AND TIME OF THE MERGERS

    The Effective Time of the Mergers will be when the Merger Agreements and appropriate certificates of their approval and adoption are filed with the Secretary of State of the State of California in accordance with Section 1103 of the California General Corporation Law (the time of filing hereinafter referred to as the "Time of Filing"). Subject to the terms and conditions set forth in the Reorganization Agreement, the closing of the Mergers will occur on a date (the "Closing Date") agreed to by the parties to the Reorganization Agreement, but no later than ten business days following the satisfaction or waiver of all conditions set forth in the Reorganization Agreement, or on such other date upon which the parties agree. The parties have agreed to hold the Closing as soon as practicable after the receipt of final regulatory approval of the contemplated transactions and the expiration of all required waiting periods. Norwest and the Companies anticipate that the Mergers will close in the first half of 1995, although there can be no assurance as to whether or when the Mergers will occur. See "Terms of the Mergers," "Conditions to the Mergers," and "Regulatory Approvals."


SURRENDER OF CERTIFICATES

    As soon as practicable after the Effective Time of the Mergers, Norwest Bank Minnesota, National Association, acting in the capacity of exchange agent for Norwest (the "Exchange Agent"), will mail to each former holder of record of shares of Companies Common Stock a form of letter of transmittal, together with instructions for the exchange of such holder's Companies Common Stock certificates for a certificate representing Norwest Common Stock. Under the terms of the Reorganization Agreement, Norwest acknowledges that some certificates for Companies Common Stock may be pledged and that shareholders may be required to take out new loans to pay off loans secured by such pledges. Norwest agrees to cooperate with shareholders and their brokers in making arrangements for shareholders to use the shares of Norwest Common Stock as collateral for these new loans.


    SHAREHOLDERS OF THE COMPANIES SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS.


    Upon surrender to the Exchange Agent of one or more certificates for Companies Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to the holder a certificate representing the number of whole shares of Norwest Common Stock to which such holder is entitled and, where applicable, a check for the amount representing any fractional share. A certificate for Norwest Common Stock may be issued in a name other than the name in which the surrendered certificate is registered only if (i) the certificate surrendered is properly endorsed and otherwise in proper form for transfer and (ii) the person requesting the issuance of such certificate either pays to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for such shares in a name other than the registered holder of the certificate surrendered or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.


    All Norwest Common Stock issued pursuant to the Mergers will be deemed issued as of the Effective Time of the Mergers. No dividends on Norwest Common Stock with a record date after the Effective Time of the Mergers will be paid to shareholders of the Companies entitled to receive certificates for shares of Norwest Common Stock until such shareholders surrender their certificates representing shares of Companies Common Stock. Upon such surrender, there shall be paid to the shareholder in whose name the certificates representing such shares of Norwest Common Stock are issued any dividends the record and payment dates of which shall have been after the Effective Time of the Mergers and before the date of such surrender. In no event shall the persons entitled to receive such dividends be entitled to receive interest on amounts payable as dividends.


CONDITIONS TO THE MERGERS

    The Mergers will occur only if the Reorganization Agreement and all of the Merger Agreements are approved by the requisite vote of shareholders of the Companies. Consummation of the Mergers is subject to the satisfaction of certain other conditions, which may be waived by the parties to the Reorganization Agreement, to the extent that waiver is permitted by applicable law. Such conditions to the obligations of the parties to consummate the Mergers include, among other conditions, (i) the continued accuracy of representations and warranties by the other parties, (ii) the performance by the other parties of their obligations under the Reorganization Agreement, (iii) the receipt of certain certificates from officers of the other parties, (iv) the receipt of all necessary regulatory approvals, and the expiration of all applicable waiting and approval periods, (v) the absence of any order of a court or agency of competent jurisdiction restraining, enjoining, or otherwise prohibiting consummation of the transactions contemplated by the Reorganization Agreement, (vi) the continued effectiveness of the Registration Statement of which this Proxy Statement-Prospectus is a part and receipt by Norwest of all state securities law or blue sky authorizations necessary for the Mergers, (vii) the receipt of a certificate signed by the Chief Executive Officer and Chief Financial Officer of Directors Mortgage concerning the accuracy and completeness of certain financial statements and related information and the absence of any changes in such financial statements and related information subsequent to the date of such financial statements, and (viii) all of the Mergers must be capable of being effected on the Closing Date pursuant to the terms of the Reorganization Agreement and the Merger Agreements and all of the Mergers must be so effected on the Closing Date, or none of the Mergers will be effected.


    The Companies' obligations to consummate the Mergers are also subject to, among other conditions, (i) authorization for listing on the NYSE and CHX upon official notice of issuance of the shares of Norwest Common Stock issuable pursuant to the Mergers, and (ii) the receipt of an opinion of counsel for the Companies to the effect that for federal income tax purposes the Mergers will be tax-free reorganizations.


    Norwest's obligation to consummate the Mergers is also subject to, among other conditions, (i) the receipt by the Companies and their subsidiaries of any and all material consents or waivers from third parties to loan agreements, leases, or other material contracts required for the consummation of the Mergers, and the receipt by the Companies of any and all material permits, authorizations, consents, waivers, and approvals required for the consummation of the Mergers; (ii) the qualification of each of the Mergers as a pooling of interests for accounting purposes and the receipt by Norwest from KPMG Peat Marwick LLP and Eadie and Payne of letters to that effect, (iii) the total number of shares of Directors Mortgage Common Stock outstanding and subject to issuance upon exercise of all warrants, options, conversion rights, phantom shares or other share-equivalents not having exceeded 1,083,795; (iv) the total number of shares of Directors Insurance Common Stock outstanding and subject to issuance upon exercise of all warrants, options, conversion rights, phantom shares or other share-equivalents not having exceeded 100; (v) the total number of shares of Stan-Shaw Common Stock outstanding and subject to issuance upon exercise of all warrants, options, conversion rights, phantom shares or other share equivalents not having exceeded 1,420; (vi) the requirement that the Companies and their subsidiaries considered as a whole shall not have sustained since September 30, 1994, any material loss or interference with their business from any civil disturbance or any fire, explosion, flood, or other calamity, whether or not covered by insurance; (vii) the absence of any reasonable basis for any proceeding, claim, or action seeking to impose, or that could reasonably be expected to result in the imposition, on the Companies or any of their subsidiaries or their respective properties, of any liability arising from the release of hazardous substances under any local, state, or federal environmental statute, regulation, or ordinance which has had or could reasonably be expected to have a material adverse effect upon the Companies and their subsidiaries taken as a whole; and (viii) no change shall have occurred and no circumstance shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business, or prospects of the Companies and their subsidiaries taken as a whole (other than changes in banking laws or regulations that affect the mortgage and insurance industries generally or changes in the general level of interest rates).


REGULATORY APPROVALS

    The Mergers are subject to prior approval by the Federal Reserve Board under the BHC Act, which requires the Federal Reserve Board to approve an acquisition of a company engaged in business closely related to banking. Norwest intends to file the required notification with the Federal Reserve Board, requesting approval of the Mergers, on January 13, 1995.


    The approval of any acquisition merely implies satisfaction of regulatory criteria for approval, which do not include review of the transaction from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approvals do not constitute an endorsement or recommendation of the proposed transactions.


    The change in control of Directors Insurance resulting from the Directors Insurance Merger may, in certain states, require the approval of insurance regulatory authorities in order to retain applicable agency licenses.


    Norwest and the Companies are not aware of any additional governmental approvals or compliance with banking laws and regulations that would be required for consummation of the Mergers other than those described above. Should any other approval or action be required, it is currently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance regarding the timing thereof.

BUSINESS PENDING THE MERGERS

    Under the Merger Agreements, each of the Companies is generally obligated to maintain its corporate existence in good standing; to maintain the general character of its business and to conduct its business in the ordinary and usual manner; to extend credit in accordance with existing lending policies, to maintain proper business and accounting records in accordance with generally accepted accounting principles; to maintain its properties in good repair and condition, ordinary wear and tear excepted; to maintain in all material respects presently existing insurance coverage; to use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its goodwill and the goodwill of its suppliers, customers, and others having business relationships with it; to use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Mergers; to comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses, and permits applicable to its properties and operations, the non-compliance with which reasonably could be expected to have a material adverse effect on the Companies and their subsidiaries taken as a whole; and to permit Norwest and its representatives (including KPMG Peat Marwick LLP) to examine its books, records, and properties, and to interview officers, employees, and agents at all reasonable times when it is open for business; and maintain its election under
Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), as a Subchapter S corporation. The Reorganization Agreement also provides that, prior to the Effective Time of the Mergers, none of the Companies may, without the prior written consent of Norwest, among other things: (i) amend or otherwise change its articles of incorporation or bylaws; (ii) issue or sell, or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale, or conversion, of any shares of its capital stock, phantom shares, or other share equivalents, or any other of its securities; (iii) authorize or incur any long-term debt; (iv) mortgage, pledge, or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; (v) enter into any agreement, contract, or commitment in excess of $500,000 (unless a lesser amount is applicable pursuant to other provisions in the Reorganization Agreement) except transactions in the ordinary course of the mortgage business and in accordance with policies and procedures in effect on the date of the Reorganization Agreement; (vi) enter into any material agreement, contract or commitment for the acquisition of fixed assets or real property, leases, investments, or maintenance contracts in excess of $20,000; amend or terminate any "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974 (a "Benefit Plan") except as required by law; (vii) make any contributions to any Benefit Plan in excess of $500,000 in the aggregate for all Companies except as required by the terms of the Benefit Plan in effect at the time of the Reorganization Agreement; (viii) declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock except as permitted under the terms of the Reorganization Agreement; (ix) redeem, purchase, or otherwise acquire, directly or indirectly, any of the capital stock of the Companies; (x) increase the compensation of any officers, directors, or executive employees, provided that payments may be made pursuant to the Incremental Value Plan and the Value Creation Plan in the amount shown on the books of Directors Mortgage as of September 30, 1994 plus accrued interest to the date of payment at the rate set forth in such plans; or (xi) sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.


    None of the Companies nor any director, officer, representative, or agent will directly or indirectly, solicit, authorize the solicitation of, or enter into any discussions with any corporation, partnership, person, or other entity or group (other than Norwest) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of common stock, or any other equity security of the Companies; (ii) to make a tender or exchange offer for any shares of such common stock or other equity security; (iii) to purchase, lease, or otherwise acquire the assets of the Companies except in the ordinary course of business; or (iv) to merge, consolidate, or otherwise combine with the Companies.


WAIVER, AMENDMENT, AND TERMINATION

    Either Norwest or the Companies may, in writing, give any consent, take any action, or waive any inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants and conditions in the Reorganization Agreement.


    At any time before the Time of Filing, a Merger Agreement may be amended by the parties thereto by action of their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors; provided, however, that no such amendment occurring after approval of a Merger Agreement by the shareholders of Directors Mortgage, Directors Insurance or Stan-Shaw, as the case may be, may adversely affect the consideration to be received by such shareholders.


    The Reorganization Agreement may be terminated at any time prior to the Time of Filing (i) by mutual written consent of the parties thereto; (ii) by Directors Mortgage or Norwest by written notice to the other if the Mergers shall not have been consummated by May 31, 1995, unless such failure of consummation is due to the failure of the party seeking termination to perform or observe in all material respects the covenants and agreements to be performed or observed by it under the Reorganization Agreement; or (iii) by Directors Mortgage or Norwest by written notice to the other if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by the Reorganization Agreement.


MANAGEMENT AND OPERATIONS AFTER THE MERGERS

    Following the Mergers, Norwest intends to continue to operate the current businesses of the Companies as wholly owned subsidiaries of Norwest. Norwest intends to operate at the Companies' present locations and to provide services currently provided by the Companies.


INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    In consideration of the favorable recommendations of the Boards of Directors of Directors Mortgage, Directors Insurance and Stan-Shaw with respect to the Mergers, shareholders of the Companies should be aware that certain officers and directors of the Companies have certain direct and indirect interests, including those referred to below, separate from their interests as holders of the Companies Common Stock.


    In connection with the execution of the Reorganization Agreement, Raymond L. Crebs and Gerald E. Horton entered into employment agreements with Norwest Mortgage, Inc. ("Norwest Mortgage").


    Mr. Crebs will be Executive Vice President and National Production Manager of Norwest Mortgage and President of Directors Mortgage. As such, he will be paid an annualized base compensation of $280,000 and will be eligible for a bonus upon accomplishment of performance objectives in an amount up to a maximum of 120% of his base compensation. He will also be granted, at the first Norwest board of directors meeting held following the Closing Date, an option for 27,400 shares of Norwest Common Stock at the market price on the date of grant exercisable at the rate of 50% on each of the first and second anniversaries of the Closing Date. In addition, Mr. Crebs has signed a non-compete and non-solicit agreement to take effect upon the Closing, which provides for significant cash payments to him should he choose to extend the term of the agreement in the future.


    Mr. Horton will be Senior Vice President of Norwest Mortgage and Senior Executive Vice President and Chief Financial Officer of Directors Mortgage. As such, he will be paid an annualized base compensation of $180,000 and will be eligible for a bonus upon accomplishment of performance objectives in an amount up to a maximum of 60% of his base compensation. He will also be granted, at the first Norwest board of directors meeting held following the Closing Date, an option for 16,000 shares of Norwest Common Stock at market price on the date of grant and exercisable at the rate of 50% on each of the first and second anniversaries of the Closing Date. In addition, Mr. Horton has signed a non-compete and non-solicit agreement to take effect upon the Closing, which provides for significant cash payments to him should he choose to extend the agreement in the future.


    Mr. Crebs and Mr. Horton are both beneficiaries of the Directors Mortgage Long Term Incentive Bonus Plan (the "Plan"), which is designed to reward certain key individuals for increases in the value of Directors Mortgage. Under the Plan, when certain sale targets are met, cash compensation is payable. The Plan is administered by the Board of Directors of Directors Mortgage and the Board of Special Trust Advisors. Both the Board of Directors of Directors Mortgage and the Board of Special Trust Advisors have determined that the "sale price" of Directors Mortgage, for purposes of the Plan, is equal to 10,599,000 shares of Norwest Common Stock, which is the number of shares offered by Norwest before taking effect of payments under the Plan, multiplied by twenty-six dollars a share, which was in the trading range of Norwest Common Stock during the period the Letter of Intent was being negotiated. This determination results in a payment due to Mr. Crebs and Mr. Horton of $7,365,180 and $1,473,036, respectively, upon the sale of Directors Mortgage. Pursuant to the Reorganization Agreement, such payments will be made the day after the Closing Date.


    Messrs. Daniel Coelho, Frank O'Bryan and Eric Anderson will receive finders fees in connection with evaluating and negotiating the Mergers. This will result in an aggregate payment from all three Companies to Messrs. Coelho, O'Bryan and Anderson of $561,080, $561,080 and $280,540, respectively.


CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

    Each of the Companies is organized under the laws of the State of California, and Norwest is incorporated as a corporation in the State of Delaware. Shareholders of the Companies, whose rights are governed by the Articles of Incorporation and By-Laws of Directors Mortgage, Directors Insurance or Stan-Shaw, as the case may be, will, upon consummation of the Mergers, become stockholders of Norwest. Their rights as Norwest stockholders will then be governed by Norwest's Certificate of Incorporation and By-Laws and by the Delaware General Corporation Law. The following is a summary of certain significant differences between the rights of shareholders of the Companies and the rights of stockholders of Norwest.


    Capital Stock

    Directors Mortgage. The Articles of Incorporation of Directors Mortgage authorize the issuance of one class of shares of stock divided into two series. The Articles of Incorporation authorize the issuance of 1,000,000 shares of Series A Voting common stock, no par value per share ("Series A Common Stock"), and 1,000,000 shares of Series B Nonvoting common stock, no par value per share ("Series B Common Stock"). The only difference between these two series of shares is that, except as provided by applicable law, the holders of Series A Common Stock have voting rights while the holders of Series B Common Stock do not. Series B Common Stock, although non-voting, will vote on this transaction. As of the date hereof, 647,500 shares of Series A Common Stock and 436,295 shares of Series B Common Stock were outstanding.


    Directors Insurance. The Articles of Incorporation of Directors Insurance authorize the issuance of 10,000 shares of stock, no par value per share. As of the date hereof, 100 shares of Directors Insurance Common Stock were outstanding.


    Stan-Shaw. The Articles of Incorporation of Stan-Shaw authorize the issuance of 2,500 shares of stock, par value $10.00 per share. As of the date hereof, 1,420 shares of Stan-Shaw Common Stock were outstanding.


    Norwest. Norwest's Certificate of Incorporation authorizes the issuance of 500,000,000 shares of Common Stock, par value $1 2/3 per share, and 5,000,000 shares of preferred stock, without par value ("Preferred Stock"). At September 30, 1994, 323,084,474 shares of Norwest Common Stock were issued, of which 313,005,575 were outstanding and 10,078,899 were held as treasury shares, and 2,293,271 shares of Preferred Stock were outstanding consisting of 1,127,125 shares of 10.24% Cumulative Preferred Stock, 1,143,675 shares of Cumulative Convertible Preferred Stock, Series B, and 22,471 shares of ESOP Cumulative Convertible Preferred Stock. On December 30, 1994, Norwest issued 980,000 shares of Cumulative Tracking Preferred Stock. In addition, 1,000,000 shares of Preferred Stock are reserved for issuance under the Rights Agreement dated as of November 22, 1988, between Citibank, N.A. as Rights Agent, and Norwest (the "Rights Agreement"). Norwest has also authorized for issuance from time to time and registered with the Commission an additional 1,700,000 shares of Preferred Stock. Norwest has also authorized for issuance from time to time and registered with the Commission pursuant to two universal shelf registration statements, an indeterminate number of securities (the "Shelf Securities") with an aggregate initial offering price not to exceed $1,825,000,000. The Shelf Securities may be issued as Preferred Stock or as securities convertible into shares of Preferred Stock or Norwest Common Stock. Based on the current number of shares of Preferred Stock authorized for issuance under Norwest's Certificate of Incorporation, the maximum number of shares of Preferred Stock and Norwest Common Stock, respectively, that could be issued pursuant to the effective shelf registration statements, when added to shares of Preferred Stock and Norwest Common Stock already reserved for issuance, issued, or outstanding, could not exceed respectively, 5,000,000 shares of Preferred Stock and 500,000,000 shares of Norwest Common Stock. All or any portion of the authorized but unissued Preferred Stock or Shelf Securities issuable as Preferred Stock or convertible into Preferred Stock or Norwest Common Stock, may be issued by the Board of Directors of Norwest without further action by stockholders. Holders of Preferred Stock have certain rights and preferences with respect to dividends and upon liquidation that are superior to those of holders of Norwest Common Stock. The relative rights and preferences of any Preferred Stock issued in the future may be established by Norwest's Board of Directors without stockholder action. Although management has no current plans for the issuance of any shares of Preferred Stock, except as disclosed in this Proxy Statement-Prospectus, such shares, when and if issued, could have dividend, liquidation, voting and other rights superior to those of the Norwest Common Stock.

    Subject to any prior rights of any Preferred Stock then outstanding, holders of Norwest Common Stock are entitled to receive such dividends as are declared by Norwest's Board of Directors out of funds legally available for that purpose. For information concerning legal limitations on the ability of Norwest's banking subsidiaries to supply funds to Norwest, see "CERTAIN REGULATORY CONSIDERATIONS." Subject to the rights, if any, of any Preferred Stock then outstanding, all voting rights are vested in the holders of Norwest Common Stock, each share being entitled to one vote. Subject to any prior rights of any Preferred Stock, in the event of liquidation, dissolution, or winding up of Norwest, holders of shares of Norwest Common Stock are entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them. Holders of shares of Norwest Common Stock do not have any preemptive right to subscribe for any additional securities which may be issued by Norwest. The outstanding shares of Norwest Common Stock, including the shares offered hereby, are fully paid and nonassessable. The transfer agent and registrar for the Norwest Common Stock is Norwest Bank Minnesota, N.A. Each share of Norwest Common Stock also includes, and each share offered hereby will include, a right to purchase certain Preferred Stock.

    The foregoing description of the material terms of the Norwest Common Stock does not purport to be complete and is qualified in its entirety by reference to Article Fourth of Norwest's Certificate of Incorporation.

    On November 22, 1988, the Board of Directors of Norwest declared a dividend of one preferred share purchase right (collectively, the "Rights") for each outstanding share of Norwest Common Stock. The dividend was paid on December 9, 1988, to stockholders of record on that date. Holders of shares of Norwest Common Stock issued subsequent to that date, including those to be issued in connection with the Mergers, will receive the Rights with their shares.

    The Rights trade automatically with shares of Norwest Common Stock and become exercisable only under certain circumstances. The Rights are designed to protect the interests of Norwest and its stockholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with Norwest's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The Rights may, but are not intended to, deter takeover proposals.

    Until a Right is exercised, the holder of a Right, as such, will have no rights as a stockholder of Norwest including, without limitation, the right to vote or receive dividends. Upon becoming exercisable, each Right will entitle the registered holder to purchase from Norwest one four-hundredth of a share of Norwest Series A Junior Participating Preferred Stock (collectively, the "Junior Preferred Shares"). The stated purchase price for each one one-hundredth of a Junior Preferred Share is $175.00. The purchase price is subject to adjustment upon the occurrence of certain events, including stock dividends on the Junior Preferred Shares or issuance of warrants for, or securities convertible on certain terms into, Junior Preferred Shares. The number of Rights outstanding and the number of Junior Preferred Shares issuable upon exercise of the Rights are subject to adjustment in the event of a stock split of, or a stock dividend on, Norwest Common Stock.

    The Rights will become exercisable only if a person or group acquires or announces an offer to acquire 25% or more of the outstanding shares of Norwest Common Stock. This triggering percentage may be reduced to no less than 15% by the Board of Directors prior to the time the Rights become exercisable. The Rights have certain additional features that will be triggered upon the occurrence of specified events:

          (1) If a person or group acquires at least the triggering percentage of Norwest Common Stock, the Rights permit holders of the Rights, other than such person or group, to acquire Norwest Common Stock at 50% of market value. However, this feature will not apply if a person or group which owns less than the triggering percentage acquires at least 85% of the outstanding shares of Norwest Common Stock pursuant to a cash tender offer for 100% of the outstanding Norwest Common Stock.

          (2) After a person or group acquires at least the triggering percentage and before the acquiror owns 50% of the outstanding shares of Norwest Common Stock, the Board of Directors may exchange each Right, other than Rights owned by such acquiror, for one share of Norwest Common Stock or one four-hundredth of a Junior Preferred Share.

          (3) In the event of certain business combinations involving Norwest or the sale of 50% or more of the assets or earning power of Norwest, the Rights permit holders of the Rights to purchase the stock of the acquiror at 50% of market value.

     The Junior Preferred Shares will not be redeemable. Each Junior Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 400 times the dividend declared per share of Norwest Common Stock. In the event of liquidation, the holders of the Junior Preferred Shares will be entitled to a minimum preferential liquidation payment of $400.00 per share but will be entitled to an aggregate payment of 400 times the payment made per share of Norwest Common Stock. Each Junior Preferred Share will have 400 votes, voting together with the Norwest Common Stock. Finally, in the event of any merger, consolidation, or other transaction in which Norwest Common Stock is exchanged, each Junior Preferred Share will be entitled to receive 400 times the amount received per share of Norwest Common Stock. These rights are protected by customary antidilution provisions.

     At any time prior to the acquisition by a person or group of the triggering percentage or more of the outstanding shares of Norwest Common Stock, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.0025 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only remaining right of the holders of Rights will be to receive the Redemption Price.

     The Rights will expire on November 23, 1998, unless extended or earlier redeemed by Norwest. Generally, the terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights.

     Required Vote for Authorization of Certain Actions

     The Companies. California law generally requires approval of any reorganization (including a merger, certain exchange reorganizations, and certain sale-of-asset reorganizations), or sale of all or substantially all of the assets of a corporation, by the affirmative vote of the holders of a majority (unless the articles of incorporation require a higher percentage) of the outstanding shares of each class of capital stock of the corporation
entitled to vote thereon.   None of the Companies' articles of incorporation
provide for a higher percentage. In general, under California law, no approval of a reorganization is required by the holders of the outstanding shares in the case of any corporation if such corporation, or its shareholders immediately before such reorganization, or both, own, immediately after such reorganization, equity securities of the surviving or acquiring corporation or parent party (other than warrants or rights) possessing more than five-sixths of the voting power of the surviving or acquiring corporation or parent party. None of the Companies' articles of incorporation require shareholder approval for this type of reorganization.

    California law also provides that bylaws of a California corporation may be adopted, amended or repealed either by approval of a majority of the outstanding shares entitled to vote or by the approval of a majority of the board of directors. However, a bylaw addressing the authorized number of directors may not be adopted, amended or repealed except by approval of the majority of shares entitled to vote on such matter.

    Norwest. Under Delaware law the vote of a simple majority of the outstanding shares of Norwest Common Stock entitled to vote thereon is required to approve a merger or consolidation, or the sale, lease, or exchange of substantially all of Norwest's corporate assets. With respect to a merger, no vote of the stockholders of Norwest is required if Norwest is the surviving corporation and (1) the related agreement of merger does not amend Norwest's Certificate of Incorporation, (2) each share of stock of Norwest outstanding immediately before the merger is an identical outstanding or treasury share of Norwest after the merger, and (3) the number of shares of Norwest stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) does not exceed 20% of the shares of Norwest Common Stock outstanding immediately before the merger.

    In addition to being subject to the laws of Delaware, Norwest, as a bank holding company, is subject to various provisions of federal law with respect to mergers, consolidations and certain other corporate transactions.

    Under Delaware law, after a Delaware corporation has received payment for its stock, its bylaws cannot be amended by the Board of Directors absent specific authority given in the certificate of incorporation. The Certificate of Incorporation of Norwest gives no such authority.

    Dissenters' Rights

    The Companies. Under California law, in connection with certain reorganizations of a corporation (including certain mergers) for which approval of outstanding shares is required, dissenting shareholders who follow the procedures prescribed by the California General Corporation Law (the "CGCL") are entitled to receive payment of the fair market value of their shares. For a more complete description of such rights, see "Rights of Dissenting Companies Shareholders" below.

    Norwest. Under Delaware law a stockholder is generally entitled to receive payment of the appraised value of such stockholder's shares if the stockholder dissents from a merger or consolidation. However, appraisal rights are not available to holders of (a) shares listed on a national securities exchange or held of record by more than 2,000 persons or (b) shares of the corporation surviving a merger, if the merger did not require the approval of the stockholders of such corporation, unless in either case, the holders of such stock are required by the terms of the consolidation to accept anything other than (i) shares of stock of the surviving corporation, (ii) shares of stock of another corporation which are also listed on a national securities exchange or held by more than 2,000 holders, or (iii) cash in lieu of fractional shares of such stock. Appraisal rights are not available for a sale of assets or an amendment to the Certificate of Incorporation. Because shares of Norwest Common Stock are listed on both the NYSE and the CHX, and Norwest has more than 2,000 stockholders of record, its stockholders are not, subject to the aforementioned exceptions, entitled to any rights of appraisal in connection with mergers or consolidations involving Norwest.

    Special Meetings

    The Companies. Under California law, the board of directors, the chairman of the board, the president or the holders of at least 10% of the outstanding shares of a corporation may call a special meeting of shareholders. None of the Companies' articles of incorporation or bylaws (collectively, the "Charter Documents") permits any other person to call a special meeting.

    Norwest. Under Delaware law and the By-Laws of Norwest, a special meeting of stockholders may be called only by the Chairman of the Board, a Vice Chairman, the President, or a majority of the Board of Directors.

    Antitakeover Statutes

    The Companies. Under California law, if a tender offer or a written proposal for approval of a reorganization or for certain sale of assets is made to some or all of a corporation's shareholders by an interested party (an "Interested Party Proposal"), an affirmative opinion in writing as to the fairness of the consideration to the shareholders must be delivered in writing to the shareholders of that corporation. An "interested party" is a person who is a party to the transaction and (i) directly or indirectly controls the corporation that is the subject of the tender offer or proposal, (ii) is, or is directly or indirectly controlled by, an officer or director of the subject corporation, or (iii) is an entity in which a material financial interest is held by any director or executive officer of the subject corporation. This provision does not apply to an Interested Party Proposal if the corporation that is the subject thereof does not have shares held of record by 100 or more persons.

    If a tender of shares or a vote or written consent is being sought pursuant to an Interested Party Proposal and a later tender offer or written proposal for a reorganization or sale of assets made by other persons is made, such shareholder must be informed of such later tender offers and given a reasonable opportunity to withdraw any vote, consent, or proxy previously given before the vote or written consent on the Interested Party Proposal becomes effective, or a reasonable time to withdraw any tendered shares before the purchase of shares pursuant to the Interested Party Proposal.

    Furthermore, in connection with any merger transaction, California law generally requires that, unless all shareholders of the class or series consent, each share of such class or series must be treated equally with respect to any distribution of cash, property, rights or securities. California law also provides generally that if a corporation that is a party to a merger, or its parent, owns more than 50% but less than 90% of the voting power of the other corporation that is party to such merger, the nonredeemable shares of common stock of the controlled corporation may be converted only into nonredeemable shares of the surviving corporation or a parent party unless all of the shareholders of the class consent.

    Norwest. The Delaware antitakeover statute governs "business combinations" between a publicly held Delaware corporation having certain numbers of stockholders or listed on certain exchanges and an "interested stockholder." This statute is designed primarily to regulate the second step of a two-tiered takeover attempt. Delaware law broadly defines a "business combination" as including a merger, sale of assets, issuance of voting stock, and various other types of transactions with an interested stockholder and other related parties. An "interested stockholder" is defined as any person who beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. Delaware law prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder unless (a) the board of directors approved the business combination before the stockholder became an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the voting stock outstanding when the transaction began, excluding in computing such percentage shares held by certain types of stockholders, or (c) the board of directors approved the business combination after the stockholder became an interested stockholder and the business combination was approved by at least two-thirds of the outstanding voting stock not owned by such stockholder.

    Dividends

    The Companies. Generally, a California corporation may pay dividends if the amount of the corporation's retained earnings equals or exceeds the amount of the proposed distribution or if, after giving effect to the distribution (i) the sum of the assets of the corporation (excluding goodwill and certain other assets) would be at least equal to 1 1/4 times its liabilities (excluding certain deferred credits) and (ii) the current assets of the corporation would be at least equal to its current liabilities or, if the average of the earnings of the corporation before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expense of the corporation for such fiscal years, at least equal to 1 1/4 times its current liabilities. The ability of a California corporation to pay dividends is also restricted by certain limitations for the benefit of certain preferenced shares.

    Norwest. Under Delaware law, Norwest's Board of Directors may authorize and pay dividends to its shareholders either (i) out of surplus, which is that part of a corporation's net assets which is in excess of the amount determined by the board of directors to be capital, provided that, for a corporation like Norwest with par value capital stock, a corporation's capital may not be less than the aggregate par value of its issued shares, or (ii) if there is no surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The board of directors of a Delaware corporation may reduce the corporation's capital, provided that the corporation's assets remaining after the reduction are sufficient to pay any of the corporation's debts for which payment has not otherwise been provided.

    Election of Directors

    The Companies. Under CGCL (unless a corporation's articles of incorporation provide otherwise), any shareholder of a corporation is entitled to cumulate his or her votes for the election of directors provided that at least one shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. A shareholder can cumulate his or her votes only for candidates whose names have been placed in nomination prior to the voting. None of the Companies' articles of incorporation eliminate cumulative voting with respect to the election of directors.

    Norwest. Delaware law does not provide for cumulative voting for directors unless such rights are explicitly granted to shareholders in the certificate of incorporation of the corporation. The Certificate of Incorporation of Norwest does not contain any provision granting cumulative voting to shareholders.

    Removal of Directors; Filling Vacancies on the Board of Directors

    The Companies. Under California law, the holders of at least 10% of the number of outstanding shares of any class of stock may initiate a court action to remove any director for cause. In addition, any or all of the directors may be removed without cause if the removal is approved by a majority of the outstanding shares entitled to vote. However, no director may be removed (unless the entire board is removed) when the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

    Under California law (unless otherwise provided in the articles of incorporation or bylaws and except for a vacancy created by the removal of a director), vacancies on the board of directors may be filled by approval of the board. Vacancies not filled by the board of directors or caused by the removal of a director by the vote of the shareholders may only be filled by the approval of the shareholders entitled to vote. None of the Charter Documents contain any provisions to the contrary.

    Norwest. Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that (i) if the corporation has a staggered board, directors may be removed only for cause and
(ii) if a corporation has cumulative voting, a director may not be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors. Norwest does not have a staggered board and does not have cumulative voting.

    The By-Laws of Norwest provide that if an office of director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the remaining directors, though less than a quorum, except as prohibited by law, the Certificate of Incorporation, or the By-Laws, may fill the vacancy.

    Limitation of Directors' Liability and Indemnification

    The Companies. The Articles of Incorporation of Directors Mortgage provide that the liability of the directors for monetary damages is eliminated to the fullest extent permissible under California law.

    As permitted under the CGCL, the bylaws of Directors Mortgage and Directors Insurance provide that Directors Mortgage and Directors Insurance shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this corporation or that the persons had reasonable cause to believe that his or her conduct was unlawful.

    The bylaws of Directors Mortgage and Directors Insurance also provide that each corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

    Under the bylaws of Directors Mortgage and Directors Insurance, no indemnification shall be made: (i) in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation in the performance of that person's duty to this corporation, unless and only to the extent that the court in which that action was brought shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expense which the court shall determine; (ii) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or (iii) of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

    To the extent the agent of the corporation is successful on the merits in the defense of any proceeding, or in defense of any claim, issue or matter therein, the bylaws of Directors Mortgage and Directors Insurance provide that the agent will be indemnified against expenses actually and reasonably incurred by the agent in connection with such proceeding. Indemnification is authorized only upon a determination that indemnification is proper in the circumstances by
(i) a majority vote of a quorum consisting of directors who are not parties to the proceeding; (ii) the affirmative vote of a majority of the shares entitled to vote (excluding those shares held by the person to be indemnified); or (iii) the court in which the proceeding is or was pending, on application made by the corporation or agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

    Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition on the proceeding if the agent undertakes to repay the amount of the advance unless it is ultimately determined that the agent is entitled to be indemnified.

    The bylaws of Stan-Shaw do not have comparable provisions, though the CGCL permits indemnification to the extent currently provided in the bylaws of Directors Mortgage and Directors Insurance as described above.

    Norwest. Under Delaware law, absent a provision in the certificate of incorporation to the contrary, directors can be held liable for gross negligence in connection with the decisions made on behalf of the corporation and the performance of their duty of care, but will not be liable for simple negligence. As permitted under Delaware law, Norwest's Certificate of Incorporation provides that a director (including an officer who is also a director) of Norwest shall not be liable personally to Norwest or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability arising out of (i) any breach of a director's duty of loyalty to Norwest or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of a dividend or approval of a stock repurchase in violation of Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derives improper personal benefit. This provision protects Norwest's directors against personal liability for monetary damages from breaches of their duty of care. However, it does not eliminate the director's duty of care. For example, this provision in Norwest's Certificate of Incorporation has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a director's breach of his duty of care.

    Delaware law provides that directors, officers, and other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than a derivative action) if they acted in good faith and in a manner they reasonably believed to be in, or not opposed, to the best interests of the corporation, and regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. In the case of derivative actions, Delaware law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a person otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by Delaware law.

    Norwest's Certificate of Incorporation provides that Norwest must indemnify, to the fullest extent authorized by Delaware law, each person who was or is made party to, is threatened to be made a party to, or is involved in, any action, suit, or proceeding because he is or was a director or officer of Norwest (or was serving at the request of Norwest as a director, trustee, officer, employee, or agent of another entity) while serving in such capacity against all expenses, liabilities, or loss incurred by such person in connection therewith, provided that indemnification in connection with a proceeding brought by such person will be permitted only if the proceeding was authorized by the Norwest Board of Directors. Norwest's Certificate of Incorporation also provides that Norwest must pay expenses incurred in defending the proceedings specified above in advance of their final disposition, provided that if so required by Delaware law, such advance payments for expenses incurred by a director of officer may be made only if he undertakes to repay all amounts so advanced if it is ultimately determined that the person received such payments is not entitled to be indemnified.

    Norwest's Certificate of Incorporation authorizes Norwest to provide similar indemnification to employees or agents of Norwest.

    Pursuant to Norwest's Certificate of Incorporation, Norwest may maintain insurance, at its expense, to protect itself and any directors, officers, employees, or agents of Norwest or another entity against any expense, liability, or loss, regardless of whether Norwest has the power or obligation to indemnify that person against such expense, liability, or loss under Delaware law.

    The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of Norwest's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors, or otherwise.

RIGHTS OF DISSENTING COMPANIES SHAREHOLDERS

    Any shareholder of the Companies who does not vote any of the shares which he or she is entitled to vote in favor of the Reorganization Agreement and the applicable Merger Agreement may, by complying with the procedures set forth in Chapter 13 of Division 1 of Title 1 of the California General Corporation Law ("Chapter 13"), attached as Appendix B hereto, require the issuer of that shareholder's stock to purchase in cash at fair market value the shares which the shareholder does not vote in favor of the Reorganization Agreement and the applicable Merger Agreement. The fair market value is to be determined as of the day before the first announcement of the terms of the Reorganization Agreement and excludes any appreciation or depreciation in consequence of the proposed action. If the dissenting shareholder and the respective issuer cannot agree as to such fair market value, the dissenting shareholder may have such value determined by a California court.

    Any shareholder of the Companies contemplating the exercise of such dissenter's rights is urged to review the full text of Chapter 13, attached as Appendix B to this Joint Proxy Statement-Prospectus. THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 MUST BE FOLLOWED EXACTLY OR ANY DISSENTER'S RIGHTS MAY BE LOST. The following, qualified in its entirety by reference to the full text of Chapter 13, is a brief summary of procedures to be followed to accomplish the effective exercise of such dissenter's rights.

    No Vote in Favor of the Agreement. Any shares for which dissenter's rights are sought must not be voted in favor of the Reorganization Agreement and the applicable Merger Agreement. Such shares must either be voted against the Reorganization Agreement and the applicable Merger Agreement or not voted at all. Thus, any shareholder who wishes to dissent and who executes and returns a proxy in the accompanying form must specify that his or her shares are to be voted against the Reorganization Agreement and the applicable Merger Agreement or that the proxy holder shall abstain from voting his or her shares. If the shareholder returns a proxy without voting instructions, or with instructions to vote in favor of the Reorganization Agreement and the applicable Merger Agreement, his or her shares will automatically be voted in favor of the Reorganization Agreement and the applicable Merger Agreement and the shareholder will lose any dissenter's rights.

    Written Demand. If the Reorganization Agreement and the applicable Merger Agreement are approved, the Companies will have ten days after such approval to send to those shareholders who have not voted for the approval of the Reorganization Agreement and the applicable Merger Agreement written notice of such approval accompanied by a copy of Chapter 13, a statement of the price determined by Directors Mortgage, Directors Insurance or Stan-Shaw, as the case may be, to represent the fair market value of the respective dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise his or her dissenter's rights. In order to preserve his or her dissenter's rights, a shareholder must, within 30 days after the date on which the notice for approval is mailed, make written demand upon the issuer of his or her stock for the purchase of dissenting shares, specifying the number, and payment to the shareholder in cash of the fair market value. A vote against the Reorganization Agreement and the applicable Merger Agreement does not constitute such written demand. Within the same 30-day period, the dissenting shareholder must surrender to the issuer of his or her stock, at the office designated in the notice of approval, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of the Companies' Common Stock which are transferred prior to their submission for endorsement lose their status as dissenting shares.

    Court Appraisal. If Directors Mortgage, Directors Insurance or Stan-Shaw denies that the shares surrendered to it are dissenting shares, or such corporation and the shareholder fail to agree upon a fair market value of such shares, the dissenting shareholder must, within six months after the notice of approval is mailed, file a complaint in the superior court of the proper county requesting the court to make such determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenter's rights are lost.

    Withdrawal of Dissent. A dissenting shareholder may not withdraw his or her dissent or demand for payment unless the issuer of the shareholder's stock consents to such withdrawal.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes certain U.S. federal income tax consequences of the Mergers to holders of Companies Common Stock under the Code.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL
INFORMATION ONLY.   SHAREHOLDERS OF DIRECTORS MORTGAGE, DIRECTORS INSURANCE AND
STAN-SHAW ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

    It is intended that each of the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, for federal income tax purposes: (i) no gain or loss will be recognized by any of the corporate parties as a result of the Mergers; (ii) no gain or loss will be recognized by holders of Directors Mortgage Common Stock, Directors Insurance Common Stock or Stan-Shaw Common Stock upon the receipt of Norwest Common Stock in the Mergers, except as discussed below with respect to cash received in lieu of a fractional share interest in Norwest Common Stock; (iii) the tax basis of the shares of Norwest Common Stock to be received by the holders of Directors Mortgage Common Stock, Directors Insurance Common Stock or Stan-Shaw Common Stock in the Mergers will be the same as the tax basis in the shares of such stock surrendered in exchange therefor (reduced by any amount allocable to fractional share interests for which cash is to be received); and (iv) the holding period of the shares of Norwest Common Stock to be received by the holders of Directors Mortgage Common Stock, Directors Insurance Common Stock or Stan-Shaw Common Stock in the Mergers will include the holding period of the shares of Directors Mortgage Common Stock, Directors Insurance Common Stock or Stan-Shaw Common Stock surrendered in exchange therefor, provided that such shares of stock are held as capital assets at the Closing Date.

    Consummation of the Mergers is conditioned upon each of Directors Mortgage, Directors Insurance and Stan-Shaw receiving an opinion, dated the Closing Date, of counsel to the Companies substantially to the effect that the federal income tax consequences of the Mergers are as set forth in the preceding paragraph. An opinion of counsel represents the best judgment of counsel as to the likely outcome of the tax issues addressed therein if such issues were litigated. It has no binding effect on the Internal Revenue Service or the courts.

    A holder of shares of Directors Mortgage Common Stock, Directors Insurance Common Stock or Stan-Shaw Common Stock who receives cash in the Mergers in lieu of a fractional share interest in Norwest Common Stock will be treated for federal income tax purposes as having received cash in redemption of such fractional share interest. The receipt of such cash generally should result in capital gain or loss, in an amount equal to the difference between the amount of cash received and the portion of such shareholder's adjusted tax basis in the shares of Directors Mortgage Common Stock, Directors Insurance Common Stock or Stan-Shaw Common Stock allocable to the fractional share interest. Such capital gain or loss will be long-term capital gain or loss if the holding period for the fractional shares of Norwest Common Stock deemed to be received and then redeemed is more than one year.

    A holder of shares of Directors Mortgage Common Stock, Directors Insurance Common Stock or Stan-Shaw Common Stock who perfects dissenters' rights under the laws of the State of California and who receives payment of the fair value of his or her shares of Directors Mortgage Common Stock,

Directors Insurance Common Stock or Stan-Shaw Common Stock will be treated as having received such payment in redemption of such shares. Such redemption will be subject to the conditions and limitations of Section 302 of the Code, including the ownership attribution rules of Section 318. In general, if the shares of Directors Mortgage Common Stock, Directors Insurance Common Stock or Stan-Shaw Common Stock are held by the holder as a capital asset at the Closing Date, a dissenting holder will recognize capital gain or loss measured by the difference between the amount of cash received by such holder and the basis for such shares. Such capital gain or loss will be long-term capital gain or loss if the holding period of such shares is more than one year. If, however, such holder owns, either actually or constructively, any Norwest Common Stock, the payment made to such holder could be treated as dividend income. In general, under the constructive ownership rules of the Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that such holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security. Each holder of Directors Mortgage Common Stock, Directors Insurance Common Stock or Stan-Shaw Common Stock who contemplates exercising his or her dissenters' rights should consult his or her own tax advisor as to the possibility that any payment to him or her will be treated as dividend income.

RESALE OF NORWEST COMMON STOCK

    The shares of Norwest Common Stock issuable to shareholders of the Companies upon consummation of the Mergers have been registered under the Securities Act of 1933 (the "Securities Act"). Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of the Companies or Norwest as that term is defined in the rules under the Securities Act. Norwest Common Stock received by those shareholders of the Companies who are deemed to be "affiliates" of the Companies may be resold without registration as provided for by Rule 145, or as otherwise permitted under the Securities Act.
In the Reorganization Agreement, each of the Companies has agreed to use its best efforts to cause each Companies shareholder who is an executive officer or director of the Companies or who may otherwise reasonably be deemed to be an affiliate of the Companies to enter into an agreement with Norwest providing that such affiliate will not sell, transfer, or otherwise dispose of the shares of Norwest Common Stock to be received by such person in the Mergers except in compliance with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder. This Proxy Statement-Prospectus does not cover any resales of Norwest Common Stock received by affiliates of the Companies.

    Pursuant to the Reorganization Agreement, Norwest and the Companies have agreed to use their best efforts to cause their affiliates to execute written agreements not to take any action that would cause the Mergers not to be treated as a pooling of interests for accounting purposes. Under generally accepted accounting principles, the sale of Norwest Common Stock or Companies Common Stock by an affiliate of either Norwest or the Companies within 30 days prior to the Effective Time of the Mergers or thereafter prior to the publication of financial statements that include at least 30 days of combined operations of Norwest and the Companies after the Effective Time of the Mergers could preclude pooling of interests accounting treatment of the Mergers.

    The Reorganization Agreement provides for the filing by Norwest of listing applications with the NYSE and the CHX covering the shares of Norwest Common Stock issuable upon consummation of the Mergers. It is a condition to the consummation of the Mergers that such shares of Norwest Common Stock shall have been authorized for listing on the NYSE and the CHX effective upon official notice of issuance.

DIVIDEND REINVESTMENT AND OPTIONAL CASH PAYMENT PLAN

    For those stockholders who elect to participate in Norwest's Dividend Reinvestment and Optional Cash Payment Plan, dividends on Norwest Common Stock will be reinvested in shares of Norwest Common Stock at market price (as defined). The plan also permits participants to invest through voluntary cash payments, within certain dollar limitations, in additional shares of Norwest Common Stock at the market price (as defined) of such stock at the time of purchase. It is anticipated that after the Effective Time of the Mergers, Norwest will continue to offer its Dividend Reinvestment and Optional Cash Payment Plan and that shareholders of the Companies who receive Norwest Common Stock in the Mergers will have the right to participate therein.

ACCOUNTING TREATMENT

    Norwest's obligation to consummate the Mergers is conditioned upon qualification of the Mergers under the pooling-of-interests method of accounting and the receipt by Norwest of an opinion from Norwest's and Companies' independent public accountants to the effect that each of the Mergers qualifies for pooling-of-interests method of accounting if consummated in accordance with the terms of the applicable Merger Agreement. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of Norwest and the Companies will be combined at the Effective Time of the Mergers and carried forward at their previously recorded amounts, and the shareholders' equity accounts of the Companies and Norwest will be combined on Norwest's consolidated balance sheet. Income and other financial statements of Norwest issued after consummation of the Mergers will not be restated retroactively because the effect of the acquisitions on Norwest's financial statements will not be material.

    In order for the Mergers to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of each of the outstanding Directors Mortgage Common Stock, Directors Insurance Common Stock and Stan-Shaw Common Stock must be exchanged for Norwest Common Stock. Norwest and the Companies have agreed not intentionally to take any action that would disqualify the Mergers from pooling-of-interests treatment by Norwest. In this regard, Norwest has agreed to use its best efforts to obtain and deliver to the Companies signed representations from the directors and executive officers of Norwest that they will not sell, transfer or otherwise dispose of any shares of Norwest or the Companies during the period commencing 30 days prior to the closing of the Mergers and ending upon publication of financial results including at least 30 days of combined operations of Norwest and the Companies.

    The unaudited pro forma financial information contained in this Proxy Statement-Prospectus has been prepared using the pooling-of-interests accounting method to account for the Mergers. See "SUMMARY--Comparative Unaudited Per Share Data" and "-- Selected Financial Data."

EXPENSES

    Norwest and each of the Companies will each pay their own expenses in connection with the Reorganization Agreement and the Mergers and the transactions contemplated thereby, including fees and expenses of their respective accountants and counsel.

                     INFORMATION ABOUT DIRECTORS MORTGAGE

GENERAL

    Directors Mortgage is a California corporation which was organized in 1964. In 1976, Directors Mortgage was purchased by A. Gary Anderson, who managed Directors Mortgage as principal owner until his death in August 1992, at which time he was the sole beneficial shareholder. At September 30, 1994, Directors Mortgage had total assets of $318.2 million and stockholders' equity of $20.6 million. The principal executive offices of Directors Mortgage are located at 1595 Spruce Street, Riverside, California.

MORTGAGE BANKING OPERATIONS

    General. Directors Mortgage's mortgage banking operations consist primarily of the origination, sale and servicing of residential single-family, first mortgage loans and the retention, purchase and sale of servicing rights associated with such mortgage loans. Substantially all such loans are sold as whole loans or mortgage-backed securities issued or guaranteed by the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or the Government National Mortgage Association ("GNMA"). The mortgage loans are primarily sold with the rights to service the loan being retained by Directors Mortgage.

    Directors Mortgage expanded its mortgage banking operations significantly in recent years and was in 1993 the nation's 15th largest residential mortgage lender based on dollar amount of originations. Estimates obtained from independent sources indicate that for 1993, Directors Mortgage ranked fifth largest in California among originators of residential single-family, first mortgage loans based on dollar amount of originations. Directors Mortgage originated $4.7 billion of mortgage loans during the first nine months of 1994, $10.5 billion of mortgage loans in 1993 and $7.7 billion of mortgage loans in 1992. The mortgage loan servicing portfolio also grew significantly in recent years, but has leveled off in 1994 due to more sales of loans with servicing released. At September 30, 1994, the servicing portfolio totaled $12.8 billion principal amount of mortgage loans serviced, compared to $13.1 billion at December 31, 1993 and $8.4 billion at December 31, 1992.

    The fundamental business strategy of Directors Mortgage has been to increase its nationwide market share of mortgage loan originations and the size of its servicing portfolio. Directors Mortgage's geographic diversification efforts have focused on increasing penetration of California markets and expanding its operations outside of California. As of September 30, 1994 mortgage loan originations in California represented 56% of total mortgage loan originations of Directors Mortgage and the servicing portfolio related to California mortgages represented 51% of the total servicing portfolio of Directors Mortgage. As of September 30, 1994, Directors Mortgage operated 121 branch offices and 29 satellite offices in 25 states.

    Mortgage Loan Origination. Directors Mortgage originates mortgage loans through three primary channels: retail, wholesale and correspondent. Of total fundings during 1993, 53% were through its retail channel, 44% were through its wholesale channel and 3% were through its correspondent channel. As of September 30, 1994, Directors Mortgage's retail channel operated through 136 locations from which loan officers originate mortgage loans principally through referrals from local realtors and home builders. As of the same date, Directors Mortgage's wholesale channel operated through 14 offices from which mortgage loans are solicited from approved independent mortgage brokers and realty/broker offices with which Directors Mortgage has contractual relationships. The correspondent channel generates mortgage loans through independent mortgage banking companies, savings and loan institutions and small community banks. All mortgage loans originated by Directors Mortgage through its retail and wholesale channels are underwritten, funded and closed by Directors Mortgage. Mortgage loans originated through its correspondents are generally underwritten by the correspondent, unless third party underwriting is required and closed in the name of the correspondent and funded by Directors Mortgage, with an assignment of the mortgage loan to Directors Mortgage concurrent with the funding. Directors Mortgage also purchases loans from correspondents on a whole loan basis after funding.

    Mortgage loan originations during the first nine months of 1994 consisted of 64% fixed rate mortgage loans and 36% adjustable rate mortgage loans. Mortgage loan originations during 1993 consisted of 77% fixed rate mortgage loans and 23% adjustable rate mortgage loans.

    A majority of the mortgage loans originated by Directors Mortgage are conforming conventional loans which qualify for inclusion in purchase and guaranty programs sponsored by FNMA and FHLMC. In order to qualify for these programs, mortgage loans must meet the property and credit standards and loan size limits, currently $203,150 for all states other than Alaska, Hawaii and the U.S. Virgin Islands which have loan size limits of $304,725, established by FNMA and FHLMC. Nonconforming conventional mortgage loans originated by Directors Mortgage which are not eligible for sale to FNMA or FHLMC, primarily due to loan size limitations, must meet Directors Mortgage's own underwriting criteria, as well as satisfy the criteria of investors to which such loans are sold. Directors Mortgage also originates conforming mortgage loans insured by the Department of Housing and Urban Development ("HUD") and mortgage loans partially guaranteed by the Veterans Administration ("VA") which are originated according to HUD and VA guidelines.

    Sale of Mortgage Loans. Directors Mortgage strives to sell all of the mortgage loans it originates. A majority of the conventional conforming loans originated by Directors Mortgage are either sold directly to FNMA, FHLMC or private investors for cash or are pooled and sold as mortgage-backed securities to investment banking firms who act as dealers in mortgage securities. Mortgage loans exceeding FNMA and FHLMC maximum loan size limits and other mortgage loans which do not conform to agency requirements are sold directly to investment banks and institutional investors. Directors Mortgage's FHA mortgage loans and VA mortgage loans are generally pooled and sold in the form of GNMA mortgage-backed securities.

    Sales of mortgage loans to investors are generally made without recourse to Directors Mortgage in the event of default by the borrower, other than VA mortgage loans which are subject to the limits of the VA guarantee and certain losses related to foreclosures of FHA mortgage loans. In connection with its mortgage loan sales, Directors Mortgage makes representations and warranties customary in the industry. In the event of a breach of these representations and warranties, or under certain other specified circumstances, regardless of whether there has been such a breach, Directors Mortgage may be required to repurchase such mortgage loans. Typically, any documentation defects with respect to these mortgage loans which cause them to be repurchased are corrected and the loans are resold, unless the loan is in default. In some cases, repurchased mortgage loans are foreclosed and the acquired real estate is subsequently sold. Losses incurred as a result of breaches of such representations and warranties were approximately $1.2 million during the first nine months of 1994 and $3.8 million during 1993.

    Mortgage Loan Servicing. Mortgage loan servicing includes collecting payments from borrowers and remitting such funds to investors, accounting for mortgage loan principal and interest payments, making advances when required, holding impound funds for the payment of taxes, insurance and other mortgage-related expenses, contacting delinquent borrowers, supervising foreclosures and property dispositions in the event of unremedied defaults and generally administering mortgage loans. A servicer's mortgage loan servicing duties and its right to collect fees are set forth in the servicing contract with the investor.

    Directors Mortgage receives loan servicing fees under its servicing contracts which generally range from .25% to .50% per annum of the aggregate unpaid principal balance of the mortgage loans, plus any late charges collected from delinquent borrowers and other fees incidental to the services provided. Servicing fees are collected out of monthly mortgage payments. In the event of default by the borrower, Directors Mortgage receives no servicing fees during the default period unless the default is cured.

    Sales of Servicing. Directors Mortgage sells servicing rights from time to time to generate working capital to support its operations. It retains as much servicing as possible to support its long-term goal of portfolio growth. The majority of servicing rights sold are auctioned and released on a "bulk" basis to investors who are active buyers of servicing. Such sales substantially increase revenue during the period in which sales occur but reduce future servicing fee income. Prices obtained for mortgage loan servicing rights vary. Among the factors that influence the value received for mortgage loan servicing rights are servicing fee rates, anticipated prepayment rates, average loan balances, servicing costs, impound balances, delinquency and foreclosure experience and purchasers' required rates of return.

    Servicing Portfolio Credit Risk. Portfolio credit risk associated with mortgage loan servicing is largely dependent on the extent to which the servicing portfolio is nonrecourse or recourse. In nonrecourse servicing, the principal credit risk to the servicer is the cost of temporary advances of funds on delinquent loans and foreclosing related expense on FHA and VA loans. At September 30, 1994, 32% of the Company's servicing portfolio was comprised of FHA and VA loans serviced primarily under GNMA guidelines. Although such portfolio is deemed to be nonrecourse, in certain circumstances when a national disaster occurs, such as the recent San Fernando Valley earthquake in Southern California, Directors Mortgage is exposed to recourse type risk if proceeds from primary homeowner insurance or disaster relief are not available to restore properties to livable conditions. In recourse servicing, the servicer agrees to share credit losses with the owner, insurer or guarantor of the mortgage loan. Losses on recourse servicing occur primarily when foreclosure sale proceeds of the property underlying a defaulted mortgage loan are less than the then outstanding principal balance of such mortgage loan and costs of holding and disposing of such underlying property. At September 30, 1994, Directors Mortgage was servicing mortgage loans in the aggregate principal amount of approximately $10.5 million on a recourse basis. The provision for losses related to servicing responsibilities amounted to approximately $1.3 million during the first nine months of 1994, including $650,000 for earthquake losses, and approximately $125,000 during 1993.

COMPETITION

    The business of mortgage banking is highly competitive. Directors Mortgage competes for mortgage loan originations with other financial institutions, such as mortgage bankers, commercial banks, savings and loan associations, credit unions and insurance companies. Many of the competitors of Directors Mortgage have financial resources that are substantially greater than those of Directors Mortgage.

ENVIRONMENTAL MATTERS

    Compliance with environmental laws and regulations have not had a significant impact on Directors Mortgage's capital expenditures, earnings or competitive position. Directors Mortgage does not anticipate that it will incur any material capital expenditures for environmental control of facilities in the near future.

EMPLOYEES

    At September 30, 1994, Directors Mortgage had 2,033 full-time employees and 36 part-time employees.

MARKET PRICES AND DIVIDENDS

    The outstanding shares of Directors Mortgage Common Stock are owned of record by 35 shareholders. See "MEETING INFORMATION--Principal Shareholders and Security Ownership of Management of the Companies--Directors Mortgage". Therefore, there is no established trading market for Directors Mortgage Common Stock.

    Directors Mortgage is a Subchapter S corporation and makes cash distributions to shareholders for related income taxes and other general purposes. No distributions were made on the Directors Mortgage Common Stock during the nine months ended September 30, 1994. Directors Mortgage made distributions on the Directors Mortgage Common Stock of $22,552,000 in the aggregate, or $34.83 per share, during 1993; and $26,213,000 in the aggregate, or $40.48 per share, during 1992. The mortgage warehouse facility maintained by Directors Mortgage contains restrictions on the payment of cash distributions by Directors Mortgage. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" below.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS'

    Overview

    Revenues from mortgage loan origination activities are generated from loan origination and related fees, interest income earned on loans and net gains, if any, on the sale of mortgage loans. Directors Mortgage's loan originations have increased significantly in recent years as a result of opening new retail and wholesale loan offices and correspondent relationships and the favorable interest rate environment. Directors Mortgage now originates loans in 25 states.

    Revenues related to servicing rights are derived principally from loan servicing fees earned in connection with the collection and processing of loan payments and the administration of loans, and from gains realized on the sale of servicing rights. Directors Mortgage's servicing portfolio increased significantly in 1993 due to higher loan volume and the retention of servicing rights on loans originated by Directors Mortgage.

    Directors Mortgage sells a portion of the servicing rights generated by its loan originations to other servicers to generate income and cash flow to finance its operating needs. Consequently, results of operations may fluctuate significantly depending upon the amount of servicing rights sold in particular periods. Although the amount of loan servicing rights sold in recent periods is not necessarily indicative of future sales activity, management expects that in the near term Directors Mortgage will continue to sell a significant percentage of the servicing rights it generates. Management's long-term plans are to continue to build the loan servicing portfolio and retain loan servicing rights to generate additional servicing fee income, which is expected to provide a stable source of revenue in a rising interest rate environment. While Directors Mortgage acquires loan servicing rights from loan correspondents, this activity is expected to continue to be minimal.

    Directors Mortgage, with the consent of its shareholders, elected to be an S Corporation under the Code effective May 1, 1990. In lieu of corporation income taxes, the shareholders of Directors Mortgage are taxed on Directors Mortgage's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Directors Mortgage continues to pay state income tax at a reduced rate. Distributions for the income taxes are provided to shareholders at the maximum individual income tax rates.

    Recent Developments and Outlook

    In recent years, Directors Mortgage has benefited from a declining interest rate environment which has generated demand to refinance existing mortgage loans, increased overall demand for mortgage loans and lowered the cost of the funds used in Directors Mortgage's mortgage banking operations. Rising interest rates in 1994 have resulted in declines in loan origination volumes, with overall refinancing activity during the nine months ended September 30, 1994 38% (based upon dollar amount of loans) below the comparable period in 1993 and during the month of September 1994 82% (based upon dollar amount of loans) below the month of September 1993. In view of the decline in refinance activity and rising interest rate environment, Directors Mortgage has endeavored to increase origination volume and revenues through identifying competitive investors in adjustable rate mortgage product to qualify more borrowers at lower initial interest rates and to create new loan origination programs such as below "A" quality loan programs for borrowers with substandard credit. Activity in below "A" quality loan programs has not been material to date. The increased loan servicing portfolio has provided additional revenues to partially offset the decline in loan origination related income. Management anticipates that loan origination volume and related revenues will, for at least the near term, remain below 1993 and 1992 levels.

    Certain Accounting Considerations Related to "Off-Balance-Sheet" Value

    The financial statements of a mortgage company are significantly influenced by the relative composition of its mortgage loan production between loans originated by the company itself and loans purchased from other originators, as well as by the mortgage company's decision to sell or retain the servicing rights associated with such loans. Generally accepted accounting principles require that the acquisition costs of mortgage servicing rights purchased from others ("PMSRs") be capitalized on the balance sheet and amortized over the expected life of the loans. In contrast, the origination costs associated with retained servicing rights to loans directly originated and subsequently sold by a mortgage company ("OMSRs") must, in general, be expensed currently. The only amount allowed to be capitalized with respect to such retained servicing is the present value of the excess servicing -- the amount by which the difference between the contractual note rate of a loan and the interest rate payable to the purchaser of the loan exceeds what is considered to be a "normal" servicing fee. To the extent the market value of OMSRs exceeds the amount allowed to be capitalized on the balance sheet, a mortgage company can choose to recognize such value through subsequent sale of the OMSRs, thereby offsetting the then-current period expensing of origination costs and potentially producing net income or the mortgage company can choose to retain this "off-balance-sheet" value and recognize it over the life of the loan in the form of servicing income.

    As of September 30, 1994, Directors Mortgage's servicing portfolio, not including loans held for sale, consisted of servicing rights to mortgage loans with an aggregate outstanding balance of $12.8 billion, as to which $2.8 million, or .02%, was capitalized on its balance sheet. During the first nine months of 1994 and during all of 1993, 1992 and 1991, Directors Mortgage sold servicing rights to mortgage loans with aggregate principal balances of $4.1 billion, $2.5 billion, $2.7 billion and $0.5 billion, respectively, at weighted average prices net of related selling expenses of 1.00%, .88%, .98%, and 1.22% of the aggregate principal balance of the loans, respectively. The prices at which servicing rights may be sold vary over time according to, among other factors, type of loan and prevailing mortgage interest and prepayment rates. Servicing rights sold by Directors Mortgage have generally related to agency loans (loans sold to FNMA, FHLMC or GNMA) recently originated by Directors Mortgage, and such servicing rights may, in certain interest rate environments, have relatively higher values than nonagency or more seasoned loans in Directors Mortgage's servicing portfolio.

    On June 28, 1994, the Financial Accounting Standards Board ("FASB") issued an Exposure Draft, "Accounting for Mortgage Servicing Rights and Excess Servicing Receivables and for Securitization of Mortgage Loans." The Exposure Draft provides accounting guidance for the recognition and capitalization of OMSRs in addition to guidance for evaluating all capitalized servicing rights for impairment and the recognition of impairment. The provisions of the Exposure Draft call for its application in fiscal years beginning after December 15, 1995. The changes, when adopted, are expected to permit recognition of the economic value of originated servicing and to account for purchased and originated servicing in the same manner. If the provisions of the Exposure Draft had been in effect during the first nine months of 1994 and for all of 1993, management estimates that Directors Mortgage would have recognized additional revenues before tax of approximately $40 million and $90 million, respectively.

    Results of Operations for the Nine Months Ended September 30, 1994 Compared to the Nine Months Ended September 30, 1993


    Summary. Revenue for the nine months ended September 30, 1994 decreased 22% to $138.5 million from $179.7 million for the nine months ended September 30, 1993, and Directors Mortgage had net income of $300,000 for the 1994 period compared to net income of $21.9 million for the 1993 period. The results of the 1994 period relative to the 1993 period were due to a substantial reduction in revenue from loan origination, gain on sale of loans (net), and net interest income, offset, in part, by increased revenue from mortgage servicing and sales of servicing and a reduction in total expenses.


    Mortgage Origination Revenue. The following table sets forth the primary components of mortgage origination revenue for the periods indicated:


                                                      Nine Months Ended
                                                         September 30
                                                     --------------------
                                                       1994       1993
                                                     ---------  ---------
                                                        (in thousands)
          Loan origination and processing..........   $41,834    $ 52,870
          Gain (loss) on sale of loans (net).......    (2,321)     61,948
                                                      -------    --------
               Total mortgage origination revenue..   $39,513    $114,818
                                                      -------    --------


     For the nine months ended September 30, 1994, Directors Mortgage experienced reduced mortgage origination revenues of $39.5 million compared to $114.8 million for the nine months ended September 30, 1993, reflecting a lower overall level of loan origination activity and a significant decline in revenues from net secondary marketing activity in the 1994 period.


     Loan origination and processing revenues were down 21% in the nine months ended September 30, 1994, corresponding to a 35% decrease in loan origination volume from $7.2 billion in the 1993 period to $4.7 billion in the 1994 period. Of the total loan origination volume during the first nine months of 1994, 64% was through the retail channel, 32% was through the wholesale channel and 4% was through the correspondent channel. Loan origination volume through the retail, wholesale and correspondent channels decreased 19%, 55% and 12%, respectively, during the 1994 period compared to the 1993 period.


     Secondary marketing activity resulted in a $2.3 million net loss on the sale of loans for the nine months ended September 30, 1994 compared to a $61.9 million net gain for the nine months ended September 30, 1993. The loss on the sale of loans for the first nine months of 1994 represents 0.05% of total loan origination volume during the period while the gain on the sale of loans for the first nine months of 1993 represents 0.9% of total loan origination volume during the period. The decline in revenues from the sale of loans is primarily due to the rising interest rate environment in 1994, which has resulted in a decreased demand for mortgage loans and corresponding increased competition in pricing of mortgage loans.


     Mortgage Servicing Revenue. Total mortgage servicing revenue for the first nine months of 1994 increased 47% to $35.7 million from $24.2 million for the first nine months of 1993, primarily due to growth of Directors Mortgage's servicing portfolio through its loan origination operations. The average mortgage servicing portfolio during the first nine months of 1994 was $13.8 billion compared to $10.6 billion for the comparable period of 1993. The impact of amortization of PMSRs and excess servicing fees was not material since Directors Mortgage obtains a minimal amount of servicing through acquisition and prices and markets its mortgage loans to minimize the amount of excess servicing fees. During the nine months ended September 30, 1994, amortization of excess servicing and purchased servicing amounted to $407,000 compared to $725,000 for the same period in 1993. At September 30, 1994 and 1993, total PMSRs and excess servicing fees capitalized on the balance sheet amounted to $2.7 million. Expressed as an annualized percentage of the average month-end balance of Directors Mortgage's servicing portfolio, gross servicing fees for the first nine months of 1994 and 1993 represented .32% and .29%, respectively.


     Sales of Servicing. For the nine months ended September 30, 1994, Directors Mortgage recorded a net gain of $40.6 million on the sales of servicing compared to $14.3 million for the nine months ended September 30, 1993. Directors Mortgage sold mortgage servicing rights on loans with an aggregate principal balance of $4.1 billion in the first nine months of 1994 compared to $1.7 billion in the first nine months of 1993. Expressed as a percentage of the aggregate outstanding principal balances of the underlying mortgages with respect to which servicing rights were sold in the first nine months of 1994 and the first nine months of 1993, the weighted average prices of such sales, net of related selling expenses, were 1.00% and 0.86%, respectively. Servicing values increased in 1994 reflecting lower prepayment or runoff rates and attractive mortgage note rate levels.


     The increased level of servicing sales in the first nine months of 1994 primarily reflects Directors Mortgage's decision to sell based on overall financial objectives, including offsetting the net secondary marketing loss incurred in the first nine months of 1994 and providing funds for 1993 Subchapter S shareholder income taxes.


     Interest Income. Interest income is generated primarily from the interest income earned from mortgage loans before they are sold to investors. Interest income for the first nine months of 1994 decreased 14% to $20.7 million from $24.0 million for the first nine months of 1993, primarily due to a reduction in average mortgage loans receivable held for sale as a result of reduced lending activity. Other loan servicing related reductions to interest income, primarily interest income foregone on foreclosed loans, increased to $1.1 million for the first nine months of 1994 from $500,000 for the first nine months of 1993.


     Expenses. The following table sets forth the primary components of expenses for the periods indicated:

                                                   Nine Months Ended
                                                     September 30
                                                   -----------------
                                           1994          1993
                                         --------  -----------------
                                               (In thousands)

     Salaries and related expenses.....  $ 78,880           $101,490
     Interest expense..................    14,009             14,940
     Occupancy.........................     7,895              6,106
     Other general and administrative      37,335             34,308
                                         --------           --------
          Total expenses...............  $138,119           $156,844
                                         --------           --------


     For the nine months ended September 30, 1994, expenses decreased by 12% to $138.1 million from $156.8 million for the nine months ended September 30, 1993, primarily due to decreases in personnel and interest expenses.


     Personnel expense decreased 22% for the first nine months of 1994 compared to the first nine months of 1993, primarily due to reduction in staff and commissions paid to loan originators because of decreased loan activity. Interest expense decreased $900,000 for the nine months ended September 30, 1994 as compared to the nine months ended September 30, 1993. Interest cost on warehousing decreased by $2.0 million for the first nine months of 1994 as compared to the first nine months of 1993, primarily due to reduced loan volume. This was partially offset by an increase of $1.1 million of interest expense associated with additional equipment financing of $8.8 million during 1994 and $19.0 million of subordinated debt incurred in July 1994. Occupancy expense increased from the 1993 period to the 1994 period because of Directors Mortgage's strategy for continued branch office expansion during this period which resulted in a net increase of 19 offices subsequent to September 1993.


     Other general and administrative expenses increased 9% for the first nine months of 1994 compared to the first nine months of 1993 primarily due to the increased expenses associated with Directors Mortgage's investment in data processing, foreclosure related expenses, as well as other operating expenses. Expenses in data processing increased $1.7 million and foreclosure losses, net
of interest expense, increased $2.7 million.    These increases, together with
the increases in other operating expenses, were offset in part by a $5.0 million decrease in costs associated with "no-cost refinance" loans, due to the reduced volume of such loans.

     Results of Operations for the Year Ended December 31, 1993 Compared to the Year Ended December 31, 1992


     Summary. Revenue for 1993 increased 41% to $253.0 million from $179.9 million for 1992 and Directors Mortgage had net income of $36.1 million for 1993 compared to net income of $32.1 million for 1992. The results for 1993 compared to 1992 were due to a combination of increases in loan origination and mortgage servicing, and gain on the sale of loans, offset in part by a reduction in sales of servicing and net interest income. Total expenses increased 47% primarily related to Directors Mortgage's expansion and increased business activity.


     Mortgage Origination Revenue. The following table sets forth the primary components of Directors Mortgage's mortgage origination revenue for the periods indicated:


                                                   Years Ended
                                                   December 31
                                                -----------------
                                                  1993     1992
                                                --------  -------
                                                 (in thousands)

     Loan origination and processing..........  $ 75,090  $60,959
     Gain on sale of loans (net)..............    83,425   31,516
                                                --------  -------
          Total mortgage origination revenue..  $158,515  $92,475
                                                ========  =======

     Directors Mortgage experienced increased mortgage origination revenues of $158.5 million during 1993 compared to $92.5 million during 1992, reflecting higher overall levels of loan origination activity and an interest rate environment providing for a significant increase in revenues from secondary marketing activity in 1993.


     Loan origination and processing revenues increased 23% in 1993, corresponding to a 37% increase in loan origination volume from $7.7 billion in 1992 to $10.5 billion in 1993. Of the total loan origination volume in 1993, 53% was through the retail channel, 44% was through the wholesale channel and 3% was through the correspondent channel. Loan origination volume through the retail, wholesale and correspondent channels increased 39%, 26% and 444%, respectively, during 1993 compared to 1992.


     Directors Mortgage's secondary marketing activity resulted in a $83.4 million net gain on the sale of loans during 1993 compared to a $31.5 million net gain during 1992. Expressed as a percentage of total loan origination volume during the year, the gain for 1993 and 1992 represent 0.8% and 0.4%, respectively, of total loan origination volume during the applicable year. The increase in revenues from the sale of loans is primarily due to the falling interest rate environment in 1993, and resultant increased demand for refinance mortgage loans.


     Mortgage Servicing Revenues. Total mortgage servicing revenue during 1993 increased 55% to $35.0 million from $22.6 million during 1992, primarily due to growth of Directors Mortgage's servicing portfolio from $8.4 billion at December 31, 1993 to $13.1 billion at December 31, 1993. The average mortgage servicing portfolio during 1993 was $11.4 billion compared to $7.4 billion during 1992. During 1993, amortization of excess servicing and purchased servicing was $987,000 compared to $758,00 for 1992. At December 31, 1993 and 1992, total
PMSRs and excess servicing fees capitalized on the balance sheet was $2.6 million and $2.5 million, respectively. Expressed as an annualized percentage of the average month-end balance of Directors Mortgage's servicing portfolio, gross servicing fees for 1993 and 1992 represented .28% each year.


     Sales of Servicing. Directors Mortgage recorded a net gain of $22.3 million on the sales of servicing during 1993 compared to $26.7 million for 1992. Directors Mortgage sold mortgage servicing rights on loans with an aggregate principal balance of $2.5 billion in 1993 compared to $2.7 billion in 1992. Expressed as a percentage of the aggregate outstanding principal balances of the underlying mortgages with respect to which servicing rights were sold during 1993 and 1992, the weighted average prices of such sales, net of related selling expenses, were .88% and .98%, respectively. Servicing values decreased in 1993 reflecting higher than normal prepayment rates and uncertainty over future mortgage note rate levels.


     Interest Income. Interest income during 1993 increased 2% to $33.7 million from $32.9 million during 1992, primarily due to an increase in average mortgage loans receivable held for sale. This was partially offset by an increase of $1.6 million in interest foregone on foreclosed loans and early payoffs on securitized servicing collateral during 1993 as compared to 1992.


     Expenses. The following table sets forth the primary components of expenses for the periods indicated:


                                             Year Ended
                                             December 31
                                         --------------------
                                           1993       1992
                                         --------  ----------
                                            (in thousands)

     Salaries and related expenses.....  $136,858    $ 95,088
     Interest expense..................    21,487      19,732
     Occupancy.........................     8,421       6,445
     Other general and administrative..    48,995      25,161
                                         --------    --------
          Total expenses...............  $215,761    $146,426
                                         ========    ========


     Expenses increased by 47% to $215.8 million during 1993 from $146.4 million for 1992, primarily due to increases in personnel expenses and other general and administrative expenses.


     Personnel expense increased 31%, interest expense increased 9% and other general and administration expenses increased 95% during 1993 compared to 1992. Personnel expense increased primarily due to increases in staff and commissions paid to loan originators because of increased loan activity. Interest expense increased $1.8 million during 1993. Interest cost on warehousing was $1.4 million greater in 1993 than in 1992 due to increased loan volume. Interest expense associated with equipment financing of $12.6 million increased other borrowing costs in 1993 by $400,000. Occupancy expense increased because of Directors Mortgage's strategy for continued branch office expansion during this period which resulted in a net increase of 30 offices during 1993.


     The increase in other general and administrative expense reflects primarily the subsidized borrower's costs on "no-cost refinance" loans, which was $16.3 million in 1993 compared to $2.1 million in 1992. These costs are offset by the marketing yield gain on the sale of these loans due to the higher interest rates passed on to the borrower. Additional increased costs include expansion related expenses, expenses associated with investment in data processing and the rise in foreclosure related expenses.

Expenses related to data processing increased $1.3 million and foreclosure losses, net of interest expense, increased $2.2 million.


     Results of Operations for the Year Ended December 31, 1992 Compared to the Year Ended December 31, 1991


     Summary. Revenue for 1992 increased 77% to $179.9 million from $101.3 million for 1991, and Directors Mortgage had net income of $32.1 million for 1992 compared to $12.2 million for 1991. The results of 1992 compared to the 1991 were due to a combination of increases in loan origination, mortgage servicing, sales of servicing, net interest income, death benefits, and gain on the sale of loans (net). Total expenses increased 65% primarily due to expansion and increased business activity.


     Mortgage Origination Revenue. The following table sets forth the primary components of Directors Mortgage's mortgage origination revenue for the periods indicated:


                                                  Years Ended
                                                  December 31
                                                ----------------
                                                 1992     1991
                                                -------  -------
                                                 (in thousands)

     Loan origination and processing..........  $60,959  $33,176
     Gain on sale of loans (net)..............   31,516   21,457
                                                -------  -------
          Total mortgage origination revenue..  $92,475  $54,633
                                                =======  =======


     Directors Mortgage experienced increased mortgage origination revenues of $92.5 million during 1992 compared to $54.6 million during 1991, reflecting higher overall levels of loan origination activity and an interest rate environment providing for a significant improvement in secondary marketing results in 1992.


     Loan origination and processing revenues increased 84% during 1992, corresponding to a 97% increase in loan origination volume from $3.9 billion in 1991 to $7.7 billion in 1992. Of the total loan origination volume in 1992, 52% was through the retail channel and 48% was through the wholesale channel. Loan origination volume through the retail and wholesale channels increased 102% and 89%, respectively, during 1992 compared to 1991. The correspondent channel was introduced during 1992.


     Directors Mortgage's secondary marketing activity resulted in a $31.5 million net gain on the sale of loans during 1992 compared to a $21.5 million net gain during 1991. Expressed as a percentage of total loan origination volume during the year, the gain for 1992 and 1991 represents 0.4% and 0.6%, respectively, of total loan origination volume during the applicable year. The increase in revenues from the sale of loans was primarily due to the favorable interest rate environment in 1992, and resultant increased demand for mortgage loans.


     Mortgage Servicing Revenue. Mortgage servicing revenue during 1992 increased 66% to $22.6 million from $13.6 million during 1991, primarily due to growth of Directors Mortgage's servicing portfolio. The average mortgage servicing portfolio during 1992 was $7.4 billion compared to $4.2 billion for 1991. During 1992, amortization of excess servicing and purchased servicing was $758,000 compared to $256,000 for 1991. At December 31, 1992 and 1991, total purchased and excess servicing fees capitalized on the balance sheet was $2.5 million and $1.9 million, respectively. Expressed as an annualized percentage of the average month-end balance of Directors Mortgage's servicing portfolio, gross servicing fees for 1992 and 1991 represented .28% and .29%, respectively.


     Sales of Servicing. Directors Mortgage recorded a net gain of $26.7 million on the sales of servicing during 1992, compared to $6.2 million during 1991. Directors Mortgage sold mortgage servicing rights on loans with an aggregate principal balance of $2.7 billion in 1992 compared to $0.5 billion in 1991. Expressed as a percentage of the aggregate outstanding principal balances of the underlying mortgages with respect to which servicing rights were sold during 1992 and 1991, the weighted average prices of such sales, net of related selling expenses, were .98% and 1.22%, respectively. Servicing values decreased in 1992, reflecting higher than normal prepayment rates and uncertainty over future mortgage note rate levels.


     Interest Income. Interest income during 1992 increased 29% to $32.9 million from $25.5 million during 1991, due primarily to a near doubling in loan origination volume in a declining interest rate environment. This was partially offset by an increase of $1.0 million in interest foregone on foreclosed loans and early payoffs on securitized servicing collateral during 1992 as compared to 1991.

     Expenses. The following table sets forth the primary components of expenses for the periods indicated:


                                            Year Ended
                                            December 31
                                         ------------------
                                           1992      1991
                                         --------  --------
                                           (in thousands)

     Salaries and related expenses.....  $ 95,088  $52,985
     Interest expense..................    19,732   17,887
     Occupancy.........................     6,445    4,446
     Other general and administrative..    25,161   13,250
                                         --------  -------
          Total expenses...............  $146,426  $88,568
                                         ========  =======

     Expenses increased by 65% to $146.4 million from $88.6 million during 1991, primarily due to increases in personnel expenses and other general and administrative expenses.

     Personnel expense increased 79%, interest expense increased 8% and other general and administration expenses increased 95% during 1992 compared to 1991. Personnel expense increased primarily due to increases in staff and commissions paid to loan originators because of increased loan activity. Interest expense increased $1.8 million during 1992. Interest cost on warehousing increased $900,000 in 1992 as compared to 1991 due to increased loan volume and increased equipment financing accounted for another $900,000 increase. Occupancy increased because of Directors Mortgage's strategy for continued branch office expansion during this period. The increase in other general and administrative expense reflects primarily expansion related expenses.

     Inflation

     Directors Mortgage is affected by inflation primarily as it impacts interest rates. During periods of rising inflation, interest rates generally tend to increase, causing loan refinancing activity and, potentially, total loan origination volume to decline. At the same time, rising interest rates tend to cause prepayment rates to decrease, extending the average life of Directors Mortgage's servicing portfolio and generally enhancing its servicing-related revenues. During periods of declining inflation, interest rates generally tend to decline, resulting in increased loan origination volume and loan refinancing activity, and impacting Directors Mortgage's servicing portfolio in a manner opposite to that which generally occurs during periods of increasing interest rates.

     Liquidity and Capital Resources

     Directors Mortgage's primary financing requirements are for the funding of its mortgage loan originations pending the settlement of the forward sale of such loans ("warehouse loans") in the secondary mortgage market, and the ongoing net cost of Directors Mortgage's loan originations.

     Directors Mortgage finances its warehouse loan funding requirements principally through its mortgage warehouse facility secured by the warehouse loan inventory (the "Mortgage Warehouse Facility"). This financing begins at the time of mortgage loan funding and continues until the sale of the loan into the secondary market. The Mortgage Warehouse Facility is provided by a syndicate of sixteen commercial banks through a Letter of Credit Reimbursement and Revolving Loan Agreement. The Mortgage Warehouse Facility has funding commitments in place for $0.4 billion and can be increased to an aggregate $1.0 billion to the extent existing or new lenders make additional commitments. The Mortgage Warehouse Facility is structured to incorporate three separate borrowing tranches, including Letter of Credit Enhanced Commercial Paper, Compensating Balance Borrowing and Standard Mortgage Warehouse Borrowing. The Facility is for a one-year term expiring on May 30, 1995, renewable in each year by the lenders. The agreement governing the Mortgage Warehouse Facility includes various covenants including minimum equity and servicing portfolio balances, leverage ratio requirements, and limitations on mergers and consolidations, acquisitions and sales of assets, dividend/distributions, investment and advances.

     Directors Mortgage also makes regular use of certain short-term credit facilities (such as gestation repurchase agreements) provided by major investment banks in connection with its inventory of mortgage loan originations and mortgage-backed securities. These facilities tend to carry lower interest rates and permit Directors Mortgage to better utilize its Mortgage Warehouse Facility by accelerating the turnover of loans in the facility, thereby permitting greater origination volumes.

     Directors Mortgage also maintains a convertible revolving term loan secured credit facility with several of the lenders under the Mortgage Warehouse Facility. This facility is in its term period with borrowings of $1.0 million at September 30, 1994. Payments are due each quarter with a maturity date of December 29, 1995 at an interest rate of prime plus one. The credit facility includes restrictive covenants similar to those in the Mortgage Warehouse Facility, provides for borrowings under the facility to be secured by certain servicing contracts of Directors Mortgage, and limits the total credit available based on the market value of the servicing pledged to secure the facility.

     Additionally, Directors Mortgage maintains a revolving foreclosure credit facility to finance approved claims on government agency loans included in GNMA pools which it services. The facility provides for borrowings up to $6.0 million and has been increased in amount from time to time based upon the growth in Directors Mortgage's servicing portfolio.

     During the last few years Directors Mortgage has obtained borrowings from various financial institutions to support its expansion of technology and new branch office locations. These borrowing arrangements are secured by the equipment acquired with repayment periods ranging from three to five years.

     As part of the plan of restructuring undertaken to maintain Subchapter S income tax filing status, in July 1994, Directors Mortgage redeemed $19.0 million of stock in exchange for a note, which is subordinated to the Mortgage Warehouse Facility, with quarterly principal and interest payments due over the next 10 years.

     To the extent Directors Mortgage's costs of new loan originations have, in the past, not been offset by related revenues, such net costs have been financed primarily through income from operations and, when required, sales of servicing rights. As Directors Mortgage's loan servicing portfolio increases through additions from Directors Mortgage's loan originations, the income available to fund net origination costs increases, thereby reducing the requirements for servicing sales to fund such costs to the extent the need arises in the future.

     Management believes that Directors Mortgage's existing lines of credit and capital resources are sufficient to enable Directors Mortgage to maintain its current level of operations and anticipated level of operations for at least the next twelve months. Directors Mortgage has no commitments for any material capital expenditures.

     Dividend/Distribution Restriction

     Without the prior consent of lenders representing more than 50% of the aggregate commitments under the Mortgage Warehouse Facility, Directors Mortgage is limited under the Mortgage Warehouse Facility with respect to the payment of cash dividends/distributions to an aggregate amount during any calendar year not to exceed 25% of the net income of Directors Mortgage (after allowance for the payment of Subchapter "S" shareholders' taxes) for the immediately preceding calendar year, provided no event of default or potential default under the Mortgage Warehouse Facility exists or would exist after giving effect to the payment. Directors Mortgage is permitted to distribute additional dividends/distributions equal to 10% of the earnings of the immediately preceding calendar year to the extent not distributed in the preceding year. The credit facility contains similar restrictions.

     Prior to 1992 and the death of the sole beneficial shareholder, Directors Mortgage endeavored to increase stockholder's equity and build its servicing portfolio in order to support growth and fund business expansion. However, in connection with the settlement of the estate of the sole shareholder, general distributions of $14.6 million were made in 1992 and general distributions of $4.4 million and $700,000 were provided for during 1993 and the nine months ended September 30, 1994, respectively. The lenders under the Mortgage Warehouse Facility consented to these distributions. Additionally, in connection with payments by shareholders of Subchapter S income taxes, Directors Mortgage made provisions for distributions of $18.2 million and $11.6 million for 1993 and 1992, respectively. Subchapter S income tax provisions for 1993 were overaccrued based upon actual tax return filings in the amount of $1.0 million and $300,000 was provided for 1994 estimated income taxes, which resulted in a credit of $700,000 for the nine months ended September 30, 1994.

                     INFORMATION ABOUT DIRECTORS INSURANCE


BUSINESS AND PROPERTY

     General. Directors Insurance is a California corporation which was organized in 1985 by A. Gary Anderson who managed Directors Insurance as sole beneficial shareholder until his death in August 1992. Directors Insurance's services, which are provided primarily to customers of Directors Mortgage and, to a lesser extent, nonaffiliated persons, include a full line of home mortgage insurance products, including mortgage life, flood and earthquake insurance. During the nine months ended September 30, 1994 and the year ended December 31, 1993, approximately 97% and 95%, respectively, of Directors Insurance's total revenues were derived from sales of insurance products to persons obtaining mortgage loans from Directors Mortgage. At September 30, 1994, Directors Insurance had total assets of $1.2 million and stockholders' equity of $953,000. The principal executive offices of Directors Insurance are located at 1595 Spruce Street, Riverside, California.

     Competition. Directors Insurance is subject to competition in all aspects of its business from other insurance companies, banks and financial institutions.

     Employees. At September 30, 1994, Directors Insurance had 29 full-time employees and 5 part-time employees.

     Location. The office of Directors Insurance is located at 1595 Spruce Street, Riverside, California.

MARKET PRICES AND DIVIDENDS

     The outstanding shares of Directors Insurance Common Stock are owned by two shareholders. See "MEETING INFORMATION--Principal Shareholders and Security Ownership of Management of the Companies--Directors Insurance." Therefore, there is no established trading market for the Directors Insurance Common Stock.

     Directors Insurance is a Subchapter S corporation and makes cash distributions to its shareholders for related income taxes and other general purposes. Directors Insurance made distributions on the Directors Insurance Common Stock of $318,000 in the aggregate, or $3,180 per share, during the nine months ended September 30, 1994; $850,000 in the aggregate, or $8,500 per share, during 1993; and $530,000 in the aggregate, or $5,300 per share, during 1992.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS'

     Overview

     The primary source of revenues for Directors Insurance is commissions earned on insurance policy coverage placed principally on the single-family homes securing mortgage loans originated by Directors Mortgage. During the nine months ended September 30, 1994, and the year ended December 31, 1993, approximately 97% and 95%, respectively, of Directors Insurance's total revenues were derived from sales of insurance products to persons obtaining mortgage loans from Directors Mortgage. In addition to a full line of home mortgage insurance products, Directors Insurance has a flood division which researches and certifies the need for additional hazard coverage.

     Taxes

     Directors Insurance, with the consent of its shareholders, elected to be an S Corporation under the Code effective May 1, 1990. In lieu of corporation income taxes, the shareholders of Directors Insurance are taxed on Directors Insurance's taxable income. Therefore, no provision or liability for federal income taxes have been included in the financial statements. Directors Insurance continues to pay state tax at a reduced rate. Distributions for the income taxes are provided to shareholders at the maximum individual income tax rates.

     Recent Developments and Outlook

     Directors Insurance continues to benefit primarily from the growth in Directors Mortgage's lending activity. In addition to servicing existing markets, Directors Insurance is actively pursuing related services in other states where Directors Mortgage is doing business and continues to solicit other lenders for home mortgage insurance business.

     Results of Operations for the Nine Months Ended September 30, 1994 Compared to the Nine Months Ended September 30, 1993

     Summary. Revenue for the nine months ended September 30, 1994 increased 14% to $2.0 million from $1.7 million for the nine months ended September 30, 1993, and Directors Insurance had net income of $691,000 for the 1994 period compared to $778,000 for the 1993 period.

     Insurance Commissions. For the nine months ended September 30, 1994, insurance commissions increased 28% from the comparable period in 1993, reflecting a 82% increase in new policies issued and a 25% increase in policies in force.

     Other Income. Other income consists substantially of flood determination report fees, which decreased 31% during the 1994 period compared to the 1993 period, due to lower lending activity at Directors Mortgage.

     Expenses. For the nine months ended September 30, 1994, expenses increased by 36% to $1.3 million from $928,000 for the nine months ended September 30, 1993, primarily due to increases in the number of employees from 30 at September 30, 1993 to 34 at September 1994, and expansion of Directors Insurance's activities.

     Results of Operations for the Year Ended December 31, 1993 Compared to the Year Ended December 31, 1992

     Summary. Revenue during 1993 increased 34% to $2.4 million from $1.8 million during 1992, and Directors Insurance had net income of $978,000 during 1993 compared to $526,000 during 1992.

     Insurance Commissions. Director Insurance's insurance commissions increased 13% during 1993 compared to 1992, reflecting a 25% increase in new policies issued and a 8% increase in policies in force.

     Other Income. Other income consists primarily of flood determination report fees, which increased 195% during 1993 compared to 1992, due to higher lending activity at Directors Mortgage.

     Expenses. Expenses increased by 12% during 1993 to $1.4 million from $1.3 million during 1992, primarily due to increases in the number of employees from 26 at year end 1992 to 36 at year end 1993, and expansion of Directors Insurance's activities.

     Results of Operations for the Year Ended December 31, 1992 Compared to the Year Ended December 31, 1991

     Summary. Revenue during 1992 increased 17% to $1.8 million from $1.5 million during 1991, and Directors Insurance had net income of $526,000 during 1992 compared to $369,000 during 1991.

     Insurance Commissions. Directors Insurance's insurance commissions increased 6% during 1992 compared to 1991, reflecting a 9% increase in new policies issued and a 12% increase in policies in force.

     Other Income. Other income consists substantially of flood determination report fees, which increased 525% during 1992 compared to 1991, due to higher lending activity at Directors Mortgage.

     Expenses. Expenses increased by 9% during 1992 to $1.3 million from $1.2 million during 1991, primarily due to increases in the number of employees from 24 at year end 1991 to 26 at year end 1992, and expansion of Directors Insurance's activities.

     Inflation

     Directors Insurance is primarily a service organization whose business activity is tied closely to the volume of lending activity at Directors Mortgage. Such lending activity declines during period of higher interest rates resulting from increases in inflation and slower economic activity.

     Liquidity and Capital Resources

     Directors Insurance is generally able to fund its business activities through cash flow derived from ongoing operations. Management believes that Directors Insurance's existing capital resources are sufficient to enable the company to maintain its current level of operations and anticipated level of operations for at least the next twelve months. Directors Insurance has no commitments for any material capital expenditures.

     Dividend/Distribution Restriction

     There are no limitations governing dividend/distributions to Subchapter "S" shareholders.


                          INFORMATION ABOUT STAN-SHAW

BUSINESS AND PROPERTY

     General. Stan-Shaw is a California corporation which was organized in 1958. In 1976, Stan-Shaw was purchased by A. Gary Anderson, who managed Stan-Shaw as sole beneficial shareholder until his death in August 1992. Stan-Shaw's services, which are provided in California and Nevada primarily to Directors Mortgage and, to a lesser extent, nonaffiliated persons, include acting as a trustee under deeds of trust, preparing and filing notices of default, reconveyances and related documents. During the nine months ended September 30, 1994 and the year ended December 31,

1993, approximately 58% and 46%,
respectively, of Stan-Shaw's total revenues were derived from services related to mortgage loans originated by Directors Mortgage. At September 30, 1994, Stan-Shaw had total assets of $609,000 and stockholders' equity of $434,000. The principal executive offices of Stan-Shaw are located at 140 East Chaparral Court, Suite 130, Anaheim Hills, California.

     Competition. Stan-Shaw is subject to competition in all aspects of its business from banks, other financial institutions and other companies acting as trustees under deeds of trust.

     Employees. At September 30, 1994, Stan-Shaw had 9 full-time employees and 1 part-time employee.

     Location. The office of Stan-Shaw is located at 140 East Chaparral Court, Suite 130, Anaheim Hills, California.

MARKET PRICES AND DIVIDENDS

     The outstanding shares of Stan-Shaw Common Stock are held by two shareholders. See "MEETING INFORMATION--Principal Shareholders and Security Ownership of Management of the Companies--Stan-Shaw." Therefore, there is not an established trading market for the Stan-Shaw Common Stock.

     Stan-Shaw is a Subchapter S corporation and makes cash distributions to its shareholders for related income taxes and other general purposes. Stan-Shaw made distributions on the Stan-Shaw Common Stock of $189,000 in the aggregate, or $133.10 per share, during the nine months ended September 30, 1994; $342,000 in the aggregate, or $240.85 per share, during 1993; and $211,000 in the aggregate, or $148.59 per share, during 1992.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS'

     Overview

     Revenues from performing foreclosure trustee and reconveyance services generate fee income for Stan-Shaw. This income is primarily earned through acting as trustee on deeds of trust securing mortgage loans originated by Directors Mortgage. Customers other than Directors Mortgage include governmental agencies, institutional lenders, title and escrow companies,
attorneys and individual investors.   During the nine months ended September 30,
1994 and the year ended December 31, 1993, approximately 58% and 46%, respectively, of Stan-Shaw's total revenues were derived from services related to mortgage loans originated by Directors Mortgage.

     Taxes

     Stan-Shaw, with the consent of its shareholders, elected to be an S Corporation under the Code effective May 1, 1990. In lieu of corporation income taxes, the shareholders of Stan-Shaw are taxed on Stan-Shaw's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Stan-Shaw continues to pay state income tax at a reduced rate. Distributions for the income taxes are provided to shareholders at the maximum individual income tax rates.

     Recent Developments and Outlook

     In recent years Stan-Shaw has benefited from the growth in Directors Mortgage and the refinance activity taking place in California and Nevada. In addition, the slowdown in the California economy has led to increased foreclosure activity which is a primary source of trustee fee income for Stan-Shaw.

     Results of Operations for the Nine Months Ended September 30, 1994 Compared to the Nine Months Ended September 30, 1993

     Summary. Revenue for the nine months ended September 30, 1994 increased 17% to $919,000 from $786,000 for the nine months ended September 30, 1993, and Stan-Shaw had net income of $410,000 for the 1994 period compared to $319,000 for the 1993 period.

     Trustee and Reconveyance Fees. For the nine months ended September 30, 1994, Stan-Shaw's trustee and reconveyance fees increased 20% from the comparable period in 1993, reflecting 30% greater foreclosure activity and slightly reduced reconveyances.

     Expenses. For the nine months ended September 30, 1994, expenses increased by 10% to $503,000 from $459,000 for the nine months ended September 30, 1993, primarily due to increases in personnel expenses.

     Results of Operations for the Year Ended December 31, 1993 Compared to the Year Ended December 31, 1992

     Summary. Revenue during 1993 increased 23% to $1.1 million from $873,000 during 1992, and Stan-Shaw had net income of $416,000 for 1993 compared to $284,000 for 1992.

     Trustee and Reconveyance Fees. Stan-Shaw's foreclosure and reconveyance fees increased 22% during 1993 compared to 1992, reflecting 28% greater foreclosure activity and slightly reduced reconveyances.

     Expenses. Expenses increased by 10% during 1993 to $643,000 from $582,000 during 1992, primarily due to increased in personnel expenses. Other operating expenses decreased 16% during 1993.

     Results of Operations for the Year Ended December 31, 1992 Compared to the Year Ended December 31, 1991

     Summary. Revenue during 1992 increased 77% to $873,000 from $492,000 during 1991, and Stan-Shaw had net income of $284,000 for the 1992 period compared to $27,000 for the 1991 period.

     Trustee and Reconveyance Fees. Stan-Shaw's trustee and reconveyance fees increased 74% during 1992 compared to 1991, reflecting 34% greater foreclosure activity and a 11% greater reconveyance activity.

     Expenses. Expenses increased by 25% during 1992 to $582,000 from $464,000 during 1991, primarily due to increases in personnel expenses with the addition of five staff personnel.

     Inflation

     Stan-Shaw is primarily a service organization and is impacted by inflation and general economic conditions to the extent that personnel expense comes under higher wage pressure. During periods of economic slowdown with corresponding rises in unemployment, foreclosure activity increases providing greater revenue to Stan-Shaw.

     Liquidity and Capital Resources

     Stan-Shaw is generally able to fund its business activities through cash flow derived from ongoing operations. Management believes that Stan-Shaw's existing capital resources are sufficient to enable the company to maintain its current level of operations for at least the next twelve months. Stan-Shaw has no commitments for any material capital expenditures.

     Dividend/Distribution Restriction

     There are no limitations governing dividend/distributions to Subchapter "S" shareholders.

                       CERTAIN REGULATORY CONSIDERATIONS


GENERAL


    As a bank holding company, Norwest is subject to supervision and examination by the Federal Reserve Board. Norwest's banking subsidiaries are subject to supervision and examination by applicable federal and state banking agencies. The deposits of Norwest's banking subsidiaries are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"), and therefore such banking subsidiaries are subject to regulation by the FDIC. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.


DIVIDEND RESTRICTIONS


    Various federal and state statutes and regulations limit the amount of dividends the subsidiary banks can pay to Norwest without regulatory approval. The approval of the Office of the Comptroller of the Currency (the "OCC") is required for any dividend by a national bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulation, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand after deducting its losses and bad debts. For this purpose, bad debts are defined to include, generally, loans which have matured and are in arrears with respect to interest by six months or more, other than such loans which are well secured and in the process of collection. Under these provisions Norwest's national bank subsidiaries could have declared, as of September 30, 1994, aggregate dividends of at least $433.8 million without obtaining prior regulatory approval and without reducing the capital of the respective banks below minimum levels. Norwest also has several state bank subsidiaries that are subject to state regulations limiting dividends; however, the amount of dividends payable by Norwest's state bank subsidiaries, with or without state regulatory approval, would represent an immaterial contribution to Norwest's revenues.


    If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board, the OCC, and the FDIC have issued policy statements which provide that FDIC-insured banks and bank holding companies should generally pay dividends only out of current operating earnings.


HOLDING COMPANY STRUCTURE


    Norwest is a legal entity separate and distinct from its banking and nonbanking subsidiaries. Accordingly, the right of Norwest, and thus the rights of Norwest's creditors, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of Norwest in its capacity as a creditor may be recognized. The principal sources of Norwest's revenues are dividends and fees from its subsidiaries.


    Norwest's banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to Norwest and its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments, or asset purchases. Such transfers by any subsidiary bank to Norwest or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Norwest and all such nonbanking subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.


    The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. This support may be required at times when Norwest may not have the resources to provide it. Any capital loans by Norwest to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In addition, the Crime Control Act of 1990 provides that in the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.


    A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.


    Federal law (12 U.S.C. (S)55) permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of shareholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. Similarly, the laws of certain states provide for such assessment and sale with respect to banks chartered by such states. Norwest, as the sole shareholder of certain of its subsidiary banks, is subject to such provisions.


CAPITAL REQUIREMENTS


    Under the Federal Reserve Board's risk-based capital guidelines for bank holding companies, the minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as stand-by letters of credit) is 8%. At least half of the total capital is to be comprised of common stock, minority interests, and noncumulative perpetual preferred stock ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock, and a limited amount of loan and lease loss reserves. In addition, the Federal Reserve Board's final minimum "leverage ratio" (the ratio of Tier 1 capital to quarterly average total assets) guidelines for bank holding companies provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies will be required to maintain a leverage ratio of 3% plus an additional cushion of 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 capital, less all intangibles, to total assets, less all intangibles. Each of Norwest's banking subsidiaries is also subject to capital requirements adopted by applicable regulatory agencies which are substantially similar to the foregoing. At September 30, 1994, Norwest's Tier 1 and total capital (the sum of Tier 1 and Tier 2 capital) to risk-adjusted assets ratios were 9.96% and 12.34%, respectively, and Norwest's leverage ratio for the quarter ended September 30, 1994, was 6.87%. Neither Norwest nor any subsidiary bank has been advised by the appropriate federal regulatory agency of any specific leverage ratio applicable to it.


FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

    In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of FDIC-insured depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," significantly undercapitalized," and "critically undercapitalized." Under applicable regulations, an FDIC-insured depository institution is defined to be well capitalized if it maintains a leverage ratio of at least 5%, a risk-adjusted Tier 1 capital ratio of at least 6%, and a risk-adjusted total capital ratio of at least 10%, and is not subject to a directive, order, or written agreement to meet and maintain specific capital levels. An insured depository institution is defined to be adequately capitalized if its meets all of its minimum capital requirements as described above. An insured depository institution will be considered undercapitalized if it fails to meet any minimum required measure, significantly undercapitalized if it has a risk-adjusted total capital ratio of less than 6%, risk-adjusted Tier 1 capital ratio of less than 3%, or a leverage ratio of less than 3%, and critically undercapitalized if it fails to maintain a level of tangible equity equal to at least 2% of total assets. An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

    FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to a wide range of limitations on operations and activities, including growth limitations, and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to 5% of the depository institution's total assets at the time it became undercapitalized and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized.

    Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.


    FDICIA directs that each federal banking agency prescribe standards for depository institutions and depository institution holding companies relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value for publicly traded shares, and such other standards as the agency deems appropriate. The FDIC, in consultation with the other federal banking agencies, has adopted a final rule and guidelines with respect to external and internal audit procedures and internal controls in order to implement those provisions of FDICIA intended to facilitate the early identification of problems in financial management of depository institutions. The FDIC has also issued proposed rules prescribing standards relating to certain other of the management and operational standards listed above. The full impact of such rule and guidelines and proposed standards on Norwest cannot yet be ascertained.


    FDICIA also contains a variety of other provisions that may affect the operations of Norwest, including new reporting requirements, revised regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days' notice to customers and regulatory authorities before closing any branch.


    Under other regulations promulgated under FDICIA a bank cannot accept brokered deposits (that is, deposits obtained through a person engaged in the business of placing deposits with insured depository institutions or with interest rates significantly higher than prevailing market rates) unless (i) it is "well capitalized" or (ii) it is "adequately capitalized" and receives a waiver from the FDIC. A bank is defined to be "adequately capitalized" if it meets all of its minimum capital requirements. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts, unless it provides certain notices to affected depositors. In addition, a bank that is "adequately capitalized" and that has not received a waiver from the FDIC may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates. There are no such restrictions on a bank that is "well capitalized." At September 30, 1994, all of Norwest's banking subsidiaries were well capitalized and therefore were not subject to these restrictions.


FDIC INSURANCE


    Effective January 1, 1993, the deposit insurance assessment rate for the Bank Insurance Fund ("BIF") increased as part of the adoption by the FDIC of a transitional risk-based assessment system. In June 1993, the FDIC published final regulations making the transitional system permanent effective January 1, 1994, but left open the possibility that it may consider expanding the range between the highest and lowest assessment rates at a later date. An institution's risk category is based upon whether the institution is well capitalized, adequately capitalized, or less than adequately capitalized. Each insured depository institution is also to be assigned to one of the following "supervisory subgroups": Subgroup A, B, or C. Subgroup A institutions are financially sound institutions with few minor weaknesses; Subgroup B institutions are institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration; and Subgroup C institutions are institutions for which there is a substantial probability that the FDIC will suffer a loss in connection with the institution unless effective action is taken to correct the areas of weakness. Based on its capital and supervisory subgroups, each BIF member institution will be assigned an annual FDIC assessment rate ranging from 0.23% per annum (for well capitalized Subgroup A institutions) to 0.31% (for undercapitalized

Subgroup C institutions). Adequately capitalized institutions will be assigned assessment rates ranging from 0.26% to 0.30%. Norwest incurred $72.4 million of FDIC insurance expense in 1993.



                                    EXPERTS


    The consolidated financial statements of Norwest Corporation and subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.


    The financial statements of each of Directors Mortgage, Directors Insurance and Stan-Shaw as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, included herein have been audited by Eadie and Payne, independent public accountants, as indicated in their report with respect thereto and are included herein upon the authority of said firm as experts in accounting and auditing.



                                 LEGAL OPINION


    A legal opinion to the effect that the shares of Norwest Common Stock offered hereby, when issued in accordance with the Reorganization Agreement, will be validly issued and fully paid and nonassessable, has been rendered by Stanley S. Stroup, Executive Vice President and General Counsel of Norwest. At September 30, 1994, Mr. Stroup was the beneficial owner of 107,193 shares and held options to acquire 207,410 additional shares of Norwest Common Stock.



                MANAGEMENT AND ADDITIONAL INFORMATION OF NORWEST


    Certain information relating to the executive compensation, voting securities and the principal holders thereof, certain relationships and related transactions, and other related matters concerning Norwest is included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A dated May 13, 1994, which are incorporated in this Proxy Statement-Prospectus by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Shareholders of the Companies desiring copies of such documents may contact Norwest at its address or phone number indicated under "AVAILABLE INFORMATION" above.

                INDEX TO FINANCIAL STATEMENTS OF THE COMPANIES


Directors Mortgage Financial Statements for the Years Ended December 31,
  1992 and 1993 with Report of Independent Accountants........................ F-2

Directors Mortgage Unaudited Financial Statements for the Nine Months Ended
  September 30, 1994.......................................................... F-23

Directors Insurance Financial Statements for the Years Ended December 31,
  1992 and 1993 with Report of Independent Accountants........................ F-40

Directors Insurance Unaudited Financial Statements for the Nine Months Ended
  September 30, 1994.......................................................... F-48

Stan-Shaw Financial Statements for the Years Ended December 31, 1992 and
  1993 with Report of Independent Accountants................................. F-55

Stan-Shaw Unaudited Financial Statements for the Nine Months Ended
  September 30, 1994.......................................................... F-62


                         INDEPENDENT AUDITORS' REPORT


Board of Directors
Directors Mortgage Loan Corporation
Riverside, California


We have audited the balance sheets of Directors Mortgage Loan Corporation as of December 31, 1993 and 1992, and the related statements of operations, retained earnings, and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Directors Mortgage Loan Corporation as of December 31, 1993 and 1992, and the results of its operation and its cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.


/s/ Eadie and Payne


March 3, 1994

DIRECTORS MORTGAGE LOAN CORPORATION
BALANCE SHEETS
DECEMBER 31, 1993 AND 1992

                                                        1993          1992
                                                        ----          ----
                                    ASSETS
CURRENT ASSETS
  Cash                                          $ 25,763,960  $  8,630,505
  Mortgage loans receivable held for sale        717,421,342   538,945,198
  Accrued interest receivable                        999,004       805,856
  Other receivables                               20,213,096     9,688,138
  Notes receivable                                   201,529       209,661
  Property held for sale                             387,259        53,052
  Prepaid expenses                                 8,855,797     3,147,857
  Deferred charges                                    75,176        16,667

Total Current Assets                             773,917,163   561,496,934
                                                ------------  ------------
PROPERTY AND EQUIPMENT
  At cost--net of depreciation                    25,132,785     8,790,605
                                                ------------  ------------
INVESTMENTS
  Cash surrender value--life insurance               643,226       453,193
  Investments in Common Stock
    Victoria Mortgage                                              778,688
    Mission Savings and Loan                         737,811       710,337
    Other                                             61,435        18,335
  Joint venture and real estate partnerships         150,000       766,250
  Investment in mortgages                             94,342       299,725
                                                ------------  ------------
                                                   1,686,814     3,026,528
                                                ------------  ------------
OTHER ASSETS
  Notes receivable                                    66,500        66,000
  Excess of cost over net assets
   acquired--net of amortization                                    40,114
  Capitalized purchased servicing--
   net of amortization                             1,223,456     1,063,088
  Capitalized excess servicing fees--
   net of amortization                             1,341,000     1,426,541
                                                ------------  ------------
                                                   2,630,956     2,595,743
                                                ------------  ------------
TOTAL ASSETS                                    $803,367,718  $575,909,810
                                                ============  ============

                     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Notes payable-- secured by mortgage loans
   receivable held for sale                     $685,955,615  $510,086,010
  Notes payable--foreclosure line                  3,947,600     1,858,500
  Notes payable--secured by GNMA/FNMA
   servicing rights                                2,100,000     2,100,000
  Notes payable--other                             2,939,975       990,006
  Obligations under capital leases                   660,673       558,184
  Accounts payable                                14,541,384     8,668,362
  Due to related parties                             422,387       193,522
  Commissions and bonuses payable                  7,548,465     4,539,206
  Accrued expenses                                 1,439,064     2,536,762
  Deferred income                                  2,618,745     1,028,716
  Other liabilities                                1,239,188     1,137,538
  Estimated liability on recourse obligations      2,740,642       250,000
  Stockholder distribution payable                18,477,000     5,153,005
                                                ------------  ------------
Total Current Liabilities                        744,630,738   539,099,811
                                                ------------  ------------
LONG-TERM LIABILITIES
  Notes payable--secured by
   GNMA/FNMA servicing rights                        350,000     3,150,000
  Notes payable--other                            12,036,607     3,042,160
  Obligations under capital leases                   968,360       839,919
  Deferred compensation                            5,793,000     3,701,423
  Employee contract payable                          350,445       344,700
                                                ------------  ------------
                                                  19,498,412    11,078,202
                                                ------------  ------------
STOCKHOLDER'S EQUITY
  Common stock, no par value, 2,000,000 shares
   authorized; 647,500 shares issued and
   outstanding                                       161,875       161,875
  Paid-in capital                                     84,216        84,216
  Retained earnings                               38,992,477    25,485,706
                                                ------------  ------------
                                                  39,238,568    25,731,797
TOTAL LIABILITIES AND STOCKHOLDER'S
 EQUITY                                         $803,367,718  $575,909,810
                                                ============  ============

The accompanying notes are an integral part of the financial statements.

DIRECTORS MORTGAGE LOAN CORPORATION
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


                                                     1993            1992            1991
                                                 ------------    ------------    ------------
REVENUE
  Loan origination and processing                $ 75,089,749    $ 60,958,720    $ 33,176,154
  Mortgage servicing                               34,989,968      22,574,186      13,629,880
  Sales of servicing                               22,338,708      26,685,590       6,207,277
  Gain on sale of loans, net of commitment fees    83,425,093      31,515,871      21,456,554
  Interest income                                  33,651,073      32,855,241      25,545,938
  Escrow fees                                       1,259,451       1,111,043         377,699
  Gain on investments                                  42,171         132,887         102,692
  Death benefits from insurance policy                              2,329,903
  Other                                             2,219,563       1,728,340         828,882
                                                 ------------    ------------    ------------
TOTAL REVENUE                                     253,015,776     179,891,781     101,325,076
                                                 ------------    ------------    ------------

EXPENSES
  Salaries and related expenses                   136,857,589      95,087,861      52,984,582
  Interest expense                                 21,486,684      19,732,205      17,886,853
  Other operating expenses                         57,416,126      31,605,712      17,696,444
                                                 ------------    ------------    ------------
TOTAL EXPENSES                                    215,760,399     146,425,778      88,567,879
                                                 ------------    ------------    ------------

INCOME BEFORE INCOME TAXES                         37,255,377      33,466,003      12,757,197

INCOME TAX EXPENSE                                  1,196,606       1,409,364         511,319
                                                 ------------    ------------    ------------

NET INCOME                                       $ 36,058,771    $ 32,056,639    $ 12,245,878
                                                 ============    ============    ============

EARNINGS PER SHARE
 Net income per share                                  $55.69          $49.51          $18.91
                                                       ======          ======          ======




The accompanying notes are an integral part of the financial statements.

DIRECTORS MORTGAGE LOAN CORPORATION
STATEMENTS OF RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


                                          1993          1992          1991
                                      ------------  ------------  ------------
Beginning balance                     $ 25,485,706  $ 19,642,067   $13,826,189
Net income                              36,058,771    32,056,639    12,245,878
Distribution to Stockholder
  For payment of income taxes          (18,172,000)  (11,593,000)   (4,430,000)
  Other                                 (4,380,000)  (14,620,000)   (2,000,000)
                                      ------------  ------------   -----------
Ending Balance                        $ 38,992,477  $ 25,485,706   $19,642,067
                                      ============  ============   ===========







The accompanying notes are an integral part of the financial statements.

DIRECTORS MORTGAGE LOAN CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                        1993               1992               1991
                                                        ----               ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                   $  36,058,771      $  32,056,639      $  12,245,878
  Adjustments to Reconcile Net Income
    to Net Cash Provided By (Used In)
    Operating Activities Depreciation on
    property and equipment                         3,240,141          2,039,698          1,600,280
    Amortization of excess of cost over
      net assets acquired                             40,114             53,887             53,886
    Loss on disposal of assets and sale of
      investments                                     68,374            372,277            239,758
    Increase in cash surrender value of
      officers' life insurance                      (190,033)          (119,670)          (222,325)
    Increase (decrease) in loan purchase
      and sales premiums/discounts                (4,300,788)           380,999           (472,695)
    Increase (decrease) in reserve for
      losses and net deferred fees                (2,236,250)           140,000            289,000
    (Increase) Decrease in Assets
      Mortgage loans held for sale              (171,852,356)      (131,853,984)      (193,233,476)
      Accrued interest receivable                   (193,148)          (535,518)            87,324
      Other receivables                          (10,524,958)        (4,095,008)        (3,485,135)
      Property held for sale                        (420,957)          (110,052)
      Prepaid expenses                            (5,707,940)        (1,329,695)          (697,102)
      Income taxes receivable                                                              (45,041)
      Deferred charges                               (58,509)            17,458             (3,375)
      Capitalized purchased servicing               (160,368)           223,586           (635,824)
      Capitalized excess servicing fees               85,541           (303,675)          (784,484)
    Increase (Decrease) in Liabilities
      Accounts payable                             5,873,022          3,013,526          3,577,150
      Due to related parties                         228,865           (830,823)        (1,897,842)
      Commissions and bonuses payable              3,009,259          1,106,562          1,969,564
      Accrued expenses                            (1,097,698)         1,149,636          1,201,567
      Deferred income                              1,590,029         (1,045,879)        (1,457,224)
      Other liabilities                              136,000            674,883            (25,169)
      Estimated liability on recourse
        obligations                                2,490,642           (115,000)           365,000
      Deferred compensation                        2,091,577          3,205,000            496,423
      Employee contract payable                                         219,089             79,975
                                                                  -------------      -------------
NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES                                    (141,830,670)       (95,686,064)      (180,753,887)
                                                ------------      -------------      -------------

 STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                              1993            1992            1991
                                                                         ------------    ------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of assets                                           $  1,436,753    $    781,780    $     27,462
  Proceeds from sale of real estate owned                                     257,732          16,629           35,022
  Purchase of assets                                                       (6,570,797)     (2,386,317)      (1,994,911)
  Purchase of investments                                                     (95,449)       (450,117)        (793,319)
  Principal payments received on notes receivable                              93,828       1,482,224        1,066,419
  Disbursements on notes receivable                                           (86,196)     (1,440,142)      (2,453,000)
  Surrender values on terminated
    officers' life insurance policies                                                       1,095,349
                                                                                         ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                        (4,964,129)       (900,594)      (4,112,327)
                                                                         ------------    ------------    -------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings under line of credit                                     177,958,705     121,917,567      188,488,346
  Principal payments under capital lease obligations                         (573,756)     (1,023,136)        (496,062)
  Proceeds from long-term debt                                                              4,800,000
  Principal payments on long-term debt                                     (4,200,085)     (1,784,427)        (426,225)
  Contractual payments to employees                                           (28,605)        (37,500)
  Distributions to stockholder                                             (9,228,005)    (21,730,077)      (2,490,000)
                                                                         ------------    ------------    -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                 163,928,254     102,142,427      185,076,059
                                                                         ------------    ------------    -------------
NET INCREASE IN CASH                                                       17,133,455       5,555,769          209,845
CASH AT BEGINNING OF YEAR                                                   8,630,505       3,074,736        2,864,891
                                                                         ------------    ------------    -------------
CASH AT END OF YEAR                                                      $ 25,763,960    $  8,630,505    $   3,074,736
                                                                         ============    ============    =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION
  Cash Payments For
    Interest                                                             $ 22,631,827    $ 18,620,428    $  17,114,612
    Income taxes                                                            1,274,500       1,342,107          556,360
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
    AND FINANCING ACTIVITIES
  Capital lease obligations incurred for use of equipment                $    804,686    $  1,397,225    $     514,420
                                                                        =============    ============    =============
  Furniture and equipment acquired through issuance of long-
    term debt                                                            $  5,908,359    $  2,594,291    $   1,419,273
                                                                         ============    ============    =============
  Real property acquired through issuance of long-term debt              $  6,436,142
                                                                         ============
  Distributions to stockholder applied against notes
    receivable, accrued interest, and purchase of assets                                 $  3,269,918
                                                                                         =============

  Land contributed in exchange for equity in
    Indio Housing Developments -  (A Limited Partnership)                                                $     765,000
                                                                                                         =============

The accompanying notes are an integral part of the financial statements.

DIRECTORS MORTGAGE LOAN CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1993, 1992 AND 1991


1. SIGNIFICANT ACCOUNTING POLICIES
   A. Mortgage loans receivable held for sale are valued at the lower of cost or aggregate market, with market being based on outstanding commitments that the Company has acquired from investors for the purchase of such mortgages.

   B. Commitment fees received are recorded as income when the related loans are sold or when it becomes apparent the commitment will expire unused. Commitment fees paid are recorded as an expense when the related loans are sold to an investor or when it becomes apparent that the related commitment will not be fulfilled.

   C. Property and equipment are stated at cost and are depreciated using the straight-line and declining-balance methods over the estimated useful lives of the various assets. Capital leases are amortized over the lives of the leases.

   D. When the Company sells mortgage loans and retains the servicing rights, the contractual sales price and resulting gain or loss on the sale is adjusted to provide the recognition of a normal service fee over the estimated life of the loan. The amount of the adjustment is equal to the present value of the difference between the contractual service rate and normal servicing fee. For calculating the adjustment, the Company's normal servicing fee for conventional fixed-rate loans is .25%, for GNMA securities .44%, and for adjustable-rate mortgages .375%.

   E. Investments in common stock are stated at cost except for the investment in Mission Savings and Loan, which is stated using the equity method.

   F. Loan origination revenue consists primarily of fees received in connection with making and processing residential loans. The Financial Accounting Standards Board Statement No. 91, which prescribes accounting for loan origination fees, has been adopted. Net deferred origination fees are shown in Note 2 to the financial statements. The net effect on the results of operations for the years ended December 31, 1993, 1992 and 1991, was immaterial.

   G. Mortgage servicing revenues, which are based on a percentage of the outstanding principal balances of the serviced mortgages, are recorded as income as the installment collections on the mortgages are received.

   H. Gains on sales of mortgages are recorded at the time of sale to investors.

   I. The Company, with the consent of its stockholder, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the stockholder of an S Corporation is taxed on the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements. The Company continues to pay state tax at a reduced rate.

      Distributions for income taxes are provided to the stockholder at the maximum individual income tax rates.

   J. The Company enters into futures contracts to reduce the impact of interest rate fluctuations. The gains or losses on these contracts are included in income when the revenue from the sale of loans is recognized, or when the contracts expire.

   K. For purposes of reporting cash flows, the Company considers certificates of deposit with maturities of three months or less when acquired to be cash equivalents.

   L. Statement of Financial Accounting Standards No. 105 (FAS105), "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk," requires disclosure of the face, contract, or notional amounts of off-balance-sheet positions in order to illustrate the maximum loss that would occur if the counterparty to the instrument failed to perform according to its terms. The Company uses financial instruments having off-balance-sheet risk in the normal course of business in order to reduce exposure to fluctuations in interest rates and market prices. Included in the notes to the financial statements are disclosures relating to financial instruments having off-balance-sheet risk. These disclosures indicate the magnitude of the Company's involvement in such activities and reflect the instruments at their face, contract, or notional amounts and are not intended to represent the much smaller credit risk of such instruments.

2. MORTGAGE LOANS RECEIVABLE HELD FOR SALE
   Mortgage loans receivable held for sale (pledged to secure notes payable to bank) were secured by first and second trust deeds and are summarized as follows:

                                                       1993           1992
                                                   -------------  -------------

   Principal Balances
     Mortgage loans                                $714,761,588   $541,746,070
     Purchase and sales premium (discount)            2,491,917     (1,808,872)
     Advances due on reverse annuity mortgages       (1,163,163)
     Net deferred origination (fees) costs            1,331,000       (992,000)
                                                   ------------   ------------
   TOTALS                                          $717,421,342   $538,945,198
                                                   ============   ============

3. OTHER RECEIVABLES
   Other receivables are summarized as follows:

                                                          1993         1992
                                                       -----------  ----------
    Various accrued fees                               $ 2,877,216  $2,499,503
    Bulk sales of servicing                              4,165,715   1,270,093
    Sale of loan participation                           2,107,235   1,024,375
    Advances on investor pools and impound accounts      2,962,503   1,440,406
    Advances to employees                                  187,136     170,268
    Advances on loans in foreclosure                     7,370,593   2,365,262
    Due from related parties                                40,916     431,971
    Other                                                  501,782     486,260
                                                       -----------  ----------
    TOTALS                                             $20,213,096  $9,688,138
                                                       ===========  ==========

4. NOTES RECEIVABLE
   Notes receivable consisted of the following:

                       DECEMBER 31, 1993      DECEMBER 31, 1992
                       -----------------  --------------------------
                            CURRENT        TERM    CURRENT    TERM
                            --------      -------  --------  -------
    Unsecured Notes
      Officers                            $66,000            $66,000
      Employees             $ 45,260
      Other                  156,269          500  $209,661
                            --------      -------  --------
    TOTALS                  $201,529      $66,500  $209,661  $66,000
                            ========      =======  ========  =======

5. PROPERTY HELD FOR SALE
   Property held for sale consisted of real estate owned (net of reserve for loss of $143,750 and $57,000) of $387,259 and $53,052, respectively.

6. PREPAID EXPENSES
   Prepaid expenses consisted of the following:

                                            1993        1992
                                         ----------  ----------

    Unexpired commitment fees            $  125,652  $1,151,335
    Unexpired hedging commitments         4,463,497     807,718
    Prepaid insurance                       388,669     328,180
    Prepaid rent                            431,839     356,153
    Deposits for hedging transactions     2,250,417       6,904
    Deposits                                360,622     239,488
    Other                                   835,101     258,079
                                         ----------  ----------
    TOTALS                               $8,855,797  $3,147,857
                                         ==========  ==========

7. PROPERTY AND EQUIPMENT
   The following is a summary of property and equipment:

                                          1993          1992
                                      ------------  ------------

    Land                              $   750,000
    Building                            5,686,142
    Automobiles                            21,748   $    21,748
    Office furniture and equipment     22,563,344    12,678,129
    Leasehold improvements              1,843,890       934,087
    Capital leases                      2,541,142     1,870,160
    Equipment inventory                   851,413
                                      -----------
                                       34,257,679    15,504,124
    Less: Accumulated depreciation     (9,124,894)   (6,713,519)
                                      -----------   -----------
    TOTALS                            $25,132,785   $ 8,790,605
                                      ===========   ===========

Depreciation expense for the years ended December 31, 1993, 1992 and 1991, amounted to $3,240,141, $2,039,698 and $1,600,280, respectively.

Equipment inventory consisted of equipment received but not delivered to its final location and placed into service at December 31, 1993. No depreciation is recorded on this equipment until placed into service.

8.    NOTES PAYABLE - SECURED BY MORTGAGE LOANS RECEIVABLE

      Held for Sale and GNMA and FNMA Servicing Rights

      The Company had the following notes payable secured by mortgage loans receivable:

                                         1993           1992
                                     ------------   ------------
        Commercial paper             $348,810,933   $164,279,956
        Revolving credit line         288,168,723    328,363,053
        Loans in transit               48,975,959     17,443,001
                                     ------------   ------------
        TOTALS                       $685,955,615   $510,086,010
                                     ============   ============

     The Company has an agreement with commercial banks to provide financing for mortgage loans receivable held for sale. The revolving credit facilities allowed the Company to borrow a maximum aggregate amount of $795,000,000 at varying interest rates at December 31, 1993. The lines are secured by the following:

     A. Mortgage loans receivable for sale;

     B. All mortgage-backed securities and all mortgage notes, deeds of trust, and other documents deposited with or held by the collateral agent;

     C. All investor commitments covering the mortgage loans;

     D. All deposit accounts maintained by the Company with the banks.

     As of December 31, 1993 and 1992, the facilities amounting to $795,000,000 and $550,000,000, respectively, provided for borrowings under commercial paper up to $350,000,000 and $165,000,000. The Company issues its commercial paper notes in denominations of not less than $100,000 and having a maturity date of 270 days or less. The notes are issued to institutional investors and are not advertised or sold to the general public. The commercial paper notes are backed by letters of credit that expire 15 days after the note is due.

     The note payable - secured by GNMA and FNMA servicing rights is a revolving credit agreement for up to $7,000,000 which was converted to term debt on March 31, 1992. The note is secured by the servicing rights to GNMA and FNMA pools amounting to $439,327,229 and $758,122,227 at December 31, 1993 and 1992, respectively. At December 31, 1993 and 1992, amounts out-standing under the agreement amounted to $2,450,000 and $5,250,000, respectively.

     The agreements provide for various financial and operating covenants including liens on assets, mandatory commitments, indebtedness, consolidation and merger, acquisitions, dividends, purchase or retirement of stock, investments, advances to affiliates, sale of assets, minimum net worth, and servicing portfolio. The covenants specify certain financial ratios including the following:


       Total debt to adjusted tangible net worth (includes value of
         servicing portfolio calculated at 1%) not to exceed                       6:1
       Maintain a cash flow coverage of at least                                1.25:1
       Total debt to GAAP net worth not to exceed                                 25:1
       Maintain a servicing portfolio of at least                     $7,500,000,000
       Maintain a Minimum
         - Tangible net worth                                            $12,000,000
         - GAAP net worth                                                $20,000,000
         - Adjusted tangible net worth                                  $100,000,000
         - Working capital                                               $15,000,000

9.   NOTES PAYABLE - FORECLOSURE LINE

     The foreclosure line is a revolving credit facility maintained for the purpose of financing up to 90% of the insurance claim on government agency insured loans foreclosed in GNMA pools. The interest rate is variable at 1% over the bank reference rate. An advance is made for no more than 180 days. At December 31, 1993 and 1992, the outstanding balance was $3,947,600 and $1,858,500, respectively. The available unused credit was $52,400 at December 31, 1993.

10. NOTES PAYABLE - OTHER
    Other notes payable consisted of the following:

                                                           DECEMBER 31, 1993
                                                           -----------------
                                                                CURRENT           TERM
                                                                -------           ----
     Secured Notes
       Metlife Capital Corporation
         Secured by equipment; four notes payable in
          aggregate monthly installments of $55,629,
          including interest ranging from 8.42% to 10.1%       $  475,300     $   750,404
       LB Credit Corporation
         Secured by equipment; five notes payable in
          aggregate monthly installments of $55,001,
          including interest ranging from 9.43% to 11.98%         491,271       1,325,773

       Randolph Computer Corporation
         Secured by equipment; four notes payable in
          aggregate monthly installments of $98,948,
          including interest ranging from 6.38% to 6.85%          893,549       3,917,834

       Fleet Credit Corporation
         Secured by equipment; payable in monthly
          installments of $89,580, including
          interest at 6.27%                                       926,807       1,857,180

       John Hancock Mutual Life Insurance Company
         Secured by building; payable in monthly
          installments of $43,082, including
          interest at 8.5%                                        153,048       4,185,416
                                                               ----------     -----------
    TOTALS                                                     $2,939,975     $12,036,607
                                                               ==========     ===========

                                                       DECEMBER 31, 1992
                                                       -----------------
                                                            CURRENT        TERM
                                                            --------     ----------
      Secured Notes
        Metlife Capital Corporation
          Secured by equipment; four notes payable in
           aggregate monthly installments of $55,629,
           including interest ranging from 8.42% to 10.1%   $484,933     $1,225,705

        LB Credit Corporation
          Secured by equipment; five notes payable in
           aggregate monthly installments of $55,001,
           including interest ranging from 9.43% to 11.98%   439,505      1,816,455
                                                            --------     ----------
                                                             924,438      3,042,160
        Unsecured notes                                       65,568
                                                            --------
      TOTALS                                                $990,006     $3,042,160
                                                            ========     ==========

   A summary of the note payments for the next five years is as follows:


       YEARS ENDING
       DECEMBER 31,                                                        AMOUNT
       ------------                                                     -----------
          1994                                                          $ 2,939,975
          1995                                                            2,985,550
          1996                                                            2,831,779
          1997                                                            1,724,263
          1998                                                            1,048,591
          Thereafter                                                      3,446,424
                                                                        -----------
          TOTAL                                                         $14,976,582
                                                                        ===========

11.  LEASES

     The Company acquired computers, copiers, furniture, and telephone systems through capital leases. A schedule of the minimum future lease payments and present values of the net minimum lease payments is as follows:


        YEARS ENDING
        DECEMBER, 31,                               AMOUNT
        -------------                             ----------
             1994                                 $  738,175
             1995                                    563,200
             1996                                    454,845
                                                  ----------
        Minimum Lease Payments                     1,756,220
        Less: Interest portion of payments           127,187
                                                  ----------
        Total Present Value of Future
          Net Minimum Lease Payments               1,629,033
        Less: Current portion                        660,673
                                                  ----------
        LONG-TERM PORTION                         $  968,360
                                                  ==========

   The majority of the Company's operating leases are for office space at various locations. These leases have terms from one to ten years with renewal options from zero to five years. The net rent expense for the years ended December 31, 1993, 1992 and 1991, amounted to $5,968,833, $4,718,179 and
   $3,115,113, respectively. The remaining lease obligations are summarized as follows:


        YEARS ENDING
        DECEMBER 31,                                 AMOUNT
        ------------                              -----------
             1994                                 $ 5,584,825
             1995                                   4,011,776
             1996                                   2,763,071
             1997                                     559,251
             1998                                     188,996
            Thereafter                                 64,475
                                                  -----------
            TOTAL                                 $13,172,394
                                                  ===========

12.  DEFERRED INCOME
     Deferred income is comprised of the following:

                                           1993         1992
                                         ----------  ----------
        Commitment fees                  $2,602,221  $1,002,479
        Lock-in fees                         16,524      26,237
                                         ----------  ----------
        TOTALS                           $2,618,745  $1,028,716
                                         ==========  ==========

13.  INCOME TAXES

     As discussed in Note 1.I., the Company elected S Corporation status. Provisions for state income taxes amounted to $1,196,606, $1,409,364 and $511,319 for the years ended December 31, 1993, 1992 and 1991, respectively.


14.  PROFIT-SHARING AND 401(K) PENSION PLANS

     The Company has a profit-sharing plan and a 401(k) pension plan which cover substantially all employees. Contributions to the plans are at the sole discretion of the Board of Directors. Contributions for the years ended December 31, 1993 and 1992 were as follows:

                                                             1993        1992
                                                          ----------   --------
      Profit-sharing plan                                 $1,477,000   $887,000
      401(k) pension plan                                    107,400     68,320
                                                          ----------   --------
      TOTALS                                              $1,584,400   $955,320
                                                          ==========   ========


15.  EMPLOYEE CONTRACT PAYABLE

     The Company entered into a contract with an employee to pay the employee $50,000 per year for fifteen years upon the completion of ten years of service with the Company and the attainment of fifty-two years of age. The contract expense for the years ended December 31, 1992 and 1991, amounted to $269,090 and $79,975, respectively. The employee has met the above requirements and is receiving annual payments from the Company. There was no contract expense for the year ended December 31, 1993.


16.  LONG-TERM INCENTIVE PLANS

     The Company has two incentive compensation plans covering selected officers.

     A. INCREMENTAL VALUE PLAN

     The Incremental Value Plan provides for the award of phantom equity equal to five percent of the increase in net worth of Directors Mortgage Loan Corporation, as defined in the Plan, over the performance period. The award vests annually and is payable in five installments commencing upon the earlier of termination of the participants' employment or 2005, including interest at the six-month treasury bill rate compounded semiannually.

  B. VALUE-CREATION SHARE PLAN

     The Value-Creation Share Plan provides for awards determined by the increase in net worth of Directors Mortgage Loan Corporation, as defined in the Plan, over four-year cycles. Payments under the awards will be in five annual installments including interest at the six-month treasury bill rate compounded semiannually, unless the participant requests to defer the payments over a period not to exceed fifteen years, commencing after the completion of each cycle.

     Amounts charged to expense under the plans amounted to $2,091,577, $3,205,000 and $496,423, for the years ended December 31, 1993, 1992 and
     1991, respectively.


17.  LOANS SERVICED

     Loans serviced for investors amounted to $13,649,746,688 and $8,478,262,056 at December 31, 1993 and 1992, respectively.


18.  ESCROW AND CUSTODIAL FUNDS

     Escrow and custodial funds amounted to $276,475,221 and $121,667,367 at December 31, 1993 and 1992, respectively. These amounts consisted of escrow funds of $4,279,439 and $431,229 and custodial funds of $272,195,782 and $121,236,138, at December 31, 1993 and 1992, respectively. These funds are maintained by the Company in special bank accounts and are excluded from assets and liabilities in the combined balance sheets.


19.  ERRORS AND OMISSIONS INSURANCE AND FIDELITY BOND

     The Company maintained errors and omissions and fidelity bond insurance coverage of $16,000,000 and $10,000,000 for the years ended December 31, 1993 and 1992, respectively, which meets the requirements of investors.

20.  RELATED-PARTY TRANSACTIONS
     The Company shares common management and control with Stan-Shaw Corporation, Directors Insurance Services, Allmark, Inc., and Anderson Financial Corporation. Related-party transactions during the years ended December 31, 1993, 1992 and 1991, were as follows:

                                                   1993         1992       1991
                                                 --------    ---------   -------
    Insurance Referral Fees
      Received From Directors Insurance
       Service                                   $116,880    $  74,946   $72,009
                                                 ========    =========   =======
    Flood Determination Report Fees
      Paid to Directors Insurance Service        $566,693    $ 164,018
                                                 ========    =========

    Balance Due To (Due From) Affiliates
       at December 31
      Directors Insurance Service                $223,655    $ 179,616
      Anderson Financial Corporation                 (150)    (340,561)
      Stan-Shaw Corporation                       198,331       13,906
      Allmark, Inc.                               (38,546)     (90,177)
      Other - net                                  (1,819)      (1,233)
                                                 --------    ---------
    TOTALS                                       $381,471    $(238,449)
                                                 ========    =========

21.  CONTINGENCIES AND COMMITMENTS
     REPURCHASE REQUIREMENTS
     Mortgage loans and their related servicing rights are sold under agreements that define certain criteria for the mortgage loan. If the criteria are not met, the Company is required to repurchase the mortgage loan. The Company attempts to sell all loans made on a nonrecourse basis. Conforming conventional loans serviced by the Company are sold through Federal National Mortgage Association ("FNMA") or Federal Home Loan Mortgage Corporation ("FHLMC") programs on a nonrecourse basis, whereby foreclosure losses are generally the responsibility of FNMA or FHLMC and not the Company. Similarly, the government loans serviced by the Company are securitized through Government National Mortgage Association programs, whereby the Company is insured against loss by the Federal Housing Administration or partially guaranteed against loss by the Veterans Administration. In addition, jumbo mortgage loans are also sold and serviced on a nonrecourse basis. With respect to sale of loans, under certain circumstances, the Company may become liable for the unpaid principal and interest on defaulted recourse loans or other loans if there has been a breach of representations or warranties. The Company produced mortgage loans sold to the various agencies and investors that have provisions for recourse in the event of foreclosure. At December 31, 1993, there were loans with outstanding principal balances of approximately $16,300,000 remaining under these recourse obligations. In the opinion of management, adequate reserves have been established for losses that may be incurred as a result of these transactions.

   FORWARD DELIVERY COMMITMENTS
   The Company sells mortgage-backed securities through forward delivery commitments with major dealers in such securities. Forward delivery commitments outstanding at December 31, 1993 require the Company to deliver pools of mortgages with coupon rates ranging from 4% to 8% and with settlement dates from January 1994 to March 1994. The average length of the forward delivery commitments is approximately 60 days. At December 31, 1993, the total amount of mortgage-backed securities sold through forward delivery commitments was $702,900,000, of which approximately $692,600,000 represents mortgages which closed prior to December 31, 1993. It is expected that the remaining forward delivery commitments of approximately $10,300,000 at December 31, 1993 will be satisfied from mortgage loans in process at December 31, 1993. In management's opinion, the forward delivery commitments will settle without a material adverse effect on the financial statements of the Company.

   MORTGAGE COMMITMENTS
   The Company had estimated mortgage commitments to extend credit aggregating approximately $249,400,000 at December 31, 1993. Of this amount, approximately $96,100,000 were at market rates. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in mortgage values and interest rates. In management's opinion, the mortgage commitments will settle without a material adverse effect on the financial statements of the Company.

22.  DISCLOSURE ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS (SFAS 107)
     The Company has adopted Statement of Financial Accounting Standards No. 107 (SFAS 107), Disclosures About Fair Values of Financial Instruments, which requires the Company to disclose the fair value of its financial instruments, both recognized and unrecognized, in the statement of financial position.

     CASH
     The fair value of cash is the carrying amount.

     MORTGAGE LOANS RECEIVABLE HELD FOR SALE
     The fair value is estimated using current market values for mortgage loans held for sale.

     DEPOSITS FOR HEDGING TRANSACTIONS
     For securities and derivative instruments held for hedging purposes (which include interest rate futures, options, and forward contracts), fair values are based on dealer quotes.

   MORTGAGE SERVICING PORTFOLIO

   The value of the mortgage servicing portfolio is based upon an estimate of the present value prepared by an independent mortgage banking consultant using the discounted cash flow analysis approach.

   INVESTMENTS

   The cash surrender value of life insurance is based upon values reported to the Company by insurance companies. The value of the investment in the stock of Victoria Mortgage is equal to the proportionate share of the equity owned by the Company.

   NOTES RECEIVABLE
   The fair value of the notes receivable approximates the carrying amount given market rates and payment terms.

   NOTES PAYABLE AND OBLIGATIONS UNDER CAPITAL LEASES

   The notes payable secured by mortgage loans receivable held for sale and foreclosure claims receivable approximate market given their market rates and terms. The note secured by servicing rights, notes payable - other, and obligations under capital leases are valued based on rates and terms for the same or similar issues offered to the Company.

   DEFERRED INCOME - COMMITMENTS TO EXTEND CREDIT
   The fair value of deferred income on commitments to extend credit is based on dealer quotes.

   DEFERRED COMPENSATION AND EMPLOYEE CONTRACTS PAYABLE
   The carrying value approximates the estimated fair value given contract provisions.

   The estimated fair values of the Company's financial instruments were as follows:

                                               DECEMBER 31, 1993
                                               -----------------
                                                    CARRYING            FAIR
                                                     AMOUNT            VALUE
                                                    --------           -----
    Cash                                         $  25,763,960    $  25,763,960
    Mortgage loans receivable held for sale        717,421,342      722,768,424
    Unexpired hedging commitments                    4,463,497        2,517,295
    Mortgage servicing portfolio                     2,564,456      122,260,000
    Investments                                        643,226          643,226
    Notes receivable                                   268,029          268,029
    Notes payable and obligations under
      capital leases                              (708,958,830)    (708,417,861)
    Deferred income - commitments to
      extend credit                                 (2,618,745)      (1,593,961)
    Deferred compensation and employee
      contracts payable                             (6,157,743)      (6,157,743)



                                                        DECEMBER 31, 1992
                                                  -----------------------------
                                                     CARRYING            FAIR
                                                      AMOUNT            VALUE
                                                     --------           -----
      Cash                                        $   8,630,505   $   8,630,505
      Mortgage loans receivable held for sale       538,945,198     544,588,258
      Unexpired hedging commitments                     807,718         408,594
      Mortgage servicing portfolio                    2,489,629      84,780,000
      Investments                                     1,231,881       1,941,161
      Notes receivable                                  275,661         275,661
      Notes payable and obligations under capital
        leases                                     (522,624,779)   (522,436,365)
      Deferred income - commitments to extend
        credit                                       (1,028,716)       (840,166)
      Deferred compensation and employee
        contracts payable                            (4,046,123)     (4,046,123)


23.  SAN FERNANDO VALLEY EARTHQUAKE
     On January 17, 1994, an earthquake struck the San Fernando Valley region of Southern California. This earthquake caused damage to a small percentage of properties securing loans in the Company's servicing portfolio, including some mortgage loans receivable held for sale. In the event the Company is forced to foreclose on any of these loans, it is exposed to the possibility of incurring foreclosure losses. The FHA requires that a damaged property be conveyed upon foreclosure to FHA in a livable condition. Therefore, the cost of repairs and/or the difference between the current property value and the debt could become a cost to the Company if the properties are not covered by special hazard earthquake insurance. The same holds true for VA loans where the maximum reimbursement to the Company will be the VA guaranty amount. The amount of loss is not known at this date, as government relief provisions are not clear.


24.  RECLASSIFICATIONS
     Certain accounts in the prior-period financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements.

Board of Directors
Directors Mortgage Loan Corporation
Riverside, California


We have compiled the accompanying balance sheet of Directors Mortgage Loan Corporation as of September 30, 1994, and the related statements of operations, retained earnings and cash flows for the nine month periods ended September 30, 1994 and 1993, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them. However, we did become aware of departures from generally accepted accounting principles that are described in the following paragraph.

The Company's financial statements do not disclose the following information required by generally accepted accounting principles: Five-year schedule of principal payments on long-term debt as of September 30, 1994; information on capital leases; information on operating leases; long-term incentive plans; related-party transactions; disclosure of fair value of financial instruments. Management believes it is impracticable to develop the information.

The financial statements for the year ended December 31, 1993, were audited by us and we expressed an unqualified opinion on them in our report dated March 3, 1994, but we have not performed any auditing procedures since that date.


/s/Eadie and Payne


December 14, 1994

DIRECTORS MORTGAGE LOAN CORPORATION
BALANCE SHEETS
SEE ACCOUNTANTS' COMPILATION REPORT
SEPTEMBER 30, 1994

                                              ASSETS
                                                            September 30, 1994     December 31,
                                                                (Unaudited)            1993
                                                            ------------------     ------------
CURRENT ASSETS
  Cash                                                         $  2,887,251        $ 25,763,960
  Mortgage loans receivable held for sale                       256,519,327         717,421,342
  Accrued interest receivable                                       325,064             999,004
  Other receivables                                              18,977,221          20,213,096
  Notes receivable                                                    7,011             201,529
  Property held for sale                                          3,077,746             387,259
  Prepaid expenses                                                5,504,667           8,855,797
  Deferred charges                                                   54,042              75,176

Total Current Assets                                            287,352,329         773,917,163
                                                               ------------        ------------
PROPERTY AND EQUIPMENT
  At cost--net of depreciation                                   25,842,400          25,132,785
                                                               ------------        ------------
INVESTMENTS
  Cash surrender value--life insurance                              778,226             643,226
  Investments in Common Stock
    Mission Savings and Loan                                        769,957             737,811
    Other                                                            25,517              61,435
  Joint venture and real estate partnerships                         82,980             150,000
  Investment in mortgages                                           552,993              94,342
                                                               ------------        ------------
                                                                  2,209,673           1,686,814
                                                               ------------        ------------
OTHER ASSETS
  Notes and term receivables                                         66,000              66,500
  Capitalized purchased servicing--
   net of amortization                                            1,593,917           1,223,456
  Capitalized excess servicing fees--
   net of amortization                                            1,161,000           1,341,000
                                                               ------------        ------------
                                                                  2,820,917           2,630,956
                                                               ------------        ------------
TOTAL ASSETS                                                   $318,225,319        $803,367,718
                                                               ============        ============

                               LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                                September 30, 1994
                                                                                    (Unaudited)
                                                                                ------------------
CURRENT LIABILITIES
  Notes payable--secured by mortgage loans receivable held
   for sale                                                                        $230,715,445
  Notes payable--foreclosure line                                                     4,818,200
  Notes payable--secured by GNMA/FNMA servicing
   rights                                                                             1,050,000
  Notes payable--other                                                                5,819,094
  Obligations under capital leases                                                      594,730
  Accounts payable                                                                    6,809,517
  Due to related parties
  Commissions and bonuses payable                                                     2,305,148
  Accrued expenses                                                                      879,472
  Deferred income                                                                     1,322,282
  Other liabilities                                                                   1,716,700
  Estimated liability on recourse obligations                                         3,534,747
  Stockholder distribution payable                                                    1,474,959
                                                                                   ------------
Total Current Liabilities                                                           261,040,294
                                                                                   ------------
LONG-TERM LIABILITIES
  Notes payable--secured by GNMA/FNMA servicing
   rights
  Notes payable--other                                                               29,431,157
  Obligations under capital leases                                                      668,717
  Deferred compensation                                                               6,152,782
  Employee contract payable                                                             347,625
                                                                                   ------------
                                                                                     36,600,281
                                                                                   ------------
STOCKHOLDERS' EQUITY
  Common stock, no par value, 2,000,000 shares
   authorized; 647,500 shares issued and outstanding
  Series A common stock, no par value; authorized
   1,000,000 shares, issued and outstanding 647,500 shares                               80,938
  Series B common stock, no par value; authorized
   1,000,000 shares, issued and outstanding 436,295 shares                               55,037
  Paid-in capital                                                                        84,216
  Retained earnings                                                                  20,364,553
                                                                                   ------------
                                                                                     20,584,744
                                                                                   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $318,225,319
                                                                                   ============

The accompanying notes are an integral part of the financial statements.

DIRECTORS MORTGAGE LOAN CORPORATION
STATEMENTS OF OPERATIONS
SEE ACCOUNTANTS' COMPILATION REPORT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993



                                                                           1994         1993
                                                                       ------------  ------------
REVENUE
  Loan origination and processing                                      $ 41,834,478  $ 52,870,141
  Mortgage servicing                                                     35,738,130    24,225,689
  Sales of servicing                                                     40,647,708    14,256,399
  Gain (loss) on sale of loans, net of commitment fees                   (2,320,833)   61,947,846
  Interest income                                                        20,690,398    23,987,359
  Escrow fees                                                               590,637       833,443
  Gain (loss) on investments                                                (85,191)
  Other                                                                   1,390,383     1,554,928
                                                                       ------------  ------------
TOTAL REVENUE                                                           138,485,710   179,675,805
                                                                       ------------  ------------
EXPENSES
  Salaries and related expenses                                          78,879,724   101,490,110
  Interest expense                                                       14,009,031    14,940,464
  Other operating expenses                                               45,230,105    40,413,480
                                                                       ------------  ------------
TOTAL EXPENSES                                                          138,118,860   156,844,054
                                                                       ------------  ------------
INCOME BEFORE INCOME TAXES                                                  366,850    22,831,751
INCOME TAX EXPENSE                                                           49,652       894,467
                                                                       ------------  ------------
NET INCOME                                                             $    317,198  $ 21,937,284
                                                                       ============  ============
EARNINGS PER SHARE
  Net income per share (1,083,795 and 647,500 shares,
    respectively, outstanding)                                         $       0.29  $      33.88
                                                                       ============  ============

The accompanying notes are an integral part of the financial statements.

DIRECTORS MORTGAGE LOAN CORPORATION
STATEMENTS OF RETAINED EARNINGS
SEE ACCOUNTANTS' COMPILATION REPORT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND
THE YEAR ENDED DECEMBER 31, 1993



                                         SEPTEMBER 30, 1994
                                             (UNAUDITED)    DECEMBER 31, 1993
                                         ------------------ -----------------

Beginning balance                           $ 38,992,477        $ 25,485,706
Net income                                       317,198          36,058,771
Retirement of stock                          (18,974,100)
Overaccrual of prior-year tax distribution
   due to stockholder                          1,009,000

Distribution To Stockholder
   For payment of income taxes                  (280,022)        (18,172,000)
   Other                                        (700,000)         (4,380,000)
                                            ------------        ------------
ENDING BALANCE                              $ 20,364,553        $ 38,992,477
                                            ============        ============





The accompanying notes are an integral part of the financial statements.

DIRECTORS MORTGAGE LOAN CORPORATION
STATEMENTS OF CASH FLOWS
SEE ACCOUNTANTS' COMPILATION REPORT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993
                                                                                                             1994             1993
                                                                                                    --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                                         $     317,198   $   21,937,284
 Adjustments to Reconcile Net Income to Net Cash
   Provided By (Used In) Operating Activities
     Depreciation on property and equipment                                                             4,265,578        2,116,239
     Amortization of excess of cost over net assets acquired                                                                40,114
     Loss on disposal of assets and sale of investments                                                    25,892           44,806
     Increase in cash surrender value of officers' life insurance policies                               (135,000)         (90,000)
     Increase (decrease) in loan purchase and sales premiums/discounts                                  3,639,694       (6,192,638)
     Increase (decrease) in reserve for losses and net deferred fees                                   (1,622,750)         325,000
     (Increase) Decrease in Assets
       Mortgage loans held for sale                                                                   459,987,321     (118,673,962)
       Accrued interest receivable                                                                        673,940         (355,760)
       Other receivables                                                                                1,235,775       (5,153,686)
       Property held for sale                                                                          (3,792,737)
       Prepaid expenses                                                                                 3,351,230       (5,531,380)
       Deferred charges                                                                                    21,134          (12,917)
       Capitalized purchased servicing                                                                   (370,461)        (471,698)
       Capitalized excess servicing fees                                                                  180,000          243,000
     Increase (Decrease) in Liabilities
       Accounts payable                                                                                (7,731,867)       6,087,709
       Due to related parties                                                                            (223,083)        (105,490)
       Commissions and bonuses payable                                                                 (5,243,317)       8,746,141
       Accrued expenses                                                                                  (559,592)      (1,160,409)
       Deferred income                                                                                 (1,296,463)         110,632
       Other liabilities                                                                                  286,993         (227,668)
       Estimated liability on recourse obligations                                                        794,105        1,348,000
       Deferred compensation                                                                              359,782        2,650,000
                                                                                                   --------------   --------------

 NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                                  454,163,372      (94,326,683)
                                                                                                   --------------   --------------
 CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of assets and investments                                                           109,548        1,434,755
   Proceeds from sale of real estate owned                                                                 71,184          256,545
   Purchase of assets                                                                                    (283,752)      (6,454,098)
   Purchase of investments                                                                               (529,835)        (670,756)
   Principal payments received on notes receivable                                                        210,953           39,484
   Disbursements on  notes receivable                                                                     (15,935)         (64,867)
                                                                                                   --------------   --------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                                      (437,837)      (5,458,937)
STATEMENTS OF CASH FLOWS (CONTINUED)

SEE ACCOUNTANTS' COMPILATION REPORT

                                                                                    1994            1993
                                                                                -------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings under line of credit                                           $(454,369,570)  $113,291,264
  Principal payments under capital lease obligations                                 (522,206)      (427,814)
  Principal payments on long-term debt                                             (4,725,800)    (2,744,901)
  Contractual payments to employee                                                    (11,605)       (16,105)
  Distributions to stockholder                                                    (16,973,063)    (7,853,005)
                                                                                -------------   ------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                              (476,602,244)   102,249,439
                                                                                -------------   ------------
NET INCREASE (DECREASE) IN CASH                                                   (22,876,709)     2,463,819
CASH AT BEGINNING OF PERIOD                                                        25,763,960      8,630,505
                                                                                -------------   ------------
CASH AT END OF PERIOD                                                           $   2,887,251   $ 11,094,324
                                                                                =============   ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash Payments For
    Interest                                                                    $  16,757,134   $ 17,862,758
    Income taxes                                                                      235,750        883,700
SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES
  Capital lease obligations incurred for use of equipment                       $     156,620
  Furniture and equipment acquired through issuance of long-term debt           $   4,599,469   $  7,064,364
  Long-term debt incurred to finance acquisition of common stock from
    stockholder for the purpose of retirement                                   $  19,000,000

The accompanying notes are an integral part of the financial statements.

DIRECTORS MORTGAGE LOAN CORPORATION
NOTES TO FINANCIAL STATEMENTS
SEE ACCOUNTANTS' COMPILATION REPORT
SEPTEMBER 30, 1994


1. SIGNIFICANT ACCOUNTING POLICIES
   A. Mortgage loans receivable held for sale are valued at the lower of cost or aggregate market, with market being based on outstanding commitments that the Company has acquired from investors for the purchase of such mortgages.

   B. Commitment fees received are recorded as income when the related loans are sold or when it becomes apparent the commitment will expire unused. Commitment fees paid are recorded as an expense when the related loans are sold to an investor or when it becomes apparent that the related commitment will not be fulfilled.

   C. Property and equipment are stated at cost and are depreciated using the straight-line and declining-balance methods over the estimated useful lives of the various assets. Capital leases are amortized over the lives of the leases.

   D. When the Company sells mortgage loans and retains the servicing rights, the contractual sales price and resulting gain or loss on the sale is adjusted to provide the recognition of a normal service fee over the estimated life of the loan. The amount of the adjustment is equal to the present value of the difference between the contractual service rate and normal servicing fee. For calculating the adjustment the Company's normal servicing fee for conventional fixed-rate loans is .25% for GNMA securities .44%, and for adjustable-rate mortgages .375%.

   E. Investments in common stock are stated at cost except for the investment in Mission Savings and Loan which is stated using the equity method.

   F. Loan origination revenue consists primarily of fees received in connection with making and processing residential loans. The Financial Accounting Standards Board Statement No. 91, which prescribed accounting for loan origination fees, has been adopted. Net deferred origination fees are shown in Note 2 to the financial statements.

   G. Mortgage servicing revenues, which are based on a percentage of the outstanding principal balances of the serviced mortgages, are recorded as income as the installment collections on the mortgages are received.

   H. Gains on sales of mortgages are recorded at the time of sale to investors.

SEE ACCOUNTANTS' COMPILATION REPORT

     I. The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the stockholders of an S Corporation are taxed on the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements. The Company continues to pay state tax at a reduced rate.

        Distributions for income taxes are provided to the stockholders at the maximum individual income tax rates.

     J. The Company enters into futures contracts to reduce the impact of interest rate fluctuations. The gains or losses on these contracts are included in income when the revenue from the sale of loans is recognized, or when the contracts expire.

     K. For purposes of reporting cash flows, the Company considers certificates of deposit with maturities of three months or less when acquired to be cash equivalents.

     L. Statement of Financial Accounting Standards No. 105 (FAS 105), "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk," requires disclosure of the face, contract, or notional amounts of off-balance-sheet positions in order to illustrate the maximum loss that would occur if the counterparty to the instrument failed to perform according to its terms. The Company uses financial instruments having off-balance-sheet risk in the normal course of business in order to reduce exposure to fluctuations in interest rates and market prices. Included in the Notes to the Financial Statements are disclosures relating to financial instruments having off-balance-sheet risk. These disclosures indicate the magnitude of the Company's involvement in such activities and reflect the instruments at their face, contract, or notional amounts and are not intended to represent the much smaller credit risk of such instruments.


2.   MORTGAGE LOANS RECEIVABLE HELD FOR SALE

     Mortgage loans receivable held for sale (pledged to secure notes payable to bank) were secured by first and second trust deeds and are summarized as follows:

                                                    SEPTEMBER 30,    DECEMBER 31,
                                                        1994             1993
                                                   ----------------  ------------
                                                             (UNAUDITED)
     Principal Balances
       Mortgage loans                                $261,338,854    $714,761,588
       Purchase and sales premium (discount)           (2,947,777)      2,491,917
       Advances due on reverse annuity mortgages       (2,277,750)     (1,163,163)
       Net deferred origination (fees) costs              406,000       1,331,000
                                                     ------------    ------------
      TOTALS                                         $256,519,327    $717,421,342
                                                     ============    ============

SEE ACCOUNTANTS' COMPILATION REPORT


3.    OTHER RECEIVABLES
      Other receivables are summarized as follows:

                                                   SEPTEMBER 30,    DECEMBER 31,
                                                 1994 (UNAUDITED)      1993
                                                 ----------------   ------------
    Various accrued fees                             $    21,110     $ 2,877,216
    Bulk sales of servicing                            3,754,230       4,165,715
    Sale of loan participations                            5,903       2,107,235
    Advances on investor pools and impound
     accounts                                          3,598,238       2,962,503
    Advances to employees                                158,135         187,136
    Advances on loans in foreclosure                   7,917,313       7,370,593
    Due from related parties                                              40,916
    Other                                              3,522,292         501,782
                                                     -----------     -----------
    TOTALS                                           $18,977,221     $20,213,096
                                                     ===========     ===========

4. NOTES RECEIVABLE
   Notes receivable consisted of the following:

                               SEPTEMBER 30, 1994
                                 (Unaudited)         DECEMBER 31, 1993
                               CURRENT     TERM      CURRENT     TERM
                               -------    -------    --------   -------
    Unsecured Notes
     Officers                             $66,000              $ 66,000
     Employees                 $ 7,011               $ 45,260
     Other                                            156,269       500
                               -------    -------    --------   -------
    TOTALS                     $ 7,011    $66,000    $201,529   $66,500
                               =======    =======    ========   =======

5. PROPERTY HELD FOR SALE
   Property held for sale consisted of real estate owned (net of reserve for loss of $1,246,000 and $143,750) of $3,077,746 and $387,259, respectively.

SEE ACCOUNTANTS' COMPILATION REPORT

6.  PREPAID EXPENSES
    Prepaid expenses consisted of the following:


                                              SEPTEMBER 30,    DECEMBER 31,
                                                 1994               1993
                                             ------------------------------
                                                       (UNAUDITED)
        Unexpired commitment fees                $  248,692     $  125,652
        Unexpired hedging commitments             1,640,401      4,463,497
        Prepaid insurance                           774,342        388,669
        Prepaid rent                              1,051,211        431,839
        Prepaid taxes                                25,428
        Deposits for hedging transactions           709,284      2,250,417
        Deposits                                    519,565        360,622
        Other                                       535,744        835,101
                                                 ----------     ----------
        TOTALS                                   $5,504,667     $8,855,797
                                                 ==========     ==========

7.  PROPERTY AND EQUIPMENT
    The following is a summary of property and equipment:

                                              SEPTEMBER 30,    DECEMBER 31,
                                                 1994               1993
                                             ------------------------------
                                                       (UNAUDITED)
        Land                                  $    750,000     $   750,000
        Building                                 5,778,641       5,686,142
        Automobiles                                 21,748          21,748
        Office furniture and equipment          27,362,632      22,563,344
        Leasehold improvements                   1,978,271       1,843,890
        Capital leases                           2,697,762       2,541,142
        Equipment inventory                        355,122         851,413
                                              ------------     -----------
                                                38,944,176      34,257,679
        Less: Accumulated depreciation         (13,101,776)     (9,124,894)
                                              ------------     -----------
        TOTALS                                 $25,842,400     $25,132,785
                                              ============     ===========

    Depreciation expense for the nine months ended September 30, 1994 and 1993 amounted to $4,265,578 and $2,116,239.

    Equipment inventory consisted of equipment received but not delivered to its final location and placed into service. No depreciation is recorded on this equipment until placed into service.

SEE ACCOUNTANTS' COMPILATION REPORT

8.    NOTES PAYABLE - SECURED BY MORTGAGE LOANS RECEIVABLE
      Held for sale and GNMA and FNMA servicing rights.

      The Company had the following notes payable secured by mortgage loans receivable:


                                     SEPTEMBER 30,    DECEMBER 31,
                                         1994             1993
                                   ----------------  ------------
                                             (UNAUDITED)
          Commercial paper            $134,718,953   $348,810,933
          Revolving credit line         72,802,702    288,168,723
          Loans in transit              23,193,790     48,975,959
                                      ------------   ------------
          TOTALS                      $230,715,445   $685,955,615
                                      ============   ============

    The Company has an agreement with commercial banks to provide financing for mortgage loans receivable held for sale. The revolving credit facilities allowed the Company to borrow a maximum aggregate amount of $600,000,000 at varying interest rates at September 30, 1994. The lines are secured by the following:

    A.   Mortgage loans receivable held for sale;
    B. All mortgage-backed securities and all mortgage notes, deeds of trust, and other documents deposited with or held by the collateral agent;
    C.   All investor commitments covering the mortgage loans;
    D.   All deposit accounts maintained by the Company with the banks.

    As of September 30, 1994, the facilities amounting to $600,000,000 provided for borrowings under commercial paper up to $300,000,000. The Company issues its commercial paper notes in denominations of not less than $100,000 and having a maturity date of 270 days or less. The notes are issued to institutional investors and are not advertised or sold to the general public. The commercial paper notes are backed by letters of credit that expire 15 days after the note is due.

    The note payable - secured by GNMA and FNMA servicing rights is secured by the servicing rights to GNMA and FNMA pools amounting to $328,388,037 and $439,327,229 at September 30, 1994 and December 31, 1993, respectively. At September 30, 1994 and December 31, 1993 amounts outstanding under the agreement amounted to $1,050,000 and $2,450,000, respectively.

SEE ACCOUNTANTS' COMPILATION REPORT


     The agreements provide for various financial and operating covenants including liens on assets, mandatory commitments, indebtedness, consolidation and merger, acquisitions, dividends, purchase or retirement of stock, investments, advances to affiliates, sale of assets, minimum net worth, and servicing portfolio. The covenants specify certain financial ratios including the following:

       Total debt to adjusted tangible net worth (includes
         value of servicing portfolio calculated at 1%)
         not to exceed                                                      7:1
       Total debt to GAAP net worth not to exceed                          25:1
       Maintain a servicing portfolio of at least                $8,000,000,000
       Maintain a Minimum
         - Tangible net worth                                        $4,000,000
         - GAAP net worth                                            $8,000,000
         - Adjusted tangible net worth                             $135,000,000
         - Working capital                                          $20,000,000


9.   NOTES PAYABLE - FORECLOSURE LINE

     The foreclosure line is a revolving credit facility maintained for the purpose of financing up to 90% of the insurance claim on government agency insured loans foreclosed in GNMA pools. The interest rate is variable at 1% over the bank reference rate. An advance is made for no more than 180 days. The outstanding balances were $4,818,200 and $3,947,600 at September 30, 1994, and December 31, 1993, respectively. The available unused credit was $1,181,800 at September 30, 1994.


10.  NOTES PAYABLE - OTHER
     Other notes payable consisted of the following:

                                                           SEPTEMBER 30, 1994
                                                           ------------------
                                                           CURRENT       TERM
                                                           -------       ----

     Secured Notes
       Metlife Capital Corporation
         Secured by equipment; three notes payable in
          aggregate monthly installments of $52,164,
          including interest ranging from 8.42% to 10.1%   $298,331    $529,308
       CIT Group
         Secured by equipment; five notes payable in
          aggregate monthly installments of $54,985,
          including interest ranging from 9.43% to 21.51%   491,271     962,596


SEE ACCOUNTANTS' COMPILATION REPORT

                                                                     SEPTEMBER 30, 1994
                                                                  ------------------------
                                                                   CURRENT        TERM
                                                                  ----------   -----------
         Randolph Computer Corporation
           Secured by equipment; four notes payable in
            aggregate monthly installments of $98,948,
            including interest ranging from 6.38% to 6.84%        $  893,549   $ 3,269,005
         Fleet Credit Corporation
           Secured by equipment; four notes payable in
            aggregate monthly installments of $232,774,
            including interest ranging from 6.27% to 8.17%         2,082,895     3,974,198
         AGA Foundation
           Unsecured; payable in quarterly installments of
            $475,000, plus interest at 10%                         1,900,000    16,625,000
         John Hancock Mutual Life Insurance Company
           Secured by building; payable in monthly
            installments of $43,082, including interest at 8.5%      153,048     4,071,050
                                                                  ----------   -----------
       TOTALS                                                     $5,819,094   $29,431,157
                                                                  ==========   ===========

                                                                     SEPTEMBER 30, 1993
                                                                  ------------------------
                                                                   CURRENT        TERM
                                                                  ----------   -----------
       Secured Notes
         Metlife Capital Corporation
           Secured by equipment; four notes payable in
            aggregate monthly installments of $55,629,
            including interest ranging from 8.42% to 10.1%        $  475,300   $   750,404
         LB Credit Corporation
           Secured by equipment; five notes payable in
            aggregate monthly installments of $55,001,
            including interest ranging from 9.43% to 11.98%          491,271     1,325,773

         Randolph Computer Corporation
           Secured by equipment; four notes payable in
            aggregate monthly installments of $98,948,
            including interest ranging from 6.38% to 6.85%           893,549     3,917,834

         Fleet Credit Corporation
           Secured by equipment; payable in monthly
            installments of $89,580, including
            interest at 6.27%                                        926,807     1,857,180

SEE ACCOUNTANTS' COMPILATION REPORT

     John Hancock Mutual Life Insurance Company
       Secured by building; payable in monthly
        installments of $43,082, including
        interest at 8.5%                                  153,048    4,185,416
                                                       ----------  -----------
    TOTALS                                             $2,939,975  $12,036,607
                                                       ==========  ===========

     As of December 31, 1993, the note payments for the next five years were as follows:


     YEARS ENDING
     DECEMBER 31,                                                    AMOUNT
     ------------                                                  -----------
       1994                                                        $ 2,939,975
       1995                                                          2,985,550
       1996                                                          2,831,779
       1997                                                          1,724,263
       1998                                                          1,048,591
       Thereafter                                                    3,446,424
                                                                   -----------
       TOTAL                                                       $14,976,582
                                                                   ===========

11.  DEFERRED INCOME
     Deferred income is comprised of the following:

                                                   SEPTEMBER 30,    DECEMBER 31,
                                                       1994             1993
                                                 ----------------   ------------
                                                             (UNAUDITED)
    Commitment fees                                 $1,311,296       $2,602,221
    Lock-in fees                                        10,986           16,524
                                                    ----------       ----------
    TOTALS                                          $1,322,282       $2,618,745
                                                    ==========       ==========

12.  INCOME TAXES
     As discussed in Note 1 I, the Company elected S Corporation status. Provision for state income taxes for the nine months ended September 30, 1994 and 1993 amounted to $49,652 and $894,467, respectively.

SEE ACCOUNTANTS' COMPILATION REPORT


13.  PROFIT-SHARING AND 401(K) PENSION PLANS

     The Company has a profit-sharing plan and a 401(k) pension plan which cover substantially all employees. Contributions to the profit-sharing plan are at the sole discretion of the Board of Directors. Accrued contributions for the nine months ended September 30, 1994 and 1993 were as follows:

                             1994       1993
                           --------  ----------
    Profit-sharing plan    $500,000  $1,000,000
    401(k) pension plan     146,143      81,715
                           --------  ----------
    TOTALS                 $646,143  $1,081,715
                           ========  ==========


14.  LOANS SERVICED
     Loans serviced for investors amounted to $12,788,898,786 at September 30, 1994 and $13,649,746,688 at December 31, 1993.


15.  ESCROW AND CUSTODIAL FUNDS

     Escrow and custodial funds amounted to $100,785,990 and $276,475,221 at September 30, 1994 and December 31, 1993, respectively. These amounts consisted of escrow funds of $31,200 and $4,279,439 and custodial funds of $100,754,790, and $272,195,782 at September 30, 1994 and December 31, 1993,
     respectively. These funds are maintained by the Company in special bank accounts and are excluded from assets and liabilities in the balance sheets.


16.  ERRORS AND OMISSIONS INSURANCE AND FIDELITY BOND

     The Company maintained errors and omissions and fidelity bond insurance coverage of $17,000,000 and $19,000,000, respectively, for the nine months ended September 30, 1994 and $16,000,000 each for the year ended December 31, 1993, which meets the requirements of investors.

17.  CONTINGENCIES AND COMMITMENTS
     REPURCHASE REQUIREMENTS

     Mortgage loans and their related servicing rights are sold under agreements that define certain criteria for the mortgage loan. If the criteria are not met, the Company is required to repurchase the mortgage loan. The Company attempts to sell all loans made on a nonrecourse basis. Conforming conventional loans serviced by the Company are sold through Federal National Mortgage Association (FNMA) or Federal Home Loan Mortgage Corporation (FHMLC) programs on a nonrecourse basis, whereby foreclosure losses are generally the responsibility of FNMA or

SEE ACCOUNTANTS' COMPILATION REPORT


     FHLMC and not the Company. Similarly, the government loans serviced by the Company are securitized through Government National Mortgage Association programs, whereby the Company is insured against loss by the Federal Housing Administration or partially guaranteed against loss by the Veterans Administration. In addition, jumbo mortgage loans are also sold and serviced on a nonrecourse basis. With respect to sale of loans, under certain circumstances, the Company may become liable for the unpaid principal and interest on defaulted recourse loans or other loans if there has been a breach of representations or warranties. The Company produced mortgage loans sold to the various agencies and investors that have provisions for recourse in the event of foreclosure. At September 30, 1994, there were loans with outstanding principal balances of approximately $13,000,000 remaining under these recourse obligations, of which $10,500,000 is presently being serviced by the Company. In the opinion of management, adequate reserves have been established for losses that may be incurred as a result of these transactions.

     FORWARD DELIVERY COMMITMENTS

     The Company sells mortgage-backed securities through forward delivery commitments with major dealers in such securities. Forward delivery commitments outstanding at September 30, 1994 require the Company to deliver pools of mortgages with coupon rates ranging from 5.5% to 9% and with settlement dates from October 1994 to December 1994. The average length of the forward delivery commitments is approximately 60 days. At September 30, 1994, the total amount of mortgage-backed securities sold through forward delivery commitments was $282,000,000, of which approximately $186,000,000 represents mortgages which closed prior to September 30, 1994. It is expected that the remaining forward delivery commitments of approximately $96,000,000 at September 30, 1994 will be satisfied from mortgage loans in process at September 30, 1994. In management's opinion, the forward delivery commitments will settle without a material adverse effect on the financial statements of the Company.

     MORTGAGE COMMITMENTS

     The Company had estimated mortgage commitments to extend credit aggregating approximately $213,300,000 at September 30, 1994. Of this amount, approximately $59,300,000 were at market rates. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in mortgage values and interest rates. In management's opinion, the mortgage commitments will settle without a material adverse effect on the financial statements of the Company.

SEE ACCOUNTANTS' COMPILATION REPORT


18. DIVISION OF COMMON STOCK

    In July 1994, the Board of Directors approved the division of the Company's common stock into two series - Series A (Voting) and Series B (Nonvoting), thereby increasing the number of issued and outstanding shares to 1,295,000. Series A common stockholders are entitled to one vote per share. Series B common stockholders are not entitled to voting privileges. All other rights, preferences, privileges and restrictions are equal and identical.

    Changes in common stock shares were as follows:

                               Common    Series A  Series B     Total
                              --------   --------  --------   ---------
    Common stock, 12/31/93     647,500                          647,500
    Division of stock         (647,500)   647,500   647,500     647,500
    Retirements                                    (211,205)   (211,205)
                              --------    -------  --------   ---------
    Common stock, 9/30/94            -    647,500   436,295   1,083,795
                              ========    =======  ========   =========

19. SAN FERNANDO VALLEY EARTHQUAKE

    On January 17, 1994, an earthquake struck the San Fernando Valley region of Southern California. This earthquake caused damage to a small percentage of properties securing loans in the Company's servicing portfolio, including some mortgage loans receivable held for sale. In the event the Company is forced to foreclose on any of these loans, it is exposed to the possibility of incurring foreclosure losses. The FHA requires that a damaged property be conveyed upon foreclosure to FHA in a livable condition. Therefore, the cost of repairs and/or the difference between the current property value and the debt could become a cost to the Company if the properties are not covered by special hazard earthquake insurance. The same is true for VA loans where the maximum reimbursement to the Company will be the VA guaranty amount. As of September 30, 1994, costs recognized by the Company have not been material to the financial statements.

20. SUBSEQUENT EVENT

    On December 7, 1994, Directors Mortgage Loan Corporation entered into an agreement and plan of reorganization with Norwest Corporation, a Delaware Corporation. To affect this reorganization, a wholly-owned subsidiary of Norwest will merge with and into Directors Mortgage Loan Corpration. Shares of common stock of Directors Mortgage Loan Corporation outstanding immediately prior to the time of merger will be exchanged into voting common stock of Norwest.

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
Directors Insurance Service
Riverside, California

We have audited the balance sheets of Directors Insurance Service as of December 31, 1993 and 1992, and the related statements of operations, retained earnings and cash flows for each of the three years in the period ended December 31,
1993.   These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Directors Insurance Service as of December 31, 1993 and 1992, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in accordance with generally accepted accounting principles.

/s/ Eadie and Payne


March 3, 1994

DIRECTORS INSURANCE SERVICE
BALANCE SHEETS
DECEMBER 31, 1993 AND 1992


                                    ASSETS
                                                              1993       1992
                                                           ----------  --------
CURRENT ASSETS
  Cash                                                     $  363,550  $ 12,661
  Other receivables                                           601,965   485,563
  Prepaid expenses                                              4,698    13,227
  Income taxes receivable                                       4,055       199
                                                           ----------  --------
TOTAL CURRENT ASSETS                                          974,268   511,650
                                                           ----------  --------
PROPERTY AND EQUIPMENT
  At cost - net of depreciation                                80,450    56,303
                                                           ----------  --------

TOTAL ASSETS                                               $1,054,718  $567,953
                                                           ==========  ========

                     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable                                         $   21,148  $ 10,304
  Accrued expenses                                              4,000     3,600
  Stockholder distribution payable                            450,000   102,000
                                                           ----------  --------

TOTAL CURRENT LIABILITIES                                     475,148   115,904
                                                           ----------  --------

STOCKHOLDER'S EQUITY
  Common stock, no par value; 10,000 shares authorized;
    100 shares issued and outstanding                               1         1
  Retained earnings                                           579,569   452,048
                                                           ----------  --------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                 $1,054,718  $567,953
                                                           ==========  ========


The accompanying notes are an integral part of the financial statements.

DIRECTORS INSURANCE SERVICE
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                         1993         1992         1991
                                      -----------  -----------  ----------

REVENUE
      Insurance commissions            $1,808,382   $1,601,054  $1,504,118
      Interest income                       6,729        5,083       8,293
      Other                               608,693      206,027      32,675
                                       ----------   ----------  ----------

TOTAL REVENUE                           2,423,804    1,812,164   1,545,086
                                       ----------   ----------  ----------

EXPENSES
      Salaries and related expenses       897,472      835,418     788,304
      Other operating expenses            523,667      437,646     378,551
                                       ----------   ----------  ----------

TOTAL EXPENSES                          1,421,139    1,273,064   1,166,855
                                       ----------   ----------  ----------

INCOME BEFORE INCOME TAXES              1,002,665      539,100     378,231

INCOME TAX EXPENSE                         25,144       13,519       9,480
                                       ----------   ----------  ----------

NET INCOME                             $  977,521   $  525,581  $  368,751
                                       ==========   ==========  ==========

EARNINGS PER SHARE
      Net income per share             $ 9,775.21   $ 5,255.81  $ 3,687.51
                                       ==========   ==========  ==========


The accompanying notes are an integral part of the financial statements.

DIRECTORS INSURANCE SERVICE
STATEMENTS OF RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


                                              1993          1992         1991
                                          ------------  ------------  ----------

Beginning Balance                           $ 452,048     $ 456,467   $ 320,716
Net Income                                    977,521       525,581     368,751
Distribution To Stockholder
  For payment of income taxes                (450,000)     (205,000)   (137,000)

  Other                                      (400,000)     (325,000)    (96,000)
                                            ---------     ---------   ---------
ENDING BALANCE                              $ 579,569     $ 452,048   $ 456,467
                                            =========     =========   =========






The accompanying notes are an integral part of the financial statements.

DIRECTORS INSURANCE SERVICE
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                          1993            1992           1991
                                                       ---------       ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                           $ 977,521       $ 525,581      $ 368,751
  Adjustments to Reconcile Net Income to Net Cash
    Provided By Operating Activities
    Depreciation on property and equipment                20,523          20,570         24,486
    Amortization of customer list                                                        18,507
    Loss on disposal of assets                                                            9,325
    (Increase) Decrease in Assets
       Other receivables                                (116,402)         42,303       (254,655)
       Prepaid expenses                                    8,529          (6,739)        (2,781)
       Income taxes receivable                            (3,856)          2,908         (1,520)
    Increase (Decrease) in Liabilities
       Accounts payable                                   10,844          (9,491)         7,504
       Accrued expenses                                      400             282            318
                                                       ---------       ---------      ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                897,559         575,414        169,935
                                                       ---------       ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of assets                                     (44,670)         (9,173)       (60,753)
                                                       ---------       ---------      ---------
NET CASH USED IN INVESTING ACTIVITIES                    (44,670)         (9,173)       (60,753)
                                                       ---------       ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments under capital lease obligations                      (1,970)        (7,176)
  Distributions to stockholder                          (502,000)       (561,000)      (100,000)
                                                       ---------       ---------      ---------
NET CASH USED IN FINANCING ACTIVITIES                   (502,000)       (562,970)      (107,176)
                                                       ---------       ---------      ---------
NET INCREASE IN CASH                                     350,889           3,271          2,006

CASH AT BEGINNING OF YEAR                                 12,661           9,390          7,384
                                                       ---------       ---------      ---------
CASH AT END OF YEAR                                    $ 363,550       $  12,661      $   9,390
                                                       =========       =========      =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
  Cash Payment For
    Interest                                                           $       5      $     577
    Income taxes                                       $  29,000       $  10,611      $  11,000

The accompanying notes are an integral part of the financial statements.

DIRECTORS INSURANCE SERVICE
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1993, 1992 AND 1991


1. NATURE OF BUSINESS

   Directors Insurance Service (the "Company") was incorporated in 1985 under the laws of the State of California for the purpose of providing residential property insurance to homeowners.


2. SIGNIFICANT ACCOUNTING POLICIES

   A. Property and equipment are stated at cost and are depreciated using the straight-line and declining-balance methods over the estimated useful lives of the various assets.

   B. Directors Insurance Service, with the consent of its stockholder, has elected under the Internal Revenue Code and the California Revenue and Taxation Code to be an S Corporation. In lieu of corporation income taxes, the stockholder of an S Corporation is taxed on the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements. The Company continues to pay state tax at the reduced S Corporation rate.

      Distributions for income taxes are provided to the stockholder at the maximum individual income tax rates.

3. OTHER RECEIVABLES

   Other receivables are summarized as follows:

                                  1993      1992
                                --------  --------

    Various accrued fees        $378,310  $305,947
    Due from related parties     223,655   179,616
                                --------  --------
    TOTALS                      $601,965  $485,563
                                ========  ========

4. PREPAID EXPENSES
   Prepaid expenses consisted of the following:

                          1993    1992
                         ------  -------

    Prepaid insurance    $3,303  $ 3,314
    Deposits                       8,578
    Other                 1,395    1,335
                         ------  -------
    TOTALS               $4,698  $13,227
                         ======  =======

5. PROPERTY AND EQUIPMENT
   The following is a summary of property and equipment:

                                                 1993       1992
                                               ---------  ---------

    Office furniture and equipment             $161,287   $116,618
    Leasehold improvements                        1,404      1,404
    Capital leases                               13,731     13,731
                                               --------   --------
                                                176,422    131,753
    Less: Accumulated depreciation              (95,972)   (75,450)
                                               --------   --------
    TOTALS                                     $ 80,450   $ 56,303
                                               ========   ========

   Depreciation expense for each of the three years ended December 31, 1993 amounted to $20,523, $20,570 and $24,486, respectively.


6. INCOME TAXES
   As discussed in Note 2B, the Company elected S Corporation status. Provision for state income taxes amounted to $25,144, $13,519 and $9,480 for the years ended December 31, 1993, 1992 and 1991, respectively.


7. PROFIT-SHARING AND 401(k) PENSION PLANS
   The Company participates in the Directors Mortgage Loan Corporation profit-sharing and 401(k) pension plans which cover substantially all employees. Contributions to the profit-sharing plan are at the sole discretion of the Board of Directors. Contributions for each of the three years ended December 31, 1993 were as follows:

                                              1993     1992     1991
                                             -------  -------  ------

    Profit-sharing plan                      $16,000  $10,000  $7,000
    401(k) Pension plan                        1,505    1,185   1,110
                                             -------  -------  ------
    TOTALS                                   $17,505  $11,185  $8,110
                                             =======  =======  ======

8. RELATED-PARTY TRANSACTIONS
   The Company shares common management and control with Directors Mortgage Loan Corporation, Stan-Shaw Corporation, Allmark, Inc., and Anderson Financial Corporation. Related-party transactions during each of the three years ended December 31, 1993 were as follows:


                                                        1993     1992     1991
                                                      -------- -------- --------
    Flood Determination Report Fees Received From
      Directors Mortgage Loan Corporation             $566,693 $164,018
                                                      ======== ========
    Insurance Referral Fees Paid To
      Directors Mortgage Loan Corporation             $116,880 $ 74,946 $ 72,009
                                                      ======== ======== ========
    Balance Due From Related Parties at December 31
      Directors Mortgage Loan Corporation             $223,655 $179,616 $253,165
                                                      ======== ======== ========


Board of Directors
Directors Insurance Service
Riverside, California


We have compiled the accompanying balance sheet of Directors Insurance Service as of September 30, 1994, and the related statements of operations, retained earnings and cash flows for the nine month periods ended September 30, 1994 and 1993, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

The financial statements for the year ended December 31, 1993, were audited by us and we expressed an unqualified opinion on them in our report dated March 3, 1994, but we have not performed any auditing procedures since that date


/s/Eadie and Payne


December 14, 1994

DIRECTORS INSURANCE SERVICE
BALANCE SHEETS
SEE ACCOUNTANTS' COMPILATION REPORT
SEPTEMBER 30, 1994 AND DECEMBER 31, 1993

                                    ASSETS
                                                     SEPTEMBER 30,  DECEMBER 31,
                                                         1994          1993
                                                     ------------   -----------
CURRENT ASSETS
  Cash                                                 $   30,242    $  363,550
  Receivables                                           1,111,871       601,965
  Prepaid expenses                                          8,699         4,698
  Income taxes receivable                                                 4,055
                                                       ----------    ----------
TOTAL CURRENT ASSETS                                    1,150,812       974,268
                                                       ----------    ----------
PROPERTY AND EQUIPMENT
  At cost - net of depreciation                            66,250        80,450
                                                       ----------    ----------

TOTAL ASSETS                                           $1,217,062    $1,054,718
                                                       ==========    ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                     $   19,141    $   21,148
  Accrued expenses                                          3,100         4,000
  Stockholder distribution payable                        242,000       450,000
                                                       ----------    ----------

TOTAL CURRENT LIABILITIES                                 264,241       475,148
                                                       ----------    ----------
STOCKHOLDERS' EQUITY
  Common stock, no par value; 10,000 shares
    authorized; 100 shares issued and outstanding               1             1
  Retained earnings                                       952,820       579,569
                                                       ----------    ----------
                                                          952,821       579,570
                                                       ----------    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $1,217,062    $1,054,718
                                                       ==========    ==========

The accompanying notes are an integral part of the financial statements.

DIRECTORS INSURANCE SERVICE
STATEMENTS OF OPERATIONS
SEE ACCOUNTANTS' COMPILATION REPORT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993

                                                  1994            1993
                                            --------------  --------------
REVENUE
  Insurance commissions                        $1,663,202      $1,295,294
  Interest income                                   9,965           3,886
  Other                                           294,269         426,767
                                               ----------      ----------
TOTAL REVENUE                                   1,967,436       1,725,947
                                               ----------      ----------
EXPENSES
  Salaries and related expenses                   738,346         558,990
  Other operating expenses                        527,148         369,282
                                               ----------      ----------
TOTAL EXPENSES                                  1,265,494         928,272
                                               ----------      ----------
INCOME BEFORE INCOME TAXES                        701,942         797,675
INCOME TAX EXPENSE                                 10,691          20,019
                                               ----------      ----------
NET INCOME                                     $  691,251      $  777,656
                                               ==========      ==========
EARNINGS PER SHARE
  Net income per share                         $ 6,912.51      $ 7,776.56
                                               ==========      ==========

The accompanying notes are an integral part of the financial statements.

DIRECTORS INSURANCE SERVICE
STATEMENTS OF RETAINED EARNINGS
SEE ACCOUNTANTS' COMPILATION REPORT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND
THE YEAR ENDED DECEMBER 31, 1993

                                          SEPTEMBER 30, 1994
                                             (UNAUDITED)       DECEMBER 31, 1993
                                          ------------------   -----------------
Beginning Balance                             $ 579,569            $ 452,048
Net Income                                      691,251              977,521
Distribution To Stockholders
      For payment of income taxes              (318,000)            (450,000)
      Other                                                         (400,000)
                                                                   ---------
ENDING BALANCE                                $ 952,820            $ 579,569
                                              =========            =========

The accompanying notes are an integral part of the financial statements.

DIRECTORS INSURANCE SERVICE
STATEMENTS OF CASH FLOWS
SEE ACCOUNTANTS' COMPILATION REPORT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993


                                                             1994       1993
                                                          ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                              $ 691,251   $ 777,656
  Adjustments to Reconcile Net Income to Net Cash
    Provided By Operating Activities
      Depreciation on property and equipment                 19,118      14,790
      Loss on disposal of assets                                650
      (Increase) Decrease in Assets
        Other receivables                                  (509,906)   (295,098)
        Prepaid expenses                                     (4,001)      7,345
        Income taxes receivable                               4,055         199
      Increase (Decrease) in Liabilities
        Accounts payable                                     (2,007)      6,409
        Accrued expenses                                       (900)       (252)
                                                          ---------   ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                   198,260     511,049
                                                          ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of assets                                         (5,568)     (9,322)
                                                          ---------   ---------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES          (5,568)     (9,322)
                                                          ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to stockholders                            (526,000)   (502,000)
                                                          ---------   ---------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        (526,000)   (502,000)
                                                          ---------   ---------
NET INCREASE (DECREASE) IN CASH                            (333,308)       (273)
CASH AT BEGINNING OF PERIOD                                 363,550      12,661
                                                          ---------   ---------
CASH AT END OF PERIOD                                     $  30,242   $  12,388
                                                          =========   =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash Payment For Income taxes                           $   8,500   $  20,000

The accompanying notes are an integral part of the financial statements.

DIRECTORS INSURANCE SERVICE
NOTES TO FINANCIAL STATEMENTS
SEE ACCOUNTANTS' COMPILATION REPORT
SEPTEMBER 30, 1994


1. NATURE OF BUSINESS

   Directors Insurance Service (the "Company") was incorporated in 1985 under the laws of the State of California for the purpose of providing residential property insurance to homeowners.

2. SIGNIFICANT ACCOUNTING POLICIES
   A. Property and equipment are stated at cost and are depreciated using the straight-line and declining-balance methods over the estimated useful lives of the various assets.

   B. Directors Insurance Service, with the consent of its stockholders, has elected under the Internal Revenue Code and the California Revenue and Taxation Code to be an S Corporation. In lieu of corporation income taxes, the stockholders of an S Corporation are taxed on the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements. The Company continues to pay state tax at the reduced S Corporation rate.

      Distributions for income taxes are provided to the stockholders at the maximum individual income tax rates.

3.    RECEIVABLES
      Receivables are summarized as follows:

                                                   SEPTEMBER 30,    DECEMBER 31,
                                                       1994            1993
                                                   -------------    ------------
                                                            (UNAUDITED)
      Various accrued fees                            $  428,071        $378,310
      Due from related parties                                           223,655
      Other                                              683,800
                                                      ----------        --------
      TOTALS                                          $1,111,871        $601,965
                                                      ==========        ========

4.    PREPAID EXPENSES
      Prepaid expenses consisted of the following:

                                                   SEPTEMBER 30,    DECEMBER 31,
                                                       1994            1993
                                                   -------------    ------------
                                                            (UNAUDITED)
      Prepaid insurance                               $    4,881       $  3,303
      Prepaid taxes                                        1,864
      Other                                                1,954          1,395
                                                      ----------       --------
      TOTALS                                          $    8,699       $  4,698
                                                      ==========       ========

SEE ACCOUNTANTS' COMPILATION REPORT


5.    PROPERTY AND EQUIPMENT
      The following is a summary of property and equipment:

                                       SEPTEMBER 30,    DECEMBER 31,
                                           1994             1993
                                       -------------    ------------
                                                (UNAUDITED)
    Office furniture and equipment         $ 166,855       $161,287
    Leasehold improvements                                    1,404
    Capital leases                            13,731         13,731
                                           ---------       --------
                                             180,586        176,422
    Less: Accumulated depreciation          (114,336)       (95,972)
                                           ---------       --------
    TOTALS                                 $  66,250       $ 80,450
                                           =========       ========

   Depreciation expense for the nine months ended September 30, 1994 and 1993 amounted to $19,118 and $14,790, respectively.

6. INCOME TAXES

   As discussed in Note 2B, the Company elected S Corporation status. Provision for state income taxes for the nine months ended September 30, 1994 and 1993 amounted to $10,691 and $20,019, respectively.

7. PROFIT-SHARING AND 401(K) PENSION PLANS

   The Company participates in the Directors Mortgage Loan Corporation profit-sharing and 401(k) pension plans which cover substantially all employees. Contributions to the profit-sharing plan are at the sole discretion of the Board of Directors. Accrued contributions for the nine months ended September 30, 1994 and 1993 were as follows:


                                       SEPTEMBER 30,    DECEMBER 31,
                                           1994             1993
                                       -------------    ------------
                                                (UNAUDITED)
    Profit-sharing plan                      $18,000         $11,500
    401(k) Pension plan                        1,425           1,050
                                             -------         -------
    TOTALS                                   $19,425         $12,550
                                             =======         =======

8. SUBSEQUENT EVENT

   On December 7, 1994, Directors Insurance Service entered into an agreement and plan of reorganization with Norwest Corporation, a Delaware Corporation. To affect this reorganization a wholly-owned subsidiary of Norwest will merge with and into Directors Insurance Service. Shares of common stock of Directors Insurance Service outstanding immediatly prior to the time of merger will be exchanged into voting common stock of Norwest.

                                    INDEPENDENT AUDITORS' REPORT


Board of Directors
Stan-Shaw Corporation
Riverside, California


We have audited the balance sheets of Stan-Shaw Corporation as of December 31, 1993 and 1992, and the related statements of operations, retained earnings and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stan-Shaw Corporation as of December 31, 1993 and 1992, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in accordance with generally accepted accounting principles.


/s/ Eadie and Payne

March 3, 1994

STAN-SHAW CORPORATION
BALANCE SHEETS
DECEMBER 31, 1993 AND 1992


                                    ASSETS

                                                                1993      1992
                                                              --------  --------
CURRENT ASSETS
  Cash                                                        $ 69,844  $ 33,540
  Receivables                                                  328,829   133,683
  Prepaid expenses                                              17,693     5,040
                                                              --------  --------
TOTAL CURRENT ASSETS                                           416,366   172,263
                                                              --------  --------

PROPERTY AND EQUIPMENT
  At Cost - net of depreciation                                 25,106    25,358
                                                              --------  --------

OTHER ASSETS
  Excess of cost over net assets acquired - net of               2,250     3,250
                                                              --------  --------

TOTAL ASSETS ASSEASS                                          $443,722  $200,871
                                                              ========  ========

                     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable                                            $ 10,484  $  8,442
  Bonuses payable                                               24,520     5,169
  Accrued expenses                                               4,000     3,000
  Other liabilities                                                183     1,377
  Stockholder distribution payable                             192,000    45,000
                                                              --------  --------

TOTAL CURRENT LIABILITIES                                      231,187    62,988
                                                              --------  --------

STOCKHOLDER'S EQUITY
  Common stock, $10.00 par value, 2,500 shares
    1,420 shares issued and outstanding                         14,200    14,200
  Retained earnings                                            198,335   123,683
                                                              --------  --------
                                                               212,535   137,883
                                                              --------  --------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                    $443,722  $200,871
                                                              ========  ========


The accompanying notes are an integral part of the financial statements.

STAN-SHAW CORPORATION
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


                                            1993       1992      1991
                                         ----------  --------  --------
REVENUE
  Trustee and reconveyance fees          $1,042,119  $851,106  $490,019
  Interest income                             2,936     1,687       323
  Other                                      25,376    20,485     1,461
                                         ----------  --------  --------

TOTAL REVENUE                            1,070,431    873,278   491,803
                                         ----------  --------  --------

EXPENSES
  Salaries and related expenses            475,569    383,763   284,067
  Other operating expenses                 167,453    198,371   180,275
                                         ----------  --------  --------

TOTAL EXPENSES                             643,022    582,134   464,342
                                         ----------  --------  --------

INCOME BEFORE INCOME TAXES                 427,409    291,144    27,461

INCOME TAX EXPENSE                          10,757      7,277       802
                                          --------    --------  --------

NET INCOME                               $ 416,652   $283,867  $ 26,659
                                         ==========  ========  ========

EARNINGS PER SHARE
  Net income per share                   $  293.42   $ 199.91  $  18.77
                                         =========   ========  ========




The accompanying notes are an integral part of the financial statements.

STAN-SHAW CORPORATION
STATEMENTS OF RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


                                              1993           1992        1991
                                          ----------     ---------     --------

Beginning balance                          $ 123,683     $  50,816     $ 34,157
Net income                                   416,652       283,867       26,659
Distribution to stockholder
  For payment of income taxes               (192,000)     (111,000)     (10,000)
  Other                                     (150,000)     (100,000)
                                          ----------     ---------     --------
ENDING BALANCE                             $ 198,335     $ 123,683       50,816
                                          ==========     =========     ========





The accompanying notes are an integral part of the financial statements.

STAN-SHAW CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                                1993        1992        1991
                                                                ----        ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                  $ 416,652   $ 283,867   $ 26,659
  Adjustments to Reconcile Net Income to Net
   Cash Provided By Operating Activities
     Depreciation on property and equipment                       6,968       7,017      7,180
     Amortization of excess of cost over net assets acquired      1,000       1,000        750
     Loss on disposal of assets                                                            570
     (Increase) Decrease in Assets
       Other receivables                                       (195,146)    (89,996)   (17,845)
       Prepaid expenses                                         (12,653)      5,404    (10,444)
       Income taxes receivable                                                1,000       (136)
     Increase (Decrease) in Liabilities
       Accounts payable                                           2,042      (8,250)    14,235
       Commissions and bonuses payable                           19,351      (9,443)    13,662
       Accrued expenses                                           1,000       3,000       (500)
       Other liabilities                                         (1,194)      1,377
                                                              ---------   ---------
Net Cash Provided by Operating Activities                       238,020     194,976     34,131
                                                              ---------   ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of assets                                                           6,128
  Purchase of assets                                             (6,716)    (16,782)    (5,000)
  Excess of cost over net assets acquired                                              (19,018)
                                                                                      --------

Net Cash Used In Investing Activities                            (6,716)    (16,782)   (17,890)
                                                              ---------   ---------   --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to stockholder                                 (195,000)   (176,000)
                                                              ---------   ---------
Net Cash Used In Financing Activities                          (195,000)   (176,000)        --
                                                              ---------   ---------   --------
NET INCREASE IN CASH                                             36,304       2,194     16,241

CASH AT BEGINNING OF YEAR                                        33,540      31,346     15,105
                                                              ---------   ---------   --------

CASH AT END OF YEAR                                           $  69,844   $  33,540   $ 31,346
                                                              =========   =========   ========

SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION
  Cash Payments for income taxes                              $  11,951   $   4,900   $    802

   The accompanying notes are an integral part of the financial statements.

STAN-SHAW CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1993, 1992 AND 1991


1.   NATURE OF BUSINESS

     Stan-Shaw Corporation (the "Company") was incorporated in 1958 under the laws of the State of California for the purpose of providing real estate trust deed foreclosure/reconveyance services.

2.   SIGNIFICANT ACCOUNTING POLICIES
     A. Property and equipment are stated at cost and are depreciated using the straight-line and declining-balance methods over the estimated useful lives of the various assets.

     B. Stan-Shaw Corporation, with the consent of its stockholder, has elected under the Internal Revenue Code and the California Revenue and Taxation Code to be an S Corporation. In lieu of corporation income taxes, the stockholder of an S Corporation is taxed on the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements. The Company continues to pay state tax at the reduced S Corporation rate.

               Distributions for income taxes are provided to the stockholder at the maximum individual income tax rates.

3.   RECEIVABLES
     Receivables are summarized as follows:

                                                              1993      1992
                                                              ----      ----

         Various accrued fees                               $130,160  $115,578
         Due from related parties                            198,331    13,906
         Other                                                   338     4,199
                                                            --------  --------
         TOTALS                                             $328,829  $133,683
                                                            ========  ========

4.   PREPAID EXPENSES
     Prepaid expenses consisted of the following:

                                                               1993      1992
                                                               ----      ----
         Prepaid insurance                                   $ 7,416
         Prepaid rent                                          3,150    $3,150
         Other                                                 7,127     1,890
                                                             -------    ------
         TOTALS                                              $17,693    $5,040
                                                             =======    ======

5.  PROPERTY AND EQUIPMENT
    The following is a summary of property and equipment:

                                                          1993       1992
                                                        ---------  ---------

    Office furniture and equipment                      $ 37,320   $ 30,605
    Leasehold improvements                                10,229     10,229
                                                        --------   --------
                                                          47,549     40,834
    Less: Accumulated depreciation                       (22,443)   (15,476)
                                                        --------   --------
    TOTALS                                              $ 25,106   $ 25,358
                                                        ========   ========

    Depreciation expense for each of the three years ended December 31, 1993, amounted to $6,968, $7,017 and $7,180, respectively.

6.  INCOME TAXES
    As discussed in Note 2B, the Company elected S Corporation status. Provision for state income taxes amounted to $10,757, $7,277 and $802 for the years ended December 31, 1993, 1992 and 1991, respectively.

7.  PROFIT-SHARING AND 401(K) PENSION PLANS
    The Company participates in the Directors Mortgage Loan Corporation profit-sharing and 401(k) pension plans which cover substantially all employees. Contributions to the profit-sharing plan are at the sole discretion of the Board of Directors. Contributions for each of the three years ended December 31, 1993 were as follows:

                                                      1993    1992    1991
                                                     ------  ------  ------

    Profit-sharing plan                              $7,000  $3,000  $2,000
    401(k) pension plan                                 800     710     330
                                                     ------  ------  ------
    TOTALS                                           $7,800  $3,710  $2,330
                                                     ======  ======  ======

8.   RELATED-PARTY TRANSACTIONS
     The Company shares common management and control with Directors Mortgage Loan Corporation, Directors Insurance Service, Allmark, Inc., and Anderson Financial Corporation. Related-party balances as of December 31, 1993 and 1992 were as follows:

                                                           1993      1992
                                                        ---------   -------

   Balance Due From Related Parties at December 31
     Directors Mortgage Loan Corporation                 $198,331   $13,906
                                                         ========   =======

Board of Directors
Stan-Shaw Corporation
Riverside, California


We have compiled the accompanying balance sheet of Stan-Shaw Corporation as of September 30, 1994, and the related statements of operations, retained earnings and cash flows for the nine month periods ended September 30, 1994 and 1993, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

The financial statements for the year ended December 31, 1993, were audited by us and we expressed an unqualified opinion on them in our report dated March 3, 1994, but we have not performed any auditing procedures since that date


/s/ Eadie and Payne

December 14, 1994

STAN-SHAW CORPORATION
BALANCE SHEETS
SEE ACCOUNTANTS' COMPILATION REPORT
SEPTEMBER 30, 1994 AND DECEMBER 31, 1993

                                    ASSETS
                                                    SEPTEMBER 30,  DECEMBER 31,
                                                        1994           1993
                                                    ------------   ------------
CURRENT ASSETS
  Cash                                                $ 55,511       $ 69,844
  Receivables                                          510,218        328,829
  Prepaid expenses                                      16,312         17,693
                                                      --------       --------
TOTAL CURRENT ASSETS                                   582,041        416,366
                                                      --------       --------
PROPERTY AND EQUIPMENT
  At cost - net of depreciation                         25,510         25,106
                                                      --------       --------
OTHER ASSETS
  Excess of cost over net assets acquired -
    net of amortization                                  1,500          2,250
                                                      --------       --------
TOTAL ASSETS                                          $609,051       $443,722
                                                      ========       ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                    $ 18,801       $ 10,484
  Bonuses payable                                       26,839         24,520
  Accrued expenses                                       2,615          4,000
  Other liabilities                                                       183
  Stockholder distribution payable                     127,000        192,000
                                                      --------       --------

TOTAL CURRENT LIABILITIES                              175,255        231,187
                                                      --------       --------
STOCKHOLDERS' EQUITY
  Common stock, $10.00 par value; 2,500 shares
    authorized; 1,420 shares issued and outstanding     14,200         14,200
  Retained earnings                                    419,596        198,335
                                                      --------       --------
                                                       433,796        212,535
                                                      --------       --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $609,051       $443,722
                                                      ========       ========


The accompanying notes are an integral part of the financial statements.

STAN-SHAW CORPORATION
STATEMENTS OF OPERATIONS
SEE ACCOUNTANTS' COMPILATION REPORT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993



                                                 1994           1993
                                               --------       --------
REVENUE
  Trustee and reconveyance fees               $913,620        $759,753
  Interest income                                5,381           1,665
  Other                                            584          24,336
                                              --------        --------
TOTAL REVENUE                                  919,585         785,754
                                              --------        --------
EXPENSES
  Salaries and related expenses                373,931         341,565
  Other operating expenses                     129,109         116,937
                                              --------        --------
TOTAL EXPENSES                                 503,040         458,502
                                              --------        --------
INCOME BEFORE INCOME TAXES                     416,545         327,252

INCOME TAX EXPENSE                               6,284           8,243
                                              --------        --------
NET INCOME                                    $410,261        $319,009
                                              ========        ========
EARNINGS PER SHARE
  Net income per share                         $288.92         $224.65
                                              ========        ========


The accompanying notes are an integral part of the financial statements.

STAN-SHAW CORPORATION
STATEMENTS OF RETAINED EARNINGS
SEE ACCOUNTANTS' COMPILATION REPORT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
AND THE YEAR ENDED DECEMBER 31, 1993



                                     SEPTEMBER 30, 1994
                                            (UNAUDITED)   DECEMBER 31, 1993
                                    --------------------  ------------------
Beginning Balance                             $ 198,335           $ 123,683
Net Income                                      410,261             416,652
Distribution To Stockholders
      For payment of income taxes              (189,000)           (192,000)
      Other                                                        (150,000)
                                                                  ---------
ENDING BALANCE                                $ 419,596           $ 198,335
                                              =========           =========


The accompanying notes are an integral part of the financial statements.

STAN-SHAW CORPORATION
STATEMENTS OF CASH FLOWS
SEE ACCOUNTANTS' COMPILATION REPORT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993



                                                          1994       1993
                                                        ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                            $ 410,261   $ 319,009
  Adjustments to Reconcile Net Income to Net Cash
    Provided By Operating Activities
   Depreciation on property and equipment                   6,363       5,108
   Amortization of excess of cost over net assets
    acquired                                                  750         750
   (Increase) Decrease in Assets
     Other receivables                                   (181,389)   (153,711)
     Prepaid expenses                                       1,381     (10,811)
   Increase (Decrease) in Liabilities
     Accounts payable                                       8,317       7,921
     Commissions and bonuses payable                        2,319      11,584
     Accrued expenses                                      (1,385)         91
     Other liabilities                                       (183)     (1,377)
                                                        ---------   ---------
Net Cash Provided By Operating Activities                 246,434     178,564
                                                        ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of assets                                       (6,767)     (4,496)
                                                        ---------   ---------
Net Cash Provided By (Used In) Investing Activities        (6,767)     (4,496)
                                                        ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to stockholder                           (254,000)   (195,000)
                                                        ---------   ---------
Net Cash Provided By (Used In) Financing Activities      (254,000)   (195,000)
                                                        ---------   ---------
NET INCREASE (DECREASE) IN CASH                           (14,333)    (20,932)
CASH AT BEGINNING OF YEAR                                  69,844      33,540
                                                        ---------   ---------
CASH AT END OF YEAR                                     $  55,511   $  12,608
                                                        =========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash Payment For
   Income taxes                                         $   8,000   $  10,451

The accompanying notes are an integral part of the financial statements.

STAN-SHAW CORPORATION
NOTES TO FINANCIAL STATEMENTS
SEE ACCOUNTANTS' COMPILATION REPORT
SEPTEMBER 30, 1994


1. NATURE OF BUSINESS
   Stan-Shaw Corporation (the "Company") was incorporated in 1958 under the laws of the State of California for the purpose of providing real estate trust deed foreclosure/reconveyance services.

2. SIGNIFICANT ACCOUNTING POLICIES
   A. Property and equipment are stated at cost and are depreciated using the straight-line and declining-balance methods over the estimated useful lives of the various assets.

   B. Stan-Shaw Corporation, with the consent of its stockholders, has elected under the Internal Revenue Code and the California Revenue and Taxation Code to be an S Corporation. In lieu of corporation income taxes, the stockholders of an S Corporation are taxed on the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements. The Company continues to pay state tax at the reduced
   S Corporation rate.

      Distributions for income taxes are provided to the stockholders at the maximum individual income tax rates.

3. RECEIVABLES
   Receivables are summarized as follows:

                                                   SEPTEMBER 30,    DECEMBER 31,
                                                       1994            1993
                                                   -------------    ------------
                                                            (UNAUDITED)
      Various accrued fees                              $ 88,378       $130,160
      Due from related parties                                          198,331
      Other                                              421,840            338
                                                        --------       --------
      TOTALS                                            $510,218       $328,829
                                                        ========       ========

4. PREPAID EXPENSES
   Prepaid expenses consisted of the following:

                                                   SEPTEMBER 30,    DECEMBER 31,
                                                       1994            1993
                                                   -------------    ------------
                                                            (UNAUDITED)
      Prepaid insurance                                 $ 10,445        $  7,416
      Prepaid rent                                         3,150           3,150
      Prepaid taxes                                        1,752
      Other                                                  965           7,127
                                                        --------        --------
      TOTALS                                            $ 16,312        $ 17,693
                                                        ========        ========

SEE ACCOUNTANTS' COMPILATION REPORT

5.   PROPERTY AND EQUIPMENT
     The following is a summary of property and equipment:


                                       SEPTEMBER 30,    DECEMBER 31,
                                      1994 (UNAUDITED)      1993
                                      ----------------  -------------
      Office furniture and equipment         $ 44,087       $ 37,320
      Leasehold improvements                   10,229         10,229
                                             --------       --------
                                               54,316         47,549
      Less: Accumulated depreciation          (28,806)       (22,443)
                                             --------       --------
      TOTALS                                 $ 25,510       $ 25,106
                                             ========       ========

     Depreciation expense for the nine months ended September 30, 1994 and 1993 amounted to $6,363 and $5,108, respectively.

6.   LEASES

     The Company is a party to an operating lease for office space at its office location. The lease is for a term of fifteen years with one five year renewal option. The net rent expense for the nine months ended September 30, 1994 and 1993 amounted to $28,266 and $24,376, respectively. The remaining lease obligation is summarized as follows:


       YEARS ENDING
       DECEMBER 31,                                                   AMOUNT
       ------------                                                  --------
          1994                                                       $  2,877
          1995                                                         32,571
          1996                                                         34,008
          1997                                                         34,368
          1998                                                         34,368
          Thereafter                                                  283,536
                                                                     --------
          TOTAL                                                      $421,728
                                                                     ========


7.   INCOME TAXES

     As discussed in Note 2B, the Company elected S Corporation status. Provision for state income taxes for the nine months ended September 30, 1994 and 1993 amounted to $6,284 and $8,243, respectively.

SEE ACCOUNTANTS' COMPILATION REPORT


8.   PROFIT-SHARING AND 401(k) PENSION PLANS

     The Company participates in the Directors Mortgage Loan Corporation profit-sharing and 401(k) pension plans which cover substantially all employees. Contributions to the profit-sharing plan are at the sole discretion of the Board of Directors. Accrued contributions for the nine months ended September 30, 1994 and 1993 were as follows:


                            SEPTEMBER 30,      SEPTEMBER 30,
                           1994 (UNAUDITED)  1993 (UNAUDITED)
                           ----------------  ----------------
    Profit-sharing plan             $7,200            $4,900
    401(k) Pension plan                625               590
                                    ------            ------
    TOTALS                          $7,825            $5,490
                                    ======            ======


9.   SUBSEQUENT EVENT

     On December 7, 1994, Stan-Shaw Corporation entered into an agreement and plan of reorganization with Norwest Corporation, a Delaware Corporation. To affect this reorganization a wholly-owned subsidiary of Norwest will merge with and into Stan-Shaw Corporation. Shares of common stock of Stan-Shaw Corporation outstanding immediatly prior to the time of merger will be exchanged into voting common stock of Norwest.

                                                                      APPENDIX A

                                   AGREEMENT
                                      AND
                            PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of the 7th day of December, 1994, by and between Directors Mortgage Loan Corporation ("DMLC" or "Company" as the context may require), Directors Insurance Service ("DIS" or "Company" as the context may require), Stan-Shaw Corporation ("Stan-Shaw" or "Company" as the context may require), all California corporations (together referred to herein as "Companies"), and Norwest Corporation ("Norwest"), a Delaware corporation.

     WHEREAS, Norwest and DMLC desire to effect a reorganization ("DMLC Reorganization ") whereby a wholly-owned subsidiary of Norwest ("Merger Co. I") will merge with and into DMLC (the " DMLC Merger" or the "Merger") pursuant to an agreement and plan of merger (the "DMLC Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion and exchange of the shares of common stock of DMLC of no par value ("DMLC Common Stock") outstanding immediately prior to the time the DMLC Merger becomes effective in accordance with the provisions of the DMLC Merger Agreement into shares of voting common stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock"), and

     WHEREAS, Norwest and DIS desire to effect a reorganization ("DIS Reorganization ") whereby a wholly-owned subsidiary of Norwest ("Merger Co. II") will merge with and into DIS (the " DIS Merger" or the "Merger") pursuant to an agreement and plan of merger (the "DIS Merger Agreement") in substantially the form attached hereto as Exhibit B, which provides, among other things, for the conversion and exchange of the shares of common stock of DIS of no par value ("DIS Common Stock") outstanding immediately prior to the time the DIS Merger becomes effective in accordance with the provisions of the DIS Merger Agreement into shares of voting common stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock"), and

     WHEREAS, Norwest and Stan-Shaw desire to effect a reorganization (" Stan-Shaw Reorganization") whereby a wholly-owned subsidiary of Norwest ("Merger Co. III") will merge with and into Stan-Shaw (the " Stan-Shaw Merger" or the "Merger") pursuant to an agreement and plan of merger (the "Stan-Shaw Merger Agreement") in substantially the form attached hereto as Exhibit C, which provides, among other things, for the conversion and exchange of the shares of common stock of Stan-Shaw of $10 par value per share ("Stan-Shaw Common Stock") outstanding immediately prior to the time the Stan-Shaw Merger becomes effective in accordance with the provisions of the Stan-Shaw Merger Agreement into shares of voting common stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock") (the DMLC Reorganization, the DIS Reorganization and the Stan-Shaw Reorganization are together referred to herein as the "Reorganizations", the DMLC Merger Agreement, the DIS Merger Agreement and the Stan-Shaw Merger Agreement are together referred to herein as the Merger Agreements, the DMLC Merger, the DIS Merger and the Stan-Shaw Merger are together referred to herein as the Mergers, and Merger Co. I, Merger Co. II and Merger Co. III are together referred to herein as Merger Cos.), and

     NOW, THEREFORE, to effect the Reorganizations and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

     1.  BASIC PLANS OF REORGANIZATIONS

     (a) DMLC Merger. Subject to the terms and conditions contained herein, Merger Co. I will be merged by statutory merger with and into DMLC pursuant to the DMLC Merger Agreement, with DMLC as the surviving corporation, in which merger each share of DMLC Common Stock outstanding immediately prior to the Effective Time of the Merger, as defined below (other than Dissenting Shares as defined in subparagraph (d) below ) will be converted into and exchanged for the number of shares of Norwest Common Stock determined (to the eighth decimal place) by dividing 10,355,386 (Ten Million Three Hundred Fifty-Five Thousand Three Hundred Eighty-Six), by the number of shares of DMLC Common Stock then outstanding or subject to issuance upon the exercise of any subscriptions, options, warrants, calls, commitments, or agreements.


     (b) DIS Merger. Subject to the terms and conditions contained herein, Merger Co. II will be merged by statutory merger with and into DIS pursuant to the DIS Merger Agreement, with DIS as the surviving corporation, in which merger each share of DIS Common Stock outstanding immediately prior to the Effective Time of the Merger, as defined below (other than Dissenting Shares) will be converted into and exchanged for the number of shares of Norwest Common Stock determined by dividing 116,636 (One Hundred Sixteen Thousand Six Hundred Thirty
Six), by the number of shares of DIS Common Stock then outstanding or subject to issuance upon the exercise of any subscriptions, options, warrants, calls, commitments, or agreements.

     (c) Stan-Shaw Merger. Subject to the terms and conditions contained herein, Merger Co. III will be merged by statutory merger with and into Stan-Shaw pursuant to the Stan-Shaw Merger Agreement, with Stan-Shaw as the surviving corporation, in which merger each share of Stan-Shaw Common Stock outstanding immediately prior to the Effective Time of the Merger, as defined below (other than Dissenting Shares) will be converted into and exchanged for the number of shares of Norwest Common Stock determined by dividing 73,772 (Seventy Three Thousand Seven Hundred Seventy Two) by the number of shares of Stan-Shaw Common Stock then outstanding or subject to issuance upon the exercise of any subscriptions, options, warrants, calls, commitments, or agreements.

     (d) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of the DMLC Common Stock, Stan-Shaw Common Stock or DIS Common Stock meeting the definition of "dissenting shares" set forth in Chapter 13 of the California General Corporation Law (the "CGCL")(the "Dissenting Shares") shall not be converted into the right to receive the consideration provided pursuant to subparagraphs (a), (b) or (c) above at or after the Effective Time of the Merger and the holder thereof shall be entitled only to such rights as are granted by the CGCL.

     (e) Norwest Common Stock Adjustments. If, between the date hereof and the Effective Time of the Mergers, shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or similar transaction, or if a stock dividend thereon shall be declared with a record date within such period (a "Common Stock Adjustment"), then the number of shares of Norwest Common Stock into which shares of DMLC Common Stock, DIS Common Stock or Stan-Shaw Common Stock respectively shall be converted pursuant to subparagraphs (a),(b) and (c), above, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of DMLC Common Stock, a share of DIS Common Stock or a share of Stan-Shaw Common Stock respectively shall be converted will equal the number of shares of Norwest Common Stock which holders of shares of DMLC Common Stock, DIS Common Stock and Stan-Shaw Common Stock respectively would have received pursuant to such Common Stock Adjustment had the record date therefor been immediately following the Effective Time of the Mergers.

     (f) Fractional Shares. No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the Norwest Measurement Price. The "Norwest Measurement Price" is defined as the closing price of a share of Norwest Common Stock as reported on the consolidated tape of the New York Stock Exchange at the end of the fifth trading day immediately preceding the Closing Date.


     (g) Mechanics of Closing Mergers. Subject to the terms and conditions set forth herein, the Merger Agreements shall be executed and shall be filed with the Secretary of State of the State of California within ten (10) business days following the satisfaction of the condition precedent set forth in paragraphs 6(e) and 7(e) of this Agreement unless any of the other conditions set forth in paragraphs 6 and 7 of this Agreement shall not be satisfied or waived on such date and in such case within ten business days after satisfaction or waiver of the latest to occur of the conditions set forth in paragraphs 6 and 7, or on such other date as may be agreed to by the parties (the "Closing Date"). Each of the parties agrees to use its best efforts to cause the Closing to be completed as soon as practicable after the receipt of final regulatory approval of the transactions contemplated by this Agreement and the expiration of all required waiting periods. The time that the filing referred to in the first sentence of this paragraph is made is herein referred to as the "Time of Filing". The day on which such filing is made and accepted is herein referred to as the "Effective Date of the Mergers" and the time of filing on the Effective Date of the Mergers shall be the "Effective Time of the Mergers."
At the Effective Time of the Mergers on the Effective Date of the Mergers, the separate existences of Merger Cos. shall cease and Merger Co. I will be merged with and into DMLC and Merger Co. II will be merged with and into DIS and Merger Co. III will be merged with and into Stan-Shaw pursuant to the respective Merger Agreements.

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the Closing Date at the offices of Norwest, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota.

     2.  REPRESENTATIONS AND WARRANTIES OF DMLC, STAN-SHAW AND DIS.

For purposes of this Agreement: "Mortgage Loan" means one-to-four family residential mortgage loans as to which DMLC is the owner of the Servicing Rights. "Investor" means (i) FNMA with respect to Mortgage Loans owned or securitized by FNMA; (ii) FHLMC with respect to Mortgage Loans owned or securitized by FHLMC; (iii) with respect to Mortgage Loans collateralizing securities guaranteed by GNMA, either the party having issuer responsibility or GNMA, as applicable and (iv) each owner and holder of Mortgage Loans serviced by DMLC for Mortgage Loans other than those referred to in the preceding clauses
(i), (ii) or (iii); "Insurer" means (i) VA in the case of a Mortgage Loan guaranteed by the VA under the provisions of Chapter 37 of Title 38 of the United States Code, (ii) FHA with respect to a Mortgage Loan insured by the FHA pursuant to the National Housing Act, and (iii) with respect to a conventional Mortgage Loan, the issuer of the policy of primary mortgage guarantee insurance and/or pool insurance policy with respect to such Mortgage Loan, if any; "Servicing Agreements" means any agreement, including applicable guides, between DMLC and any Investor, under which DMLC services such Mortgage Loan for such Investor; "Applicable Requirements" means, as applicable, (i) all statutes, rules and regulations applicable to the origination and servicing of Mortgage Loans in any applicable jurisdiction and (ii) all terms and conditions of any Servicing Agreement as applicable to one or more Mortgage Loans. "Servicing Rights" means all of the rights and obligations of DMLC pursuant to Servicing Agreements to administer, collect the payments for the reduction of principal and application of interest, collect payments on account of taxes and insurance, pay taxes and insurance, remit collected payments, provide foreclosure services, provide full escrow administration and any other obligations required by any Investor or Insurer in, of, for or in connection with the Mortgage Loans, together with the right to receive the servicing fee and any ancillary fees arising from or connected to the Mortgage Loans, and all rights, powers and privileges incident to any of the foregoing.

     (I)  DMLC represents and warrants to Norwest as follows:

     (a) Organization and Authority. DMLC is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on DMLC and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. DMLC has furnished Norwest true and correct copies of its articles of incorporation and by-laws, as amended.

     (b) DMLC's Subsidiaries. Except as set forth on Schedule 2(I)(b), DMLC does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

     (c) Capitalization. The authorized capital stock of DMLC consists of 1,000,000 shares of Series A Voting common stock, no par value, of which as of the close of business on September 30, 1994, 647,500 shares were outstanding and no shares were held in the treasury and 1,000,000 shares of Series B Non-voting common stock, no par value, of which as of the close of business on September 30, 1994, 436,295 shares were outstanding and no shares were held in the treasury. The maximum number of shares of DMLC Common Stock that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto were exercised is 1,083,795. All of the outstanding shares of capital stock of DMLC have been duly and validly authorized and issued and are fully paid and nonassessable. Schedule 2(I)(c) sets forth ownership of DMLC Common Stock as of the date of this Agreement. Except as set forth in
Schedule 2(I)(c) there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating DMLC to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of DMLC. Since September 30, 1994 no shares of DMLC capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by DMLC and no dividends or other distributions have been declared, set aside, made or paid to the shareholders of DMLC other than as set forth on Schedule 2(I)(c).

     (d) Authorization. DMLC has the corporate power and authority to enter into this Agreement and the DMLC Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the DMLC Merger Agreement by DMLC and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of DMLC. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over DMLC as may be required by statute or regulation, this Agreement and the DMLC Merger Agreement are valid and binding obligations of DMLC enforceable against DMLC in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws or equitable principles relating to or limiting creditors' rights generally.

     Except as set forth on Schedule 2(I)(d), neither the execution, delivery and performance by DMLC of this Agreement or the DMLC Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by DMLC with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of DMLC under any of the terms, conditions or provisions of
(x) its articles of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease (with annual rental payments aggregating in excess of $50,000), agreement or other instrument or obligation to which DMLC is a party or by which it may be bound, or to which DMLC or any of the properties or assets of DMLC may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of DMLC, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to DMLC or any of its properties or assets.

     Other than in connection or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Bank Holding Company Act ("BHC Act") or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), and filings required to effect the DMLC Merger under California law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by DMLC of the transactions contemplated by this Agreement and the DMLC Merger Agreement.

     (e) DMLC Financial Statements. The combined balance sheets of DMLC and affiliates as of December 31, 1993 and 1992 and related combined statements of income, shareholders' equity and cash flows for the two years ended December 31, 1993, together with the notes thereto, certified by Eadie and Payne, and the unaudited combined statements of financial condition of DMLC and affiliates as of September 30, 1994 and the related unaudited combined statements of income, shareholders' equity and cash flows for the nine months then ended (collectively, the "DMLC Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the combined financial position of DMLC, Stan-Shaw, DIS and affiliates at the dates and the combined results of operations and cash flows of DMLC, Stan-Shaw, DIS and affiliates for the periods stated therein.

     (f) Reports. Since December 31, 1989, DMLC has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with any applicable state regulatory authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "DMLC Reports". As of their respective dates, the DMLC Reports complied in all material respects with all the rules and regulations promulgated by the applicable state regulatory authorities and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the DMLC Reports have been made available to Norwest by DMLC.

     (g) Properties and Leases. Except as may be reflected in the DMLC Financial Statements and except for any lien for current taxes not yet delinquent, DMLC has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property owned by DMLC as reflected in DMLC's combined balance sheet as of September 30, 1994 for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases (with annual payments aggregating in excess of $50,000) pursuant to which DMLC, as lessee, leases real or personal property, which leases are described on Schedule 2(I)(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by DMLC or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all DMLC's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h) Taxes. DMLC has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. DMLC is a Subchapter S Corporation as defined in Section 1361 of the Internal Revenue Code of 1986 (the "Code") and such status has been effective for DMLC for all tax years effective as of May 1, 1990. Since May 1, 1990 DMLC has taken no action, nor failed to take any action, which action or failure to act would result in the loss of its
Subchapter S election for any tax year beginning on or after May 1, 1990.   The
federal income tax returns of DMLC for the fiscal year ended December 31, 1990, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 2(I)(h), (i) DMLC is not a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of DMLC which has not been settled, resolved and fully satisfied. DMLC has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The combined balance sheet as of September 30, 1994, referred to in paragraph 2(I)(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of DMLC with respect to all periods through the date thereof.

     (i) Absence of Certain Changes. Since September 30, 1994 there has been no change in the business, financial condition or results of operations of DMLC, Stan-Shaw or DIS which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole other than as a result of changes in laws or regulations or in economic conditions, including but not limited to, the level of interest rates, generally applicable to the mortgage or insurance industries, or as a result of adjustments taken pursuant to paragraph 4(m) of this Agreement.

     (j) Commitments and Contracts. Except as set forth on Schedule 2(I)(j), DMLC is not a party or subject to any of the following (whether written or oral, express or implied):

          (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by DMLC);

          (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

          (iii)  any labor contract or agreement with any labor union;

          (iv) any contract not made in the ordinary course of business containing covenants which limit the ability of DMLC to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, DMLC may carry on its business (other than as may be required by law or applicable regulatory authorities);

          (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; or

          (vi) any lease with annual rental payments aggregating $50,000.00 or more.

     (k) Litigation and Other Proceedings. DMLC has furnished Norwest copies of (i) all attorney responses to the request of the independent auditors for DMLC with respect to loss contingencies as of December 31, 1993 in connection with the DMLC financial statements, and (ii) a written list of legal and regulatory proceedings filed against DMLC since said date. DMLC is not a party to any pending or, to the best knowledge of DMLC, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of DMLC.

     (l) Insurance. DMLC is presently insured, and during each of the past five calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (m) Compliance with Laws. DMLC has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of DMLC; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of DMLC, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by DMLC of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute,
ordinance, license or regulation.   DMLC is not  in default under any order,
license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on Schedule 2(I)(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of DMLC which reasonably could be expected to have a material adverse effect on the business or properties of DMLC.

     (n) Labor. No work stoppage involving DMLC is pending or, to the best knowledge of DMLC, threatened. DMLC is not involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of DMLC. Employees of DMLC are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o)  Material Interests of Certain Persons.  Except as set forth on
Schedule 2(I)(o), to the best knowledge of DMLC no officer or director of DMLC, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange
Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of DMLC.

     Schedule 2(I)(o) sets forth a correct and complete list of any loan from DMLC to any present executive officer, director, or any associated or related interest of any such person, other than DIS and Stan-Shaw. For purposes of this Agreement "executive officer" means vice-president or above. For purposes of this subparagraph, "loan" shall not mean advances made against commissions for loan officers and employees.

     (p)  DMLC Benefit Plans.

          (i) The only "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which DMLC acts as the plan sponsor as defined in ERISA
     Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by DMLC are those set forth on Schedule 2(I)(p) (the "Plans"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

          (ii) Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 2(I)(p), DMLC has received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Plans to which the qualification requirements of Section 401(a) of the Code), apply. DMLC knows of no reason that any Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code, except that any such Plan may not have been amended to comply with the Tax Reform Act of 1986 (the "TRA") and other recent legislation and regulations, although each such Plan is within the remedial amendment period during which retroactive amendment may be made.

          (iii) The present value of all benefits vested and all benefits accrued under each Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Plan as of the end of the most recent Plan year exceed the value of the assets of the Plan allocable to such vested or accrued benefits.

          (iv) Except as disclosed in Schedule 2(I)(p), and to the best knowledge of DMLC, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title I of ERISA which could subject, to the best knowledge of DMLC, such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to the tax or penalty on prohibited transactions imposed by said
     Section 4975 or would result in material liability to DMLC taken as a whole.

          (v) No Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA, with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

          (vi) No Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), since the effective date of ERISA.

          (vii) Except as disclosed in Schedule 2(I)(p), neither the execution and delivery of this Agreement and the DMLC Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of DMLC under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (q) Proxy Statement-Prospectus, etc. None of the information regarding DMLC supplied or to be supplied by DMLC for inclusion in (i) a Registration Statement on Form S-4, and the prospectus included therein, to be filed with the SEC by Norwest for the purpose of registering all of the shares of Norwest Common Stock that may be exchanged for shares of DMLC Common Stock pursuant to the provisions of the DMLC Merger Agreement (the "Registration Statement"),(ii) the joint proxy statement of DMLC and prospectus of Norwest included in the Registration Statement to be mailed to DMLC's shareholders in connection with the meeting (the "Shareholders' Meeting") to be called to consider the Merger (the "Proxy Statement-Prospectus) and (iii) and any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the DMLC Merger Agreement will, at the respective times such Registration Statement, Proxy Statement-Prospectus and other documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement (together with the Proxy Statement-Prospectus included therein), when it becomes effective, and, with respect to the Proxy Statement-Prospectus, when mailed, and, at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All documents which DMLC is responsible for filing with the SEC and any other regulatory authority in connection with the DMLC Merger will comply as to form in all material respects with the provisions of applicable law.

     (r) Registration Obligations. Except as set forth on Schedule 2(I)(r), DMLC is not under any obligation, contingent or otherwise, which will survive the DMLC Merger by reason of any agreement to register any of its securities under the Securities Act.

     (s) Brokers and Finders. Except as set forth on Schedule 2(I)(s) neither DMLC nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly in connection with this Agreement and the DMLC Merger Agreement or the transactions contemplated hereby and thereby.

     (t) Administration of Accounts. DMLC has properly administered in all respects material and which could reasonably be expected to be material to the financial condition of DMLC all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as a trustee, agent, escrow agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither DMLC nor any director, officer or employee of DMLC has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of DMLC and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     (u) No Defaults. DMLC is not in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon DMLC. To the best of DMLC's knowledge, all parties with whom DMLC has material leases, agreements or contracts other than with respect to those arising in the ordinary course of the mortgage business of DMLC are in compliance therewith in all material respects.

     (v) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition of, on DMLC, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of DMLC's knowledge, threatened against DMLC the result of which has had or could reasonably be expected to have a material adverse effect upon DMLC; to the best of DMLC's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of DMLC's knowledge DMLC is not subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. DMLC has provided Norwest with copies of all environmental assessments, reports, studies and other related information in its possession with respect to each location owned or leased by it and with respect to each non-residential OREO property.

     (w) Approvals and Compliance. DMLC is approved and in good standing with each Investor and Insurer. DMLC is not in default in any material respect with respect to DMLC's obligations under its Servicing Agreements, and DMLC is in compliance in all material respects with the Applicable Requirements, and DMLC is in compliance in all material respects with all statutes, orders, rules and regulations with respect to its business and assets which are the subject of this Agreement.

     (x) Filing of Reports. DMLC has filed all reports required by its Investors and Insurers with respect to the Mortgage Loans, and DMLC has complied in all material respects with federal, state and municipal laws, regulations and ordinances affecting the Mortgage Loans and the Servicing Rights. DMLC has filed all IRS Forms, including but not limited to Forms 1041 K, 1041, 1099 INT, 1099 MISC, 1099A and 1098, as appropriate, which are required to be filed with respect to the Servicing Rights..

     (y) Related Escrow Accounts. All escrow accounts required to be maintained by DMLC have been established and continuously maintained in accordance with Applicable Requirements. Except as to payments which are past due under the Mortgage Loans, all escrow account balances required by the Mortgage Loans and paid to DMLC for the account of the mortgagors under the Mortgage Loans are on deposit in the appropriate escrow accounts. Within the last twelve (12) months prior to the Closing Date, DMLC has analyzed the payments required to be deposited into the escrow accounts and adjusted the payment thereto in order to correct within an appropriate time any deficiency between amounts actually collected and amounts actually disbursed during the period covered by the analysis that DMLC may have discovered, except with respect to Mortgage Loans originated within the twelve (12) months preceding the Closing Date. With regard to Mortgage Loans that provide for mortgage escrow payments, DMLC and each originator and prior servicer has (i) computed the amount of such payments in accordance with Applicable Requirements (ii) paid on a timely basis all charges and other items to be paid out of the mortgage escrow payments, and when required by the applicable Servicing Agreement has advanced its own funds to pay such charges and items, and

(iii) delivered to the related mortgagors the statements and notices required by Applicable Requirements in connection with the escrow accounts, including without limitation statements of taxes and other items paid out of the mortgage escrow payments and notices of adjustments to the amount of the mortgage escrow payments.

     (z) Accounts Receivable.
DMLC's accounts receivable are valid and subsisting accounts owing to DMLC, and DMLC has not received any notice from an Investor, Insurer, mortgagor or other appropriate party in which the Investor, Insurer or party disputes or denies a claim by DMLC for reimbursement in connection with an account receivable.

     (aa) Investor Remittances and Reporting. Except for an aggregate out-of-balance amount not in excess of $500,000 (the "Out-of-Balance Condition"), DMLC and each originator and prior servicer has remitted or otherwise made available to each investor (i) all principal and interest payments received to which the investor is entitled under the applicable Servicing Agreements, including without limitation any guaranty fees, and (ii) all advances of principal and interest payments required by such Servicing Agreements. In accordance with the Applicable Requirements, DMLC has prepared and submitted to each Investor all reports in connection with such payments.

     (bb) No Recourse.  Except with respect to GNMA, and except as disclosed on
Schedule 2(I)(bb) as recourse loans, there is no agreement, whether contained in Servicing Agreements or related documents or otherwise, which provides for recourse to DMLC for ultimate credit losses incurred in connection with the default or foreclosure of, or acceptance of a deed in lieu of foreclosure in connection with any mortgage loan originated by or acquired by DMLC and subsequently sold by or serviced by DMLC, nor do any such agreements contain a requirement to make unrecoverable advances. For purposes of this Agreement "unrecoverable advances" means those advances made in accordance with Applicable Requirements which DMLC does not reasonably expect to recover from mortgagors, Investors, Insurers or otherwise.

     (cc) Any mortgage loan originated by or acquired by DMLC and subsequently sold by DMLC complied with the Applicable Requirements at the time of its sale by DMLC, except for such noncompliance as in the aggregate does not materially and adversely affect the financial condition or operations of DMLC.

     (dd) The Mortgage Loans.

     (i) Investor/Insurer Requirements. Each Mortgage Loan conforms in all material respects to Applicable Requirements and each Mortgage Loan was eligible for sale to, insurance by, or pooling to back securities issued or guaranteed by, the applicable Investor or Insurer upon such sale, issuance of insurance or pooling.

     (ii) Enforceability of Each Mortgage Loan. With respect to a Mortgage Loan, each mortgage note ("Mortgage Note") and the related mortgage instrument ("Mortgage Instrument") are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditor's rights and the discretion of a court to grant specific performance. All parties to the Mortgage Note and the Mortgage Instrument had legal capacity to execute the Mortgage Note and the Mortgage Instrument and each Mortgage Note and Mortgage Instrument has been duly and properly executed by such parties. None of the Mortgage Loans is subject to any valid, enforceable right of rescission, set-off, counterclaim or defense against DMLC, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage Instrument, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage Instrument unenforceable by DMLC, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense against DMLC, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

     (iii) Disbursement. Except as set forth in Schedule 2(I)(dd)(iii), the full original principal amount of each Mortgage Loan (net of any discounts) has been fully advanced or disbursed to or for the benefit of the mortgagor named therein, there is no requirement for future advances and except as disclosed on
Schedule 2(I)(dd)(iii) any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds for such improvements have been satisfied. All costs, fees and expenses incurred in making, closing or recording each Mortgage Loan was paid. There is no obligation on the part of DMLC, or of any other party, to make supplemental payments in addition to those made by the mortgagor.

     (iv) Priority of Lien. Each Mortgage Instrument has been duly acknowledged and recorded and is a valid and subsisting first or second lien as required by the Applicable Requirements, and the mortgaged property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage Instruments, except for (i) liens for real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording, acceptable to mortgage lending institutions or investors generally and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage Instrument or the use, enjoyment, value or marketability of the related mortgage property. There are no mechanics or similar liens or claims which have been filed for work, labor or material

(and no rights are outstanding that under law could give rise to such lien) affecting the mortgaged property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage Instrument which are not insured against by the title policy set forth herein. A valid and enforceable title policy has been issued and is and shall remain in full force and effect for each such Mortgage Loan in the amount not less than the original principal amount of such Mortgage Loan, which title policy insures that the related Mortgage Instrument is a valid first or second lien on the mortgaged property therein described and that the mortgaged property is fee and clear of all encumbrances and liens having priority over the lien of the Mortgage Instrument, subject to the exceptions set forth in this section, and such title policy otherwise satisfies the Applicable Requirements. All tax identifications and property descriptions are legally sufficient. All intervening "Assignment of Mortgage Instruments" have been recorded in the proper jurisdiction such that record title to the Mortgage Loan is vested in DMLC or the appropriate Investor as required by the Applicable Requirements.

     (v) No Default/No Waiver. Except as set forth in the master servicing file dated as of October 31, 1994, a copy of which has been provided to Norwest, there is no default, breach, violation or event of acceleration existing under any Mortgage Loan, and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and DMLC has not waived any default, breach, violation or event of acceleration. Except as set forth in
Schedule 2(I)(dd)(v), and except as approved in writing by the applicable investor, a copy of which is in the mortgage file, and except for loss mitigation and error correction activities taken in accordance with Applicable Requirements, neither DMLC nor any originator or prior servicer has (i) agreed to any modification, extension or forbearance in connection with a Mortgage Note or Mortgage Instrument, (ii) released, satisfied or canceled any Mortgage Note or Mortgage Instrument in whole or in part, (iii) subordinated any Mortgage Instrument in whole or in part, or (iv) released any mortgaged property in whole or in part from the lien of any Mortgage Instrument, and the written instrument necessary to effect any of the foregoing has been recorded, if necessary, and is held in the mortgage file and otherwise satisfies Applicable Requirements. Except as required by the Applicable Requirements, DMLC has not advanced its funds to cure a default or delinquency with respect to any such Mortgage Loans, except for deficiencies in mortgage escrow payments, or induced, solicited or knowingly received any advance of funds by a party other than the mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan.

     (vi) Application of Funds. Other than the payments which may be subject to the Out-of-Balance Condition, all payments received by DMLC with respect to any Mortgage Loan have been remitted and properly accounted for as required by Applicable Requirements, and all funds received by DMLC in connection with the satisfaction of Mortgage Loans, including but not limited to foreclosure proceeds and insurance proceeds from hazard losses, have been deposited in the appropriate principal and interest account or taxes and insurance account, and all such funds have been applied to reduce the principal balance of , or to pay interest on, the Mortgage Loans in question, or for reimbursement of repairs to the mortgaged property or as otherwise required by Applicable Requirements, or are and will be in one of the related escrow accounts on the Closing Date. The unpaid balances of the Mortgage Loans are as stated in the mortgage documents and the loan servicing system.

     (vii) Mortgage Insurance. Each Mortgage Loan which is represented by DMLC to have FHA insurance is insured, pursuant to the National Housing Act. Each Mortgage Loan which is represented by DMLC to be guaranteed by the VA is guaranteed under the provisions of Chapter 37 of Title 38 of the United States Code. If required by the Applicable Requirements, each conventional Mortgage Loan is, or prior to the Closing Date will be, insured as to payment defaults by a policy of primary mortgage guaranty insurance and, if applicable, pool insurance, in the amount required, and by an Insurer approved by the Investor, and all provisions of such primary mortgage guaranty insurance policy and pool insurance policy have been and are being complied with, such policy is in full force and effect and all premiums due thereunder have been paid. As to each mortgage insurance or guaranty certificate, each of DMLC and any originator and prior servicer, has complied with applicable provisions of the insurance or guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guaranty have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan. There are no valid and enforceable defenses, counterclaims, or rights of set-off against DMLC affecting the validity or enforceability of any mortgage insurance or guaranty with respect to a Mortgage Loan.

     (viii) Compliance with Laws. DMLC and each originator and prior servicer have complied with any applicable federal, state, or local law, statute, and ordinance, and any applicable rule, regulation, or order issued thereunder, pertaining to the subject matter of this Agreement, including, without limitation, fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination in residential or consumer credit, and also including, without limitation, the Consumer Credit Reporting Act, Equal Credit Opportunity Act of 1975 and Regulation B, Fair Credit Reporting Act, Truth in Lending Law, in particular, Regulation Z as amended, the Flood Disaster Protection Act of 1973, the Real Estate Settlement Procedures Act of 1974, and Regulation X and state consumer credit codes and laws. Each originator and prior servicer was qualified to do business, and had all requisite licenses, permits and approvals, in the states in which the applicable mortgaged properties are located, except where the failure to possess such qualifications, licenses, permits and approvals would not materially and adversely affect the enforceability of the mortgage loan documents by DMLC.

     (ix) Taxes, Insurance. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments and ground rents relating to the Mortgage Loans have been paid by DMLC to the extent such items are required to be paid by DMLC pursuant to Applicable Requirements and as herein provided.

     (x) Insurance. All mortgaged properties are currently insured against loss by fire, hazards or extended coverage insurance policies in conformity with Applicable Requirements and in an amount at least equal to the outstanding principal balance of the applicable Mortgage Loans or, where applicable, carry a sufficient amount of guaranteed replacement cost coverage unless prohibited by applicable state law. If required by Applicable Requirements, each such property is covered by a flood insurance policy in an amount not less than the lesser or (i) the outstanding principal balance of the applicable Mortgage Loan, or (ii) the maximum amount of insurance that is available under such Act. All such insurance policies are in full force and effect, and, to the extent DMLC maintains related escrow accounts, all premiums with respect to such policies have been paid. Except with the written consent of the applicable investor (a copy of which is in the mortgage file) or otherwise in accordance with Applicable Requirements, no casualty insurance proceeds for property damage have been used to reduce Mortgage Loan balances or for any other purpose except to make repairs to the mortgaged property. Each Mortgage Note or Mortgage Instrument obligates the mortgagor thereunder to maintain all fire, hazard, extended coverage and, if applicable, flood insurance at mortgagor's cost and expense, and upon mortgagor's failure to do so, authorizes the holder of the Mortgage Loan to obtain and maintain such insurance at mortgagor's cost and expense and to seek reimbursement therefor from mortgagor. DMLC has provided the appropriate insurer with such notice, or has obtained such consent, as is necessary to designate DMLC or the related Investor as required by the Applicable Requirements as loss payee on each such insurance policy. There are no uninsured casualty losses or casualty losses where coinsurance has been claimed by an Insurer or where the loss, exclusive of contents, is greater than the recovery, less actual expenses incurred in such recovery from the Insurer.

     (xi) Damage, Condemnation.  Except as disclosed on Schedule
2(I)(dd)(xi) attached hereto, there exists no physical damage to any mortgaged property from fire, flood, windstorm, earthquake, tornado, hurricane or any other similar casualty, which physical damage would materially and adversely affect the value or marketability of any Mortgage Loan, the Servicing Rights, or the mortgaged property. There is no proceeding pending for the total or partial condemnation of, or eminent domain with respect to, the mortgaged property. All of the improvements that were included for the purpose of determining the appraised value of the mortgaged property for a Mortgage Loan lie wholly within the boundaries and building restriction lines of the mortgaged property, and no improvements on adjoining properties encroach upon the mortgaged property.

     (xii) Pools. Except as disclosed on Schedule 2(I)(dd)(xii) with respect to pools which have not been finally certified, all mortgage pools have been initially certified, finally certified and/or recertified as required by and otherwise in accordance with Applicable Requirements. Each Mortgage Loan included in a pool meets all eligibility requirements of the applicable investor for inclusion in such pool.

     (xiii) Mortgage File. The mortgage file contains each of the documents and instruments specified to be included therein and required to be maintained under the Applicable Requirements; and such document or instrument is duly executed where applicable and in a form in compliance with the Applicable Requirements.

     (xiv) Good Title. Except as set forth on Schedule 2(I)(dd)(xiv), DMLC is the sole owner and holder of all right, title and interest in and to the
Servicing Rights.   The instruments required to be executed, or the consents
required to be obtained, by DMLC pursuant to the applicable Investor rules and regulations or other contractual provisions in order to consummate the transaction contemplated by this Agreement, are, or will be on the Closing Date, valid and enforceable in accordance with their terms and will effectively vest in DMLC after the Closing Date good and marketable title to the Servicing Rights, free and clear of any and all liens, claims, or encumbrances, except for those encumbrances required by applicable Investor rules and regulations.

     (xv) Origination, Sale and Servicing Practices. The origination, sale and servicing practices used by DMLC or any originator and prior servicer with respect to each Mortgage Loan have been legal, proper, prudent and customary in the mortgage lending business and in accordance with Applicable Requirements. With respect to mortgage escrow payments, except for Mortgage Loans three or more payments past due or as disclosed on Schedule 2(I)(dd)(xv) there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made, and no mortgage escrow payments or principal and interest payments or other charges or prepayments due from mortgagor have been capitalized under any Mortgage Instrument or the related Mortgage Note.

     (xvi) Appraisals, Loan to Value Ratio. The loan-to-value ratio of each Mortgage Loan did not, at the time of origination, exceed the maximum amount permitted by the Applicable Requirements for such Mortgage Loan. The appraisal prepared in connection with each mortgaged property was prepared by a qualified appraiser with no direct or indirect interest in the mortgaged property, and both the appraisal and the appraiser satisfied all Applicable Requirements.

     (xvii) Fraud. No fraud occurred on the part of any person in connection with the Mortgage Loan, that could materially and adversely affect DMLC or the Servicing Rights.

     (xviii) Mortgage Loan Characteristics. All Mortgage Loans are secured by one-to four-family residential real property, and except as disclosed on
Schedule 2(I)(dd)(xviii) none of the Mortgage Loans are (i) coinsured, (ii) subsidized, (iii) graduated payment loans that are still in the adjustment period of the loan, (iv) reverse mortgage loans, (v) self insured, (vi) VA Vendee loans, (vii) FNMA Timesaver Loans, (viii) Bi-weekly payment loans, (ix) Texas "Vet" loans, or (x) housing authority loans. All Mortgage Loans that are secured by a condominium, planned unit development or cooperative unit have and had all necessary project acceptances, were underwritten using all special property appraisal methods, and otherwise meet and met any and all other special acceptance requirements under the Applicable Requirements at the time required by the Applicable Requirements, or at such later time acceptable to the applicable Investor. Each Mortgage Loan is secured by manufactured housing that is affixed to a permanent structure and is deemed to be real property pursuant to applicable state law.

     (xix) Intentionally Omitted.

     (xx) Notice of Relief Requested Pursuant to the Soldiers and Sailors Relief Act of 1940. Except as disclosed on Schedule 2(I)(dd)(xx), DMLC has not received notice from any mortgagor or other party with respect to the Mortgage Loans of a request for relief pursuant to or invoking any of the provisions of the Soldiers and Sailors Relief Act of 1940 or any similar law which would have the effect of suspending or reducing the mortgagor's payment obligations under a Mortgage Loan or which would prevent such loan from going into foreclosure.

     (xxi) No Additional Collateral. Each Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage Instrument.

     (xxii) Deeds of Trust. In the event the Mortgage Instrument constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage Instrument or other recorded document, and no fees or expenses are or will become payable by DMLC, or the applicable Investor, or their respective successors and assigns, to the trustee under the deed of trust, except as expressly provided in the Mortgage Loan documents for the performance of duties by the trustee after a default by the mortgagor.

     (xxiii) No Inquiries. Except as disclosed on Schedule 2(I)(dd)(xxiii), within the three (3) years immediately preceding the date of this Agreement, DMLC has not been the subject of an audit by any of the VA, FHA, FNMA, FHLMC, GNMA, other institutional investor or insurer, which audit included final findings (or, if a current, not finalized audit, includes allegations) of a failure to comply with Applicable Requirements, or resulted in a request for repurchase of a Mortgage Loan or indemnification in connection with a Mortgage Loan, or resulted in rescission of an insurance or guaranty contract or agreement.

     (xxiv) Customary Provisions. The Mortgage Instrument contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the material benefits of the security provided thereby, including, (i) in the case of a Mortgage Instrument designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a mortgagor, which would prevent the sale of the mortgaged property by trustee's sale or the foreclosure of the mortgage.

     (xxv) Consolidation of Advances. Any advances of principal made in connection with a Mortgage Loan have been consolidated with the outstanding principal amount secured by the Mortgage Instrument, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage Instrument securing the consolidated principal amount is expressly insured by a title insurance policy as having the lien priority identified in the Mortgage Instrument, and the endorsement to the policy insuring the mortgagee's consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

     (II)  Stan-Shaw represents and warrants to Norwest as follows:

     (a) Organization and Authority. Stan-Shaw is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Stan-Shaw and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Stan-Shaw has furnished Norwest true and correct copies of its articles of incorporation and by-laws, as amended.

     (b) Stan-Shaw's Subsidiaries. Except as set forth on Schedule 2(II)(b), Stan-Shaw does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

     (c) Capitalization. The authorized capital stock of Stan-Shaw consists of 2,500 shares of common stock, $10 par value, of which as of the close of business on September 30, 1994, 1420 shares were outstanding and no shares were
held in the treasury.   The maximum number of shares of Stan-Shaw Common Stock
that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto were exercised is 1420. All of the outstanding shares of capital stock of Stan-Shaw have been duly and validly authorized and issued and are fully paid and nonassessable.
Schedule 2(II)(c) sets forth ownership of Stan-Shaw Common Stock as of the date
of this Agreement.   Except as set forth in Schedule 2(II)(c) there are no
outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating Stan-Shaw to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Stan-Shaw. Since September 30, 1994 no shares of Stan-Shaw capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Stan-Shaw and no dividends or other distributions have been declared, set aside, made or paid to the shareholders of Stan-Shaw other than as set forth on Schedule 2(II)(c).

     (d) Authorization. Stan-Shaw has the corporate power and authority to enter into this Agreement and the Stan-Shaw Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Stan-Shaw Merger Agreement by Stan-Shaw and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Stan-Shaw. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over Stan-Shaw as may be required by statute or regulation, this Agreement and the Stan-Shaw Merger Agreement are valid and binding obligations of Stan-Shaw enforceable against Stan-Shaw in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws or equitable principles relating to or limiting creditors rights generally.

     Except as set forth on Schedule 2(II)(d), neither the execution, delivery and performance by Stan-Shaw of this Agreement or the Stan-Shaw Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Stan-Shaw with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Stan-Shaw under any of the terms, conditions or provisions of (x) its articles of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease (with annual payments aggregating in excess of $25,000), agreement or other instrument or obligation to which Stan-Shaw is a party or by which it may be bound, or to which Stan-Shaw or any of the properties or assets of Stan-Shaw or may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Stan-Shaw, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Stan-Shaw or any of its properties or assets.

     Other than in connection or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the HSR Act, and filings required to effect the Stan-Shaw Merger under California law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Stan-Shaw of the transactions contemplated by this Agreement and the Stan-Shaw Merger Agreement.

     (e) Stan-Shaw Financial Statements. The information relating to Stan-Shaw contained in the DMLC Financial Statements has been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the financial position of Stan-Shaw at the dates and the results of operations and cash flows of Stan-Shaw for the periods stated therein.

     (f) Reports. Stan-Shaw has not been required to file any reports, registrations or statements with any state regulatory authorities.

     (g) Properties and Leases. Except as may be reflected in the DLMC Financial Statements and except for any lien for current taxes not yet delinquent, Stan-Shaw has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property owned by Stan-Shaw as reflected in DMLC's combined balance sheet as of September 30, 1994 for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases (with annual payments aggregating in excess of $25,000), material to Stan-Shaw pursuant to which Stan-Shaw, as lessee, leases real or personal property, which leases are described on Schedule 2(II)(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Stan-Shaw or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Stan-Shaw's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h) Taxes. Stan-Shaw has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. Stan-Shaw is a Subchapter S Corporation as defined in Section 1361 of the Code and such status has been effective for Stan-Shaw for all tax years effective as of May 1, 1989. Since May 1, 1989 Stan-Shaw has taken no action, nor failed to take any action, which action or failure to act would result in the loss of its Subchapter S
election for any tax year beginning on or after  May 1, 1989.   The federal
income tax returns of Stan-Shaw for the fiscal year ended December 31, 1990, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 2(II)(h), (i) Stan-Shaw is not a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Stan-Shaw which has not been settled, resolved and fully satisfied. Stan-Shaw has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The combined balance sheet as of September 30, 1994, referred to in paragraph 2(I)(e) hereof, as it relates to Stan-Shaw, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of Stan-Shaw with respect to all periods through the date thereof.

     (i)Intentionally Omitted.

     (j) Commitments and Contracts. Except as set forth on Schedule 2(II)(j), Stan-Shaw is not a party or subject to any of the following (whether written or oral, express or implied):

          (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Stan-Shaw);

          (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

          (iii) any labor contract or agreement with any labor union;

          (iv) any contract not made in the ordinary course of business containing covenants which limit the ability of Stan-Shaw to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Stan-Shaw may carry on its business (other than as may be required by law or applicable regulatory authorities);

          (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; or

          (vi) any lease with annual rental payments aggregating $25,000.00 or more.

     (k) Litigation and Other Proceedings. Stan-Shaw has furnished Norwest copies of (i) all attorney responses to the request of the independent auditors for Stan-Shaw with respect to loss contingencies as of December 31, 1993 in connection with the DMLC Financial Statements, and (ii) a written list of legal and regulatory proceedings filed against Stan-Shaw since said date. Stan-Shaw is not a party to any pending or, to the best knowledge of Stan-Shaw, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Stan-Shaw.

     (l) Insurance. Stan-Shaw is presently insured, and during each of the past five calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (m) Compliance with Laws. Stan-Shaw has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of

Stan-Shaw; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Stan-Shaw, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Stan-Shaw of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Stan-Shaw is not in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on Schedule 2(II)(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Stan-Shaw which reasonably could be expected to have a material adverse effect on the business or properties of Stan-Shaw.

     (n) Labor. No work stoppage involving Stan-Shaw is pending or, to the best knowledge of Stan-Shaw, threatened. Stan-Shaw is not involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Stan-Shaw. Employees of Stan-Shaw are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o)  Material Interests of Certain Persons.  Except as set forth on
Schedule 2(II)(o), to the best knowledge of Stan-Shaw no officer or director of Stan-Shaw, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Stan-Shaw.

     Schedule 2(II)(o) sets forth a correct and complete list of any loan from Stan-Shaw to any present executive officer, director, or any associate or related interest of any such person.

     (p)  Stan-Shaw Benefit Plans.

          (i) The only "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which Stan-Shaw acts as the plan sponsor as defined in ERISA
     Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by Stan-Shaw are those set forth on
     Schedule 2(II)(p) (the "Plans"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

          (ii) Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 2(I)(p), Stan-Shaw has received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Plans to which the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), apply. Stan-Shaw knows of no reason that any Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code, except that any such Plan may not have been amended to comply with the Tax Reform Act of 1986 (the "TRA") and other recent legislation and regulations, although each such Plan is within the remedial amendment period during which retroactive amendment may be made.

          (iii) The present value of all benefits vested and all benefits accrued under each Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Plan as of the end of the most recent Plan year exceed the value of the assets of the Plan allocable to such vested or accrued benefits.

          (iv) Except as disclosed in Schedule 2(II)(p), and to the best knowledge of Stan-Shaw, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title I of ERISA which could subject, to the best knowledge of Stan-Shaw, such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Stan-Shaw taken as a whole.

          (v) No Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA, with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

          (vi) No Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), since the effective date of ERISA.

          (vii) Except as disclosed in Schedule 2(II)(p), neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Stan-Shaw under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (q) Proxy Statement-Prospectus, etc. None of the information regarding Stan-Shaw supplied or to be supplied by Stan-Shaw for inclusion in (i) a Registration Statement on Form S-4, and the prospectus included therein, to be filed with the SEC by Norwest for the purpose of registering the shares of Norwest Common Stock that may be exchanged for shares of Stan-Shaw Common Stock pursuant to the provisions of the Stan-Shaw Merger Agreement (the "Registration Statement"),(ii) the joint proxy statement of Stan-Shaw and prospectus of Norwest included in the Registration Statement to be mailed to Stan-Shaw's shareholders in connection with the meeting (the "Shareholders' Meeting") to be called to consider the Merger (the "Proxy Statement-Prospectus) and (iii) and any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Stan-Shaw Merger Agreement will, at the respective times such Registration Statement, Proxy Statement-Prospectus and other documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement (together with the Proxy Statement-Prospectus included therein), when it becomes effective, and, with respect to the Proxy Statement-Prospectus, when mailed, and at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All documents which Stan-Shaw is responsible for filing with the SEC and any other regulatory authority in connection with the Stan-Shaw Merger will comply as to form in all material respects with the provisions of applicable law.


     (r) Registration Obligations. Except as set forth on Schedule 2(II)(r), Stan-Shaw is not under any obligation, contingent or otherwise, which will survive the Stan-Shaw Merger by reason of any agreement to register any of its securities under the Securities Act.

     (s) Brokers and Finders. Except as set forth on Schedule 2(II)(s) neither Stan-Shaw nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly in connection with this Agreement and the Stan-Shaw Merger Agreement or the transactions contemplated hereby and thereby.

     (t) Administration of Accounts. Stan-Shaw has properly administered in all respects material and which could reasonably be expected to be material to the financial condition of Stan-Shaw all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, escrow agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Stan-Shaw nor any director, officer or employee of Stan-Shaw has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of Stan-Shaw and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     (u) No Defaults. Stan-Shaw is not in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Stan-Shaw. To the best of Stan-Shaw's knowledge, all parties with whom Stan-Shaw has material leases or agreements or contracts other than with respect to those arising in the ordinary course of the mortgage business of Stan-Shaw are in compliance therewith in all material respects.

     (v) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition of, on Stan-Shaw any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of Stan-Shaw's knowledge, threatened against Stan-Shaw the result of which has had or could reasonably be expected to have a material adverse effect upon Stan-Shaw; to the best of Stan-Shaw's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Stan-Shaw's knowledge Stan-Shaw is not subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. Stan-Shaw has provided Norwest with copies of all environmental assessments, reports, studies and other related information in its possession with respect to each location owned or leased by it and with respect to each non-residential OREO property.

     (III)  DIS represents and warrants to Norwest as follows:

     (a) Organization and Authority. DIS is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on DIS and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. DIS has furnished Norwest true and correct copies of its articles of incorporation and by-laws, as amended.

     (b) DIS's Subsidiaries. Except as set forth on Schedule 2(III)(b), DIS does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

     (c) Capitalization. The authorized capital stock of DIS consists of 10,000 shares of common stock, no par value, of which as of the close of business on September 30, 1994, 100 shares were outstanding and no shares were
held in the treasury.   The maximum number of shares of DIS Common Stock that
would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto were exercised is 100. All of the outstanding shares of capital stock of DIS have been duly and validly authorized and issued and are fully paid and nonassessable. Schedule 2(III)(c) sets forth ownership of DIS Common Stock as of the date of this
Agreement.   Except as set forth in Schedule 2(III)(c) there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating DIS to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of DIS. Since September 30, 1994 no shares of DIS capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by DIS and no dividends or other distributions have been declared, set aside, made or paid to the shareholders of DIS other than as set forth on Schedule 2(III)(c).

     (d) Authorization. DIS has the corporate power and authority to enter into this Agreement and the DIS Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the DIS Merger Agreement by DIS and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of DIS. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over DIS as may be required by statute or regulation, this Agreement and the DIS Merger Agreement are valid and binding obligations of DIS enforceable against DIS in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws or equitable principles relating to or limiting creditors' rights generally.

     Except as set forth on Schedule 2(III)(d), neither the execution, delivery and performance by DIS of this Agreement or the DIS Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by DIS with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of DIS under any of the terms, conditions or provisions of
(x) its articles of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease (with annual payments aggregating in excess of $25,000), agreement or other instrument or obligation to which DIS is a party or by which it may be bound, or to which DIS or any of the properties or assets of DIS or may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of DIS, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to DIS or any of its properties or assets.

     Other than in connection or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under BHC Act or the HSR Act, approvals necessary under the various state laws regulating and licensing insurance agency activities in those states where DIS is licensed (some of which may contain bank-affiliation restrictions), and filings required to effect the DIS Merger under California law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by DIS of the transactions contemplated by this Agreement and the DIS Merger Agreement.

     (e) DIS Financial Statements. The information relating to DIS contained in the DMLC Financial Statements has been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the financial position of DIS at the dates and the combined results of operations and cash flows of DIS for the periods stated therein.

     (f) Reports. Since December 31, 1989, DIS has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with any applicable state regulatory authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "DIS Reports". As of their respective dates, the DIS Reports complied in all material respects with all the rules and regulations promulgated by the applicable state regulatory authorities and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the DIS Reports have been made available to Norwest by DIS.

     (g) Properties and Leases. Except as may be reflected in the DLMC Financial Statements and except for any lien for current taxes not yet delinquent, DIS has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property owned by DIS as reflected in DMLC's combined balance sheet as of September 30, 1994 for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases (with annual payments aggregating in excess of $25,000.00) pursuant to which DIS, as lessee, leases real or personal property, which leases are described on Schedule 2(III)(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by DIS or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all DIS's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h) Taxes. DIS has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. DIS is a Subchapter S Corporation as defined in Section 1361 of the Code and such status has been effective for DIS for all tax years effective as of May 1, 1989. Since May 1, 1989 DIS has taken no action, nor failed to take any action, which action or failure to act would result in the loss of its Subchapter S election for any tax year beginning on or
after May 1, 1989.   The federal income tax returns of DIS for the fiscal year
ended December 31, 1990, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 2(III)(h), (i) DIS is not a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of DIS which has not been settled, resolved and fully satisfied. DIS has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The combined balance sheet as of September 30, 1994, referred to in paragraph 2(I)(e) hereof, as it relates to DIS, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of DIS with respect to all periods through the date thereof.

     (i) Intentionally Omitted.

     (j) Commitments and Contracts. Except as set forth on Schedule 2(III)(j), DIS is not a party or subject to any of the following (whether written or oral, express or implied):

          (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by DIS);

          (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

          (iii)  any labor contract or agreement with any labor union;

          (iv) any contract not made in the ordinary course of business containing covenants which limit the ability of DIS to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, DIS may carry on its business (other than as may be required by law or applicable regulatory authorities);

          (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; or

          (vi) any lease with annual rental payments aggregating $25,000 or more.

     (k)  Litigation and Other Proceedings.  DIS has furnished Norwest copies of
(i) all attorney responses to the request of the independent auditors for DIS with respect to loss contingencies as of December 31, 1993 in connection with the DMLC Financial Statements, and (ii) a written list of legal and regulatory proceedings filed against DIS since said date. DIS is not a party to any pending or, to the best knowledge of DIS, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of DIS.

     (l) Insurance. DIS is presently insured, and during each of the past five calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (m) Compliance with Laws. DIS has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of DIS; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of DIS, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by DIS of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute,
ordinance, license or regulation.   DIS is not  in default under any order,
license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on Schedule 2(III)(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of DIS which reasonably could be expected to have a material adverse effect on the business or properties of DIS.

     (n) Labor. No work stoppage involving DIS is pending or, to the best knowledge of DIS, threatened. DIS is not involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of DIS. Employees of DIS are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o)  Material Interests of Certain Persons.  Except as set forth on
Schedule 2(III)(o), to the best knowledge of DIS no officer or director of DIS, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange
Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of DIS.

     Schedule 2(III)(o) sets forth a correct and complete list of any loan from DIS to any present executive officer, director, or any associate or related interest of any such person.

     (p)  DIS Benefit Plans.

          (i) The only "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which DIS acts as the plan sponsor as defined in ERISA
     Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by DIS are those set forth on Schedule 2(I)(p) (the "Plans"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

          (ii) Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 2(III)(p), DIS has received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Plans to which the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), apply. DIS knows of no reason that any Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code, except that any such Plan may not have been amended to comply with the Tax Reform Act of 1986 (the "TRA") and other recent legislation and regulations, although each such Plan is within the remedial amendment period during which retroactive amendment may be made.

          (iii) The present value of all benefits vested and all benefits accrued under each Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Plan as of the end of the most recent Plan year exceed the value of the assets of the Plan allocable to such vested or accrued benefits.

          (iv) Except as disclosed in Schedule 2(III)(p), and to the best knowledge of DIS, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title I of ERISA which could subject, to the best knowledge of DIS, such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to DIS taken as a whole.

          (v) No Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA, with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

          (vi) No Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), since the effective date of ERISA.

          (vii) Except as disclosed in Schedule 2(III)(p), neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of DIS under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (q) Proxy Statement-Prospectus, etc. None of the information regarding DIS supplied or to be supplied by DIS for inclusion in (i) a Registration Statement on Form S-4, and the prospectus included therein, to be filed with the SEC by Norwest for the purpose of registering the shares of Norwest Common Stock that may be exchanged for shares of DIS Common Stock pursuant to the provisions of the DIS Merger Agreement (the "Registration Statement"),(ii) the joint proxy statement of DIS and prospectus of Norwest included in the Registration Statement to be mailed to DIS's shareholders in connection with the meeting (the "Shareholders' Meeting") to be called to consider the Merger (the "Proxy Statement-Prospectus) and (iii) and any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the DIS Merger Agreement will, at the respective times such Registration Statement, Proxy Statement-Prospectus and other documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement (together with the Proxy Statement-Prospectus included therein), when it becomes effective, and, with respect to the Proxy Statement-Prospectus, when mailed, and, at the time of the Shareholders' Meeting,contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All documents which DIS is responsible for filing with the SEC and any other regulatory authority in connection with the DIS Merger will comply as to form in all material respects with the provisions of applicable law.

     (r) Registration Obligations. Except as set forth on Schedule 2(III)(r), DIS is not under any obligation, contingent or otherwise, which will survive the DIS Merger by reason of any agreement to register any of its securities under the Securities Act.

     (s) Brokers and Finders. Except as set forth on Schedule 2(III)(s) neither DIS nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly in connection with this Agreement and the DIS Merger Agreement or the transactions contemplated hereby and thereby.

     (t) Administration of Accounts. DIS has properly administered in all respects material and which could reasonably be expected to be material to the financial condition of DIS all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, escrow agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither DIS nor any director, officer or employee of DIS has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of DIS and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     (u) No Defaults. DIS is not in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon DIS. To the best of DIS's knowledge, all parties with whom DIS has material leases, agreements or contracts other than with respect to those arising in the ordinary course of the mortgage business of DIS are in compliance therewith in all material respects.

     (v) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition of, on DIS any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of DIS's knowledge, threatened against DIS the result of which has had or could reasonably be expected to have a material adverse effect upon DIS; to the best of DIS's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of DIS's knowledge DIS is not subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. DIS has provided Norwest with copies of all environmental assessments, reports, studies and other related information in its possession with respect to each location owned or leased by it and with respect to each non-residential OREO property.

     3. REPRESENTATIONS AND WARRANTIES OF NORWEST. Norwest represents and warrants to DMLC, Stan-Shaw and DIS as follows:

     (a) Organization and Authority. Norwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Norwest and its subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Norwest is registered as a bank holding company with the Federal Reserve Board under the BHC Act.

     (b) Norwest Subsidiaries. Schedule 3(b) sets forth a complete and correct list as of December 31, 1993, of Norwest's Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) (individually a "Norwest Subsidiary" and collectively the "Norwest Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth in Schedule 3(b), are owned directly or indirectly by Norwest. No equity security of any Norwest Subsidiary is or may be required to be issued to any person or entity other than Norwest by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Norwest Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. (S) 55 (1982), all of such shares so owned by Norwest are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Norwest Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

     (c) Norwest Capitalization. The authorized capital stock of Norwest consists of (i) 5,000,000 shares of Preferred Stock, without par value, of which as of the close of business on October 31, 1994, 1,127,125 shares of 10.24% Cumulative Preferred Stock at $100 stated value and 1,143,675 shares of Cumulative Convertible Preferred Stock, Series B, at $200 stated value and 22,471 shares of ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value were outstanding, and (ii) 500,000,000 shares of Common Stock, $1-2/3 par value, of which as of the close of business on October 31, 1994, 308,620,251 shares were outstanding and 14,464,223 shares were held in the treasury. All outstanding shares of Norwest capital stock are duly authorized, validly issued, fully paid and nonassessable.

     (d) Authorization. Norwest has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Norwest and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Norwest. No approval or consent by the stockholders of Norwest is necessary for the execution and delivery of this Agreement and the Merger Agreements and the consummation of the transactions contemplated hereby and thereby. Subject to such approvals of government agencies and other governing boards having regulatory authority over Norwest as may be required by statute or regulation, this Agreement is and the Merger Agreement will be a valid and binding obligation of Norwest enforceable against Norwest in accordance with its terms and each Merger Agreement will be a valid and binding obligation of each of the merger companies, enforceable against each company in accordance with its terms.

     Neither the execution, delivery and performance by Norwest of this Agreement or the Merger Agreements or by the Merger Cos. of the Merger Agreements, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Norwest or the Merger Cos. with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Norwest, the Merger Cos. or any Norwest Subsidiary under any of the terms, conditions or provisions of (x) certificates of incorporation or by-laws of

Norwest or Merger Cos. or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Norwest, the Merger Cos. or any Norwest Subsidiary is a party or by which it may be bound, or to which Norwest, the Merger Cos. or any Norwest Subsidiary or any of the properties or assets of Norwest, the Merger Cos. or any Norwest Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Norwest, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Norwest, the Merger Cos. or any Norwest Subsidiary or any of their respective properties or assets.

     Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the HSR Act, and filings required to effect the Merger under California law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Norwest of the transactions contemplated by this Agreement and the Merger Agreement.

     (e) Norwest Financial Statements. The consolidated balance sheets of Norwest and Norwest's subsidiaries as of December 31, 1992 and 1993 and related consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1993, together with the notes thereto, certified by KPMG Peat Marwick and included in Norwest's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 as amended by Form 10-K/A dated May 13, 1994 (the "Norwest 10-K") as filed with the SEC, and the unaudited consolidated balance sheets of Norwest and its subsidiaries as of September 30,1994 and the related unaudited consolidated statements of income and cash flows for the nine months then ended included in Norwest's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994, as filed with the SEC (collectively, the "Norwest Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Norwest and its subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of Norwest and its subsidiaries for the periods stated therein.

     (f) Reports. Since December 31, 1993, Norwest and each Norwest Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Norwest Reports". As of their respective dates, the Norwest Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) Properties and Leases. Except as may be reflected in the Norwest Financial Statements and except for any lien for current taxes not yet delinquent, Norwest and each Norwest Subsidiary has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Norwest's consolidated balance sheet as of September 30,1994 included in Norwest's Quarterly Report on Form 10-Q for the period then ended, and all real and personal property acquired since such date, except such real and personal property has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Norwest or any Norwest Subsidiary pursuant to which Norwest or such Norwest Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Norwest or such Norwest Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Norwest's and each Norwest Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h) Taxes. Each of Norwest and the Norwest Subsidiaries has filed all material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid or made adequate provision for the payment of all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Norwest and the Norwest Subsidiaries for the fiscal year ended December 31, 1979, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 3(h), (i) neither Norwest nor any Norwest Subsidiary is a party to any pending action or proceeding, nor to Norwest's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies which could reasonably be expected to have any material adverse effect on Norwest and its subsidiaries taken as a whole, and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Norwest or any Norwest Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for. Each of Norwest and the Norwest Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties.

     (i) Absence of Certain Changes. Since September 30, 1994, there has been no change in the business, financial condition or results of operations of Norwest or any Norwest Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (j) Commitments and Contracts. Except as set forth on Schedule 3(j), as of September 30,1994 neither Norwest nor any Norwest Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

          (i)  any labor contract or agreement with any labor union;

          (ii) any contract not made in the ordinary course of business containing covenants which materially limit the ability of Norwest or any Norwest Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, Norwest or any Norwest Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

          (iii) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K.

     (k) Litigation and Other Proceedings. Neither Norwest nor any Norwest Subsidiary is a party to any pending or, to the best knowledge of Norwest, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (l) Insurance. Norwest and each Norwest Subsidiary is presently insured or self insured, and during each of the past five calendar years (or during such lesser period of time as Norwest has owned such Norwest Subsidiary) has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (m) Compliance with Laws. Norwest and each Norwest Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Norwest or such Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Norwest, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Norwest and each Norwest Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Norwest nor any Norwest Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Norwest or any Norwest Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Norwest and its subsidiaries taken as a whole.

     (n) Labor. No work stoppage involving Norwest or any Norwest Subsidiary is pending or, to the best knowledge of Norwest, threatened. Neither Norwest nor any Norwest Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Norwest or such Norwest Subsidiary. Except as set forth on Schedule 3(j), employees of Norwest and the Norwest Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o)  Norwest Benefit Plans.

          (i) As of September 1, 1994, the only "employee benefit plans" within the meaning of Section 3(3) of ERISA for which Norwest or any Norwest Subsidiary acts as plan sponsor as defined in ERISA Section 3(16)(B) with respect to which any liability under ERISA or otherwise exists or may be incurred by Norwest or any Norwest Subsidiary are those set forth on
     Schedule 3(o) (the "Norwest Plans"). No Norwest Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

          (ii) Each Norwest Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 3(o), Norwest or the Norwest Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Norwest Plans to which the qualification requirements of Section 401(a) of the Code apply. Norwest knows of no reason that any Norwest Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code, except that any such Norwest Plan may not have been amended to comply with TRA and other recent legislation and regulations, although each such Norwest Plan is within the remedial amendment period during which retroactive amendment may be made.

          (iii) The present value of all benefits vested and all benefits accrued under each Norwest Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Norwest Plan as of the end of the most recent Plan year, exceed the value of the assets of the Norwest Plans allocable to such vested or accrued benefits.

          (iv) Except as set forth on Schedule 3(o), and to the best knowledge of Norwest, no Norwest Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA or violated fiduciary standards under Part 4 of Title I of ERISA, which could subject, to the best knowledge of Norwest, such Norwest Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Norwest Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Norwest and its subsidiaries taken as a whole.

          (v) Except as set forth on Schedule 3(o), no Norwest Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Norwest Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

          (vi) No Norwest Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), during the last five Norwest Plan years which would result in a material liability.

          (vii) Neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Norwest under any Norwest Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Norwest Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (p) Proxy Statement-Prospectus, etc. None of the information regarding Norwest and its subsidiaries supplied or to be supplied by Norwest for inclusion in (i) the Registration Statement ,(ii) the Proxy Statement-Prospectus, and
(iii) and any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreements will, at the respective times such Registration Statement, Proxy Statement-Prospectus and other documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement (together with the Proxy Statement-Prospectus included therein), when it becomes effective, and, with respect to the Proxy Statement-Prospectus, when mailed, and, in the case of the Registration Statement, and other documents, at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All documents which Norwest and the Norwest Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Mergers will comply as to form in all material respects with the provisions of applicable law.

     (q) Brokers and Finders. Neither Norwest nor any Norwest Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Norwest or any Norwest Subsidiary in connection with this Agreement and the Merger Agreements or the transactions contemplated hereby and thereby.

     (r) No Defaults. Neither Norwest nor any Norwest Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole. To the best of Norwest's knowledge, all parties with whom Norwest or any Norwest Subsidiary has material leases, agreements or contracts or who owe to Norwest or any Norwest Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Norwest Subsidiaries are in compliance therewith in all material respects.

     (s) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition, on Norwest or any Norwest Subsidiary of any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of Norwest's knowledge, threatened against Norwest or any Norwest Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole; to the best of Norwest's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Norwest's knowledge neither Norwest nor any Norwest Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability.

     (t) Knowledge as to Conditions. As of the date hereof Norwest knows of no reason why the approvals, licenses or consents of governmental or regulatory authorities referred to in paragraph 7(e) should not be obtained without the imposition of any condition or requirement relating to the Companies or Norwest or any of Norwest's affiliates that would be unreasonably burdensome to Norwest or its affiliates.

     (u) Merger Cos. As of the Closing Date, each of the Merger Cos. will be a wholly owned subsidiary of Norwest, will be a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of the jurisdiction of its incorporation, will have corporate power and authority to own or lease its properties and assets and to carry on its business and to enter into its respective Merger Agreement and carry out its obligations thereunder.

     4. COVENANTS OF DMLC, STAN-SHAW AND DIS. DMLC, Stan-Shaw and DIS, each with respect to itself (referred to individually as "Company" in this paragraph
4), covenants and agrees with Norwest as follows:

     (a) Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time of the Merger, Company will: maintain its corporate existence in good standing; maintain the general character of its business and conduct its business in its ordinary and usual manner; extend credit in accordance with existing lending policies, maintain proper business and accounting records in accordance with generally accepted principles; maintain its properties in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of Company the non-compliance with which reasonably could be expected to have a material adverse effect on the Companies taken as a whole; and permit Norwest and its representatives (including KPMG Peat Marwick, L.L.P.) to examine its books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business; maintain its election under Section 1362 of the Code as a Subchapter S Corporation. No such examination by Norwest or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Company herein expressed.

     (b) Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time of the Merger, Company will not (without the prior written consent of Norwest): amend or otherwise change its articles of incorporation or association or by-laws; issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities; authorize or incur any long-term debt; mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; enter into any agreement, contract or commitment in excess of $500,000.00 (unless a lesser amount is applicable pursuant to other provisions of this paragraph and this Agreement) except transactions in the ordinary course of the mortgage business and in accordance with policies and procedures in effect on the date hereof; enter into any material agreement, contract or commitment for the acquisition of fixed assets or real property, leases, investments, or maintenance contracts in excess of $20,000; amend or terminate any Plan except as required by law; make any contributions to any Plan in excess of $500,000 in the aggregate for all Companies except as required by the terms of such Plan in effect as of the date hereof; declare, set aside, make or pay any dividend or other distribution with respect to its capital stock except as set forth on Schedule 2 (I)(c); redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of Company; increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans and practices (provided however that payments may be made under the Incremental Value Plan and the Value Creation Plan in the amount shown on the books of DMLC as of September 30, 1994 plus accrued interest to the date of payment at the rate set forth in such plans); or sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

     (c) The Board of Directors of Company will duly call, and will cause to be held as soon as practicable and as permitted by applicable law and regulation, a meeting of its shareholders and will direct that this Agreement and the Merger Agreement be submitted to a vote at such meeting. The Board of Directors of Company will (i) cause proper notice of such meeting to be given to its shareholders in compliance with the California General Corporation Law and other applicable law and regulation, (ii) except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors, recommend by the affirmative vote of the Board of Directors a vote in favor of approval of this Agreement and the Merger Agreement, and (iii) except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors, use its best efforts to solicit from its shareholders proxies in favor thereof. Norwest and Companies will mutually agree upon the date of mailing of the Registration Statement and proxy to the shareholders.

     (d) Company will furnish or cause to be furnished to Norwest all the information concerning Company required for inclusion in the Registration Statement referred to in paragraph 5(c) hereof, or any statement or application made by Norwest to any governmental body in connection with the transactions contemplated by this Agreement. Any financial statement for any fiscal year provided under this paragraph will to the extent required by applicable law or regulation include the audit opinion and the consent of Eadie and Payne to use such opinion in such Registration Statement.

     (e) Company will take all necessary corporate and other action and use its best efforts to obtain all approvals of regulatory authorities, consents and other approvals required of Company to carry out the transactions contemplated by this Agreement and will cooperate with Norwest to obtain all such approvals
and consents required of Norwest.   DMLC shall use its best efforts to obtain
any and all consents or waivers from Investors and Insurers for the change in control that results from the Merger.

     (f) Company will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (g) Company will hold in confidence all documents and information concerning Norwest and its subsidiaries furnished to Company and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law or except to Company's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Norwest (except to the extent that such information can be shown to be previously known to Company, in the public domain, or later acquired by Company from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately thereafter be returned to Norwest.

     (h) Neither Company, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or enter into any discussions with any corporation, partnership, person or other entity or group (other than Norwest) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of Company, (ii) to make a tender or exchange offer for any shares of such common stock or other equity security,
(iii) to purchase, lease or otherwise acquire the assets of Company except in the ordinary course of business, or (iv) to merge, consolidate or otherwise combine with Company. If any corporation, partnership, person or other entity or group makes an offer or inquiry to Company concerning any of the foregoing, Company will promptly disclose such offer or inquiry, including the terms thereof, to Norwest.

     (i) Company shall consult with Norwest as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     (j) Except as otherwise contemplated by this Agreement, Company will take all action necessary or required to the extent permitted by the Code or ERISA
(i) to terminate or amend, if requested by Norwest, all qualified pension and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Date of the Merger, (ii) to amend the Plans to comply with the provisions of the TRA and regulations thereunder and other applicable law, and (iii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans which is subject to the qualification requirements of Section 401(a) of the Code prior to the expiration of the remedial amendment period set forth under Treasury Regulation
Section 1.401(b)-1(d)(3).

     (k) Company shall not take any action prior to or as of the Effective Date of the Merger which with respect to Company would disqualify the Merger as a "pooling of interests" for accounting purposes.

     (l) Company shall use its best efforts to obtain and deliver at least 32 days prior to the Effective Date of the Mergers signed representations substantially in the form attached hereto as Exhibit D to Norwest by each executive officer, director or shareholder of Company who may reasonably be deemed an "affiliate" of Company within the meaning of such term as used in Rule 145 under the Securities Act.

     (m) Prior to the Closing Date Company shall establish such additional accruals and reserves as may be necessary to conform Company's accounting and contingency reserve practices and methods to those of Norwest and Norwest's plans with respect to the conduct of Company's business following the Merger and to provide for the costs and expenses relating to the consummation by Company of the Merger and the other transactions contemplated by this Agreement.

     (n) Intentionally Omitted.

     (o)Intentionally Omitted.

     (p) DMLC agrees to use its best efforts to negotiate new contracts with the FNMA and with FHLMC to take effect upon expiration of current contracts with such entities and DMLC agrees to consult with Norwest regarding terms and conditions of said contracts.

     (q) DMLC agrees not to settle any class action lawsuits related to its servicing business without the prior written consent of Norwest.

     (r) DMLC agrees to use its best efforts to reconcile all clearing, investor and government agency banking accounts used in DMLC's loan servicing activity to Norwest's satisfaction prior to the Closing Date

     (s) DMLC agrees to use its best efforts to terminate the consulting contract with Michael Van Daehle ("Van Daehle Contract") prior to the Closing Date.

     (t) DMLC agrees to use its best efforts to divest its interest in Mission Savings and Loan, a Federal Association ("Mission Investment") and to terminate its limited partnership with Anderson Financial, Inc. relating to the Corona Homes limited partnership ("Anderson Partnership").

     (u) Intentionally Omitted.

     (v) DMLC shall use its best efforts to cause the employees listed on Exhibit E1 and at least 80% of the employees listed on Exhibit E2 to execute Non-Competition agreements substantially in the form of Exhibit F1 prior to the Closing Date.

     (w) The Companies agree that, effective as of the Closing Date, coverage of the Companies under all insurance policies (the "Policies") protecting the Companies and other entities owned by the Marital Trust of the A. Gary Anderson Living Trust dated October 7, 1987, (the "Trust") will be canceled. To the extent that the Policies provide defense and/or indemnity for claims or losses which occurred with respect to the Companies prior to the Closing Date, Norwest will have the right after the Closing Date to manage such claims or losses and receive any protection afforded thereunder. After the Closing Date, Norwest will receive an annual accounting of losses paid and/or reserved for on open claims stemming from activities of the Trust or entities owned by the Trust other than those pertaining to DMLC, DIS, Stan-Shaw, Directors Equity, Directors Acceptance Corporation or Courtesy Funding Corporation.

     (x) The Companies agree to use their best efforts to collect all receivables due from affiliates, other than Stan-Shaw, DIS, DMLC, Directors Equity, Directors Acceptance Corporation or Courtesy Funding Corporation, prior to the Closing Date.

     (y) Intentionally Omitted.

     (z) The Companies agree, if requested by Norwest prior to the Closing Date, to cancel or, in the alternative, to transfer to employees in exchange for the employee's payment to Companies of the cash value, the key man life insurance policies maintained by Companies on their employees.

     (aa) DMLC agrees not to make any payments under the Directors Mortgage Loan Corporation Long-Term Incentive Bonus Plan (the "Bonus Plan") until one business day following the Closing Date; and DMLC will obtain agreement from each person entitled to payment under terms of the Bonus Plan that any payment to which that person may be entitled will be paid one business day following the Closing Date.

     (bb) Intentionally Omitted.

     (cc) DMLC agrees to negotiate settlement with Independent National, FNMA and FHLMC related to non conformity with contractual commitments specifying loan volume and Loan to Value and DMLC agrees to consult with Norwest during the process of negotiation.

     5. COVENANTS OF NORWEST. Norwest covenants and agrees with DMLC, Stan-Shaw and DIS as follows:

     (a) From the date hereof until the Effective Time of the Mergers, Norwest will maintain its corporate existence in good standing; conduct, and cause the Norwest Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Norwest or the Norwest Subsidiaries, their businesses or their properties; maintain all books and records of it and the Norwest Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Norwest Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

     (b) Norwest will furnish to Companies all the information concerning Norwest required for inclusion in a proxy statement or statements to be sent to the shareholders of Companies, or in any statement or application made by any Company to any governmental body in connection with the transactions contemplated by this Agreement.

     (c) As promptly as practicable after the execution of this Agreement, Norwest will file with the SEC a registration statement on Form S-4 (the "Registration Statement") covering all the shares of Norwest Common Stock to be issued on consummation of the Mergers under the Securities Act and any other applicable documents, relating to the shares of Norwest Common Stock to be delivered to the shareholders of Companies pursuant to the Merger Agreements, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Companies' shareholders, at the time of the Companies' shareholders' meetings referred to in paragraph 4(c) hereof and at the Effective Time of the Mergers the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Norwest (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by any of the Companies for use in the Registration Statement or the Prospectus.

     (d) As promptly as practicable after the execution of this Agreement, Norwest will file all documents required to be filed to list the Norwest Common Stock to be issued pursuant to the Merger Agreements on the New York Stock Exchange and the Chicago Stock Exchange and use its best efforts to effect said listings.

     (e) The shares of Norwest Common Stock to be issued by Norwest to the shareholders of Companies pursuant to this Agreement and the Merger Agreements will, upon such issuance and delivery to said shareholders pursuant to the Merger Agreements, be duly authorized, validly issued, fully paid and nonassessable. The shares of Norwest Common Stock to be delivered to the shareholders of Companies pursuant to the Merger Agreements are and will be free of any preemptive rights of the stockholders of Norwest

     (f) As promptly as practicable after the execution of this Agreement, Norwest will file all documents required to obtain, prior to the Effective Time of the Mergers, all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

     (g) As promptly as practicable after the execution of this Agreement, Norwest will take, and cause the Merger Cos. to take, all necessary corporate and other action and file, and cause the Merger Cos. to file, all documents and applications required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate, and cause the Merger Cos. to cooperate, with Companies to obtain all such approvals and consents required by Companies. Norwest, as sole shareholder of each of the Merger Cos. shall take all required actions to approve the Mergers.

     (h) Norwest will hold in confidence all documents and information concerning Companies furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Companies (except to the extent that such information can be shown to be previously known to Norwest, in the public domain, or later acquired by Norwest from other legitimate sources) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be returned to Companies.

     (i) Norwest will file, and will cause each of the Merger Cos. to file, any documents or agreements required to be filed in connection with the Mergers under the California General Corporation Law.

     (j) Norwest will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (k) Norwest shall consult with Companies as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     (l) Norwest shall give Companies written notice of receipt of the regulatory approvals referred to in paragraph 7(e).

     (m) Neither Norwest, the Merger Cos., nor any Norwest subsidiary shall take any action which with respect to Norwest would disqualify the Mergers as a "pooling of interests" for accounting purposes. Norwest shall use its best efforts to obtain and deliver to Companies, prior to the Effective Date of the Mergers, signed representations from the directors and executive officers of Norwest to the effect that, except for de minimus dispositions which will not disqualify the Mergers as a pooling of interests, they will not dispose of shares of Norwest or Companies during the period commencing 30 days prior to the Effective Date of the Mergers and ending upon publication by Norwest of financial results including at least 30 days of combined operations of Companies and Norwest.

     (n) Norwest agrees to cause DMLC to pay all amounts as required pursuant to the Bonus Plan one business day following the Closing Date. The obligations of Norwest under this subparagraph 5(n) shall survive the Effective Time of the Merger.

     (o) As promptly as practicable after the execution of this Agreement, Norwest will take all actions necessary to organize each of the Merger Companies as California corporations, and as wholly owned subsidiaries of Norwest, and to cause the Merger Companies to take all corporate and other actions necessary to enter into the Merger Agreements, carry out their obligations thereunder, and consummate the Mergers.

     (p) Upon receipt of notice that the Mergers have become effective, Norwest shall deposit or shall cause to be deposited, with Norwest Bank Minnesota, N.A. (the "Agent") for the benefit of the holders of certificates representing shares of DLMC Common Stock, Stan-Shaw Common Stock and DIS Common Stock (the "Certificates"), for exchange in accordance herewith and the respective Merger Agreement, a certificate or certificates representing the shares of Norwest Common Stock and the cash in lieu of fractional shares to be issued and paid pursuant hereto and the respective Merger Agreement in exchange for outstanding shares of DLMC Common Stock, Stan-Shaw Common Stock and DIS Common Stock.

     In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Norwest, the posting by such person of a bond in such amount as Norwest may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Norwest Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant hereto and the Merger Agreement.

     As soon as practicable after the Effective Date of the Mergers, the Agent shall mail to each holder of record of a Certificate or Certificates, or to such other party as may be designated by such holder, a form letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Norwest Common Stock and the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such certificates shall have been converted pursuant hereto and the Merger Agreements. Norwest acknowledges that some Certificates may be pledged and that shareholders may be required to take out new loans to pay off loans secured by such pledges. Norwest agrees to cooperate with shareholders and their brokers in making arrangements for shareholders to use the shares of Norwest Common Stock as collateral for these new loans. The obligations of Norwest under this subparagraph 5(p) shall survive the Effective Time of the Merger.

     (q) From the date hereof to the Effective Date of the Merger, Norwest shall deliver to the Companies when reasonably available, Norwest's Quarterly Reports on Form 10-Q and Norwest's Annual Reports on Form 10-K as filed with the SEC under the Exchange Act.

     (r) From and after the Effective Date of the Merger, Norwest shall file all reports with the SEC necessary to permit the stockholders of DMLC, Stan-Shaw and DIS who may be deemed "underwriters" (within the meaning of Rule 145 under the Securities Act) of DMLC Common Stock, Stan-Shaw Common Stock or DIS Common Stock to sell Norwest Common Stock received by them in connection with the Mergers pursuant to Rules 144 and 145(d) under the Securities Act if they would otherwise be so entitled. The obligation of Norwest under this subparagraph 5(r) shall survive the Effective Time of the Merger.

     (s) Norwest agrees to cause to be paid the loan owed by DMLC to the A. Gary Anderson Family Foundation immediately after the Effective Time of the Merger. The obligation of Norwest under this subparagraph 5(s) shall survive the Effective Time of the Merger.

     (t) Norwest agrees not to take any action which would cause the Mergers not to constitute a tax-free reorganization within the meaning of Sections
368(a)(1)(A)and 368(a)(2)(E) of the Code.   The obligation of Norwest under this
subparagraph 5(t) shall survive the Effective Time of the Merger.

     6. CONDITIONS PRECEDENT TO OBLIGATION OF COMPANIES. The obligation of Companies to effect the Mergers shall be subject to the satisfaction at or before the

Time of Filing of the following further conditions, which may be waived in writing by Companies:

     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 3 hereof shall be true and correct in all respects material to Norwest and its subsidiaries taken as a whole as if made at the Time of Filing.

     (b) Norwest shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it and Merger Cos. at or before the Time of Filing.

     (c) The Companies shall each have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of Norwest, as to the matters set forth in subparagraphs (a) and (b) of this paragraph 6.

     (d) This Agreement and the Merger Agreements shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of each Company required for approval of a plan of merger in accordance with the provisions of that Company's Articles of Incorporation and the California General Corporation Law.

     (e) Norwest shall have received approval by the Federal Reserve Board and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreements and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

     (f) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, provided, however, that, prior to invoking this condition, the Companies shall use all reasonable efforts to have such order vacated.

     (g) The shares of Norwest Common Stock to be delivered to the stockholders of Companies pursuant to this Agreement and the Merger Agreements shall have been authorized for listing on the New York Stock Exchange and the Chicago Stock Exchange upon official notice of issuance.

     (h) Each Company shall have received an opinion, dated the Closing Date, of counsel to that Company, substantially to the effect that, for federal income tax purposes: (i) the Mergers will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; (ii) no gain or loss will be recognized by the holders of that Company's common stock upon receipt of Norwest Common Stock except for cash received in lieu of fractional shares; (iii) the basis of the Norwest Common Stock received by the shareholders of that Company will be the same as the basis of that Company's common stock exchanged therefor; and (iv) the holding period of the shares of Norwest Common Stock received by the shareholders of that Company will include the holding period for that Company's common stock, provided such shares of that Company's common stock were held as a capital asset as of the Effective Time of the Mergers.

     (i) The Registration Statement (as amended or supplemented) covering all of the shares of Norwest Common Stock to be issued upon consummation of the Mergers shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

     (j) All of the Mergers must be capable of being effected on the Closing Date pursuant to the terms of this Agreement and the Merger Agreements, and all of the Mergers must be so effected on the Closing Date, or none of the Mergers will be effected.


     (k) The Stock Purchase Agreement (the "Stock Purchase Agreement") attached as Exhibit G hereto shall be in full force and effect and there shall be no default by any party thereunder and all conditions precedent of the parties' obligation to close such Stock Purchase Agreement (other than the condition precedent that the Mergers shall have been closed) shall have been satisfied.

     (l) Since September 30,1994, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of Norwest and Subsidiaries taken as a whole


     7. CONDITIONS PRECEDENT TO OBLIGATION OF NORWEST. The obligation of Norwest to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, which may be waived in writing by Norwest:

     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions or events occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 2 hereof shall be true and correct in all respects material to the Companies taken as a whole as if made at the Time of Filing.

     (b) Companies shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by them at or before the Time of Filing.

     (c) This Agreement and the Merger Agreements shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of each Company required for approval of a plan of merger in accordance with the provisions of that Company's Articles of Incorporation and the California General Corporation Law.

     (d) Norwest shall have received favorable certificates dated as of the Effective Date of the Merger signed by the Chairman or President and by the Secretary or Assistant Secretary of each Company, as to the matters set forth in subparagraphs (a) through (c) of this paragraph 7 as they relate to that Company.

     (e) Norwest shall have received approval by all governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreements and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to Companies or Norwest or any of Norwest's affiliates that, in the good faith judgment of Norwest, is unreasonably burdensome to Norwest or its affiliates.

     (f) Each Company shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to that Company's business required for the consummation of the Merger, and each Company shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger. DMLC shall have obtained any and all consents or waivers from Investors and Insurers for the change in control that results from the Merger.

     (g) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, provided, however, that, prior to invoking this condition, Norwest shall use all reasonable efforts to have such order vacated.

     (h) The Mergers shall qualify as a "pooling of interests" for accounting purposes and Norwest shall have received from KPMG Peat Marwick and Eadie and Payne opinions to that effect.

     (i) At any time since the date hereof the total number of shares of DMLC Common Stock outstanding and subject to issuance upon exercise of all warrants, options, conversion rights, phantom shares or other share-equivalents, shall not have exceeded 1,083,795. At any time since the date hereof the total number of shares of Stan-Shaw Common Stock outstanding and subject to issuance upon exercise of all warrants, options, conversion rights, phantom shares or other share-equivalents, shall not have exceeded 1420. At any time since the date hereof the total number of shares of DIS Common Stock outstanding and subject to issuance upon exercise of all warrants, options, conversion rights, phantom shares or other share-equivalents, shall not have exceeded 100.

     (j) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

     (k) Norwest shall have received from the Chief Executive Officer and Chief Financial Officer of DMLC a letter, dated as of the effective date of the Registration Statement and updated through the Closing Date, in form and substance satisfactory to Norwest, to the effect that:

          (i) the interim quarterly financial statements of DMLC included or incorporated by reference in the Registration Statement are prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of DMLC;

          (ii) the amounts reported in the interim quarterly financial statements of DMLC agree with the general ledger of DMLC;

          (iii) the annual and quarterly financial statements of DMLC, Stan-Shaw and DIS included in, or incorporated by reference in, the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder;

          (iv) from September 30,1994 (or, if later, since the date of the most recent unaudited consolidated financial statements of DMLC, Stan-Shaw and DIS as may be included in the Registration Statement) to a date 5 days prior to the effective date of the Registration Statement or 5 days prior to the Closing, there are no increases in long-term debt, changes in the capital stock or decreases in stockholders' equity of DMLC, Stan-Shaw and DIS, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters. For the same period, there have been no decreases in consolidated net interest income, consolidated net interest income after provision for credit losses, consolidated income before income taxes, consolidated net income and net income per share amounts of DMLC, Stan-Shaw and DIS, in each case as compared with the comparable period of the preceding year, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters, or resulting from adjustments taken pursuant to paragraph 4(m) of this Agreement;

          (v) they have reviewed certain amounts, percentages, numbers of shares and financial information which are derived from the general accounting records of DMLC, Stan-Shaw and DIS, which appear in the Registration Statement under the certain captions to be specified by Norwest, and have compared certain of such amounts, percentages, numbers and financial information with the accounting records of DMLC, Stan-Shaw and DIS and have found them to be in agreement with financial records and analyses prepared by DMLC included in the annual and quarterly financial statements, except as disclosed in such letters.

     (l) The Companies considered as a whole shall not have sustained since September 30, 1994 any material loss or interference with their business from any civil disturbance or any fire, explosion, flood or other calamity, whether or not covered by insurance.

     (m) There shall be no reasonable basis for any proceeding, claim or action of any nature seeking to impose, or that could result in the imposition on DMLC, Stan-Shaw or DIS of, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, which has had or could reasonably be expected to have a material adverse effect upon the Companies taken as a whole.

     (n) Since September 30,1994, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Companies taken as a whole, other than as a result of changes in laws or regulations or in economic conditions, including but not limited to the level of interest rates, generally applicable to the mortgage and insurance industries or as a result of adjustments taken pursuant to paragraph 4(m) of this Agreement.

     (o) No employee loans of the Companies shall have been forgiven and all affiliate receivables of the Companies, other than receivables owing by DMLC, Stan-Shaw, DIS, Directors Equity, Directors Acceptance Corporation or Courtesy Funding Corporation, shall have been collected.

     (p)  Intentionally Deleted.

     (q) All of the Mergers must be capable of being effected on the Closing Date pursuant to the terms of this Agreement and the Merger Agreements, and all of the Mergers must be so effected on the Closing Date, or none of the Mergers will be effected.

     (r) The Stock Purchase Agreement shall be in full force and effect and there shall be no default by any party thereunder and all conditions precedent of the parties' obligation to close such Stock Purchase Agreement (other than the condition precedent that the Mergers shall have been closed) shall have been satisfied.

     (s) The employees of DMLC listed on the attached Exhibit E1and at least 80% of the employees listed on Exhibit E2 shall have executed Non Competition Agreements substantially in the form attached as Exhibit F1 and Frank O'Bryan shall have signed a Non Solicitation Agreement substantially in the form attached as Exhibit F2.

     (t) DMLC shall have reconciled all clearing, investor and government agency banking accounts used in DMLC's loan servicing activity, including, but not limited to, the Out-of Balance Condition, to Norwest's satisfaction prior to the Closing Date

     (u) DMLC shall have terminated the Van Daehle Contract.

     (v) DMLC shall have divested the Mission Investment and shall have terminated the Anderson Partnership.

     (w) Intentionally deleted.

     (x) Except as waived by Norwest in writing, Company Employees shall have resigned any officer or director positions they may hold with any company other than Companies, Directors Equity, Directors Acceptance Corporation or Courtesy Funding Corporation.

     (y) Companies shall,to the extent required by Norwest, have canceled or transferred to employees for cash value the key man life insurance policies maintained by Companies on their employees.

     (z) DMLC shall have negotiated settlement with FNMA and FHLMC related to non conformity with contractual commitments specifying loan volume and LTV and shall have paid such settlement amounts or reserved for such payment prior to the month-end prior to the Closing Date.

     8. EMPLOYEE BENEFIT PLANS. Each person who is an employee of DMLC, Stan-Shaw or DIS as of the Effective Date of the Mergers ("Company Employees") shall be eligible for participation in the employee welfare and retirement plans of Norwest Mortgage, Inc., as in effect from time to time, as follows:

     (a) Employee Welfare Benefit Plans. Each Company employee shall be eligible for participation in the employee welfare benefit plans of Norwest and Norwest Mortgage, Inc. listed below and the Norwest Mortgage, Inc. Severance Pay Plan and Vacation Program subject to the terms of each such plan (except for the new hire/rehire waiting period unless prohibited by federal or state law) but not subject to any pre-existing conditions exclusions except for the Norwest Long Term Care Plan, and shall enter each plan not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger; provided, however, that Norwest and Norwest Mortgage, Inc. shall recognize each Company Employee's service with DMLC, Stan-Shaw or DIS for purposes of eligibility and vesting under such plans and, provided further that there shall be no gap in coverage for Company Employees between the time such employees terminate participation under the Company's employee welfare benefit plans and become covered under Norwest and Norwest Mortgage, Inc.'s employee welfare plans:

          Medical Plan
          Dental Plan
          Vision Plan
          Short Term Disability Plan
          Long Term Disability Plan
          Long Term Care Plan
          Flexible Benefits Plan

          Basic Group Life Insurance Plan
          Group Universal Life Insurance Plan
          Dependent Group Life Insurance Plan
          Business Travel Accident Insurance Plan
          Accidental Death and Dismemberment Plan


For the purpose of determining each Company Employee's benefit for the year in which the Merger occurs under the Norwest Mortgage, Inc. Vacation Program, vacation taken by a Company Employee in the year in which the Merger occurs will be deducted from the total Norwest Mortgage, Inc. benefit. Each Company Employee will be credited under the Norwest Medical Plan for the amount of any deductible already satisfied under the Company's Plan prior to Closing. After the Effective Date of the Merger, Company Employees will be subject to Norwest Mortgage, Inc's. Vacation Program in accordance with the terms of that Program, with full credit for years of past service to DMLC, Stan-Shaw or DIS as the case may be. For purposes of the Short Term Disability Plan employees will receive full credit for years of past service with DMLC, Stan-Shaw or DIS as the case may be.

     Company Employees shall not be entitled to past service credit with regard to retiree medical benefits.

     (b)  Employee Retirement Benefit Plans.

   Each Company Employee shall be eligible for participation in the Norwest Savings-Investment Plan (the "SIP"), subject to any eligibility requirements applicable to the SIP (except for the new hire/rehire eligibility waiting period and with full credit for years of past service to DMLC, Stan-Shaw or DIS as the case may be to the extent past service credit was credited by DMLC, Stan-Shaw or DIS as the case may be for the purpose of satisfying any eligibility and vesting periods applicable to the SIP), and shall enter the SIP not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger.

Each Company Employee shall be eligible for participation, as a new employee, in the Norwest Pension Plan under the terms thereof.

DMLC, Stan-Shaw and DIS agree to terminate theProfit Sharing Plan effective prior to or as of the Closing Date and distribute vested account balances to participants or allow direct rollover of said balances to a Norwest qualified plan or other individual retirement accounts or qualified plans. DMLC, Stan-Shaw and DIS further agree to cause the 401(k) savings plan to be merged into the SIP as soon as practicable after the Closing Date.

     9.  TERMINATION OF AGREEMENT.

     (a)  This Agreement may be terminated at any time prior to the Time of
Filing:

          (i)  by mutual written consent of the parties hereto;

          (ii) by either DMLC or Norwest upon written notice to the other party if the Mergers shall not have been consummated by May 31, 1995 unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; or

          (iii) by DMLC or Norwest upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     (b) Termination of this Agreement under this paragraph 9 shall not release, or be construed as so releasing, any party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under paragraphs 4(g), 5(h) and 10 shall survive such termination.

     10. EXPENSES. All expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees, incurred by DMLC, Stan-Shaw and DIS shall be borne by DMLC, Stan-Shaw or DIS as the case may be, and all such expenses incurred by Norwest shall be borne by Norwest.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party hereto without the prior written consent of the other party hereto.

     12. THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto except that the provisions of paragraph 5(r) and 5(t) shall be for the benefit of shareholders of the common stock of DMLC, Stan-Shaw and DIS, the provisions of subparagraph 5(n) shall be for the benefit of the persons entitled to payment under the Bonus Plan, and the provisions of subparagraph 5(s) shall be for the benefit of the A. Gary Anderson Family Foundation.

     13. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person or shall be mailed by first class registered or certified mail, postage prepaid, addressed as follows:

          If to Norwest:

               Norwest Corporation
               Sixth and Marquette
               Minneapolis, Minnesota  55479-1026
               Attention:  Secretary

          With a copy to:

               Norwest Mortgage, Inc.
               405 S.W. 5th
               Des Moines, IA 50309
               Attention:   Secretary


          If to DMLC, Stan-Shaw or DIS:

               Directors Mortgage Loan Corporation
               1595 Spruce Street
               Riverside, California    92507
               Attention: Ray Crebs, Chairman

          With a copy to:

               Mr. Baldwin Tuttle, Attorney at law
               Manatt, Phelps, Phillips
               1501 M Street, N.W.
               Washington, D.C.  20005

or to such other address with respect to a party as such party shall notify the other in writing as above provided.

     14. COMPLETE AGREEMENT. This Agreement and the Merger Agreements and any other document executed contemporaneously herewith contain the complete agreement between the parties hereto with respect to the Mergers and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

     15. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

     16. WAIVER AND OTHER ACTION. Either party hereto may, by a signed writing, give any consent, take any action pursuant to paragraph 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

     17. AMENDMENT. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of DMLC, Stan-Shaw and DIS shall be made which changes in a manner adverse to such shareholders the consideration to be provided to said shareholders pursuant to this Agreement and the Merger Agreements.

     18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

     19. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in the Agreement or the Merger Agreement shall survive the Merger or except as set forth in paragraph 9(b), the termination of this Agreement.

     20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NORWEST CORPORATION                    DIRECTORS MORTGAGE LOAN
                                            CORPORATION


By: _________________________          By: ____________________________
Its: ________________________          Its: ___________________________

STAN-SHAW CORPORATION                  DIRECTORS INSURANCE SERVICE


By:__________________________          By:________________________________
Its:_________________________          Its:_______________________________

                                   EXHIBIT A
                              AGREEMENT OF MERGER
                                       OF
                      DIRECTORS MORTGAGE LOAN CORPORATION
                                      AND
                                  MERGER CO. I


          THIS AGREEMENT OF MERGER (the "Agreement of Merger") is made and entered into as of this ____ day of ____________, 1995, by and between Directors Mortgage Loan Corporation, a California corporation ("DMLC"), and Merger Co. I, a California corporation ("Newco"), and Norwest Corporation, a Delaware corporation ("Norwest").

          WHEREAS, DMLC, Stan-Shaw Corporation, Directors Insurance Service and Norwest have entered into an Agreement and Plan of Reorganization (the "Acquisition Agreement"), dated as of _______________, 1994, pursuant to which Newco will merge with and into DMLC, which, as the surviving corporation, will become a wholly-owned subsidiary of Norwest.

          WHEREAS, the respective Boards of Directors of Newco and DMLC have approved as desirable and in the best interests of each corporation that Newco be merged with and into DMLC by a statutory merger upon the terms and conditions set forth in the Acquisition Agreement and this Agreement of Merger.

          NOW, THEREFORE, IT IS AGREED AS FOLLOWS

          FIRST: Newco shall be merged with and into DMLC by a statutory merger (the "Merger") in accordance with the General Corporation Law of the State of California and on the terms and conditions hereinafter expressed. At the Effective Time of the Merger (as hereinafter defined), the separate existence of Newco shall cease and DMLC shall be the surviving entity (the "Surviving Corporation").

          SECOND: The Merger shall be effective (the "Effective Time of the Merger") when this Agreement of Merger and appropriate certificates of its approval and adoption shall have been filed with the Secretary of State of the State of California in accordance with Section 1103 of the California General Corporation Law (the "CGCL").

          THIRD: From and after the Effective Time of the Merger, pursuant to the CGCL, the separate existence of Newco will cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of Newco and shall be subject to all the debts and liabilities of Newco in the same manner as if the Surviving Corporation had itself incurred them.
All rights of creditors and all liens upon the property of each of Newco and DMLC shall be preserved unimpaired, provided that such liens upon property of Newco shall be limited to the property affected thereby immediately prior to the

Effective Time of the Merger. Any action or proceeding pending by or against Newco may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

          FOURTH: The manner of converting the shares of the capital stock of Newco and DMLC upon the Merger shall, by virtue of the Merger at the Effective Time of the Merger and without any action on the part of the holders thereof, be as follows:

          (a) Each share of common stock, no par value, of Newco which shall be outstanding immediately prior to the Effective Time of the Merger shall automatically be converted to one share of Series A Voting common stock, no par value, of the Surviving Corporation.

          (b) Each share of Series A Voting common stock, no par value, of DMLC and each share of Series B Non-Voting common stock, no par value, of DMLC (collectively, the "Shares") which shall be outstanding immediately prior to the Effective Time of the Merger, other than Shares which are dissenting shares within the meaning of Section 1300(b) of the CGCL ("Dissenting Shares"), shall, without any action on the part of the holder thereof, cease to be outstanding and be converted into and exchanged for the right to receive ___ fully paid and nonassessable shares of Norwest common stock, par value, $1 - 2/3 per share, (the "Consideration"). Dissenting Shares shall not be converted into the right to receive the Consideration at or after the Effective Time of the Merger, and the holder thereof shall be entitled only to such rights as are granted by the CGCL.

          (c) No fractional shares of Norwest common stock, par value $1 - 2/3 per share, shall be issued in the Merger. In lieu thereof, each holder of Shares who would otherwise be entitled to receive fractional shares (after aggregating all fractional shares of Norwest common stock, par value $1 - 2/3 per share, to be received by such holder) shall receive an amount in cash equal to the product (calculated to the nearest whole cent), obtained by multiplying the Norwest Measurement Price (as defined in the Acquisition Agreement) by the fraction of the share of Norwest common stock, par value $1 - 2/3 per share, to which such holder would otherwise be entitled.

     FIFTH: The Articles of Incorporation of DMLC in effect immediately prior to the Effective Time of the Merger shall continue to be the Articles of Incorporation of the Surviving Corporation after the Effective Time of the Merger.

     SIXTH: The By-Laws of DMLC in effect immediately prior to the Effective Time of the Merger shall continue to be the By-Laws of the Surviving Corporation after the Effective Time of the Merger.

     SEVENTH: The persons who are directors of Newco immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, serve as the directors of the Surviving Corporation, to serve until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation. The persons who are officers of DMLC immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, serve as the officers of the Surviving Corporation until their successors have been duly elected and qualified.

          EIGHTH:   After the Effective Time of the Merger, as promptly as
practicable after the surrender by a holder of certificates representing one or more Shares, Norwest Bank Minnesota, National Association, as exchange agent (the "Agent") shall deliver to such holder in exchange for such certificates so surrendered the Consideration and cash, if any, to which such holder is entitled as specified in FOURTH above.

          Until so surrendered each certificate which, immediately prior to the Effective Time of the Merger, represented Shares shall not be transferable on the books of the Surviving Corporation but shall be deemed to evidence the right to receive (except for the payment of dividends as provided below) ownership of the number of whole shares of Norwest common stock, par value $1-2/3 per share, into which such Shares have been converted on the basis above set forth, provided, however, until the holder of such certificate for Shares shall have surrendered the same for exchange as above set forth, no dividend payable to holders of record of Norwest common stock, par value $1-2/3 per share, as of any date subsequent to the Effective Time of the Merger shall be paid to such holder with respect to the Norwest common stock, par value $1-2/3 per share, if any, represented by such certificate, but, upon surrender and exchange thereof as herein provided, there shall be paid by Norwest or the Agent to the record holder of such certificate for Norwest common stock, par value $1-2/3 per share, issued in exchange therefore an amount with respect to such shares of Norwest common stock, par value $1-2/3 per share, equal to all dividends that shall have been paid or become payable to holders of record of Norwest common stock, par value $1-2/3 per share, between the Effective Time of the Merger and the date of such exchange.

          NINTH: The filing of this Agreement of Merger as provided in SECOND above, is conditioned on the fulfillment, prior to such filing, of all of the conditions precedent to the Merger set forth in the Acquisition Agreement.

          TENTH: The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all of Newco's and DMLC's property rights, privileges, powers and franchises hereunder, and otherwise to carry out the intent and purpose of this Agreement of Merger.

          ELEVENTH: This Agreement of Merger shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this

Agreement of Merger may not be assigned by either party without the written consent of the other.

          TWELFTH: The laws of the State of California shall govern the validity and interpretation hereof and the performance by the parties hereto.

          THIRTEENTH: Prior to the filing of this Agreement of Merger with the Secretary of State of the State of California, this Agreement of Merger may be amended or terminated by the agreement of the Boards of Directors of Newco, Norwest and DMLC notwithstanding approval of this Agreement of Merger by the shareholders of DMLC, provided that no amendment hereof may change the Consideration or change any other principal term hereof without shareholder approval. This Agreement of Merger shall automatically be terminated and of no further force and effect if, prior to the filing of an executed copy with the Secretary of State of the State of California as provided in SECOND above, the Acquisition Agreement is terminated in accordance with its terms.

          IN WITNESS WHEREOF, Newco, Norwest and DMLC, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Agreement of Merger to be executed by their respective officers on the date first above written.

MERGER CO. I                                         DIRECTORS MORTGAGE LOAN
                                                     CORPORATION


By: ___________________________                 By: ___________________________
     ____________                                    ____________
     President                                       President

By: ___________________________                 By: ___________________________
     ____________                                    ____________
     Secretary                                       Secretary


NORWEST CORPORATION

By:______________________
Its:_______________________

By:______________________
Its:_______________________

                                   EXHIBIT B
                              AGREEMENT OF MERGER
                                       OF
                          DIRECTORS INSURANCE SERVICE
                                      AND
                                 MERGER CO. II


          THIS AGREEMENT OF MERGER (the "Agreement of Merger") is made and entered into as of this ____ day of ____________, 1995, by and between Directors Insurance Service, a California corporation ("DIS"), Merger Co. II, a California corporation ("Newco") and Norwest Corporation, a Delaware corporation ("Norwest").

          WHEREAS, DIS, Directors Mortgage Loan Corporation, Stan-Shaw Corporation and Norwest have entered into an Agreement and Plan of Reorganization (the "Acquisition Agreement"), dated as of _______________, 1994, pursuant to which Newco will merge with and into DIS, which, as the surviving corporation, will become a wholly-owned subsidiary of Norwest.

          WHEREAS, the respective Boards of Directors of Newco and DIS have approved as desirable and in the best interests of each corporation that Newco be merged with and into DIS by a statutory merger upon the terms and conditions set forth in the Acquisition Agreement and this Agreement of Merger.

          NOW, THEREFORE, IT IS AGREED AS FOLLOWS

          FIRST: Newco shall be merged with and into DIS by a statutory merger (the "Merger") in accordance with the General Corporation Law of the State of California and on the terms and conditions hereinafter expressed. At the Effective Time of the Merger (as hereinafter defined), the separate existence of Newco shall cease and DIS shall be the surviving entity (the "Surviving Corporation").

          SECOND: The Merger shall be effective (the "Effective Time of the Merger") when this Agreement of Merger and appropriate certificates of its approval and adoption shall have been filed with the Secretary of State of the State of California in accordance with Section 1103 of the California General Corporation Law (the "CGCL").

          THIRD: From and after the Effective Time of the Merger, pursuant to the CGCL, the separate existence of Newco will cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of Newco and shall be subject to all the debts and liabilities of Newco in the same manner as if the Surviving Corporation had itself incurred them.
All rights of creditors and all liens upon the property of each of Newco and DIS shall be preserved unimpaired, provided that such liens upon property of Newco shall be limited to the property affected thereby immediately prior to the Effective Time of the Merger. Any action or proceeding pending by or against Newco may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

          FOURTH: The manner of converting the shares of the capital stock of Newco and DIS upon the Merger shall, by virtue of the Merger at the Effective Time of the Merger and without any action on the part of the holders thereof, be as follows:

          (a) Each share of common stock, no par value, of Newco which shall be outstanding immediately prior to the Effective Time of the Merger shall automatically be converted to one share of common stock, no par value, of the Surviving Corporation.

          (b) Each share of common stock, no par value, of DIS (collectively, the "Shares") which shall be outstanding immediately prior to the Effective Time of the Merger, other than Shares which are dissenting shares within the meaning of Section 1300(b) of the CGCL ("Dissenting Shares"), shall, without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive ___ fully paid and nonassessable shares of Norwest common stock, par value, $1 - 2/3 per share, (the "Consideration"). Dissenting Shares shall not be converted into the right to receive the Consideration at or after the Effective Time of the Merger, and the holder thereof shall be entitled only to such rights as are granted by the CGCL.

          (c) No fractional shares of Norwest common stock, par value $1 - 2/3 per share, shall be issued in the Merger. In lieu thereof, each holder of Shares who would otherwise be entitled to receive fractional shares (after aggregating all fractional shares of Norwest common stock, par value $1 - 2/3 per share, to be received by such holder) shall receive an amount in cash equal to the product (calculated to the nearest whole cent), obtained by multiplying the Norwest Measurement Price as defined in the Acquisition Agreement by the fraction of the share of Norwest common stock, par value $1 - 2/3 per share, to which such holder would otherwise be entitled.

     FIFTH: The Articles of Incorporation of DIS in effect immediately prior to the Effective Time of the Merger shall continue to be the Articles of Incorporation of the Surviving Corporation after the Effective Time of the Merger.

     SIXTH: The By-Laws of DIS in effect immediately prior to the Effective Time of the Merger shall continue to be the By-Laws of the Surviving Corporation after the Effective Time of the Merger.

     SEVENTH: The persons who are directors of Newco immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, serve as the directors of the Surviving Corporation, to serve until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and By-Laws of the

Surviving Corporation. The persons who are officers of DIS immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, serve as the officers of the Surviving Corporation until their successors have been duly elected and qualified.

     EIGHTH:   After the Effective Time of the Merger, as promptly as
practicable after the surrender by a holder of certificates representing one or more Shares, Norwest Bank Minnesota, National Association, as exchange agent (the "Agent") shall deliver to such holder in exchange for such certificates so surrendered the Consideration and cash, if any, to which such holder is entitled as specified in FOURTH above.

     Until so surrendered each certificate which, immediately prior to the Effective Time of the Merger, represented Shares shall not be transferable on the books of the Surviving Corporation but shall be deemed to evidence the right to receive (except for the payment of dividends as provided below) ownership of the number of whole shares of Norwest common stock, par value $1-2/3 per share, into which such Shares have been converted on the basis above set forth, provided, however, until the holder of such certificate for Shares shall have surrendered the same for exchange as above set forth, no dividend payable to holders of record of Norwest common stock, par value $1-2/3 per share, as of any date subsequent to the Effective Time of the Merger shall be paid to such holder with respect to the Norwest common stock, par value $1-2/3 per share, if any, represented by such certificate, but, upon surrender and exchange thereof as herein provided, there shall be paid by Norwest or the Agent to the record holder of such certificate for Norwest common stock, par value $1-2/3 per share, issued in exchange therefore an amount with respect to such shares of Norwest common stock, par value $1-2/3 per share, equal to all dividends that shall have been paid or become payable to holders of record of Norwest common stock, par value $1-2/3 per share, between the Effective Time of the Merger and the date of such exchange.

     NINTH: The filing of this Agreement of Merger as provided in SECOND above, is conditioned on the fulfillment, prior to such filing, of all of the conditions precedent to the Merger set forth in the Acquisition Agreement.

     TENTH: The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all of Newco's and DIS's property rights, privileges, powers and franchises hereunder, and otherwise to carry out the intent and purpose of this Agreement of Merger.

     ELEVENTH: This Agreement of Merger shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this Agreement of Merger may not be assigned by either party without the written consent of the other.

     TWELFTH: The laws of the State of California shall govern the validity and interpretation hereof and the performance by the parties hereto.

     THIRTEENTH: Prior to the filing of this Agreement of Merger with the Secretary of State of the State of California, this Agreement of Merger may be amended or terminated by the agreement of the Boards of Directors of Newco, Norwest and DIS notwithstanding approval of this Agreement of Merger by the shareholders of DIS, provided that no amendment hereof may change the Consideration or change any other principal term hereof without shareholder approval. This Agreement of Merger shall automatically be terminated and of no further force and effect if, prior to the filing of an executed copy with the Secretary of State of the State of California as provided in SECOND above, the Acquisition Agreement is terminated in accordance with its terms.

     IN WITNESS WHEREOF, Newco, Norwest and DIS, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Agreement of Merger to be executed by their respective officers on the date first above written.

MERGER CO. II                          DIRECTORS INSURANCE SERVICE


By:__________________________________  By: __________________________________

     ______________________________           _____________________________
     President                                President


By:__________________________________  By: __________________________________

     ______________________________           _____________________________
     Secretary                                Secretary



NORWEST CORPORATION

By: _________________________
Its:__________________________

By:_________________________
Its:_________________________

                                   EXHIBIT C
                              AGREEMENT OF MERGER
                                       OF
                             STAN-SHAW CORPORATION
                                      AND
                                 MERGER CO. III


          THIS AGREEMENT OF MERGER (the "Agreement of Merger") is made and entered into as of this ____ day of ____________, 1995, by and between Stan-Shaw Corporation, a California corporation ("Stan-Shaw"), Merger Co. III, a California corporation ("Newco") and Norwest Corporation, a Delaware corporation ("Norwest").

          WHEREAS, Stan-Shaw, Directors Mortgage Loan Corporation, Directors Insurance Service and Norwest have entered into an Agreement and Plan of Reorganization (the "Acquisition Agreement"), dated as of _______________, 1994, pursuant to which Newco will merge with and into Stan-Shaw, which, as the surviving corporation, will become a wholly-owned subsidiary of Norwest.

          WHEREAS, the respective Boards of Directors of Newco and Stan-Shaw have approved as desirable and in the best interests of each corporation that Newco be merged with and into Stan-Shaw by a statutory merger upon the terms and conditions set forth in the Acquisition Agreement and this Agreement of Merger.

          NOW, THEREFORE, IT IS AGREED AS FOLLOWS

          FIRST: Newco shall be merged with and into Stan-Shaw by a statutory merger (the "Merger") in accordance with the General Corporation Law of the State of California and on the terms and conditions hereinafter expressed. At the Effective Time of the Merger (as hereinafter defined), the separate existence of Newco shall cease and Stan-Shaw shall be the surviving entity (the "Surviving Corporation").

          SECOND: The Merger shall be effective (the "Effective Time of the Merger") when this Agreement of Merger and appropriate certificates of its approval and adoption shall have been filed with the Secretary of State of the State of California in accordance with Section 1103 of the California General Corporation Law (the "CGCL").

          THIRD: From and after the Effective Time of the Merger, pursuant to the CGCL, the separate existence of Newco will cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of Newco and shall be subject to all the debts and liabilities of Newco in the same manner as if the Surviving Corporation had itself incurred them.
All rights of creditors and all liens upon the property of each of Newco and Stan-Shaw shall be preserved unimpaired, provided that such liens upon property of Newco shall be limited to the property affected thereby immediately prior to the Effective Time of the Merger. Any action or proceeding pending by or against Newco may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

          FOURTH: The manner of converting the shares of the capital stock of Newco and Stan-Shaw upon the Merger shall, by virtue of the Merger at the Effective Time of the Merger and without any action on the part of the holders thereof, be as follows:

          (a) Each share of common stock, no par value, of Newco which shall be outstanding immediately prior to the Effective Time of the Merger shall automatically be converted to one share of common stock, $10 par value, of the Surviving Corporation.

          (b) Each share of common stock, $10 par value, of Stan-Shaw (collectively, the "Shares") which shall be outstanding immediately prior to the Effective Time of the Merger, other than Shares which are dissenting shares within the meaning of Section 1300(b) of the CGCL ("Dissenting Shares"), shall, without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive ___ fully paid and nonassessable shares of Norwest common stock, par value, $1-2/3 per share, (the "Consideration"). Dissenting Shares shall not be converted into the right to receive the Consideration at or after the Effective Time of the Merger, and the holder thereof shall be entitled only to such rights as are granted by the CGCL.

          (c) No fractional shares of Norwest common stock, par value $1-2/3 per share, shall be issued in the Merger. In lieu thereof, each holder of Shares who would otherwise be entitled to receive fractional shares (after aggregating all fractional shares of Norwest common stock, par value $1-2/3 per share, to be received by such holder) shall receive an amount in cash equal to the product (calculated to the nearest whole cent), obtained by multiplying the Norwest Measurement Price as defined in the Acquisition Agreement by the fraction of the share of Norwest common stock, par value $1-2/3 per share, to which such holder would otherwise be entitled.

     FIFTH: The Articles of Incorporation of Stan-Shaw in effect immediately prior to the Effective Time of the Merger shall continue to be the Articles of Incorporation of the Surviving Corporation after the Effective Time of the Merger.

     SIXTH: The By-Laws of Stan-Shaw in effect immediately prior to the Effective Time of the Merger shall continue to be the By-Laws of the Surviving Corporation after the Effective Time of the Merger.

     SEVENTH: The persons who are directors of Newco immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, serve as the directors of the Surviving Corporation, to serve until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and By-Laws of the

Surviving Corporation. The persons who are officers of Stan-Shaw immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, serve as the officers of the Surviving Corporation until their successors have been duly elected and qualified.

     EIGHTH:   After the Effective Time of the Merger, as promptly as
practicable after the surrender by a holder of certificates representing one or more Shares, Norwest Bank Minnesota, National Association, as exchange agent (the "Agent") shall deliver to such holder in exchange for such certificates so surrendered the Consideration and cash, if any, to which such holder is entitled as specified in FOURTH above.

     Until so surrendered each certificate which, immediately prior to the Effective Time of the Merger, represented Shares shall not be transferable on the books of the Surviving Corporation but shall be deemed to evidence the right to receive (except for the payment of dividends as provided below) ownership of the number of whole shares of Norwest common stock, par value $1-2/3 per share, into which such Shares have been converted on the basis above set forth, provided, however, until the holder of such certificate for Shares shall have surrendered the same for exchange as above set forth, no dividend payable to holders of record of Norwest common stock, par value $1-2/3 per share, as of any date subsequent to the Effective Time of the Merger shall be paid to such holder with respect to the Norwest common stock, par value $1-2/3 per share, if any, represented by such certificate, but, upon surrender and exchange thereof as herein provided, there shall be paid by Norwest or the Agent to the record holder of such certificate for Norwest common stock, par value $1-2/3 per share, issued in exchange therefore an amount with respect to such shares of Norwest common stock, par value $1-2/3 per share, equal to all dividends that shall have been paid or become payable to holders of record of Norwest common stock, par value $1-2/3 per share, between the Effective Time of the Merger and the date of such exchange.

     NINTH: The filing of this Agreement of Merger as provided in SECOND above, is conditioned on the fulfillment, prior to such filing, of all of the conditions precedent to the Merger set forth in the Acquisition Agreement.

     TENTH: The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all of Newco's and Stan-Shaw's property rights, privileges, powers and franchises hereunder, and otherwise to carry out the intent and purpose of this Agreement of Merger.

     ELEVENTH: This Agreement of Merger shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this Agreement of Merger may not be assigned by either party without the written consent of the other.

     TWELFTH: The laws of the State of California shall govern the validity and interpretation hereof and the performance by the parties hereto.

     THIRTEENTH: Prior to the filing of this Agreement of Merger with the Secretary of State of the State of California, this Agreement of Merger may be amended or terminated by the agreement of the Boards of Directors of Newco, Norwest and Stan-Shaw notwithstanding approval of this Agreement of Merger by the shareholders of Stan-Shaw, provided that no amendment hereof may change the Consideration or change any other principal term hereof without shareholder approval. This Agreement of Merger shall automatically be terminated and of no further force and effect if, prior to the filing of an executed copy with the Secretary of State of the State of California as provided in SECOND above, the Acquisition Agreement is terminated in accordance with its terms.

     IN WITNESS WHEREOF, Newco, Norwest and Stan-Shaw, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Agreement of Merger to be executed by their respective officers on the date first above written.

MERGER CO. III                         STAN-SHAW CORPORATION



By:___________________________              By:___________________________
   President                                   President



By:___________________________              By:___________________________
   Secretary                                   Secretary



NORWEST CORPORATION

By:____________________________
Its:___________________________

By:____________________________
Its:___________________________

                                                                      APPENDIX B

            SECTION 1300. Reorganization or short form merger; dissenting shares; corporate purchase at fair market value; definitions

            (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

            (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

            (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

            (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

            (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

            (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

            (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

            SECTION 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

            (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

            (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

            (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain as statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

            SECTION 1302. Submission of share certificates for endorsement; uncertified securities

            Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denominations so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

            SECTION 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

            (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

            (b) Subject to the provisions of Section 1305, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

            SECTION 1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers

            (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

            (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

            (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

            SECTION 1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs

            (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

            (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

            (c) Subject to the provisions of Section 1305, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

            (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

            (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

            SECTION 1306. Prevention of immediate payment; status as creditors; interest

            To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

            SECTION 1307.  Dividends on dissenting shares

            Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation thereof.

            SECTION 1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

            Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

            SECTION 1309. Termination of dissenting share and shareholder status

            Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

            (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

            (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

            (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

            (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

            SECTION 1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval

            If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

            SECTION 1311.  Exempt shares

            This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

            SECTION 1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

            (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

            (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

            (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers
          -----------------------------------------

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments, and the like in connection with an action, suit, or proceeding. Article Fourteenth of the Certificate of Incorporation of the registrant provides for broad indemnification of directors and officers of the registrant.

Item 21.  Exhibits and Financial Statement Schedules
          ------------------------------------------

Exhibits:
--------

       2(a) -- Agreement and Plan of Reorganization, dated as of December 7, 1994, between Directors Mortgage Loan Corporation, Directors Insurance Service, Stan-Shaw Corporation and Registrant (included in Proxy Statement-Prospectus as part of Appendix A).

       2(b) -- Form of Agreement of Merger between Directors Mortgage Loan Corporation, Merger Co. I and Registrant (included in Proxy Statement-Prospectus as part of Appendix A).

       2(c) -- Form of Agreement of Merger between Directors Insurance Service, Merger Co. II and Registrant (included in Proxy Statement-Prospectus as part of Appendix A).

       2(d) -- Form of Agreement of Merger between Stan-Shaw Corporation, Merger Co. III and Registrant (included in Proxy Statement-Prospectus as part of Appendix A).

       4(a) -- Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated June 28, 1993 (File No. 1-2979)).

       4(b) -- Certificate of Designations of Powers, Preferences, and Rights relating to the Registrant's 10.24% Cumulative Preferred Stock (incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement No. 33-38806).

       4(c) -- Certificate of Designations of Powers, Preferences, and Rights relating to the Registrant's Cumulative Convertible Preferred Stock, Series B (incorporated by reference to Exhibit 2 to the Registrant's Form 8-A dated August 8, 1991 (File No. 1-2979)).

       4(d) -- Certificate of Designations of Powers, Preferences, and Rights relating to the Registrant's ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 1-
       2979)).

       4(e) -- Certificate of Designations of Powers, Preferences and Rights relating to the Registrant's Cumulative Tracking Preferred Stock (incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated January 9, 1995 (File No. 1-2979)).

       4(f) -- By-Laws, as amended (incorporated herein by reference to Exhibit 4(c) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1991 (File No. 1-2979)).

       4(g) -- Rights Agreement, dated as of November 22, 1988, between Norwest Corporation and Citibank, N.A., including as Exhibit A the form of Certificate of Designation of Powers, Preferences and Rights setting forth the terms of the Series A Junior Participating Preferred Stock, without par value (incorporated herein by reference to Exhibit 1 to the Registrant's Form 8-A dated December 6, 1988 (File No. 1-2979)) and Certificates of Adjustment pursuant to Section 12 of the Rights Agreement (incorporated herein by reference to Exhibit 3 to the Registrant's Form 8 dated July 21, 1989, and to Exhibit 4 to the Registrant's Form 8-A/A dated June 28, 1993 (File No. 1-2979)).

       5 --     Opinion of General Counsel of the Registrant.

       8(a) -- Opinion of Manatt, Phelps & Phillips relating to Directors Mortgage Loan Corporation.

       8(b) -- Opinion of Manatt, Phelps & Phillips relating to Directors Insurance Service.

       8(c) -- Opinion of Manatt, Phelps & Phillips relating to Stan-Shaw Corporation.

       23(a) -- Consent of General Counsel of the Registrant (included as part of Exhibit 5 filed herewith).

       23(b) -- Consent of Manatt, Phelps & Phillips (included as part of Exhibits 8(a), (b) and (c) filed herewith).

       23(c) -- Consent of KPMG Peat Marwick LLP.

       23(d) -- Consent of Eadie and Payne.

       24 --    Powers of Attorney.

       99(a) -- Form of proxy for Special Meeting of Shareholders of Directors Mortgage Loan Corporation.

       99(b) -- Form of proxy for Special Meeting of Shareholders of Directors Insurance Service.

       99(c) -- Form of proxy for Special Meeting of Shareholders of Stan-Shaw Corporation.

       99(d) -- Voting Agreement in favor of Registrant by the trustee of the Marital Trust of the A. Gary Anderson Living Trust dated October 7, 1987.

       99(e) -- Voting Agreement in favor of Registrant by the trustee of the Erik Kjell Anderson Qualified Subchapter S Trust dated July 22, 1994 with respect to Directors Insurance Service.

       99(f) -- Voting Agreement in favor of Registrant by the trustee of the Erin Jette Lastinger Qualified Subchapter S Trust dated July 22, 1994 with respect to Directors Insurance Service.

       99(g) -- Voting Agreement in favor of Registrant by the trustee of the Erik Kjell Anderson Qualified Subchapter S Trust dated July 22, 1994 with respect to Stan-Shaw Corporation.

       99(h) -- Voting Agreement in favor of Registrant by the trustee of the Erin Jette Lastinger Trust dated July 22, 1994 with respect to Stan-Shaw Corporation.


Item 22.  Undertakings
          ------------

       (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period, in which offers or sales are being made, a posteffective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (g) The undersigned registrant hereby undertakes to supply by means of a posteffective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 10th day of January, 1995.

                              NORWEST CORPORATION


                              By: /s/ Richard M. Kovacevich
                                 ------------------------------------------
                                      Richard M. Kovacevich
                                      President and Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 10th day of January, 1995, by the following persons in the capacities indicated:

/s/ Richard M. Kovacevich             President and Chief Executive Officer
----------------------------------
    Richard M. Kovacevich                 (Principal Executive Officer)

/s/ John T. Thornton                  Executive Vice President and Chief Financial Officer
-----------------------------------
    John T. Thornton                      (Principal Financial Officer)

/s/ Michael A. Graf                   Senior Vice President and Controller
 ----------------------------------
    Michael A. Graf                       (Principal Accounting Officer)

DAVID A. CHRISTENSEN   )
PIERSON M. GRIEVE      )
CHARLES M. HARPER      )
N. BERNE HART          )
WILLIAM A. HODDER      )
LLOYD P. JOHNSON       )                A majority of the
REATHA CLARK KING      )                Board of Directors*
RICHARD M. KOVACEVICH  )
RICHARD S. LEVITT      )
RICHARD D. McCORMICK   )
CYNTHIA H. MILLIGAN    )
JOHN E. PEARSON        )
IAN M. ROLLAND         )
STEPHEN E. WATSON      )
MICHAEL W. WRIGHT      )
--------------------


*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                              By: /s/ Richard M. Kovacevich
                                 -------------------------------
                                      Richard M. Kovacevich

                                 Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit                                                              Form of
Number                          Description                          Filing
------                          -----------                        ------------


2(a) Agreement and Plan of Reorganization, dated as of December 7, 1994, between Directors Mortgage Loan
         Corporation, Directors Insurance Service, Stan-
         Shaw Corporation and Registrant (included in Proxy
         Statement-Prospectus as Appendix A).

2(b)     Form of Agreement of Merger between Directors Mortgage
         Loan Corporation, Merger Co. I and Registrant (included in Proxy Statement-Prospectus as part of Appendix A).

2(c)     Form of Agreement of Merger between Directors Insurance
         Service, Merger Co. II and Registrant (included in Proxy
         Statement-Prospectus as part of Appendix A).

2(d)     Form of Agreement of Merger between Stan-Shaw
         Corporation, Merger Co. III and Registrant (included in
         Proxy Statement-Prospectus as part of Appendix A).

4(a)     Restated Certificate of Incorporation, as amended
         (incorporated by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated June 28,
         1993 (File No. 1-2979)).

4(b) Certificate of Designations of Powers, Preferences, and Rights relating to the Registrant's 10.24% Cumulative Preferred Stock (incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement No. 33-38806).

4(c) Certificate of Designations of Powers, Preferences, and Rights relating to the Registrant's Cumulative Convertible Preferred Stock, Series B (incorporated by reference to
         Exhibit 2 to the Registrant's Form 8-A dated August 8, 1991 (File No. 1-2979)).

4(d) Certificate of Designations of Powers, Preferences, and Rights relating to the Registrant's ESOP Cumulative Convertible Preferred Stock (incorporated by reference to
         Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994
         (File No. 1-2979)).

4(e) Certificate of Designations of Powers, Preferences and Rights relating to the Registrant's Cumulative Tracking Preferred Stock (incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated January 9, 1995 (File No. 1-2979)).

Exhibit                                                               Form of
Number                     Description                                Filing
------                     -----------                                -------

4(f) By-Laws, as amended (incorporated by reference to Exhibit 4(c) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1991
         (File No. 1-2979)).

4(g) Rights Agreement, dated as of November 22, 1988, between Norwest Corporation and Citibank, N.A., including as Exhibit A the form of Certificate of Designation of Powers, Preferences and Rights setting forth the terms of the Series A Junior Participating Preferred Stock, without par value (incorporated by reference to Exhibit 1 to the Registrant's Form 8-A dated December 6, 1988, (File No. 1-2979)) and Certificates of Adjustment pursuant to Section 12 of the Rights Agreement (incorporated by reference to Exhibit 3 to the Registrant's Form 8 dated July 21, 1989, and to Exhibit 4 to the Registrant's Form 8-A/A dated June 28, 1993 (File No. 1-2979)).

5        Opinion of General Counsel of the Registrant.               Electronic
                                                                    Transmission

8(a)     Opinion of Manatt, Phelps & Phillips relating to            Electronic
         Directors Mortgage Corporation.                            Transmission

8(b)     Opinion of Manatt, Phelps & Phillips relating to            Electronic
         Directors Mortgage Insurance Service.                      Transmission

8(c)     Opinion of Manatt, Phelps & Phillips relating to            Electronic
         Stan-Shaw Corporation.                                     Transmission

23(a) Consent of General Counsel of the Registrant (included as part of Exhibit 5 filed herewith).

23(b) Consent of Manatt, Phelps & Phillips (included as part of Exhibits 8(a), (b) and (c) filed herewith).

23(c)    Consent of KPMG Peat Marwick LLP.                           Electronic
                                                                    Transmission

23(d)    Consent of Eadie and Payne.                                 Electronic
                                                                    Transmission

24       Powers of Attorney.                                         Electronic
                                                                    Transmission

Exhibit                                                              Form of
Number                           Description                         Filing
------                           -----------                       ------------
99(a)    Form of proxy for Special Meeting of Shareholders of       Electronic
         Directors Mortgage Loan Corporation                       Transmission

99(b)    Form of proxy for Special Meeting of Shareholders of       Electronic
         Directors Insurance Service.                              Transmission

99(c)    Form of proxy for Special Meeting of Shareholders of       Electronic
         Stan-Shaw Corporation.                                    Transmission

99(d)    Voting Agreement in favor of Registrant by the trustee     Electronic
         of the Marital Trust of the A. Gary Anderson Living       Transmission
         Trust dated October 7, 1987.

99(e)    Voting Agreement in favor of Registrant by the trustee     Electronic
         of the Erik Kjell Anderson Qualified Subchapter S Trust   Transmission
         dated July 22, 1994 with respect to Directors Insurance
         Service.

99(f)    Voting Agreement in favor of Registrant by the trustee     Electronic
         of the Erin Jette Lastinger Qualified Subchapter S Trust Transmission dated July 22, 1994 with respect to Directors Insurance
         Service.

99(g)    Voting Agreement in favor of Registrant by the trustee     Electronic
         of the Erik Kjell Anderson Qualified Subchapter S Trust   Transmission
         dated July 22, 1994 with respect to Stan-Shaw
         Corporation.

99(h)    Voting Agreement in favor of Registrant by the trustee     Electronic
         of the Erin Jette Lastinger Trust dated July 22, 1994     Transmission
         with respect to Stan-Shaw Corporation.